PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 24, 2006)

                                 $1,281,971,592
                                 (APPROXIMATE)

                       J.P. MORGAN MORTGAGE TRUST 2006-S2
                                 ISSUING ENTITY

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-S2

                     J.P. MORGAN MORTGAGE ACQUISITION CORP.
                               SPONSOR AND SELLER

                      J.P. MORGAN ACCEPTANCE CORPORATION I
                                   DEPOSITOR

--------------------------------------------------------------------------------
CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-16 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 6 IN THE PROSPECTUS.

The certificates will represent interests in the J.P. Morgan Mortgage Trust 2006-S2 only and will not represent an interest in, or an obligation of, J.P. Mortgage Acceptance Corporation I, J.P. Morgan Mortgage Acquisition Corp., J.P. Morgan Securities Inc. or any other entity.
--------------------------------------------------------------------------------

J.P. Morgan Mortgage Trust 2006-S2 will consist of:

o Forty-three classes of senior certificates, including one class of interest-only certificates and three classes of principal-only certificates;

o    Six classes of subordinate certificates, three of which are offered hereby;
     and

o    One additional class of non-offered certificates.

The classes of certificates offered by this prospectus supplement and the initial class principal amounts or initial class notional amounts, as applicable, thereof and interest rates thereon are listed in the table on page S-1 of this prospectus supplement. This prospectus supplement and the accompanying prospectus relate only to the offering of certificates listed in the table that begins on page S-1 under "Summary--Offered Certificates" and not to the other classes of certificates listed under "Summary--Non-Offered Certificates".

The assets of the issuing entity will primarily consist of three pools of fixed rate, fully amortizing conventional mortgage loans secured by first liens on one- to fourfamily residential properties having the characteristics described in "Description of the Mortgage Pools" in this prospectus supplement.

Principal and interest on the certificates entitled to receive such amounts will be payable monthly, beginning on the distribution date in July 2006, as described in this prospectus supplement. Credit enhancement for the offered certificates will consist of subordination and limited cross-collateralization.

The certificates offered by this prospectus supplement will be purchased by J.P. Morgan Securities Inc., as underwriter, from J.P. Morgan Acceptance Corporation I, as depositor, and are being offered by the underwriter from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriter has the right to reject any order. Proceeds to J.P. Morgan Acceptance Corporation I from the sale of these certificates will be approximately 98.36% of their initial principal balance, before deducting expenses estimated to be $665,500.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE CERTIFICATES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Delivery of the offered certificates will be made on or about June 28, 2006 in book-entry form, except the Class A-R Certificate, which will be delivered in fully registered form.

                                ----------------

                                    JPMORGAN

JUNE 27, 2006

            IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS
              PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

          We tell you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates, and (2) this prospectus supplement, which describes the specific terms of your certificates and may be different from the information in the prospectus.

          You should be certain to review the information in this prospectus supplement for a description of the specific terms of your certificates and the prospectus for additional information concerning your certificates.

          We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents for this prospectus supplement and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                       WHERE YOU CAN FIND MORE INFORMATION

          Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, DC 20548. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the
SEC:

Woolworth Building         Chicago Regional Office
233 Broadway               Citicorp Center
New York, New York 10279   500 West Madison Street, Suite 1400
                           Chicago, Illinois 60661

          Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information.

          This prospectus supplement and the accompanying prospectus are part of a registration statement filed by the depositor with the SEC. You may request a free copy of any of the above filings by writing or calling:

                           J.P. MORGAN SECURITIES INC.
                                JPMSI OPERATIONS
                            10 SOUTH DEARBORN STREET
                               MAIL CODE IL1-0237
                             CHICAGO, ILLINOIS 60670
                                 (312) 732-8505

          You should rely only on the information provided in this prospectus supplement or the accompanying prospectus or incorporated by reference herein. We have not authorized anyone else to provide you with different information.

                             EUROPEAN ECONOMIC AREA

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than
     (euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of certificates to the public" in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                 UNITED KINGDOM

          The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act (the "FSMA")) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                                TABLE OF CONTENTS
                              PROSPECTUS SUPPLEMENT

SUMMARY..................................................................    S-1
RISK FACTORS.............................................................   S-16
GLOSSARY OF DEFINED TERMS................................................   S-22
DESCRIPTION OF THE MORTGAGE POOLS........................................   S-22
   General...............................................................   S-22
   The Mortgage Loans....................................................   S-23
   Assignment of the Mortgage Loans......................................   S-33
DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS...........   S-34
STATIC POOL INFORMATION..................................................   S-34
THE ORIGINATORS..........................................................   S-35
   General...............................................................   S-35
   General Underwriting Guidelines.......................................   S-35
   The Chase Originators.................................................   S-37
   M&T Mortgage Corporation..............................................   S-39
DESCRIPTION OF THE CERTIFICATES..........................................   S-41
   General...............................................................   S-41
   Book-Entry Certificates...............................................   S-42
   Exchangeable Certificates.............................................   S-42
   Available Distribution Amount.........................................   S-43
   Distributions of Interest.............................................   S-43
   Certificate Interest Rates............................................   S-44
   Distributions of Principal............................................   S-44
   Priority of Distributions.............................................   S-46
   Distributions with Respect to Exchangeable Certificates...............   S-52
   Limited Cross-Collateralization.......................................   S-52
   Subordination of the Payment of the Subordinate Certificates .........   S-54
   Allocation of Losses..................................................   S-54
   Reports to Certificateholders.........................................   S-55
   Expected Final Distribution Date......................................   S-56
   Final Scheduled Distribution Date.....................................   S-56
   Optional Clean-Up Call................................................   S-56
   Voting Rights.........................................................   S-57
THE ISSUING ENTITY.......................................................   S-57
THE TRUSTEE..............................................................   S-58
THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR ....................   S-59
   Master Servicer.......................................................   S-60
   Securities Administrator..............................................   S-60
THE SERVICERS............................................................   S-60
   General...............................................................   S-60
   JPMorgan Chase Bank, N.A..............................................   S-60
AFFILIATES AND RELATED TRANSACTIONS......................................   S-63
SERVICING OF THE MORTGAGE LOANS..........................................   S-64
   Servicing and Collection Procedures...................................   S-64
   Accounts..............................................................   S-64
   Flow of Funds.........................................................   S-65
   Compensating Interest to be Paid by the Servicers in Connection
      with Certain Prepaid Mortgage Loans ...............................   S-66
   Advances..............................................................   S-66
   Compliance with Applicable Servicing Criteria and Servicer
      Attestation........................................................   S-67
   Master Servicer Default; Servicer Default.............................   S-67
   Resignation of Servicers; Assignment and Merger.......................   S-68
FEES AND EXPENSES OF THE ISSUING ENTITY..................................   S-68
YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE..............................   S-69
   Yield Considerations..................................................   S-69
   Yield Sensitivity of the Subordinate Certificates ....................   S-72
   Accretion Directed Certificates and Accrual Certificates .............   S-72
   Lockout Certificates..................................................   S-72
   Companion Certificates................................................   S-73
   Weighted Average Life.................................................   S-73
   Sensitivity of the Class A-X Certificates.............................   S-74
   Yield on Principal-Only Certificates..................................   S-75
USE OF PROCEEDS..........................................................   S-76
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................   S-76
   General...............................................................   S-76
   Special Tax Treatment.................................................   S-77
   The Class A-R Certificates............................................   S-77
   Additional Considerations for the Exchangeable Certificates ..........   S-77
   Reportable Transactions...............................................   S-78
   Other Taxes...........................................................   S-79
ERISA MATTERS............................................................   S-79
METHOD OF DISTRIBUTION...................................................   S-81
LEGAL MATTERS............................................................   S-81
RATINGS..................................................................   S-81
LEGAL INVESTMENT.........................................................   S-82
GLOSSARY OF DEFINED TERMS................................................   S-83
Annex A - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS..................    A-1
Annex B - PRINCIPAL AMOUNT DECREMENT TABLES..............................    B-1
Annex C-1 - PAC I SCHEDULE...............................................    C-1
Annex C-2 - PAC II SCHEDULE..............................................    C-3
Annex D - PERMITTED EXCHANGEABLE CERTIFICATE COMBINATIONS ...............    D-1

                                TABLE OF CONTENTS
                                   PROSPECTUS

RISK FACTORS.............................................................      6
   Yield is Sensitive to Rate of Principal Prepayment....................      6
   Limited Resale Market for Securities Could Adversely Affect Your
   Ability to Liquidate Your Investment .................................      7
   Protection Against Losses is Limited Since Securities Will Receive
   Payments Only From Specified Sources .................................      7
   Nature of Mortgages Securing the Loans May Delay Receipt of, or Result
      in Shortfalls in Proceeds Payable on a Loan .......................      8
   You Could Be Adversely Affected By Violations of Consumer Protection
      Laws...............................................................     10
   You Could Be Adversely Affected By Violations of Environmental Laws... 10 Value of Trust Assets May Be Less Than Outstanding Principal Balance
      of the Related Securities..........................................     11
   Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate
      on the Securities..................................................     11
   Risks Related to Loans with Interest-only Payments....................     11
   High Balance Loans Increase Risk of Default...........................     12
   Simultaneous Second Lien Risk.........................................     12
   Geographic Concentration of Loans Could Adversely Affect Your
      Investment.........................................................     12
   Military Action and Terrorist Attacks May Impact the Return on Your
      Security...........................................................     12
   Book-Entry System for Certain Classes May Decrease Liquidity and Delay
      Payment............................................................     13
   Bankruptcy and Insolvency Risks.......................................     13
   Borrower May be Unable to Make Balloon Payment........................     13
   High Loan-to-Value Ratios Increase Risk of Loss.......................     14
   Mortgage Loans Originated According to Non-Agency Underwriting
      Guidelines May Have Higher Expected Delinquencies..................     14
   A Transfer of Servicing May Result in Increased Losses and
      Delinquencies on the Loans.........................................     15
   The Recording of the Mortgages in the Name of MERS May Affect the
      Yield on the Securities............................................     15
   Risks Related to the Residual Interest Securities.....................     15
THE TRUST FUND...........................................................     16
   General...............................................................     16
   The Loans.............................................................     18
   Underwriting Standards................................................     22
   Modification of Loans.................................................     23
   Agency Securities.....................................................     23
   Private Mortgage-Backed Securities....................................     28
   Representations by Sellers or Originators; Repurchases................     30
   Substitution of Trust Fund Assets.....................................     32
USE OF PROCEEDS..........................................................     32
THE DEPOSITOR............................................................     32
THE SPONSOR..............................................................     33
   General...............................................................     33
   Securitization Activities of the Sponsor..............................     33
DESCRIPTION OF THE SECURITIES............................................     34
   General...............................................................     34
   Distributions on Securities...........................................     36
   Advances..............................................................     37
   Reports to Securityholders............................................     38
   Categories of Classes of Securities...................................     40
   Indices Applicable to Floating Rate and Inverse Floating Rate
      Classes............................................................     42
   Book-Entry Registration of Securities.................................     48
   Exchangeable Securities...............................................     50
   Purchase Obligations..................................................     53
   Mandatory Auctions....................................................     53
CREDIT ENHANCEMENT.......................................................     53
   General...............................................................     53
   Subordination.........................................................     54
   Letter of Credit......................................................     55
   Insurance Policies, Surety Bonds and Guaranties.......................     55
   Over-Collateralization................................................     55
   Spread Account........................................................     56
   Reserve Accounts......................................................     56
   Pool Insurance Policies...............................................     57
   Cross-Collateralization...............................................     59
   Other Insurance, Surety Bonds, Guaranties, and Letters of Credit .....     59
   Derivative Products...................................................     59
YIELD AND PREPAYMENT CONSIDERATIONS......................................     59
THE AGREEMENTS...........................................................     62
   Servicing.............................................................     62
   Assignment of the Trust Fund Assets...................................     62
   No Recourse to Sellers, Originators, Depositor or Master Servicer ....     65
   Payments on Loans; Deposits to Security Account.......................     65
   Pre-Funding Account...................................................     67
   Hazard Insurance......................................................     68
   Realization Upon Defaulted Loans......................................     70
   Servicing and Other Compensation and Payment of Expenses..............     71
   Evidence as to Compliance.............................................     71
   Matters Regarding the Master Servicer and the Depositor...............     72

   Events of Default; Rights Upon Event of Default.......................     72
   Amendment.............................................................     75
   Termination; Optional Termination.....................................     76
   The Trustee...........................................................     76
   The Securities Administrator..........................................     76
MATERIAL LEGAL ASPECTS OF THE LOANS......................................     77
   General...............................................................     77
   Foreclosure/Repossession..............................................     78
   Environmental Risks...................................................     80
   Rights of Redemption..................................................     81
   Anti-deficiency Legislation and Other Limitations on Lenders .........     81
   Due-on-Sale Clauses...................................................     82
   Enforceability of Prepayment and Late Payment Fees....................     83
   Applicability of Usury Laws...........................................     83
   The Contracts.........................................................     83
   Installment Contracts.................................................     85
   Servicemembers Civil Relief Act.......................................     86
   Junior Mortgages; Rights of Senior Mortgagees.........................     86
   Commercial Loans......................................................     87
   The Title I Program...................................................     88
   Consumer Protection Laws..............................................     91
MATERIAL FEDERAL INCOME TAX CONSEQUENCES.................................     92
   General...............................................................     92
   Taxation of Debt Securities...........................................     93
   Taxation of the REMIC and Its Holders.................................     98
   REMIC Expenses; Single Class REMICS...................................     98
   Taxation of the REMIC.................................................     99
   Taxation of Holders of Residual Interest Securities...................    100
   Administrative Matters................................................    104
   Tax Status as a Grantor Trust.........................................    104
   Sale or Exchange......................................................    106
   Miscellaneous Tax Aspects.............................................    107
   Tax Treatment of Foreign Investors....................................    107
   Tax Characterization of the Trust Fund as a Partnership ..............    108
   Tax Consequences to Holders of the Notes..............................    108
   Tax Consequences to Holders of the Certificates.......................    110
STATE TAX CONSIDERATIONS.................................................    114
ERISA CONSIDERATIONS.....................................................    114
   General...............................................................    114
   Prohibited Transactions...............................................    115
   Plan Asset Regulation.................................................    115
   Prohibited Transaction Class Exemption 83-1...........................    116
   The Underwriter's Exemption...........................................    117
   Insurance Company Purchasers..........................................    119
   Consultation with Counsel.............................................    119
LEGAL INVESTMENT.........................................................    119
METHOD OF DISTRIBUTION...................................................    121
LEGAL MATTERS............................................................    122
FINANCIAL INFORMATION....................................................    122
RATING...................................................................    122
WHERE YOU CAN FIND MORE INFORMATION......................................    123
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE..........................    124
STATIC POOL INFORMATION..................................................    124
GLOSSARY.................................................................    125

                                     SUMMARY

     This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making your investment decision. Please read this entire prospectus supplement and the accompanying prospectus carefully for additional information about the offered certificates.

                           SERIES 2006-S2 CERTIFICATES

     The Mortgage Pass-Through Certificates, Series 2006-S2 consist of the classes of certificates listed in the table below. Only the classes of certificates listed in the table below under "Offered Certificates" are being offered by this prospectus supplement:

                              OFFERED CERTIFICATES

                   INITIAL CLASS    RELATED                    INITIAL      SUMMARY
                     PRINCIPAL     MORTGAGE      RELATED      INTEREST   INTEREST RATE
   CLASS             AMOUNT (1)      POOL        SUBGROUP       RATE        FORMULA                       DESIGNATION
----------------   -------------   --------   -------------   --------   -------------   ------------------------------------------
Class 1-A-1         $ 30,000,000      1            1-2          5.500%     Fixed-Rate               Super Senior, Lockout
Class 1-A-2         $  1,779,662      1            1-2          5.500%     Fixed-Rate              Senior Support, Lockout
Class 1-A-3         $110,848,000      1            1-2          5.500%     Fixed-Rate        Senior/Sequential/Accretion Directed
Class 1-A-4         $  8,255,613      1            1-2          5.500%     Fixed-Rate             Senior/Sequential/Accrual
Class 1-A-5         $ 16,726,850      1            1-3          6.000%     Fixed-Rate                   Senior/PAC II
Class 1-A-6         $ 11,039,268      1            1-3          6.250%     Fixed-Rate            Senior/Sequential/Companion
Class 1-A-7         $  2,054,807      1            1-3          6.250%     Fixed-Rate            Senior/Sequential/Companion
Class 1-A-8         $  4,187,315      1            1-3          6.250%     Fixed-Rate            Senior/Sequential/Companion
Class 1-A-9         $    600,000      1            1-3             (2)         NA              Senior/Companion/Principal-Only
Class 1-A-10        $ 49,016,327      1            1-3          6.000%     Fixed-Rate            Senior/Sequential/Companion
Class 1-A-11        $  5,000,000      1            1-3          5.500%     Fixed-Rate            Senior/Sequential/Companion
Class 1-A-12        $  1,645,920      1            1-3          6.500%     Fixed-Rate            Senior/Sequential/Companion
Class 1-A-13        $  3,354,080      1            1-3          6.500%     Fixed-Rate            Senior/Sequential/Companion
Class 1-A-14        $    632,294      1            1-3          6.000%     Fixed-Rate            Senior/Sequential/Companion
Class 1-A-15        $  1,288,499      1            1-3          6.000%     Fixed-Rate            Senior/Sequential/Companion
Class 1-A-16        $    120,058      1            1-3             (2)         NA        Senior/Sequential/Companion/Principal-Only
Class 1-A-17        $128,946,000      1            1-3          6.000%     Fixed-Rate              Senior/PAC I/Sequential
Class 1-A-18        $ 32,205,000      1            1-3          6.000%     Fixed-Rate              Senior/PAC I/Sequential
Class 1-A-19        $ 12,669,000      1            1-3          6.000%     Fixed-Rate              Senior/PAC I/Sequential
Class 1-A-20        $ 42,726,863      1            1-3          6.000%     Fixed-Rate              Senior/PAC I/Sequential
Class 1-A-21 (9)    $161,151,000      1            1-3          6.000%     Fixed-Rate        Senior/Sequential/PAC I/Exchangeable
Class 1-A-22        $168,559,458      1            1-4          6.500%     Fixed-Rate                    Super Senior
Class 1-A-23        $ 12,298,330      1            1-4          6.500%     Fixed-Rate                   Senior Support
Class 1-A-24        $ 40,548,149      1            1-1          5.000%     Fixed-Rate                       Senior
Class 2-A-1         $ 55,887,519      2            2-1          5.000%     Fixed-Rate                       Senior
Class 2-A-2         $138,114,704      2            2-2          5.875%     Fixed-Rate                       Senior
Class 3-A-1         $ 13,000,000      3            3-1          6.000%     Fixed-Rate                   Senior/Lockout
Class 3-A-2         $ 42,900,900      3            3-1          6.000%     Fixed-Rate                 Senior/Sequential
Class 3-A-3         $  6,385,011      3            3-1          6.000%     Fixed-Rate                 Senior/Sequential
Class 3-A-4         $ 19,750,000      3            3-2          6.250%     Fixed-Rate                   Senior/Lockout
Class 3-A-5         $115,131,866      3            3-2          6.250%     Fixed-Rate              Super Senior/Sequential
Class 3-A-6         $    115,248      3            3-2          6.250%     Fixed-Rate             Senior Support/Sequential
Class 3-A-7         $ 24,446,358      3            3-2          6.250%     Fixed-Rate                 Senior/Sequential
Class 3-A-8         $ 30,500,000      3            3-2          6.250%     Fixed-Rate              Super Senior/Sequential
Class 3-A-9         $  1,073,500      3            3-2          6.250%     Fixed-Rate             Senior Support/Sequential

                     MOODY'S    FITCH RATING
   CLASS           RATING (7)        (7)
----------------   ----------   ------------
Class 1-A-1            Aaa           AAA
Class 1-A-2            Aa1           AAA
Class 1-A-3            Aaa           AAA
Class 1-A-4            Aaa           AAA
Class 1-A-5            Aaa           AAA
Class 1-A-6            Aaa           AAA
Class 1-A-7            Aaa           AAA
Class 1-A-8            Aaa           AAA
Class 1-A-9            Aaa           AAA
Class 1-A-10           Aaa           AAA
Class 1-A-11           Aaa           AAA
Class 1-A-12           Aaa           AAA
Class 1-A-13           Aaa           AAA
Class 1-A-14           Aaa           AAA
Class 1-A-15           Aaa           AAA
Class 1-A-16           Aaa           AAA
Class 1-A-17           Aaa           AAA
Class 1-A-18           Aaa           AAA
Class 1-A-19           Aaa           AAA
Class 1-A-20           Aaa           AAA
Class 1-A-21 (9)       Aaa           AAA
Class 1-A-22           Aaa           AAA
Class 1-A-23           Aa1           AAA
Class 1-A-24           Aaa           AAA
Class 2-A-1            Aaa           AAA
Class 2-A-2            Aaa           AAA
Class 3-A-1            Aaa           AAA
Class 3-A-2            Aaa           AAA
Class 3-A-3            Aaa           AAA
Class 3-A-4            Aaa           AAA
Class 3-A-5            Aaa           AAA
Class 3-A-6            Aa1           AAA
Class 3-A-7            Aaa           AAA
Class 3-A-8            Aaa           AAA
Class 3-A-9            Aa1           AAA

Class 3-A-10        $ 12,000,000      3            3-3          6.500%     Fixed-Rate                Super Senior/Lockout
Class 3-A-11        $ 80,116,400      3            3-3          6.500%     Fixed-Rate              Super Senior/Sequential
Class 3-A-12        $ 19,184,985      3            3-3          6.500%     Fixed-Rate              Super Senior/Sequential
Class 3-A-13        $  3,917,441      3            3-3          6.500%     Fixed-Rate                   Senior Support
Class 3-A-14 (9)    $111,301,385      3            3-3          6.500%     Fixed-Rate             Super Senior/Exchangeable
Class A-X                    (3)   1, 2, 3    1-4, 2-2, 3-3     6.000%     Fixed-Rate               Senior/Interest-Only
Class A-P           $     88,867     1, 2        1-1, 2-1        (2)           NA                   Senior/Principal-Only
Class B-1           $ 21,301,600   1, 2, 3          (4)         6.005%        (5)                        Subordinate
Class B-2           $  7,746,000   1, 2, 3          (4)         6.005%        (5)                        Subordinate
Class B-3           $  5,809,600   1, 2, 3          (4)         6.005%        (5)                        Subordinate
Class A-R           $        100      3            3-1          6.000%     Fixed-Rate                  Senior/Residual

                            NON-OFFERED CERTIFICATES

Class B-4           $  3,227,500   1, 2, 3          (4)         6.005%        (5)                        Subordinate
Class B-5           $  3,227,500   1, 2, 3          (4)         6.005%        (5)                        Subordinate
Class B-6           $  2,582,099   1, 2, 3          (4)         6.005%        (5)                        Subordinate
Class P             $        100   1, 2, 3          (6)           NA           NA                    Prepayment Penalties

Class 3-A-10           Aaa           AAA
Class 3-A-11           Aaa           AAA
Class 3-A-12           Aaa           AAA
Class 3-A-13           Aa1           AAA
Class 3-A-14 (9)       Aaa           AAA
Class A-X              Aaa           AAA
Class A-P              Aaa           AAA
Class B-1              (8)            AA
Class B-2              (8)            A
Class B-3              (8)           BBB
Class A-R              Aaa           AAA

                            NON-OFFERED CERTIFICATES

Class B-4              (8)           BB
Class B-5              (8)            B
Class B-6              (8)           (8)
Class P                Aaa           AAA

----------
(1) These balances are approximate and are subject to an increase or decrease of up to 5%, as described in this prospectus supplement.

(2) The Class 1-A-9, Class 1-A-16 and Class A-P Certificates are principal-only certificates and are not entitled to payments of interest.

(3) The Class A-X Certificates are interest-only certificates and will accrue interest on the Class A-X Notional Amount, which is initially equal to approximately $2,031,233, calculated as described in "Glossary of Defined Terms" in this prospectus supplement. These certificates will not receive any distributions of principal.

(4) The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be related to all pool 1, pool 2 and pool 3 subgroups.

(5) The per annum certificate interest rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be calculated as described herein under "Description of the Certificates -- Certificate Interest Rates" in this prospectus supplement.

(6) The Class P Certificates will be entitled to the prepayment penalties on the mortgage loans.

(7) The ratings are not recommendations to buy, sell or hold these certificates. A rating may be changed or withdrawn at any time by the assigning rating agency. The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated. We refer you to "Ratings" in this prospectus supplement for a more complete discussion of the certificate ratings.

(8)  Such rating agency has not been asked to rate these certificates.

(9) Each of these classes of certificates are exchangeable for certain other classes of offered certificates in the combinations identified in Annex D to this prospectus supplement. See "Description of the Offered Certificates
     - Exchangeable Certificates" in this prospectus supplement.

     The Mortgage Pass-Through Certificates, Series 2006-S2 will also have the following characteristics:

                         DELAY/                                            FINAL SCHEDULED     MINIMUM
               RECORD   ACCRUAL   INTEREST ACCRUAL     EXPECTED FINAL        DISTRIBUTION   DENOMINATION   INCREMENTAL
    CLASS     DATE(1)  PERIOD(2)     CONVENTION     DISTRIBUTION DATE (3)      DATE (4)          (5)      DENOMINATIONS     CUSIP
------------  -------  ---------  ----------------  ---------------------  ---------------  ------------  -------------  -----------
Class 1-A-1      CM        24          30/360              June 2019          July 2036       $100,000          $1       46628Y AA 8
Class 1-A-2      CM        24          30/360              June 2019          July 2036       $100,000          $1       46628Y AB 6
Class 1-A-3      CM        24          30/360            October 2014         July 2036       $100,000          $1       46628Y AC 4
Class 1-A-4      CM        24          30/360              June 2021          July 2036       $100,000          $1       46628Y AD 2
Class 1-A-5      CM        24          30/360            January 2011         July 2036       $  1,000          $1       46628Y AE 0
Class 1-A-6      CM        24          30/360              July 2009          July 2036       $  1,000          $1       46628Y AF 7
Class 1-A-7      CM        24          30/360            October 2009         July 2036       $  1,000          $1       46628Y AG 5
Class 1-A-8      CM        24          30/360             August 2010         July 2036       $  1,000          $1       46628Y AH 3
Class 1-A-9      CM        NA            NA               August 2010         July 2036       $  1,000          $1       46628Y AJ 9
Class 1-A-10     CM        24          30/360              July 2009          July 2036       $  1,000          $1       46628Y AK 6
Class 1-A-11     CM        24          30/360             August 2010         July 2036       $  1,000          $1       46628Y AL 4
Class 1-A-12     CM        24          30/360            October 2009         July 2036       $  1,000          $1       46628Y AM 2
Class 1-A-13     CM        24          30/360             August 2010         July 2036       $  1,000          $1       46628Y AN 0
Class 1-A-14     CM        24          30/360            October 2009         July 2036       $  1,000          $1       46628Y AP 5
Class 1-A-15     CM        24          30/360             August 2010         July 2036       $  1,000          $1       46628Y AQ 3
Class 1-A-16     CM        NA            NA               August 2010         July 2036       $  1,000          $1       46628Y AR 1
Class 1-A-17     CM        24          30/360            February 2013        July 2036       $100,000          $1       46628Y AS 9
Class 1-A-18     CM        24          30/360             March 2015          July 2036       $100,000          $1       46628Y AT 7
Class 1-A-19     CM        24          30/360              May 2016           July 2036       $100,000          $1       46628Y AU 4
Class 1-A-20     CM        24          30/360              June 2020          July 2036       $100,000          $1       46628Y AV 2
Class 1-A-21     CM        24          30/360             March 2015          July 2036       $100,000          $1       46628Y AW 0
Class 1-A-22     CM        24          30/360              June 2020          July 2036       $100,000          $1       46628Y AX 8
Class 1-A-23     CM        24          30/360              June 2020          July 2036       $100,000          $1       46628Y AY 6
Class 1-A-24     CM        24          30/360              July 2025          July 2036       $100,000          $1       46628Y AZ 3
Class 2-A-1      CM        24          30/360            February 2021        June 2021       $100,000          $1       46628Y BA 7
Class 2-A-2      CM        24          30/360              June 2020          June 2021       $100,000          $1       46628Y BB 5
Class 3-A-1      CM        24          30/360              June 2020          July 2036       $100,000          $1       46628Y BC 3
Class 3-A-2      CM        24          30/360             March 2013          July 2036       $100,000          $1       46628Y BD 1
Class 3-A-3      CM        24          30/360              June 2020          July 2036       $  1,000          $1       46628Y BE 9
Class 3-A-4      CM        24          30/360              June 2020          July 2036       $100,000          $1       46628Y BF 6
Class 3-A-5      CM        24          30/360            November 2013        July 2036       $100,000          $1       46628Y BG 4
Class 3-A-6      CM        24          30/360            November 2013        July 2036       $100,000          $1       46628Y BH 2
Class 3-A-7      CM        24          30/360              May 2013           July 2036       $100,000          $1       46628Y BJ 8
Class 3-A-8      CM        24          30/360              June 2020          July 2036       $  1,000          $1       46628Y BK 5
Class 3-A-9      CM        24          30/360              June 2020          July 2036       $  1,000          $1       46628Y BL 3
Class 3-A-10     CM        24          30/360              June 2020          July 2036       $  1,000          $1       46628Y BM 1
Class 3-A-11     CM        24          30/360           September 2013        July 2036       $100,000          $1       46628Y BN 9
Class 3-A-12     CM        24          30/360              June 2020          July 2036       $  1,000          $1       46628Y BP 4
Class 3-A-13     CM        24          30/360              June 2020          July 2036       $100,000          $1       46628Y BQ 2
Class 3-A-14     CM        24          30/360              June 2020          July 2036       $100,000          $1       46628Y BR 0
Class A-X        CM        24          30/360              June 2020          July 2036       $100,000          $1       46628Y BS 8
Class A-P        CM        NA            NA                June 2020          July 2036       $ 88,867          $1       46628Y BT 6
Class B-1        CM        24          30/360              June 2020          July 2036       $100,000          $1       46628Y BU 3
Class B-2        CM        24          30/360              June 2020          July 2036       $100,000          $1       46628Y BV 1
Class B-3        CM        24          30/360              June 2020          July 2036       $100,000          $1       46628Y BW 9
Class A-R        CM        24          30/360              July 2006          July 2036       $    100          (5)      46628Y BX 7

                         DELAY/                                            FINAL SCHEDULED     MINIMUM
               RECORD   ACCRUAL   INTEREST ACCRUAL     EXPECTED FINAL        DISTRIBUTION   DENOMINATION   INCREMENTAL
    CLASS     DATE(1)  PERIOD(2)     CONVENTION     DISTRIBUTION DATE (3)      DATE (4)          (5)      DENOMINATIONS     CUSIP
------------  -------  ---------  ----------------  ---------------------  ---------------  ------------  -------------  -----------
                    NON-OFFERED CERTIFICATES
Class B-4        CM        24           30/360             June 2020          July 2036       $100,000           $1      46628Y BY 5
Class B-5        CM        24           30/360             June 2020          July 2036       $100,000           $1      46628Y BZ 2
Class B-6        CM        24           30/360             June 2020          July 2036       $100,000           $1      46628Y CA 6
Class P          CM        NA             NA               June 2011          July 2036       $    100           (5)     46628Y CB 4

(1) CM = For any distribution date, the close of business on the last business day of the calendar month preceding the month of the related distribution date.

(2) 24 Day = For any distribution date, the interest accrual period will be calendar month preceding that distribution date.

(3) Calculated as described in this prospectus supplement under "Description of the Certificates -- Expected Final Distribution Date"

(4) Calculated as described in this prospectus supplement under "Description of the Certificates -- Final Scheduled Distribution Date"

(5) The Class A-R and Class P Certificate will be issued in definitive, fully registered form, representing the entire percentage interest of that class.

The certificates offered by this prospectus supplement, except for the Class A-R Certificate, will be issued in book-entry form and in the minimum denominations (or multiples thereof) set forth in the table beginning on page S-1 in this prospectus supplement. The Class A-R Certificate will be issued in fully registered definitive form.

The certificates represent ownership interests in an issuing entity which will include three separate pools of mortgage loans, "pool 1," "pool 2" and "pool 3." Pool 1, pool 2 and pool 3 together are sometimes referred to in this prospectus supplement as the "aggregate pool".

Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, distributions to the Group 1A Certificates will be solely derived from collections on the pool 1 mortgage loans, distributions to the Group 2A Certificates will be solely derived from collections on the pool 2 mortgage loans and distributions to the Group 3A Certificates will be solely derived from collections on the pool 3 mortgage loans. Aggregate collections from the mortgage loans will be available to make distributions on the subordinate certificates.

Unless otherwise specified, whenever reference is made herein to a percentage of some or all of the mortgage loans or all of the mortgage loans or mortgage components in a pool or mortgage pool, such percentage is determined on the basis of the stated principal balance of the mortgage loans or mortgage components, as applicable, in the aggregate pool, such pool or such mortgage pool as of the cut-off date.

SUBGROUPS RELATING TO LOAN GROUP 1

Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 1A Certificates, the pool 1 mortgage loans will be divided into four separate subgroups, subgroup 1-1, subgroup 1-2, subgroup 1-3 and subgroup 1-4. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the Class 1-A-24 and Class A-P Certificates will receive payments of principal from collections of principal on subgroup 1-1, the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates will receive payments of principal from collections of principal on subgroup 1-2, the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13,
Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19, Class 1-A-20 and Class 1-A-21 Certificates will receive payments of principal from collections of principal on subgroup 1-3 and the Class 1-A-22 and Class 1-A-23 Certificates will receive payments of principal from collections of principal on subgroup 1-4. Each subgroup will consist of the portions of pool 1 mortgage loans or "pool 1 mortgage components" described below.

Subgroup 1-1 will consist of:

a) 100% of the principal balance of each pool 1 mortgage loan with a net mortgage rate equal to or less than 5.00% per annum, and

b) a portion of each pool 1 mortgage loan with a net mortgage rate greater than 5.00% per annum and equal to or less than 5.50% per annum, equal to:

The principal balance of         (net mortgage)
such mortgage loan               (rate - 5.00%)
                           X 1 - --------------
                                      0.50%

Subgroup 1-2 will consist of:

a) a portion of each pool 1 mortgage loan with a net mortgage rate greater than 5.00% per annum and equal to or less than 5.50% per annum, equal to:

The principal balance of      (net mortgage)
such mortgage loan            (rate - 5.00%)
                           X  --------------
                                   0.50%

and b) a portion of each pool 1 mortgage loan with a net mortgage rate greater than 5.50% per annum and equal to or less than 6.00% per annum, equal to:

The principal balance of         (net mortgage)
such mortgage loan               (rate - 5.50%)
                           X 1 - --------------
                                      0.50%

Subgroup 1-3 will consist of:

a) a portion of each pool 1 mortgage loan with a net mortgage rate greater than 5.50% per annum and equal to or less than 6.00% per annum, equal to:

The principal balance of      (net mortgage)
such mortgage loan            (rate - 5.50%)
                           X  --------------
                                   0.50%

and b) a portion of each pool 1 mortgage loan with a net mortgage rate greater than 6.00% per annum and equal to or less than 6.50% per annum, equal to:

The principal balance of         (net mortgage)
such mortgage loan               (rate - 6.00%)
                           X 1 - --------------
                                      0.50%

Subgroup 1-4 will consist of:

a) a portion of each pool 1 mortgage loan with a net mortgage rate greater than 6.00% per annum and equal to or less than 6.50% per annum, equal to:

The principal balance of     (net mortgage)
such mortgage loan           (rate - 6.00%)
                           X --------------
                                  0.50%

and b) 100% of the principal balance of each pool 1 mortgage loan with a net mortgage rate greater than 6.500% per annum.

SUBGROUPS RELATING TO LOAN GROUP 2

Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 2A Certificates, the pool 2 mortgage loans will be divided into two separate subgroups, subgroup 2-1 and subgroup 2-2. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the Class 2-A-1 and Class A-P Certificates will receive payments of principal from collections of principal on subgroup 2-1 and the Class 2-A-2 Certificates will receive payments of principal from collections of principal on subgroup 2-2. Each subgroup will consist of the portions of pool 2 mortgage loans or "pool 2 mortgage components" described below.

Subgroup 2-1 will consist of:

a) 100% of the principal balance of each pool 2 mortgage loan with a net mortgage rate equal to or less than 5.00% per annum, and

b) a portion of each pool 2 mortgage loan with a net mortgage rate greater than 5.00% per annum and equal to or less than 5.875% per annum, equal to:

The principal balance of         (net mortgage)
such mortgage loan               (rate - 5.00%)
                           X 1 - --------------
                                     0.875%

Subgroup 2-2 will consist of:

a) a portion of each pool 2 mortgage loan with a net mortgage rate greater than 5.00% per annum and equal to or less than 5.875% per annum, equal to:

The principal balance of     (net mortgage)
such mortgage loan           (rate - 5.00%)
                           X --------------
                                 0.875%

and b) 100% of the principal of each pool 2 mortgage loan with a net mortgage rate greater than 5.875% per annum.

SUBGROUPS RELATING TO LOAN GROUP 3

Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 3A Certificates, the pool 3 mortgage loans will be divided into three separate subgroups, subgroup 3-1, subgroup 3-2 and subgroup 3-3. Generally, with certain limited exceptions discussed at "Limited Cross-Collateralization" below, the Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class A-R Certificates will receive payments of principal from collections of principal on subgroup 3-1, the Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-8 and Class 3-A-9 Certificates will receive payments of principal from collections of principal on subgroup 3-2 and the Class 3-A-10, Class 3-A-11, Class 3-A-12, Class 3-A-13 and Class 3-A-14 Certificates will receive payments of principal from collections of principal on subgroup 3-3. Each subgroup will consist of the portions of pool 3 mortgage loans or "pool 3 mortgage components" described below.

Subgroup 3-1 will consist of:

a) 100% of the principal balance of each pool 3 mortgage loan with a net mortgage rate equal to or less than 6.00% per annum, and

b) a portion of each pool 3 mortgage loan with a net mortgage rate greater than 6.00% per annum and equal to or less than 6.25% per annum, equal to:

The principal balance of         (net mortgage)
such mortgage loan               (rate - 6.00%)
                           X 1 - --------------
                                      0.25%

Subgroup 3-2 will consist of:

a) a portion of each pool 3 mortgage loan with a net mortgage rate greater than 6.00% per annum and equal to or less than 6.25% per annum, equal to:

The principal balance of     (net mortgage)
such mortgage loan           (rate - 6.00%)
                           X --------------
                                  0.25%

and b) a portion of each pool 3 mortgage loan with a net mortgage rate greater than 6.25% per annum and equal to or less than 6.50% per annum, equal to:

The principal balance of         (net mortgage)
such mortgage loan               (rate - 6.25%)
                           X 1 - --------------
                                      0.25%

Subgroup 3-3 will consist of:

a) a portion of each pool 3 mortgage loan with a net mortgage rate greater than 6.25% per annum and equal to or less than 6.50% per annum, equal to:

The principal balance of     (net mortgage)
such mortgage loan           (rate - 6.25%)
                           X --------------
                                  0.25%

and b) 100% of the principal of each pool 3 mortgage loan with a net mortgage rate greater than 6.500% per annum.

                                 ISSUING ENTITY

J.P. Morgan Mortgage Trust 2006-S2 will issue the certificates. The trust will be formed pursuant to a pooling and servicing agreement among the depositor, the master servicer, the securities administrator and the trustee. The certificates solely represent beneficial ownership interests in the issuing entity created under the pooling and servicing agreement and not an interest in, or the obligation of, the depositor or any other person.

                                   THE TRUSTEE

U.S. Bank National Association will act as trustee of the issuing entity under the pooling and servicing agreement.

                                 THE ORIGINATORS

Approximately 39.49% of the mortgage loans were originated or acquired by Chase Home Finance LLC and JPMorgan Chase Bank, National Association. Approximately 21.35% of the mortgage loans were originated or acquired by M&T Mortgage Corporation. No other originator originated or acquired more than 10% of the mortgage loans.

We refer you to "Description of the Mortgage Pools" in this prospectus supplement for more information.

                             THE SPONSOR AND SELLER

J.P. Morgan Mortgage Acquisition Corp., a Delaware corporation, has previously acquired the mortgage loans from the originators. On the closing date, J.P. Morgan Mortgage Acquisition Corp., as seller, will sell all of its interest in the mortgage loans to the depositor.

                                  THE DEPOSITOR

On the closing date, J.P. Morgan Acceptance Corporation I, a Delaware corporation, will assign all of its interest in the mortgage loans to the trustee for the benefit of certificateholders.

                                  THE CUSTODIAN

JPMorgan Chase Bank, National Association will maintain custody of the mortgage files relating to the mortgage loans on behalf of the issuing entity.

                             THE MASTER SERVICER AND
                            SECURITIES ADMINISTRATOR

Wells Fargo Bank, N.A., a national banking association, will act as master servicer and securities administrator under the pooling and servicing agreement.

                                  THE SERVICERS

JPMorgan Chase Bank, National Association and certain other servicers that will individually service no more than 10% of the mortgage loans will each act as a servicer of a portion of the mortgage loans.

Each servicer will service the mortgage loans originated or acquired by it pursuant to an existing purchase and servicing agreement between such servicer and the seller. Chase Home Finance LLC will subservice the mortgage loans originated or acquired by JPMorgan Chase Bank, National Association pursuant to an existing servicing agreement among Chase Home Finance LLC, JPMorgan Chase Bank, National Association and the seller. JPMorgan Chase Bank, National Association, as servicer, and Chase Home Finance LLC, as subservicer, may service the mortgage loans originated or acquired by M&T Mortgage Corporation and by other originators. The rights of the seller under these purchase and servicing agreements and servicing agreements will be assigned to the depositor, and the depositor, in turn, will assign such rights to the trustee for the benefit of certificateholders.

We refer you to "The Servicers" and "Servicing of the Mortgage Loans" in this prospectus supplement for more information.

                                  CUT-OFF DATE

JUNE 1, 2006. The cut-off date is the date after which the issuing entity will be entitled to receive all collections on and proceeds of the mortgage loans.

                                DISTRIBUTION DATE

The 25th day of each month or, if such day is not a business day, the next business day thereafter, commencing in July 2006. Distributions on each distribution date will be made to certificateholders of record as of the related record date, except that the final distribution on the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the securities administrator.

                                   RECORD DATE

The record date for each class of certificates will be the last business day of the month preceding the month of a distribution date.

                        FINAL SCHEDULED DISTRIBUTION DATE

The final scheduled distribution date for the Certificates, other than the Class 2-A-1 and Class 2-A-2 Certificates, is the distribution date in July 2036. The final scheduled distribution date for the Class 2-A-1 and Class 2-A-2 Certificates is the distribution date in June 2021.

                            EXCHANGEABLE CERTIFICATES

Certain classes of certificates, referred to in this prospectus supplement as the exchangeable certificates, are exchangeable for certain other classes of certificates, referred to in this prospectus supplement as the REMIC certificates, in combinations referred to in this prospectus supplement as the REMIC combinations. The exchangeable certificates and related REMIC combinations are identified in Annex D to this prospectus supplement. See "Description of the Offered Certificates--Exchangeable Certificates" in this prospectus supplement.

In the event that any REMIC combination is exchanged for the related exchangeable certificates, such exchangeable certificates will be entitled to a proportionate share of the principal and interest distributions on each class of REMIC certificates in the related REMIC combination. In addition, each class of exchangeable certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of regular certificates in the related REMIC combination.

We refer you to "Description of the Certificates -- Exchangeable Certificates" in this prospectus supplement for more information.

                            DISTRIBUTIONS OF INTEREST

On each distribution date, to the extent funds are available from the related mortgage pool or mortgage pools (or the aggregate pool, in the case of the subordinate certificates), each class of offered certificates (other than the principal-only certificates) will be entitled to receive accrued and unpaid interest determined on the basis of the outstanding class principal amount (or notional amount, in the case of an interest-only class) of such class immediately prior to such distribution date, the applicable certificate interest rate and the related accrual period.

For each distribution date, the accrual period for each class of certificates will be the calendar month preceding the month in which the distribution date occurs.

Interest on all classes of certificates entitled to interest for all accrual periods will be calculated and payable on the basis of a 360 day year consisting of twelve 30 day months. Interest payments will be allocated among certificateholders of a class of certificates on a pro rata basis.

The Class 1-A-4 Certificates are accrual certificates and until the class principal amount of the Class 1-A-3 Certificates has been reduced to zero, accrued interest on the Class 1-A-4 Certificates will be added to the class principal amount thereof.

Each class of exchangeable certificates will be entitled to a proportionate share of the interest distributions on each class of REMIC certificates in the related REMIC combination.

We refer you to "Description of the Certificates -- Distributions of Interest" in this prospectus supplement for more information.

                           DISTRIBUTIONS OF PRINCIPAL

The amount of principal distributable on the certificates (other than the interest-only certificates) on any distribution date will be determined by (1) formulas that allocate portions of principal payments received on the related mortgage components or mortgage loans, as applicable, among the different classes of certificates and (2) the amount of funds actually received on the related mortgage components or mortgage loans, as applicable, and available to make distributions on the certificates. Funds actually received on the mortgage loans may consist of scheduled payments and unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

On each distribution date, each class of certificates (other than the interest-only certificates) will receive principal payments in accordance with the priorities set forth in "Description of Certificates -- Priority of Distributions" and based on principal collections from the related mortgage components or mortgage loans, as applicable, for the related due period.

On each distribution date when any class of exchangeable certificates is outstanding, principal distributions otherwise distributable to the related REMIC certificates in the related REMIC combination will be allocated to such exchangeable certificates. The payment characteristics of each class of exchangeable certificates will reflect the aggregate payment characteristics of the REMIC certificates in the related REMIC combination. Annex D shows the REMIC combinations, the exchangeable certificates and the characteristics thereof. See "Description of the Certificates--Exchangeable Certificates--Procedures" in this prospectus supplement for a description of exchangeable certificates and exchange procedures and fees.

We refer you to "Description of the Certificates -- Distributions of Principal" in this prospectus supplement and "Description of the Securities - Distributions on Securities" in the prospectus for more information.

                         LIMITED CROSS-COLLATERALIZATION

In certain limited circumstances relating to a subgroup, principal and interest collected from a subgroup may be applied to pay principal or interest, or both, to the senior certificates unrelated to that subgroup.

We refer you to "Description of the Certificates - Limited
Cross-Collateralization" in this prospectus supplement for more information.

                OPTIONAL CLEAN-UP REDEMPTION OF THE CERTIFICATES

On any distribution date on or after the distribution date on which the aggregate outstanding principal balance of the mortgage loans is equal to or less than 5% of the aggregate principal balance of the mortgage loans as of the cut-off date, as described herein, the master servicer will have the option to purchase all of the mortgage loans, thereby causing an early retirement of the certificates.

We refer you to "Description of the Certificates -- Optional Clean-Up Redemption of the Certificates" in this prospectus supplement for more information.

                               CREDIT ENHANCEMENT

SUBORDINATION. The subordinate certificates will provide credit enhancement for the senior certificates. In addition, each class of subordinate certificates with a lower numerical class designation will have a payment priority over the subordinate certificates with a higher numerical class designation.

If the mortgage loans in any pool experience losses, then, generally, the principal amount of the subordinate class that is lowest in seniority and still outstanding will be reduced by the amount of those realized losses until the total outstanding principal balance of such class equals zero.

If a loss has been allocated to reduce the principal amount of your class of certificates, you will generally receive no payment in respect of that reduction. If the applicable subordination of the subordinate certificates is insufficient to absorb losses, then the senior certificates relating to the subgroup incurring the realized losses will be allocated such losses and may never receive all of their principal payments, except that (i) most realized losses on the subgroup 1-2 mortgage components that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until the class principal amount of the Class 1-A-2 Certificates has been reduced to zero, (ii) most realized losses on the subgroup 1-4 mortgage components that would otherwise be allocated to the Class 1-A-22 Certificates will instead be allocated to the Class 1-A-23 Certificates, until the class principal amount of the Class 1-A-23 Certificates has been reduced to zero,
(iii) most realized losses on the subgroup 3-2 mortgage components that would otherwise be allocated to the Class 3-A-5 Certificates will instead be allocated to the Class 3-A-6 Certificates, until the class principal amount of the Class 3-A-6 Certificates has been reduced to zero, (iv) most realized losses on the subgroup 3-2 mortgage components that would otherwise be allocated to the Class 3-A-8 Certificates will instead be allocated to the Class 3-A-9 Certificates, until the class principal amount of the Class 3-A-9 Certificates has been reduced to zero and (v) most realized losses on the subgroup 3-3 mortgage components that would otherwise be allocated to the Class 3-A-10, Class 3-A-11 and Class 3-A-12 Certificates will instead be allocated to the Class 3-A-13 Certificates, until the class principal amount of the Class 3-A-13 Certificates has been reduced to zero.

However, some losses, such as special hazard losses, bankruptcy losses and fraud losses in excess of the amounts set forth in this prospectus supplement, are, in general, allocated pro rata to each affected class of certificates (other than the interest-only certificates) instead of first being allocated to the subordinate certificates.

SHIFTING OF INTEREST. In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal received on the mortgage loans will generally be allocated to the related senior certificates during the first five years after the cut-off date. This disproportionate allocation will continue but be subject to reduction over an additional four year period as described in this prospectus supplement, provided certain loss and delinquency tests (as set forth in the definition of "Senior Prepayment Percentage" in the Glossary hereto) are satisfied. This will accelerate the amortization of the senior certificates as a whole while, in the absence of realized losses on the mortgage loans, increasing the percentage interest in the principal balance of the mortgage loans that the subordinate certificates evidence.

We refer you to "Risk Factors -- Potential Inadequacy of Credit Enhancement," "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Losses" in this prospectus supplement for more information.

                               THE MORTGAGE LOANS

STATISTICAL INFORMATION. The statistical information on the mortgage loans presented herein is based on the principal balance of such mortgage loans as of June 1, 2006 (referred to herein as the "cut-off date"). Such information does not take into account defaults, delinquencies and prepayments that may have occurred with respect to the mortgage loans since such date. As a result, the statistical distribution of the characteristics in the final pools as of the closing date will vary from the statistical distribution of such characteristics as presented in this prospectus supplement, although such variance will not be material.

In the event of a material breach of the representations and warranties made by the related originator or the seller with respect to a mortgage loan, or in the event that a required document is not included in the mortgage file for a mortgage loan, the related originator or the seller, as applicable, will be required to either cure the breach in all material respects, substitute a new mortgage loan for the affected mortgage loan or repurchase the mortgage loan from the issuing entity.

GENERAL. On the cut-off date, the assets of the issuing entity consisted of 2,916 mortgage loans with a total principal balance of approximately $1,291,008,692.

POOL 1 CHARACTERISTICS. As of the cut-off date, pool 1 consisted of 1,929 mortgage loans having a total principal balance of approximately $708,682,985 (or approximately 54.89% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool). Substantially all of such mortgage loans have original terms to maturity of 30 years. Approximately 24.15% of the pool 1 loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of ten years following origination of such mortgage loan. Following such ten-year period, the monthly payment with respect to each such pool 1 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining twenty year term.

SUBGROUP 1-1

Number of Mortgage Components                                         234
Aggregate Unpaid Principal Balance                                $42,064,615
Average Original Principal Balance                                 $370,251
Range of Mortgage Rates                                        5.000% to 5.625%
Weighted Average Mortgage Rate                                      5.438%
Range of Remaining Terms to Stated Maturity                    230 to 360 months
Weighted Average Remaining Term to Stated Maturity                350 months
Weighted Average Loan Age(1)                                       9 months
Range of Original Loan-to-Value Ratios                         23.42% to 84.27%
Weighted Average Original Loan-to-Value Ratio                       63.79%
Weighted Average Credit Score(2)                                      752
Percentage Interest-Only Loans                                       9.26%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2) Based on the portion of the mortgage loans that were scored.

SUBGROUP 1-2

Number of Mortgage Components                                         769
Aggregate Unpaid Principal Balance                               $156,193,866
Average Original Principal Balance                                 $374,373
Range of Mortgage Rates                                        5.375% to 6.150%
Weighted Average Mortgage Rate                                      5.814%
Range of Remaining Terms to Stated Maturity                    229 to 360 months
Weighted Average Remaining Term to Stated Maturity                352 months
Weighted Average Loan Age(1)                                       7 months
Range of Original Loan-to-Value Ratios                         10.36% to 95.00%
Weighted Average Original Loan-to-Value Ratio                       67.47%
Weighted Average Credit Score(2)                                      745
Percentage Interest-Only Loans                                      16.83%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

SUBGROUP 1-3

Number of Mortgage Components                                         1,427
Aggregate Unpaid Principal Balance                                $323,201,119
Average Original Principal Balance                                  $380,002
Range of Mortgage Rates                                         5.850% to 6.700%
Weighted Average Mortgage Rate                                       6.288%
Range of Remaining Terms to Stated Maturity                    232 to 360 months
Weighted Average Remaining Term to Stated Maturity                 355 months
Weighted Average Loan Age(1)                                        4 months
Range of Original Loan-to-Value Ratios                          10.36% to 99.99%
Weighted Average Original Loan-to-Value Ratio                        69.39%
Weighted Average Credit Score(2)                                       734
Percentage Interest-Only Loans                                       24.04%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2) Based on the portion of the mortgage loans that were scored.

SUBGROUP 1-4

Number of Mortgage Components                                          974
Aggregate Unpaid Principal Balance                                $187,233,383
Average Original Principal Balance                                  $355,437
Range of Mortgage Rates                                         6.310% to 7.000%
Weighted Average Mortgage Rate                                       6.590%
Range of Remaining Terms to Stated Maturity                    233 to 359 months
Weighted Average Remaining Term to Stated Maturity                 356 months
Weighted Average Loan Age(1)                                        3 months
Range of Original Loan-to-Value Ratios                          18.00% to 95.00%
Weighted Average Original Loan-to-Value Ratio                        71.76%
Weighted Average Credit Score(2)                                       724
Percentage Interest-Only Loans                                       33.79%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

POOL 2 CHARACTERISTICS. As of the cut-off date, pool 2 consisted of 392 mortgage loans having a total principal balance of approximately $200,833,148 (or approximately 15.56%% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool). Substantially all of such mortgage loans have original terms to maturity of 15 years. Approximately 2.98% of the pool 2 loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of ten years following origination of such mortgage loan. Following such ten-year period, the monthly payment with respect to each such pool 2 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining five-year term.

SUBGROUP 2-1

Number of Mortgage Components                                         278
Aggregate Unpaid Principal Balance                                $57,857,264
Average Original Principal Balance                                 $570,163
Range of Mortgage Rates                                        5.125% to 6.100%
Weighted Average Mortgage Rate                                      5.645%
Range of Remaining Terms to Stated Maturity                    112 to 179 months
Weighted Average Remaining Term to Stated Maturity                173 months
Weighted Average Loan Age(1)                                       6 months
Range of Original Loan-to-Value Ratios                         20.31% to 95.00%
Weighted Average Original Loan-to-Value Ratio                       63.38%
Weighted Average Credit Score(2)                                      749
Percentage Interest-Only Loans                                       2.30%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

SUBGROUP 2-2

Number of Mortgage Components                                         387
Aggregate Unpaid Principal Balance                               $142,975,884
Average Original Principal Balance                                 $526,273
Range of Mortgage Rates                                        5.250% to 6.750%
Weighted Average Mortgage Rate                                      5.975%
Range of Remaining Terms to Stated Maturity                    112 to 179 months
Weighted Average Remaining Term to Stated Maturity                175 months
Weighted Average Loan Age(1)                                       5 months
Range of Original Loan-to-Value Ratios                         14.88% to 95.00%
Weighted Average Original Loan-to-Value Ratio                       63.66%
Weighted Average Credit Score(2)                                      742
Percentage Interest-Only Loans                                       3.26%

----------

(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

POOL 3 CHARACTERISTICS. As of the cut-off date, pool 3 consisted of 595 mortgage loans having a total principal balance of approximately $381,492,557 (or approximately 29.55% of the aggregate cut-off date balance of the mortgage loans in the aggregate pool). All of such mortgage loans have original terms to maturity of 30 years. Approximately 14.51% of the pool 3 loans provide for payments of interest at the related mortgage interest rate, but no payments of principal, for a period of ten years following origination of such mortgage loan. Following such ten-year period, the monthly payment with respect to each such pool 3 mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining twenty year term.

SUBGROUP 3-1

Number of Mortgage Components                                         153
Aggregate Unpaid Principal Balance                                $64,478,272
Average Original Principal Balance                                 $679,372
Range of Mortgage Rates                                        6.250% to 6.375%
Weighted Average Mortgage Rate                                      6.326%
Range of Remaining Terms to Stated Maturity                    353 to 360 months
Weighted Average Remaining Term to Stated Maturity                359 months
Weighted Average Loan Age(1)                                       1 months
Range of Original Loan-to-Value Ratios                         15.64% to 90.00%
Weighted Average Original Loan-to-Value Ratio                       67.78%
Weighted Average Credit Score(2)                                      749
Percentage Interest-Only Loans                                       8.45%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

SUBGROUP 3-2

Number of Mortgage Components                                         425
Aggregate Unpaid Principal Balance                               $197,740,137
Average Original Principal Balance                                 $652,799
Range of Mortgage Rates                                        6.375% to 6.625%
Weighted Average Mortgage Rate                                      6.500%
Range of Remaining Terms to Stated Maturity                    353 to 360 months
Weighted Average Remaining Term to Stated Maturity                359 months
Weighted Average Loan Age(1)                                       1 months
Range of Original Loan-to-Value Ratios                          9.74% to 80.00%
Weighted Average Original Loan-to-Value Ratio                       70.01%
Weighted Average Credit Score(2)                                      746
Percentage Interest-Only Loans                                      14.74%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

SUBGROUP 3-3

Number of Mortgage Components                                         258
Aggregate Unpaid Principal Balance                               $119,274,148
Average Original Principal Balance                                 $618,580
Range of Mortgage Rates                                        6.625% to 6.875%
Weighted Average Mortgage Rate                                      6.739%
Range of Remaining Terms to Stated Maturity                    358 to 360 months
Weighted Average Remaining Term to Stated Maturity                359 months
Weighted Average Loan Age(1)                                       1 months
Range of Original Loan-to-Value Ratios                          9.74% to 90.00%
Weighted Average Original Loan-to-Value Ratio                       72.11%
Weighted Average Credit Score(2)                                      740
Percentage Interest-Only Loans                                      17.40%

----------
(1) Based on the number of months from and including the first monthly payment to and including the cut-off date.

(2)  Based on the portion of the mortgage loans that were scored.

We refer you to "Description of the Mortgage Pools" in this prospectus supplement for more information

                         SERVICING OF THE MORTGAGE LOANS

          The master servicer will supervise the performance of each servicer under the related purchase and servicing agreement and the servicing agreements, as applicable.

          Under the purchase and servicing agreements and the servicing agreements, the servicers are generally obligated to make monthly advances of cash (to the extent such advances are deemed recoverable), which will be included with mortgage principal and interest collections, in an amount equal to any delinquent monthly payments due on the related mortgage loans on the immediately preceding determination date. The master servicer will be obligated to make any required advance if a servicer fails in its obligation to do so, to the extent described in this prospectus supplement. The master servicer and the servicers will be entitled to reimburse themselves for any such advances from future payments and collections (including insurance or liquidation proceeds) with respect to the related mortgage loans. However, if the master servicer or the servicers make advances which are determined to be nonrecoverable from future payments and collections on the related mortgage loan, such parties will be entitled to reimbursement for such advances prior to any distributions to certificateholders.

          The servicers will also make interest payments to compensate in part for any shortfall in interest payments on the certificates which results from a mortgagor prepaying a related mortgage loan. If the servicers fail to make required payments in respect of such shortfalls, the master servicer will be obligated to reduce a portion of its master servicing fee to the extent necessary to fund any such shortfalls.

          We refer you to "Servicing of the Mortgage Loans" in this prospectus supplement for more detail.

                                FEES AND EXPENSES

          Before payments are made on the certificates, the servicers will be paid a monthly fee calculated as either 0.250% or 0.200% per annum on the principal balance of the mortgage loans serviced by that servicer as described under "Fees and Expenses of the Issuing Entity" in this prospectus supplement.

          Compensation to the master servicer will consist of a portion of investment income on funds held in the distribution account. The master servicer will pay the trustee fee and the securities administrator fee from such investment income. Expenses of the servicers, the master servicer, the trustee and the securities administrator may be reimbursed from the issuing entity before payments are made on the certificates.

                             MATERIAL FEDERAL INCOME
                                TAX CONSEQUENCES

          For federal income tax purposes, a designated portion of the issuing entity will comprise multiple REMICs: one or more underlying REMICs and a single upper-tier REMIC. Each underlying REMIC will hold either mortgage loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest. The upper-tier REMIC will hold as assets regular interests issued by one or more underlying REMICs and will issue the several classes of certificates, which, other than the Class A-R Certificates and the exchangeable certificates, will represent the regular interests in the upper-tier REMIC. The Class A-R Certificates will represent ownership of the residual interest in the upper-tier REMIC. The exchangeable certificates will represent ownership of multiple REMIC regular interests. The residual interests in the underlying REMICs are not offered hereby.

          We refer you to "Material Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for more information.

                                  ERISA MATTERS

          Subject to important considerations described under "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus, the offered certificates, other than the Class A-R

Certificates, will be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements. The Class A-R Certificates will not be eligible for purchase by any such plan or arrangement, except as described herein.

          We refer you to "ERISA Matters" in this prospectus supplement and "ERISA Considerations" in the accompanying prospectus for more information.

                                LEGAL INVESTMENT

          Generally all of the certificates offered by this prospectus supplement (except the Class B-2 and Class B-3 Certificates) will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. You should consult your legal advisor in determining whether and to what extent the offered certificates constitute legal investments for you.

          There are other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should consider.

          We refer you to "Legal Investment" in the prospectus for more information.

                           RATING OF THE CERTIFICATES

          The certificates offered by this prospectus supplement will initially have ratings at least as high as the ratings specified on page S-1 and S-2 from Moody's Investors Service, Inc. and Fitch Ratings.

                                  RISK FACTORS

          Investors should consider the following factors in connection with the purchase of certificates. You should also consider the risk factors described in the accompanying prospectus. All statistical information referred to in this section is based on the mortgage pools as constituted on the cut-off date.

PREPAYMENTS ARE UNPREDICTABLE AND AFFECT YIELD

          The rate of principal distributions and yield to maturity on the certificates will be directly related to the rate of principal payments on the mortgage loans or mortgage components, as applicable (i) of the related subgroup or subgroups, in the case of the senior certificates and (ii) pool 1, pool 2 and pool 3 in the aggregate, in the case of the subordinate certificates. Approximately 93.77% of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The remaining mortgage loans impose a penalty for certain early full or partial prepayments of a mortgage loan. If a mortgage loan imposes a prepayment penalty and the mortgagor makes a prepayment during a specified period which generally ranges from a minimum of one year to a maximum of five years after origination and the amount of such prepayment is in excess of a certain amount, a penalty is imposed and will be collected to the extent permitted under applicable law. Prepayment penalties may discourage mortgagors from prepaying their mortgage loans during the penalty period and, accordingly, affect the rate of prepayment of such mortgage loans even in a declining interest rate environment.

          The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner maturity. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease.

          We cannot predict the rate at which borrowers will repay their mortgage loans. The yield to maturity of the certificates will also be affected by the master servicer's exercise of its optional clean-up redemption rights.

          See "Risk Factors-- Yield is Sensitive to Rate of Principal Prepayment" in the prospectus and "Yield, Prepayment and Weighted Average Life" in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

RAPID PREPAYMENTS ON THE MORTGAGE COMPONENTS IN THE RELATED MORTGAGE POOLS WILL REDUCE THE YIELD ON THE CLASS A-X CERTIFICATES.

          The Class A-X Certificates receive only distributions of interest. Distributions to the holders of these classes are based on their notional amount, calculated as described herein. You should fully consider the risks associated with an investment in the Class A-X Certificates. If the subgroup 1-4, subgroup 2-2 or subgroup 3-3 mortgage components prepay faster than expected, holders of the Class A-X Certificates may not fully recover their initial investment.

          Payments to the holders of the Class A-X Certificates come only from interest payments on certain mortgage components in subgroup 1-4, subgroup 2-2 and subgroup 3-3. These mortgage components are called premium rate mortgage loans because in general they have the highest mortgage interest rates in that mortgage pool. In general, the higher the mortgage interest rate is on a premium rate mortgage loan in subgroup 1-4, subgroup 2-2 or subgroup 3-3, the more interest the Class A-X Certificates receive from that mortgage component. If mortgage interest rates decline, these premium rate mortgage loans are more likely to be refinanced, and, therefore, prepayments in full on these mortgage components are more likely to occur. If the related premium rate mortgage loans prepay faster than expected, you may not fully recover your initial investment.

          See "Yield, Prepayment and Weighted Average Life--Sensitivity of Certain Interest-Only Certificates" in this prospectus supplement for more detail.

SLOWER PREPAYMENTS ON THE RELATED MORTGAGE LOANS WILL REDUCE THE YIELD ON THE PRINCIPAL-ONLY CERTIFICATES.

          Payments to the holders of the Class A-P Certificates come only from principal payments on the discount mortgage components in subgroup 1-1 and subgroup 2-1. In general, the lower the net mortgage rate is on a mortgage component, the more principal the Class A-P Certificates receive from that mortgage component. Because holders of the Class A-P Certificates receive only distributions of principal, they will be adversely affected by slower than expected prepayments on the related mortgage components. If you are investing in the Class A-P Certificates, you should consider that since the discount mortgage components have lower net mortgage rates, they are likely to have a slower prepayment rate than other mortgage loans.

          In addition, the Class 1-A-9 and Class 1-A-16 Certificates are principal-only certificates that are not entitled to payments of interest. If you are investing in the Class 1-A-9 or Class 1-A-16 Certificates, you should consider the risk that a slower rate of prepayments on the related mortgage components will reduce the yield on these certificates.

          See "Yield, Prepayment and Weighted Average Life--Yield on the Principal-Only Certificates" in this prospectus supplement for tables showing expected yields for the Class 1-A-9, Class 1-A-16 and Class A-P Certificates at different prepayment rates.

SERVICING TRANSFERS MAY INCREASE DELINQUENCIES

          Servicing of a portion of the mortgage loans will be transferred to JPMorgan Chase Bank, National Association after the closing date. The transfer of servicing of these mortgage loans may result in a temporary increase in the delinquencies on the transferred mortgage loans.

MORTGAGE LOANS WITH INTEREST-ONLY PAYMENTS AND HIGH BALANCE LOANS

          Approximately 24.15%, 2.98% and 14.51% of the mortgage loans in pool 1, pool 2 and pool 3, respectively, provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of ten years following the origination of the related mortgage loan. Following the applicable interest-only period, the monthly payment with respect to each such mortgage loan will be increased to an amount sufficient to amortize the principal balance of such mortgage loan over its remaining term, and to pay interest at the related mortgage interest rate.

          See "Risk Factors -- Risks Related to Loans with Interest-Only Payments" in the prospectus for a discussion of the risks related to interest-only mortgage loans.

          As of the cut-off date, approximately 8.68%, 20.67% and 9.44% of the mortgage loans in pool 1, pool 2 and pool 3, respectively, were in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on such mortgage pool.

SIMULTANEOUS SECOND LIEN RISK

          With respect to a substantial portion of the mortgage loans, at the time of origination of the first lien mortgage loan, the originator also originated a second lien mortgage loan which is not included in the aggregate pool. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan even though the first lien loan is current which would constitute a default on the first lien loan. In addition to the mortgage loans discussed above that have simultaneous subordinate financing provided by the originator, with respect to certain other mortgage loans, at the time of origination of the first lien mortgage loan, the related mortgaged property may also be encumbered by a second lien mortgage to a mortgagee other than the originator. Investors should also note that any mortgagor may obtain subordinate financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

LIMITED CROSS-COLLATERALIZATION; LIMITED RECOURSE

          With very limited exception described in "Description of the Certificates -- Limited Cross-Collateralization," interest and principal on the Group 1A Certificates will be allocated based on amounts collected in respect of the mortgage components in the related pool 1 subgroup; interest and principal on the Group 2A Certificates will be allocated based on amounts collected in respect of the mortgage components in the related pool 2 subgroup and interest and principal on the Group 3A Certificates will be allocated based on amounts collected in respect of the mortgage components in the related pool 3 subgroup. In the case of the Group 1A, Group 2A and Group 3A Certificates, the pool 1 subgroups, pool 2 subgroups and pool 3 subgroups will generally not be "cross-collateralized" -- interest and principal collections received from the mortgage components in a pool 1, pool 2 or pool 3 subgroup will only be available for distribution to the related senior certificates and not to the senior certificates related to the other subgroups.

          Because the subordinate certificates represent interests in the aggregate pool, the class principal amounts of the subordinate certificates could be reduced to zero as a result of realized losses on the mortgage loans in any pool. Therefore, the allocation of realized losses on the mortgage loans in any such pool to the subordinate certificates will reduce the subordination provided by the subordinate certificates to all of the Group 1A, Group 2A and Group 3A Certificates, including the senior certificates related to the pool 1 subgroups, pool 2 subgroups or pool 3 subgroups that did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior certificates related to the pool 1 subgroups, pool 2 subgroups or pool 3 subgroups that did not suffer those previous losses.

          Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the servicers, the master servicer, the securities administrator, the trustee nor any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the related mortgage loans are insufficient to make all payments required on the related certificates and the protection against losses provided by subordination is exhausted, you may incur a loss on your investment.

POTENTIAL INADEQUACY OF CREDIT ENHANCEMENT

          The certificates are not insured by any financial guaranty insurance policy. The subordination and loss allocation features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, as applicable, but are limited in nature and may be insufficient to cover all losses on the mortgage loans. None of the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement or to take any other action to maintain the rating of the certificates.

          The amount of any realized losses, other than excess losses, experienced on a mortgage loan will be applied to reduce the principal amount of the class of subordinate certificates with the highest numerical class designation, until the principal balance of that class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior related classes will incur realized losses and may never receive all of their principal payments. You should consider the following:

          o if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-3 Certificates by the amount of that excess;

          o if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-2 Certificates by the amount of that excess;

          o if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal amount of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, the principal amount of your certificate will be reduced proportionately with the principal amount of the other Class B-1 Certificates by the amount of that excess;

          o after the total class principal amount of the subordinate certificates has been reduced to zero, realized losses on the mortgage components in a subgroup will reduce the class principal amounts of the related senior certificates, except that (i) most realized losses on the subgroup 1-2 mortgage components that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until the class principal amount of the Class 1-A-2 Certificates has been reduced to zero, (ii) most realized losses on the subgroup 1-4 mortgage components that would otherwise be allocated to the Class 1-A-22 Certificates will instead be allocated to the Class 1-A-23 Certificates, until the class principal amount of the Class 1-A-23 Certificates has been reduced to zero, (iii) most realized losses on the subgroup 3-2 mortgage components that would otherwise be allocated to the Class 3-A-5 Certificates will instead be allocated to the Class 3-A-6 Certificates, until the class principal amount of the Class 3-A-6 Certificates has been reduced to zero, (iv) most realized losses on the subgroup 3-2 mortgage components that would otherwise be allocated to the Class 3-A-8 Certificates will instead be allocated to the Class 3-A-9 Certificates, until the class principal amount of the Class 3-A-9 Certificates has been reduced to zero and (v) most realized losses on the subgroup 3-3 mortgage components that would otherwise be allocated to the Class 3-A-10, Class 3-A-11 and Class 3-A-12 Certificates will instead be allocated to the Class 3-A-13 Certificates, until the class principal amount of the Class 3-A-13 Certificates has been reduced to zero. See "Description of the Certificates -- Priority of Distributions" and "-- Allocation of Losses" in this prospectus supplement.

          Furthermore, the subordinate certificates will provide only limited protection against some categories of losses such as special hazard losses, bankruptcy losses and fraud losses up to the amounts specified in this prospectus supplement. Any such losses on the mortgage components in a subgroup in excess of those amounts will be allocated pro rata among each class of senior certificates (other than the interest-only certificates) related to that subgroup and each class of subordinate certificates in the manner set forth in this prospectus supplement, even if the principal balance of the subordinate classes have not been reduced to zero. You should note that it is possible that a disproportionate amount of coverage for these types of losses may be experienced by one subgroup which could make certificates related to the other subgroups more likely to suffer a loss. See "Description of the Certificates -- Allocation of Losses" in this prospectus supplement.

RISKS RELATED TO EXCHANGEABLE CERTIFICATES

          The characteristics of the exchangeable certificates will reflect the characteristics of the related REMIC certificates. Investors should also consider a number of factors that will limit a certificateholder's ability to exchange REMIC certificates for related exchangeable certificates and vice versa:

     o At the time of the proposed exchange, a certificateholder must own certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex D.

     o A certificateholder that does not own the certificates may be unable to obtain the necessary REMIC certificates or exchangeable certificates.

     o The certificateholder of needed certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

     o Certain certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

     o Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

     o    Only the combinations listed on Annex D are permitted.

SPECIAL RISKS ASSOCIATED WITH THE PAC CLASSES AND THE COMPANION CLASSES

          On each distribution date, the PAC Classes, which are planned amortization classes, receive principal distributions according to the schedule set forth in Annex C-1 or Annex C-2, as applicable. These certificates will generally be less affected by the rate of principal prepayments than would such certificates if they did not receive principal distributions according to a schedule. The schedule for the PAC I Classes set forth in Annex C-1 assumes that the subgroup 1-3 mortgage components will prepay between 100% and 250% PSA. The schedule for the PAC II Class set forth in Annex C-2 assumes that the subgroup 1-3 mortgage components will prepay between 120% and 250% PSA. However, it is very unlikely that the rate of prepayments on the subgroup 1-3 mortgage components will remain constant at this level. If the subgroup 1-3 mortgage components prepay at a rate faster or slower than the assumed level, distributions of principal to the PAC Classes may no longer be made according to their respective schedule. Moreover, once the Companion Classes have been paid in full, the PAC Classes will become very sensitive to the rate of prepayments and may no longer be paid according to the schedule set forth in Annex C-1 or Annex C-2, as applicable. See "Description of the Certificates -- Priority of Distributions" in this prospectus supplement.

          The Companion Classes, will be especially sensitive to the rate of prepayments on the subgroup 1-3 mortgage components. The Companion Classes act as a prepayment cushion for the PAC Classes, absorbing excess principal prepayments. On each distribution date, the Companion Classes receive principal only if the PAC Classes have been paid according to their respective schedule. If the rate of prepayments on the subgroup 1-3 mortgage components is slow enough so that the PAC Classes are not paid according to their respective schedule, then the Companion Classes will not receive any distribution of principal on that distribution date. However, if the rate of prepayments is high enough so that the PAC Classes have been paid according to their schedule, then the Companion Classes will receive all of the remaining principal otherwise available for distribution to the PAC Classes. This may cause wide variations in the amount of principal the Companion Classes will receive on each distribution date.

HOLDING OF SUBORDINATE CERTIFICATES CREATES ADDITIONAL RISKS

          The protections afforded senior certificates in this transaction create risks for the subordinate certificates. Prior to any purchase of subordinate certificates, consider the following factors that may adversely impact your yield:

     o Because subordinate certificates receive interest and principal distributions after the senior certificates, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

     o Except under circumstances described in this prospectus supplement, the subordinate certificates entitled to principal are not entitled to a full proportionate share of principal prepayments on the mortgage loans until the beginning of the tenth year after the closing date. In addition, if certain losses on the mortgage loans exceed stated levels, a portion of the principal distribution payable to such classes of subordinate certificates with higher alphanumerical class designations will be paid to the classes of subordinate certificates with lower alphanumerical class designations.

     o If the related servicer determines not to advance a delinquent payment on a mortgage loan because such amount is deemed not recoverable from a mortgagor, there may be a shortfall in distributions on the certificates which will impact the subordinate certificates.

     o Losses on the mortgage loans will be allocated to the subordinate certificates in reverse order of their priority of payment. A loss allocation results in a reduction of a class principal balance without a corresponding distribution of cash to the holder. A lower class principal balance will result in less interest accruing on the certificate.

          The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on the yield.

CONCENTRATION OF MORTGAGE LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

          Approximately 20.22%, 25.73% and 36.17% of the mortgage loans in pool 1, pool 2 and pool 3, respectively, are secured by mortgaged properties located in California. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as earthquakes, mudslides, hurricanes, floods, wildfires and eruptions, and civil disturbances such as riots.

          Since 2001, California has experienced intermittent energy shortages that have resulted in unpredictable rolling blackouts and higher energy costs. In addition, recently the cost of crude oil reached record highs. These higher energy and fuel costs could reduce the amount of money that the affected obligors have available to make monthly payments. Higher energy costs and blackouts could also cause business disruptions, which could cause unemployment and an economic downturn. Such obligors could potentially become delinquent in making monthly payments or default if they were unable to make payments due to increased energy or fuel bills or unemployment. The issuing entity's ability to make payments on the certificates could be adversely affected if the related obligors were unable to make timely payments. The depositor cannot predict whether, or to what extent or for how long, such events may occur.

          There are also significant concentrations of mortgage loans in other states as described under "Description of the Mortgage Pools -- Tabular Characteristics of the Mortgage Loans" in this prospectus supplement. Consequently, losses and prepayments on the mortgage loans and the resultant payments on the related certificates may be affected significantly by changes in the housing markets and the regional economies in any of these areas and by the occurrence of natural disasters, such as earthquakes, hurricanes, tornadoes, tidal waves, mud slides, fires and floods in these areas.

HURRICANES MAY HAVE AFFECTED MORTGAGED PROPERTIES

          Hurricanes, which have struck the Gulf Coast region of the United States during the months of July, August, September and October 2005, may have adversely affected any mortgaged properties located in that area. The related originator or the seller will make a representation and warranty that each mortgaged property is free of material damage and in good repair as of the closing date. We do not know how many mortgaged properties have been or may be affected by the hurricanes. No assurance can be given as to the effect of this event on the rate of delinquencies and losses on the mortgage loans secured by mortgaged properties that were or may be affected by the hurricanes. Any adverse impact as a result of this event may be borne by the holders of the certificates, particularly if the related seller fails to repurchase any mortgage loan that breaches this representation and warranty or the damage to a mortgaged property occurs after the closing date.

          In addition, we are unable to predict the effect of the hurricanes on the economy in the affected regions. The full economic impact of the hurricanes is uncertain but may affect the ability of borrowers to make payments on their mortgage loans, the ability of the servicer to make collections on mortgage loans and the level of forbearance afforded by the servicer to borrowers. Initial economic effects appear to include localized areas of nearly complete destruction of the economic infrastructure and cessation of economic activity, regional interruptions in travel and transportation, tourism and economic activity generally, and nationwide decreases in petroleum availability with a corresponding increase in price. Additional hurricanes are expected in 2006.

                            GLOSSARY OF DEFINED TERMS

          A glossary of defined terms used in this prospectus supplement begins on page S-83. Any terms used in this prospectus supplement but not defined in the glossary are defined in the accompanying prospectus.

                        DESCRIPTION OF THE MORTGAGE POOLS

GENERAL

          The following is a summary description of the Mortgage Loans in the Pools as of the Cut-off Date. The information presented herein does not take into account any Mortgage Loans that have or may prepay in full or have been or may be removed because of incomplete documentation or otherwise for the period from the Cut-off Date to the Closing Date, or other Mortgage Loans that may be substituted therefor. As a result, the information regarding the Mortgage Loans may vary from comparable information based upon the actual composition of the Pools as of the Closing Date, although such variance will not be material.

          Whenever reference is made herein to a percentage of some or all of the Mortgage Components or Mortgage Loans or some or all of a Subgroup or Pool, such percentage is determined on the basis of the Stated Principal Balance (as defined below at "Description of the

Certificates -- Distributions of Interest") of the Mortgage Components or Mortgage Loans in the aggregate or of a particular Subgroup or Pool, as of the Cut-off Date.

          The Sponsor selected the Mortgage Loans for sale to the Depositor from among its portfolio of mortgage loans based on a variety of considerations, including type of mortgage loan, geographic concentration, range of mortgage interest rates, principal balance, credit scores and other characteristics. In making this selection, the Sponsor took into account investor preferences and the Sponsor's objective of obtaining the most favorable combination of ratings on the Certificates.

THE MORTGAGE LOANS

          At the Cut-off Date, the assets of the Issuing Entity consisted of three pools having, in the aggregate, 2,916 fixed-rate Mortgage Loans, each secured by first liens on a Mortgaged Property, having an Aggregate Cut-off Date Balance of approximately $1,291,008,692. Substantially all of the Pool 1 and Pool 3 Mortgage Loans have original terms to maturity of thirty years. Substantially all of the Pool 2 Mortgage Loans have original terms to maturity of fifteen years. Each Pool has the characteristics described below.

          Pool 1 consists of 1,929 Mortgage Loans having a Cut-off Date balance of approximately $708,682,985 (approximately 54.89% of the Aggregate Pool Cut-off Date Balance). Substantially all of the Mortgage Loans in Pool 1 have original terms to maturity of thirty years. As of the Cut-off Date, with respect to the Pool 1 Mortgage Loans, the weighted average Mortgage Rate is approximately 6.213% per annum and the weighted average remaining term to maturity is approximately 354 months. No Pool 1 Mortgage Loan had a Loan-to-Value Ratio at origination of more than 99.99%. Approximately 24.15% of the Pool 1 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan. Following such interest-only period, the Scheduled Payment with respect to each such Pool 1 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

          Pool 2 consists of 392 Mortgage Loans having a Cut-off Date balance of approximately $200,833,148 (approximately 15.56% of the Aggregate Pool Cut-off Date Balance). Substantially all of the Mortgage Loans in Pool 2 have original terms to maturity of 15 years. As of the Cut-off Date, with respect to the Pool 2 Mortgage Loans, the weighted average Mortgage Rate is approximately 5.880% per annum and the weighted average remaining term to maturity is approximately 174 months. No Pool 2 Mortgage Loan had a Loan-to-Value Ratio at origination of more than 95.00%. Approximately 2.98% of the Pool 2 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan. Following such interest-only period, the Scheduled Payment with respect to each such Pool 2 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

          Pool 3 consists of 595 Mortgage Loans having a Cut-off Date balance of approximately $381,492,557 (approximately 29.55% of the Aggregate Pool Cut-off Date Balance). All of the Mortgage Loans in Pool 3 have original terms to maturity of thirty years. As of the Cut-off Date, with respect to the Pool 3 Mortgage Loans, the weighted average Mortgage Rate is approximately 6.546% per annum and the weighted average remaining term to maturity is approximately 359 months. No Pool 3 Mortgage Loan had a Loan-to-Value Ratio at origination of more than 90.00%. Approximately 14.51% of the Pool 3 Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan. Following such interest-only period, the Scheduled Payment with respect to each such Pool 3 Mortgage Loan will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.

          Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 1A Certificates entitled to principal, the Pool 1 Mortgage Loans will be divided into four separate subgroups, Subgroup 1-1, Subgroup 1-2, Subgroup 1-3 and Subgroup 1-4. Each Subgroup will consist of the Mortgage Components of Pool 1 Mortgage Loans described below.

Subgroup 1-1 will consist of:

a) 100% of the principal balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate equal to or less than 5.00% per annum, and

b) a portion of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and equal to or less than 5.50% per annum, equal to:

                                                  (Net Mortgage Rate - 5.00%)
The principal balance of such Mortgage Loan x 1 - ---------------------------
                                                             0.50%

Subgroup 1-2 will consist of:

a) a portion of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and equal to or less than 5.50% per annum, equal to:

                                                  (Net Mortgage Rate - 5.00%)
The principal balance of such Mortgage Loan x     ---------------------------
                                                             0.50%

and b) a portion of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 5.50% per annum and equal to or less than 6.00% per annum, equal to:

                                                  (Net Mortgage Rate - 5.50%)
The principal balance of such Mortgage Loan x 1 - ---------------------------
                                                             0.50%

Subgroup 1-3 will consist of:

a) a portion of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 5.50% per annum and equal to or less than 6.00% per annum, equal to:

                                                  (Net Mortgage Rate - 5.50%)
The principal balance of such Mortgage Loan x     ---------------------------
                                                             0.50%

and b) a portion of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 6.00% per annum and equal to or less than 6.50% per annum, equal to:

                                                  (Net Mortgage Rate - 6.00%)
The principal balance of such Mortgage Loan x 1 - ---------------------------
                                                             0.50%

Subgroup 1-4 will consist of:

a) a portion of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 6.00% per annum and equal to or less than 6.50% per annum, equal to:

                                                  (Net Mortgage Rate - 6.00%)
The principal balance of such Mortgage Loan x     ---------------------------
                                                             0.50%
and b) 100% of the principal balance of each Pool 1 Mortgage Loan with a Net Mortgage Rate greater than 6.500% per annum.

          Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 2A Certificates entitled to principal, the Pool 2 Mortgage Loans will be divided into two separate subgroups, Subgroup 2-1 and Subgroup 2-2. Each Subgroup will consist of the Mortgage Components of Pool 2 Mortgage Loans described below.

Subgroup 2-1 will consist of:

a) 100% of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate equal to or less than 5.00% per annum, and

b) a portion of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and equal to or less than 5.875% per annum, equal to:

                                                  (Net Mortgage Rate - 5.00%)
The principal balance of such Mortgage Loan x 1 - ---------------------------
                                                             0.875%

Subgroup 2-2 will consist of:

a) a portion of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and equal to or less than 5.875% per annum, equal to:

                                                  (Net Mortgage Rate - 5.00%)
The principal balance of such Mortgage Loan x     ---------------------------
                                                             0.875%

and b) 100% of the principal of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.875% per annum.

          Solely for purposes of allocating principal distributions and losses with respect to principal among the Group 3A Certificates entitled to principal, the Pool 3 Mortgage Loans will be divided into three separate subgroups, Subgroup 3-1, Subgroup 3-2 and Subgroup 3-3. Each Subgroup will consist of the Mortgage Components of Pool 3 Mortgage Loans described below.

Subgroup 3-1 will consist of:

a) 100% of the principal balance of each Pool 3 Mortgage Loan with a Net Mortgage Rate equal to or less than 6.00% per annum, and

b) a portion of each Pool 3 Mortgage Loan with a Net Mortgage Rate greater than 6.00% per annum and equal to or less than 6.25% per annum, equal to:

                                                  (Net Mortgage Rate - 6.00%)
The principal balance of such Mortgage Loan x 1 - ---------------------------
                                                             0.25%

Subgroup 3-2 will consist of:

a) a portion of each Pool 3 Mortgage Loan with a Net Mortgage Rate greater than 6.00% per annum and equal to or less than 6.25% per annum, equal to:

                                                  (Net Mortgage Rate - 6.00%)
The principal balance of such Mortgage Loan x     ---------------------------
                                                             0.25%
and b) a portion of each Pool 3 Mortgage Loan with a Net Mortgage Rate greater than 6.25% per annum and equal to or less than 6.50% per annum, equal to:

                                                  (Net Mortgage Rate - 6.25%)
The principal balance of such Mortgage Loan x 1 - ---------------------------
                                                             0.25%

Subgroup 3-3 will consist of:

a) a portion of each Pool 3 Mortgage Loan with a Net Mortgage Rate greater than 6.25% per annum and equal to or less than 6.50% per annum, equal to:

                                                  (Net Mortgage Rate - 6.25%)
The principal balance of such Mortgage Loan x     ---------------------------
                                                             0.25%

and b) 100% of the principal of each Pool 3 Mortgage Loan with a Net Mortgage Rate greater than 6.500% per annum.

          To the extent principal is received or losses with respect to principal are incurred with respect to a Mortgage Loan that is divided into Mortgage Components, such principal or losses will be allocated among the Mortgage Components, pro rata, based on the principal balances of the Mortgage Components. To the extent principal or losses with respect to principal are allocated to a Mortgage Component in Subgroup 1-1 or Subgroup 2-1 that relates to a Mortgage Loan having a Net Mortgage Rate of less than 5.00%, an amount equal to the product of the applicable Class PO Fraction for such Mortgage Component will be distributed or allocated to the Class A-P Certificates, as applicable.

          Certain general information with respect to the Mortgage Loans is set forth below. Prior to the Closing Date, Mortgage Loans may be removed from the Issuing Entity and other mortgage loans may be substituted therefor. The Depositor believes that the information set forth herein with respect to the Mortgage Loans as presently constituted is representative of the characteristics of the Mortgage Loans as they will be constituted at the Closing Date, although the numerical data and certain other characteristics of the Mortgage Loans described herein may vary within a range of plus or minus 5%.

          None of the Mortgage Loans will be guaranteed by any governmental agency. Pursuant to the Assignment Agreements, the Seller and the Depositor will assign to the Trustee, on behalf of the Issuing Entity, their respective interests in the underlying Purchase and Servicing Agreements with respect to the Mortgage Loans originally entered into between the Seller and the related Originator.

          All of the Mortgage Loans provide for payments due on the first day of each month. Scheduled payments made by the borrowers either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Approximately 6.23% of the Mortgage Loans include prepayment penalties for early voluntary prepayments in full or in part. Any prepayment penalties received from collections on these Mortgage Loans will be distributed to the Class P Certificates.

          The Mortgage Loans were originated from August 2002 through May 2006. No more than approximately 0.69% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area. The latest stated maturity date of any Mortgage Loan is in June 1, 2036. As of the Cut-off Date, the weighted average Mortgage Rate of the Mortgage Loans is approximately 6.259% per annum and the weighted average remaining term to maturity is approximately 328 months.

          As of the Cut-off Date, no Mortgage Loan was more than 30 days delinquent.

          All Mortgage Loans with Loan-to-Value Ratios greater than 80% at origination that were not supported by a third-party guarantee were covered by a primary mortgage insurance policy. No assurance can be given that the value of any Mortgaged Property has remained or will remain at the level that existed on the appraisal or sales date. If residential real estate values generally or in a particular geographic area decline, the Loan-to-Value Ratios might not be a reliable indicator of the rates of delinquencies, foreclosures and losses that could occur with respect to such Mortgage Loans.

          As set forth in the "CREDIT SCORES" table below, credit scores have been supplied with respect to the mortgagors. Credit scores are obtained by many mortgage lenders in connection with mortgage loan applications to help evaluate a borrower's creditworthiness. Credit scores are generated by models developed by third-party credit reporting organizations which analyzed data on consumers in order to establish patterns which are believed to be indicative of a borrower's probability of default. The credit score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., that a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that a credit score will be an accurate predictor of the likely risk or quality of the related mortgage loan.

                  TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS

TABULAR CHARACTERISTICS OF THE MORTGAGE LOANS (AGGREGATE POOL)

          The Mortgage Loans in the Aggregate Pool are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Total Aggregate Pool Mortgage Loans.............        2,916
Total Stated Principal Balance............................    $1,291,008,692
Mortgage Rates:
   Weighted Average.......................................        6.259%
   Range..................................................   5.000% to 7.000%
Weighted Average Remaining Term to Maturity (in months)...         328

          The Stated Principal Balances of the Mortgage Loans in the Aggregate Pool range from approximately $18,088 to approximately $5,288,999. The Mortgage Loans in the Aggregate Pool have an average Stated Principal Balance of approximately $442,732. The weighted average Loan-to-Value Ratio at origination of the Mortgage Loans in the Aggregate Pool is approximately 68.68%, and no Mortgage Loan in the Aggregate Pool had a Loan-to-Value Ratio at origination exceeding 99.99%. No more than approximately 0.69% of the Mortgage Loans in the Aggregate Pool are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Loans in the Aggregate Pool are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A (which is incorporated herein as part of this

Prospectus Supplement). Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in the Aggregate Pool as of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE POOL 1 MORTGAGE LOANS

          The Pool 1 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 1 Mortgage Loans...........................        1,929
Total Stated Principal Balance............................     $708,682,985
Mortgage Rates:
   Weighted Average.......................................        6.213%
   Range..................................................   5.000% to 7.000%
Weighted Average Remaining Term to Maturity (in months)...         354

          The Stated Principal Balances of the Pool 1 Mortgage Loans range from approximately $48,884 to approximately $1,546,195. The Pool 1 Mortgage Loans have an average Stated Principal Balance of approximately $367,383. The weighted average Loan-to-Value Ratio at origination of the Pool 1 Mortgage Loans is approximately 69.26%, and no Pool 1 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 99.99%. No more than approximately 0.67% of the Pool 1 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Loans in Pool 1 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 1 as of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 1-1 MORTGAGE COMPONENTS

          The Subgroup 1-1 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 1-1 Mortgage Components................          234
Total Stated Principal Balance............................      $42,064,615
Mortgage Rates:
   Weighted Average.......................................        5.438%
   Range..................................................   5.000% to 5.625%
Weighted Average Remaining Term to Maturity (in months)...          350

          The weighted average Loan-to-Value Ratio at origination of the Subgroup 1-1 Mortgage Components is approximately 63.79%, and no Subgroup 1-1 Mortgage Component had a Loan-to-Value Ratio at origination exceeding 84.27%. No more than approximately 2.24% of the Subgroup 1-1 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Components in Subgroup 1-1 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Components in Subgroup 1-1 as of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 1-2 MORTGAGE COMPONENTS

          The Subgroup 1-2 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 1-2 Mortgage Components................          769
Total Stated Principal Balance............................     $156,193,866
Mortgage Rates:
   Weighted Average.......................................        5.814%
   Range..................................................   5.375% to 6.150%
Weighted Average Remaining Term to Maturity (in months)...          352

          The weighted average Loan-to-Value Ratio at origination of the Subgroup 1-2 Mortgage Components is approximately 67.47%, and no Subgroup 1-2 Mortgage Component had a Loan-to-Value Ratio at origination exceeding 95.00%. No more than approximately 1.48% of the Subgroup 1-2 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Components in Subgroup 1-2 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Components in Subgroup 1-2 as of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 1-3 MORTGAGE COMPONENTS

          The Subgroup 1-3 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 1-3 Mortgage Components................         1,427
Total Stated Principal Balance............................     $323,201,119
Mortgage Rates:
   Weighted Average.......................................        6.288%
   Range..................................................   5.850% to 6.700%
Weighted Average Remaining Term to Maturity (in months)...          355

          The weighted average Loan-to-Value Ratio at origination of the Subgroup 1-3 Mortgage Components is approximately 69.39%, and no Subgroup 1-3 Mortgage Component had a Loan-to-Value Ratio at origination exceeding 99.99%. No more than approximately 0.74% of the Subgroup 1-3 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Components in Subgroup 1-3 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Components in Subgroup 1-3 as of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 1-4 MORTGAGE COMPONENTS

          The Subgroup 1-4 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 1-4 Mortgage Components................          974
Total Stated Principal Balance............................     $187,223,383
Mortgage Rates:
   Weighted Average.......................................        6.590%
   Range..................................................   6.310% to 7.000%
Weighted Average Remaining Term to Maturity (in months)...          356

          The weighted average Loan-to-Value Ratio at origination of the Subgroup 1-4 Mortgage Components is approximately 71.76%, and no Subgroup 1-4 Mortgage Component had a Loan-to-Value Ratio at origination exceeding 95.00%. No more than approximately 0.87% of the Subgroup 1-4 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Components in Subgroup 1-4 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Components in Subgroup 1-4 as of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE POOL 2 MORTGAGE LOANS

          The Pool 2 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 2 Mortgage Loans...........................          392
Total Stated Principal Balance............................     $200,833,148
Mortgage Rates:
   Weighted Average.......................................        5.880%
   Range..................................................   5.125% to 6.750%
Weighted Average Remaining Term to Maturity (in months)...          174

          The Stated Principal Balances of the Pool 2 Mortgage Loans range from approximately $18,088 to approximately $5,288,999. The Pool 2 Mortgage Loans have an average Stated Principal Balance of approximately $512,329. The weighted average Loan-to-Value Ratio at origination of the Pool 2 Mortgage Loans is approximately 63.58%, and no Pool 2 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 95.00%. No more than approximately 2.63% of the Pool 2 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Loans in Pool 2 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 2 as of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 2-1 MORTGAGE COMPONENTS

          The Subgroup 2-1 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 2-1 Mortgage Components................          278
Total Stated Principal Balance............................      $57,857,264
Mortgage Rates:
   Weighted Average.......................................        5.645%
   Range..................................................   5.125% to 6.100%
Weighted Average Remaining Term to Maturity (in months)...          173

          The weighted average Loan-to-Value Ratio at origination of the Subgroup 2-1 Mortgage Components is approximately 63.38%, and no Subgroup 2-1 Mortgage Component had a Loan-to-Value Ratio at origination exceeding 95.00%. No more than approximately 2.20% of the Subgroup 2-1 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Components in Subgroup 2-1 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Components in Subgroup 2-1 as of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 2-2 MORTGAGE COMPONENTS

          The Subgroup 2-2 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 2-2 Mortgage Components................          387
Total Stated Principal Balance............................     $142,975,884
Mortgage Rates:
   Weighted Average.......................................        5.975%
   Range..................................................   5.250% to 6.750%
Weighted Average Remaining Term to Maturity (in months)...          175

          The weighted average Loan-to-Value Ratio at origination of the Subgroup 2-2 Mortgage Components is approximately 63.66%, and no Subgroup 2-2 Mortgage Component had a Loan-to-Value Ratio at origination exceeding 95.00%. No more than approximately 2.85% of the Subgroup 2-2 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Components in Subgroup 2-2 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Components in Subgroup 2-2 as of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE POOL 3 MORTGAGE LOANS

          The Pool 3 Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Pool 3 Mortgage Loans...........................          595
Total Stated Principal Balance............................     $381,492,557
Mortgage Rates:
   Weighted Average.......................................        6.546%
   Range..................................................   6.250% to 6.875%

Weighted Average Remaining Term to Maturity (in months)...          359

          The Stated Principal Balances of the Pool 3 Mortgage Loans range from approximately $246,553 to approximately $3,000,000. The Pool 3 Mortgage Loans have an average Stated Principal Balance of approximately $641,163. The weighted average Loan-to-Value Ratio at origination of the Pool 3 Mortgage Loans is approximately 70.29%, and no Pool 3 Mortgage Loan had a Loan-to-Value Ratio at origination exceeding 90.00%. No more than approximately 0.89% of the Pool 3 Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Loans in Pool 3 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Loans in Pool 3 as of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 3-1 MORTGAGE COMPONENTS

          The Subgroup 3-1 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 3-1 Mortgage Components................          153
Total Stated Principal Balance............................      $64,478,272
Mortgage Rates:
   Weighted Average.......................................        6.326%
   Range..................................................   6.250% to 6.375%
Weighted Average Remaining Term to Maturity (in months)...          359

          The weighted average Loan-to-Value Ratio at origination of the Subgroup 3-1 Mortgage Components is approximately 67.78%, and no Subgroup 3-1 Mortgage Component had a Loan-to-Value Ratio at origination exceeding 90.00%. No more than approximately 3.09% of the Subgroup 3-1 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Components in Subgroup 3-1 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Components in Subgroup 3-1 as of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 3-2 MORTGAGE COMPONENTS

          The Subgroup 3-2 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 3-2 Mortgage Components................          425
Total Stated Principal Balance............................     $197,740,137
Mortgage Rates:
   Weighted Average.......................................        6.500%
   Range..................................................   6.375% to 6.625%
Weighted Average Remaining Term to Maturity (in months)...          359

          The weighted average Loan-to-Value Ratio at origination of the Subgroup 3-2 Mortgage Components is approximately 70.01%, and no Subgroup 3-2 Mortgage Component had a

Loan-to-Value Ratio at origination exceeding 80.00%. No more than approximately 1.52% of the Subgroup 3-2 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Components in Subgroup 3-2 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Components in Subgroup 3-2 as of the Cut-off Date and, due to rounding, may not total 100%.

CHARACTERISTICS OF THE SUBGROUP 3-3 MORTGAGE COMPONENTS

          The Subgroup 3-3 Mortgage Components are expected to have the following approximate aggregate characteristics as of the Cut-off Date.

Number of Subgroup 3-3 Mortgage Components................          258
Total Stated Principal Balance............................     $119,274,148
Mortgage Rates:
   Weighted Average.......................................        6.739%
   Range..................................................   6.625% to 6.875%
Weighted Average Remaining Term to Maturity (in months)...          359

          The weighted average Loan-to-Value Ratio at origination of the Subgroup 3-3 Mortgage Components is approximately 72.11%, and no Subgroup 3-3 Mortgage Component had a Loan-to-Value Ratio at origination exceeding 90.00%. No more than approximately 1.68% of the Subgroup 3-3 Mortgage Components are secured by Mortgaged Properties located in any one zip code area.

          The Mortgage Components in Subgroup 3-3 are expected to have the stated characteristics as of the Cut-off Date as set forth in Annex A to this Prospectus Supplement. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the Mortgage Components in Subgroup 3-3 as of the Cut-off Date and, due to rounding, may not total 100%.

ASSIGNMENT OF THE MORTGAGE LOANS

          Under the Assignment Agreements, the Seller will sell the Mortgage Loans to the Depositor and the Depositor will sell the Mortgage Loans to the Issuing Entity. Pursuant to the Assignment Agreements, the Seller will transfer to the Depositor and the Depositor will transfer to the Trustee its rights under the Purchase and Servicing Agreements with respect to certain representations, warranties and covenants made by the Originators relating to, among other things, certain characteristics of the Mortgage Loans. Pursuant to the Reconstitution Agreements, the applicable Originator will represent that the representations and warranties relating to the origination of the related Mortgage Loans are true and correct as of the Closing Date. In addition, pursuant to the Pooling and Servicing Agreement, the Seller will make certain representations, warranties and covenants relating to certain characteristics of the Mortgage Loans as of the Closing Date. An Originator or the Seller will be obligated to purchase or substitute a similar mortgage loan for any Defective Mortgage Loan as described in "The Agreements -- Assignment of the Issuing Entity Assets" in the accompanying prospectus and "The Issuing Entity -- Representations by Sellers or Originators; Repurchases" in the accompanying prospectus.

          Pursuant to the Pooling and Servicing Agreement, on the Closing Date the Depositor will sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, on behalf of the Issuing Entity, all of its rights to the Mortgage Loans and its rights under the Assignment

Agreements (including the right to enforce the Originators' purchase obligations). The obligations of the Originators and the Seller with respect to the Certificates are limited to their respective obligations to purchase or substitute for Defective Mortgage Loans.

         DELINQUENCY AND FORECLOSURE INFORMATION FOR THE MORTGAGE LOANS

          The following table sets forth certain information regarding the delinquency performance for the last twelve months as of the Cut-off Date for all of the Mortgage Loans.

                                                            AS OF JUNE 1, 2006
                             --------------------------------------------------------------------------------
                             NUMBER OF LOANS WITH ONE INSTANCE OF   SCHEDULED PRINCIPAL BALANCE OF LOANS WITH
                                         DELINQUENCY                       ONE INSTANCE OF DELINQUENCY
                             ------------------------------------   -----------------------------------------
                                              PERCENTAGE OF TOTAL                            PERCENTAGE OF
                                NUMBER OF      NUMBER OF MORTGAGE   SCHEDULED PRINCIPAL   SCHEDULED PRINCIPAL
                             MORTGAGE LOANS         LOANS(1)              BALANCE              BALANCE(2)
                             --------------   -------------------   -------------------   -------------------
Period of Delinquency
   30-59 days                      46                1.58%             $20,081,026.56            1.56%
   60-89 days                       1                0.00%             $   115,080.52            0.01%
   90 day or more                   0                0.00%             $         0.00            0.00%

Foreclosures, Bankruptcies
   or Real Estate Owned             0                0.00%             $         0.00            0.00%

TOTAL:                             47                1.61%             $20,196,107.08            1.56%

                                                            AS OF JUNE 1, 2006
                             --------------------------------------------------------------------------------
                               NUMBER OF LOANS WITH TWO OR MORE     SCHEDULED PRINCIPAL BALANCE OF LOANS WITH
                                   INSTANCES OF DELINQUENCY            TWO OR MORE INSTANCES OF DELINQUENCY
                             ------------------------------------   -----------------------------------------
                                              PERCENTAGE OF TOTAL                             PERCENTAGE OF
                                NUMBER OF      NUMBER OF MORTGAGE   SCHEDULED PRINCIPAL   SCHEDULED PRINCIPAL
                             MORTGAGE LOANS         LOANS(1)              BALANCE              BALANCE(2)
                             --------------   -------------------   -------------------   -------------------
Period of Delinquency

   30-59 days                       1                0.03%              $115,080.52              0.01%
   60-89 days                       0                0.00%              $      0.00              0.00%
   90 day or more                   0                0.00%              $      0.00              0.00%

Foreclosures, Bankruptcies
   or Real Estate Owned             0                0.00%              $      0.00              0.00%

TOTAL:                              1                0.03%              $115,080.52              0.01%

(1) These percentages are based on the percentage of the total number of Mortgage Loans.

(2) These percentages are based on the percentage of the aggregate principal balance of the Mortgage Loans.

                             STATIC POOL INFORMATION

          The depositor will make available any of the sponsor's material static pool information as required under the SEC's rules and regulations. The static pool information material to this offering of certificates is located at http://jpmorgan.com/staticpool/mbs/JPMMT2006-S2. The static pool information includes (i) information about the original characteristics of each prior securitized pool as of the cut-off date for that pool and (ii) delinquency, loss and prepayment information about each prior securitized pool.

          The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

                                THE ORIGINATORS

GENERAL

          Approximately 39.49% and 21.35% of the Mortgage Loans were originated or acquired by the Chase Originators and M&T, respectively. No other originator originated or acquired more than 10% of the Mortgage Loans.

          The Mortgage Loans have been acquired directly or indirectly by the Seller from the Originators in the ordinary course of its business pursuant to the Purchase and Servicing Agreements. The Chase Originator Mortgage Loans and M&T Mortgage Loans were underwritten substantially in accordance with the underwriting criteria specified in this section for such Originator. All other Mortgage Loans were underwritten substantially in accordance with the underwriting criteria described below under "--General Underwriting Guidelines".

GENERAL UNDERWRITING GUIDELINES

          Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related Mortgaged Property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self employed, the borrower may be required to submit copies of signed tax returns. See "The Issuing Entity--The Loans--Underwriting Standards" in the prospectus.

          The mortgagor may also have been required to authorize verifications of deposits at financial institutions where the mortgagor had demand or savings accounts. In the case of investment properties and two to four unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to mortgaged property consisting of vacation or second homes, no income derived from the property generally will have been considered for underwriting purposes. In the case of certain borrowers with acceptable payment histories, no income will be required to be stated (or verified) in connection with the loan application.

          Based on the data provided in the application and certain verification (if required), a determination is made by the original lender that the mortgagor's monthly income (if required to be stated) will be sufficient to enable the mortgagor to meet its monthly obligations on the mortgage loan and other expenses related to the property such as property taxes, utility costs, standard hazard insurance and other fixed obligations other than housing expenses. Generally, scheduled payments on a mortgage loan during the first year of its term plus taxes and insurance and all scheduled payments on obligations that extend beyond ten months equal no more than a specified percentage of the prospective mortgagor's gross income. The percentage applied varies on a case by case basis depending on a number of underwriting criteria, including the LTV ratio of the mortgage loan. The originator may also consider the amount of liquid assets available to the mortgagor after origination.

          The mortgage loans have been originated under "full" or "alternative," "reduced documentation," "stated income/stated assets" or "no income/no asset" programs. The "alternative," "reduced," "stated income/stated assets" and "no income/no asset" programs generally require either alternative or less documentation and verification than do full documentation programs which generally require standard Fannie Mae/Freddie Mac approved forms for verification of income/employment, assets and certain payment histories. Generally, an "alternative" documentation program requires information regarding the mortgagor's income (i.e., W-2 forms, tax returns and/or pay stubs) and assets (i.e., bank statements) as does a "full doc" loan, however, alternative forms of standard verifications are used. Generally, under both "full" and "alternative" documentation programs at least one year of income documentation is provided. Generally, under a "reduced documentation" program, either no verification of a mortgagor's stated income is undertaken by the originator or no verification of a mortgagor's assets is undertaken by the originator. Reduced doc loans may also include loans having only one year of income verification and loans to mortgagors with acceptable payment histories and credit scores but no information or verification of the mortgagor's income. Under a "stated income/stated assets" program, no verification of either a mortgagor's income or a mortgagor's assets is undertaken by the originator although both income and assets are stated on the loan application and a "reasonableness test" is applied. Generally, under a "no income/no asset" program, the mortgagor is not required to state his or her income or assets and therefore, no verification of such mortgagor's income or assets is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

          These alternative sets of underwriting criteria are designed to facilitate the loan approval process. Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan to value ratios under these programs are generally more restrictive than those under the lender's standard "full" documentation programs.

          The adequacy of the mortgaged property as security for repayment of the related mortgage loan will generally have been determined by an appraisal in accordance with pre-established appraisal procedure guidelines for appraisals established by or acceptable to the originator. All appraisals conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and must be on forms acceptable to Fannie Mae and/or Freddie Mac. Appraisers may be staff appraisers employed by the originator or independent appraisers selected in accordance with pre-established appraisal procedure guidelines established by the originator. The appraisal procedure guidelines generally will have required the appraiser or an agent on its behalf to personally inspect the property and to verify whether the property was in good condition and that construction, if new, had been substantially completed. The appraisal generally will have been based upon a market data analysis of recent sales of comparable properties and, when deemed applicable, an analysis based on income generated from the property or a replacement cost analysis based on the current cost of constructing or purchasing a similar property. Under some reduced documentation programs, the originator may rely on the original appraised value of the mortgaged property in connection with a refinance by an existing mortgagor.

          From time to time, exceptions to a lender's underwriting policies may be made. Such exceptions may be made on a loan by loan basis at the discretion of the lender's underwriter. Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

          Set forth below is certain information with respect to the Chase Originators and M&T and a summary of the underwriting guidelines utilized with respect to each such Originator. No other Originator originated more than 20% of the Mortgage Loans.

THE CHASE ORIGINATORS

          The information set forth in this section of the prospectus supplement has been provided by the Chase Originators.

          General. The Chase Originator Mortgage Loans were originated by JPMCB generally using underwriting guidelines as set forth below. See "Underwriting Guidelines." JPMCB is a wholly owned bank subsidiary of JPMorgan Chase & Co. ("JPMorgan Chase"), a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers, both domestically and internationally. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

          As of March 31, 2006, JPMorgan Chase Bank, National Association, had total assets of $1,093.4 billion, total net loans of $408.1 billion, total deposits of $581.3 billion, and total stockholder's equity of $87.4 billion. These figures are extracted from JPMCB's unaudited Consolidated Reports of Condition and Income as of March 31, 2006, which are filed with the Federal Deposit Insurance Corporation.

          Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC ("CHF"), a wholly-owned, Delaware limited liability company.

          CHF acquired the Chase Originator Mortgage Loans immediately after the origination by JPMCB. CHF (or a predecessor in interest) has been originating or acquiring mortgage loans for over 50 years and has been originating or acquiring mortgage loans similar to the Chase Originator Mortgage Loans at least since 1998. CHF originated approximately $173.6 billion, $94.6 billion and $85.4 billion of mortgage loans during 2003, 2004 and 2005, respectively. As of March 31, 2006, CHF had originated $17.5 billion of mortgage loans during 2006.

          Underwriting Guidelines. The following is a description of the underwriting policies customarily employed by CHF with respect to residential mortgage loans which it originated during the period of origination of the Mortgage Loans. The Mortgage Loans originated by JPMorgan Chase Bank, National Association during such period were also originated using such underwriting policies. The Chase Originators have represented to the Seller that the Chase Originator Mortgage Loans were originated generally in accordance with such policies. References to Mortgage Loans in this section refer to the Chase Originator Mortgage Loans originated or acquired by the Chase Originators in accordance with the underwriting guidelines described below.

          The Chase Originator Mortgage Loans were originated in a manner generally consistent, except as to loan amounts, with Fannie Mae or Freddie Mac published underwriting guidelines. CHF believes that each Chase Originator Mortgage Loan originated in such a manner generally meets the credit, appraisal and underwriting standards described in such published underwriting guidelines, except for the original principal balances of such Chase Originator Mortgage Loans. Initially, a prospective borrower is required to fill out an application designed to provide pertinent information about the borrower's assets, liabilities, income and credit, the property to be financed and the type of loan desired. CHF obtains a three-file merged credit report for each borrower, which summarizes each repository's credit score, credit history and depth, and any derogatory public records. The middle of three credit scores is used if there is a single applicant and the lower of both middle credit scores is used if there are joint applicants. In addition, CHF verifies employment, income and assets. Self-employed prospective borrowers are generally required to submit their federal income tax returns for the last two years and in certain cases a separate statement of income and expenses independently verified by a third party.

          Once the necessary information is received, a determination is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower's monthly obligations on the proposed loan and other expenses related to the residence (such as property taxes and insurance) as well as to meet other financial obligations and monthly living expenses. For loans with a loan-to-value ratio of 80% or less, CHF's lending guidelines require that all current fixed obligations of the borrower (including mortgage payments based on CHF's mortgage rates at the time of the application and other expenses related to the residence) generally may not exceed 40% of the borrower's gross income in the case of a borrower with income of under $75,000, 42% of the borrower's gross income in the case of a borrower with income of between $75,000 and $150,000 and 44% of the borrower's gross income in the case of a borrower with income in excess of $150,000. For interest-only mortgage loans with a loan-to-value ratio between 80.01% and 90%, CHF's lending guidelines require that the mortgage payments (based on CHF's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, as well as all other monthly obligations (revolving debt, car payments, etc.), generally may not exceed 40% of the borrower's gross income. For fixed rate fully amortizing mortgage loans with a loan-to-value ratio between 80.01% and 90%, CHF's lending guidelines require that the mortgage payments (based on CHF's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, generally may not exceed 33% of the borrower's gross income and that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, generally may not exceed 38% of the borrowers gross income. For fixed rate fully amortizing loans with a loan-to-value ratio between 90.01% and 95%, CHF's lending guidelines require that the mortgage payments (based on CHF's mortgage rates at the time of application) plus applicable real property taxes, any condominium common charges and hazard insurance, generally may not exceed 28% of the borrowers gross income and that all monthly payments, including those mentioned above and other fixed obligations, such as car payments, generally may not exceed 36% of the borrower's gross income. Other credit considerations may cause CHF to depart from these guidelines in certain cases. Where there are two individuals signing the mortgage note, the income and debts of both are included in the computation.

          Pursuant to CHF's Reduced Documentation Program, written verification of the borrower's income is not required. In order to qualify for the program, the borrower must satisfy a 20% down-payment requirement from the borrower's own assets. These assets are verified through bank statements and may be supplemented by third-party verification. A residential mortgage credit report, or "in file" report, is obtained and reviewed to determine the borrower's repayment history. The maximum loan-to-value ratio of any mortgage loan originated under this program is approximately 80% (65% for "cash out" refinancings).

          Pursuant to CHF's Streamlined Refinance Program, verification and documentation of application information is reduced for borrowers who refinance fully amortizing mortgage loans serviced by CHF. In order to qualify for this refinance program, the borrower must have demonstrated overall creditworthiness as defined in the program guides. In addition, a documented servicing record with respect to such borrower of at least 24 months must be available. If there are multiple lenders during such 24 month period, CHF must have been the servicer for at least the most recent 12 months.

          Pursuant to CHF's "No Doc" program, no employment information, sources of income, income amount or assets are disclosed. Additionally, employment verification is not required. The underwriting for such mortgage loans is based primarily or entirely on a stronger credit profile

(evidenced by a higher minimum FICO credit risk score), a lower maximum product limit and additional due diligence performed on the collateral.

          "Stated Income Stated Asset Program" (which is sometimes referred to as "Simply Signature") is CHF's "reactive" program. While income and assets are not verified, eligibility and approval are determined by CHF's automated underwriting system and are based on a stronger borrower credit history and profile.

          CHF requires an appraisal (which in certain circumstances may be a confirmation of an existing appraisal) to be made of each property to be financed. The appraisal is conducted by an independent fee appraiser who visits the property and estimates its market value. The independent appraisers do not receive any compensation dependent upon either the amount of the loan or its consummation. In normal practice, the lower of purchase price or appraised value determines the maximum amount which will be advanced against the property. For certain jumbo loans in high value markets, the lower value of two appraisals would be used if certain dollar amounts and loan-to-value thresholds are exceeded.

          From time to time, exceptions and/or variances to CHF's underwriting policies may be made. Such exceptions and/or variances may be made only if specifically approved on a loan-by-loan basis by certain credit and underwriting personnel of CHF who have the authority to make such exceptions and/or variances. Exceptions and/or variances may be made only after careful consideration of certain mitigating factors such as borrower capacity, liquidity, employment and residential stability and local economic conditions.

          CHF obtains a search of the liens of record to which the property being financed is subject at the time of origination. Title insurance is required in the case of all mortgage loans.

M&T MORTGAGE CORPORATION

          The information set forth in this section of the prospectus supplement has been provided by M&T Mortgage Corporation.

          M&T Mortgage Corporation is a wholly owned subsidiary of Manufacturers and Traders Trust Company ("M&T Bank"). Its principal offices are located at One Fountain Plaza, Buffalo, New York 14203. M&T Bank is a New York state chartered commercial bank and a subsidiary of M&T Bank Corporation.

          As of December 31, 2005, M&T Mortgage Corporation's year-to-date managed servicing portfolio was 169,218 loans representing approximately $17.2 billion.

          The M&T underwriting guidelines are generally not as strict as Fannie Mae or Freddie Mac guidelines. Generally, the M&T underwriting guidelines are applied to evaluate the prospective borrower's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. Based on these and other factors, M&T will determine the level of documentation to be provided by the prospective borrower. Exceptions to the M&T underwriting guidelines are permitted where compensating factors are present.

          In determining whether a prospective borrower has sufficient monthly income available to meet the borrower's monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations, M&T generally considers, when required by the applicable documentation program, the ratio of those amounts to the proposed borrower's monthly gross income. These ratios vary depending on a number of underwriting criteria, including loan to value ratios, and are determined on a loan by loan basis.

          M&T acquires or originates many mortgage loans under "limited documentation" or "no documentation" programs. Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged property as collateral, the credit history and other assets of the borrower, than on verified income of the borrower. Mortgage loans underwritten under this type of program are generally limited to borrowers with credit histories that demonstrate an established ability to repay indebtedness in a timely fashion, and certain credit underwriting documentation concerning income or income verification and/or employment verification is waived. Mortgage loans originated and acquired with limited documentation programs include cash out refinance loans, super jumbo mortgage loans and mortgage loans secured by investor owned properties. Permitted maximum loan to value ratios (including secondary financing) under limited documentation programs are generally more restrictive than mortgage loans originated with full documentation or alternative documentation requirements. Under no documentation programs, income ratios for the prospective borrower are not calculated. Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective borrower, rather than on verified income and assets of the borrower. Documentation concerning income, employment verification and asset verification is not required and income ratios are not calculated. Mortgage loans underwritten under no documentation programs are generally limited to borrowers with favorable credit histories and who satisfy other standards for limited documentation programs.

          M&T has been engaged in originating Mortgage Loans for over 20 years with experience in originating assets of the type included in the current transaction since 1998. In 2005, M&T's origination volume was $8.6 billion. The composition of loans is as follows: $5.9 billion conventional, $1.7 billion construction, $900 million government and $100 million seconds.

          The M&T Mortgage Loans were also underwritten substantially in accordance with the underwriting guidelines set forth under "--General Underwriting Guidelines."

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

          On the Closing Date the Certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

          The Certificates will consist of (a) the Senior Certificates, (b) the Subordinate Certificates and (c) the Class P Certificates. Only the Offered Certificates are offered under this prospectus supplement. The Privately-Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately-Offered Certificates provided in this prospectus supplement is solely for informational purposes.

          The Certificates will be issued in the initial Class Principal Amounts or Class Notional Amount set forth in the table under "Summary -- Offered Certificates". The initial Class Principal Amount or Class Notional Amount, as applicable, of each class may be increased or decreased by up to 5% to the extent that the Stated Principal Balance of the Mortgage Loans is increased or decreased as described at "Description of the Mortgage Pools."

          The Offered Certificates will be issued in minimum and incremental denominations set forth in the table on pages S-3 and S-4.

          The Certificates represent beneficial ownership interests in the Issuing Entity, the assets of which on the Closing Date will consist of (1) the Pool 1 Mortgage Loans, the Pool 2 Mortgage Loans and the Pool 3 Mortgage Loans;
(2) such assets as from time to time are identified as deposited in respect of the Mortgage Loans in the Custodial Accounts and the Distribution Account; (3) the Issuing Entity's rights under the Assignment Agreements pursuant to which the Seller and the Depositor assigned their respective interests in the underlying mortgage loan purchase and servicing agreements with respect to the Mortgage Loans originally entered into between the Seller and the Originators;
(4) property acquired by foreclosure of the Mortgage Loans or deed in lieu of foreclosure; (5) any applicable insurance policies; (6) the Reconstitution Agreements; and (7) the proceeds of all of the foregoing.

          Distributions on the Certificates will be made by the Securities Administrator, on behalf of the Trustee, on each Distribution Date, to the persons in whose names such Certificates are registered on the related Record Date.

          Payments on each Distribution Date will be made by check mailed to the address of the Certificateholder entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds 100% of a notional class of Certificates or the Class A-R Certificate or who holds Certificates with an aggregate initial Class Principal Amount of $1,000,000 or more and who has so notified the Securities Administrator in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the Certificates will be made only upon presentment and surrender of such Certificates at the Corporate Trust Office of the Securities Administrator. See "-- Book-Entry Certificates" below for the method of payment to Beneficial Owners of Book-Entry Certificates.

BOOK-ENTRY CERTIFICATES

          The Offered Certificates, other than the Class A-R Certificates, will be Book-Entry Certificates. For a description of the procedures generally applicable to the Book-Entry Certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the accompanying prospectus.

EXCHANGEABLE CERTIFICATES

General

          The holder of the REMIC Certificates in any REMIC Combination may exchange all or part of each class of such REMIC Certificates for a proportionate interest in the related Exchangeable Certificates. The holder of each class of Exchangeable Certificates may also exchange all or part of such class for a proportionate interest in each such class of REMIC Certificates in the related REMIC Combination. This process may occur repeatedly.

          The classes of REMIC Certificates and of Exchangeable Certificates that are outstanding on any date and the outstanding principal balances of these classes will depend upon the aggregate distributions of principal made to such classes, as well as any exchanges that have occurred on or prior to such date. For the purposes of the definitions set forth in Annex A and the calculation of the Class Principal Amount of any class of REMIC Certificates, to the extent that exchanges of REMIC Certificates for Exchangeable Certificates occur, the aggregate Class Principal Amount of the REMIC Certificates will be deemed to include the Class Principal Amount of the related Exchangeable Certificates issued in the exchange. REMIC Certificates in any REMIC Combination and the related Exchangeable Certificates may be exchanged only in the specified proportion that the original principal balances of such certificates bear to one another as shown in Annex D.

          Holders of Exchangeable Certificates will be the beneficial owners of an interest in the REMIC Certificates in the related REMIC Combination and will receive a proportionate share, in the aggregate, of the distributions on those certificates. With respect to any Distribution Date, the aggregate amount of principal and interest distributable to any Exchangeable Classes and the REMIC Certificates in the related REMIC Combination then outstanding on such Distribution Date will be equal to the aggregate amount of principal and interest otherwise distributable to all of the REMIC Certificates in the related REMIC Combination on such Distribution Date if no Exchangeable Certificates were then outstanding.

Procedures

          If a Certificateholder wishes to exchange certificates, the certificateholder must notify the Securities Administrator by e-mail at ctsspgexchanges@wellsfargo.com no later than two business days before the proposed Exchange Date. The notice must be on the Certificateholder's letterhead, carry a medallion stamp guarantee and set forth the following information: the CUSIP number of each Certificate to be exchanged and each Certificate to be received, outstanding Certificate Principal Amount and the original Certificate Principal Amount of the Certificates to be exchanged, the Certificateholder's DTC participant number and the proposed Exchange Date. After receiving the notice, the Securities Administrator will e-mail the Certificateholder with wire payment instructions relating to the exchange fee. The Certificateholder will utilize the Deposit and Withdrawal System at DTC to exchange the Certificates. A notice becomes irrevocable on the second business day before the proposed Exchange Date.

          In connection with each exchange, the certificateholder must pay the Securities Administrator a fee equal to $5,000.

          The Securities Administrator will make the first distribution on a REMIC Certificate or an Exchangeable Certificate received in an exchange transaction on the Distribution Date in the month following the month of the exchange to the Certificateholder of record as of the close of business on the last day of the month of the exchange.

Additional Considerations

          The characteristics of any Exchangeable Certificates will reflect the characteristics of the related REMIC Certificates in the related REMIC Combination. Investors should also consider a number of factors that will limit a Certificateholder's ability to exchange REMIC Certificates for Exchangeable Certificates and vice versa:

     o At the time of the proposed exchange, a Certificateholder must own Certificates of the related class or classes in the proportions necessary to make the desired exchange as shown in Annex D.

     o A Certificateholder that does not own the Certificates may be unable to obtain the necessary REMIC Certificates or Exchangeable Certificates.

     o The Certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

     o Certain Certificates may have been purchased or placed into other financial structures and thus may be unavailable for exchange.

     o Principal distributions will decrease the amounts available for exchange over time and may eliminate the possibility of certain exchanges.

     o    Only the combinations listed on Annex D are permitted.

AVAILABLE DISTRIBUTION AMOUNT

          Distributions of interest and principal on the Certificates will be made on each Distribution Date generally from the Available Distribution Amount of the related Mortgage Pool or Mortgage Pools, in the case of the Senior Certificates and from the Available Distribution Amount of all Mortgage Pools, in the case of the Subordinate Certificates, in the order of priority set forth below at "-- Priority of Distributions."

          The holders of the Class P Certificates will be entitled to all prepayment penalties received on the Mortgage Loans and such amounts will not be available for distribution to the holders of any other class of Certificates.

DISTRIBUTIONS OF INTEREST

          GENERAL. On each Distribution Date, each class of Certificates entitled to interest will be entitled to the related Interest Distribution Amount. For each Distribution Date and each related Accrual Period, interest on all classes of Certificates entitled to interest will be calculated and payable on the basis of a 360-day year consisting of twelve 30-day months. The Class 1-A-9, Class 1-A-16 and Class A-P Certificates will not be entitled to any payments in respect of interest.

          The Current Interest for each class of Certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls experienced by the related Pool or Pools. Net Interest Shortfalls for a Pool on any Distribution Date will be allocated among all classes of Senior Certificates of the related Certificate Groups and all classes of Subordinate Certificates proportionately based on (i) in the case of the Senior Certificates, Current Interest otherwise distributable thereon on such Distribution Date (or, with respect to the Class A-X Certificates, the portion of Current Interest derived from the related Pool) and (ii) in the case of the Subordinate Certificates, interest accrued on their Apportioned Principal Balances, in each case before taking into account any reductions in such amounts from Net Interest Shortfalls for that Distribution Date.

          If on a particular Distribution Date, there is an Interest Shortfall, interest will be distributed on each Certificate of equal priority within a Certificate Group based on the pro rata amount of interest it would otherwise have been entitled to receive in the absence of such shortfall. Any unpaid interest amount will be carried forward and added to the amount which holders of each such class of Certificates will be entitled to receive on the next Distribution Date. An Interest Shortfall could occur, for example, if losses realized on the Mortgage Loans in that Mortgage Pool were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

CERTIFICATE INTEREST RATES

          The Certificate Interest Rate for each Accrual Period for each class of Senior Certificates entitled to interest is set forth in the table on pages S-1 and S-2 hereof. The Certificate Interest Rate applicable to each of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 will equal a per annum rate calculated as the quotient expressed as a percentage of (a) the sum of (i) the product of (x) 5.000% and (y) the Subgroup Subordinate Amount relating to Subgroup 1-1 for that Distribution Date, (ii) the product of (x) 5.500% and (y) the Subgroup Subordinate Amount relating to Subgroup 1-2 for that Distribution Date, (iii) the product of (x) 6.000% and (y) the Subgroup Subordinate Amount relating to Subgroup 1-3 for that Distribution Date, (iv) the product of (x) 6.500% and (y) the Subgroup Subordinate Amount relating to Subgroup 1-4 for that Distribution Date, (v) the product of (x) 5.000% and (y) the Subgroup Subordinate Amount relating to Subgroup 2-1 for that Distribution Date, (vi) the product of (x) 5.875% and (y) the Subgroup Subordinate Amount relating to Subgroup 2-2 for that Distribution Date, (vii) the product of (x) 6.000% and (y) the Subgroup Subordinate Amount relating to Subgroup 3-1 for that Distribution Date, (viii) the product of (x) 6.250% and (y) the Subgroup Subordinate Amount relating to Subgroup 3-2 for that Distribution Date and (ix) the product of (x) 6.500% and (y) the Subgroup Subordinate Amount relating to Subgroup 3-3 for that Distribution Date, divided by (b) the aggregate of the Subgroup Subordinate Amounts relating to Subgroup 1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 1-4, Subgroup 2-1, Subgroup 2-2, Subgroup 3-1, Subgroup 3-2 and Subgroup 3-3 for that Distribution Date. The initial Certificate Interest Rate on each class of Subordinate Certificates will be approximately 6.005% per annum.

DISTRIBUTIONS OF PRINCIPAL

          GENERAL. All payments and other amounts received in respect of principal of the Mortgage Loans will be allocated between the Senior Certificates and the Subordinate Certificates as follows:

          SENIOR PRINCIPAL DISTRIBUTION AMOUNT. On each Distribution Date for a Mortgage Pool, the related Mortgage Pool's Available Distribution Amount remaining after the payment of the applicable Interest Distribution Amount for the related Certificate Group will be distributed as principal on the Senior Certificates of such Certificate Group, up to the related Senior Principal Distribution Amount. The Senior Principal Distribution Amount will, in part, be based on the Senior Prepayment Percentage for such Distribution Date for such Certificate Group, which generally allocates a disproportionate amount of unscheduled payments of principal to the Senior Certificates of a Certificate Group for the first nine years beginning with the first Distribution Date. This will have the effect of accelerating the amortization of such Senior Certificates, while, in the absence of Realized Losses, increasing the interest in the principal balance of the Aggregate Pool evidenced by the Subordinate Certificates. Increasing the interest of the Subordinate Certificates relative to that of the Senior Certificates of a related Certificate Group is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

          SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT: Except as provided in the next paragraph, from the Available Distribution Amount for Pool 1, Pool 2 and Pool 3 remaining after the payment of interest and principal to the related Senior Certificates, each class of Subordinate Certificates will be entitled to receive on each Distribution Date, in accordance with the priorities of payment set forth herein under "-- Priority of Distributions," first, payments in respect of interest and second, its pro rata share of the Subordinate Principal Distribution Amount. Distributions of principal with respect to the Subordinate Certificates will be made on each Distribution Date to the classes of Subordinate Certificates in order of their numerical class designations, beginning with the Class B-1 Certificates until such class has received its pro rata share for that Distribution Date. Distributions of each such class' share of the Subordinate Principal Distribution Amount will be made only after each class of Subordinate Certificates ranking senior to such class, and interest to such class, have been paid. See "-- Priority of Distributions."

          With respect to each class of Subordinate Certificates, if on any Distribution Date the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have higher numerical class designations than that class, as applicable, is less than the Applicable Credit Support Percentage for that class on the date of issuance of the Certificates, no distribution of principal prepayments will be made to any such classes and the amount otherwise distributable to those classes in respect of principal prepayments will be allocated among any classes of Subordinate Certificates having lower numerical class designations than such class, pro rata, based upon their respective Class Principal Amounts, and distributed in the order described above.

          The approximate original Applicable Credit Support Percentages for the Subordinate Certificates on the date of issuance of such Certificates are expected to be as follows:

Class B-1...............................................................   3.40%
Class B-2...............................................................   1.75%
Class B-3...............................................................   1.15%
Class B-4...............................................................   0.70%
Class B-5...............................................................   0.45%
Class B-6...............................................................   0.20%

          ACCRETION DIRECTED AND ACCRUAL CERTIFICATES. On or prior to the Class 1-A-4 Accretion Termination Date, the Class 1-A-3 Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the accrued interest that would otherwise be distributable in respect of the Class 1-A-4 Certificates. On or prior to the Class 1-A-4 Accretion Termination Date, interest shortfalls allocated to the Class 1-A-4 Certificates will reduce the amount added to the Class Principal Amount thereof and will also result in a corresponding reduction of the amount available for distributions on the Class 1-A-3 Certificates. Furthermore, because these interest shortfalls will result in the Class Principal Amount of the Class 1-A-4 Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Class 1-A-4 Certificates and be available for distributions on the Class 1-A-3 Certificates will be reduced.

PRIORITY OF DISTRIBUTIONS

          On each Distribution Date, the Available Distribution Amounts for Pool 1, Pool 2 and Pool 3 will be allocated among the Certificates in the following order of priority:

          1. With respect to the Group 1A Certificates, to the extent of the Available Distribution Amount for Pool 1 for that Distribution Date:

               (a) concurrently, to the payment of the Interest Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Group 1A Certificates entitled to interest; provided, however, (i) on or before the Class 1-A-4 Accretion Termination Date, the amount of interest that would otherwise be distributable to the Class 1-A-4 Certificates pursuant to this paragraph (1)(a) will instead be distributed as principal in the manner described in paragraph (1)(b) below and (ii) for purposes of distributions the Class A-X Certificates pursuant to this paragraph (1)(a) only the portion of the Class A-X Notional Amount derived from the Premium Rate Mortgage Loans in Subgroup 1-4 will be used to calculate these distributions;

               (b) On each Distribution Date on or before the Class 1-A-4 Accretion Termination Date, the Class 1-A-4 Accrual Amount will be distributed, as principal, sequentially as follows:

                    (i) to the Class 1-A-3 Certificates, until its Class
               Principal Amount has been reduced to zero; and

                    (ii) to the Class 1-A-4 Certificates, until its Class
               Principal Amount has been reduced to zero;

               (c) concurrently,

                    (i) to the Class A-P Certificates, the Class A-P Principal
               Distribution Amount for Subgroup 1-1;

                    (ii) from payments in respect of principal on the Subgroup
               1-1 Mortgage Components (other than the portion of principal received on the related Class PO Fraction of the Class PO Mortgage Components), to the Class 1-A-24 Certificates, up to the related Senior Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                    (iii) from payments in respect of principal on the Subgroup
               1-2 Mortgage Components, to the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates, up to the related Senior Principal Distribution Amount, sequentially, as follows:

                         (A) to the Class 1-A-1 Certificates and 1-A-2
                    Certificates, pro rata based on Class Principal Amount, up to the Class 1-A-1 and Class 1-A-2 Priority Amount, until the Class Principal Amount of each such Class has been reduced to zero;

                         (B) to the Class 1-A-3 Certificates, until its Class
                    Principal Amount has been reduced to zero;

                         (C) to the Class 1-A-4 Certificates, until its Class
                    Principal Amount has been reduced to zero;

                         (D) to the Class 1-A-1 Certificates and 1-A-2
                    Certificates, pro rata based on Class Principal Amount, until the Class Principal Amount of each such Class has been reduced to zero;

                    provided, however, on and after the Credit Support Depletion
               Date, the Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4 Certificates will receive principal distributions of the related Senior Principal Distribution Amounts pro rata based on their respective Class Principal Amounts;

                    (iv) from payments in respect of principal on the Subgroup
               1-3 Mortgage Components, to the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11,
               Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19 and Class 1-A-20 Certificates, up to the related Senior Principal Distribution Amount, sequentially, as follows:

                         (A) sequentially, to the Class 1-A-17, Class 1-A-18,
                    Class 1-A-19 and Class 1-A-20 Certificates, in that order, in an amount necessary to reduce the aggregate Class Principal Amount of such classes to their PAC I Balance for such Distribution Date;

                         (B) to the Class 1-A-5 Certificates, in an amount
                    necessary to reduce the Class Principal Amount of such class to its PAC II Balance for such Distribution Date;

                         (C) concurrently:

                              (I) approximately 0.7600847282% to the Class 1-A-9
                         Certificates, until its Class Principal Amount has been reduced to zero;

                              (II) approximately 99.2399152718%, sequentially,
                         as follows:

                                   (a) to the Class 1-A-6 Certificates and
                              1-A-10 Certificates, pro rata based on Class
                              Principal Amount, until the Class Principal Amount of each such Class has been reduced to zero;

                                   (b) Concurrently:

                                        (1) approximately 27.3478498273% to the
                                        Class 1-A-11 Certificates, until its
                                        Class Principal Amount has been reduced
                                        to zero;

                                        (2) approximately 27.3478498273%,
                                        sequentially, to the Class 1-A-12 and
                                        Class 1-A-13 Certificates, in that
                                        order, until the

                                        Class Principal Amount of each such
                                        class has been reduced to zero;

                                        (3) approximately 10.5059117027%,
                                        sequentially, to the Class 1-A-14 and
                                        Class 1-A-15 Certificates, in that
                                        order, until the Class Principal Amount
                                        of each such class has been reduced to
                                        zero;

                                        (4) approximately 34.1417230119%,
                                        sequentially, to the Class 1-A-7 and
                                        Class 1-A-8 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

                                        (5) approximately 0.6566656309%, to the
                                        Class 1-A-16 Certificates, until its
                                        Class Principal Amount has been reduced
                                        to zero;

                              (D) to the Class 1-A-5 Certificates, until its
                         Class Principal Amount has been reduced to zero; and

                              (E) sequentially, to the Class 1-A-17, Class
                         1-A-18, Class 1-A-19 and Class 1-A-20 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

                              provided, however, on and after the Credit Support
                         Depletion Date, the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18, Class 1-A-19 and Class 1-A-20 Certificates will receive principal distributions of the related Senior Principal Distribution Amount pro rata based on their respective Class Principal Amounts;

                         (v) from payments in respect of principal on the
                    Subgroup 1-4 Mortgage Components, to the Class 1-A-22 and Class 1-A-23 Certificates, pro rata, based on Class Principal Amount, up to the related Senior Principal Distribution Amount, until the Class Principal Amount of each such class has been reduced to zero.

               2. With respect to the Group 2A Certificates, to the extent of the Available Distribution Amount for Pool 2 for that Distribution
          Date:

                    (a) concurrently, to the payment of the Interest
               Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Group 2A Certificates entitled to interest; provided, however, that for purposes of distributions to the Class A-X Certificates pursuant to this paragraph (2)(a), only the portion of the Class A-X Notional Amount derived from the Premium Rate Mortgage Loans in Subgroup 2-2 will be used to calculate these distributions;

                    (b) concurrently,

                         (i) to the Class A-P Certificates, the Class A-P
                    Principal Distribution Amount for Subgroup 2-1;

                         (ii) from payments in respect of principal on the
                    Subgroup 2-1 Mortgage Components (other than the portion of principal received on the related Class PO Fraction of the Class PO Mortgage Components), up to the related Senior Principal Distribution Amount, to the Class 2-A-1 Certificates, until its Class Principal Amount has been reduced to zero; and

                         (iii) from payments in respect of principal on the
                    Subgroup 2-2 Mortgage Components, to the Class 2-A-2 Certificates, up to the related Senior Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

               3. With respect to the Group 3A Certificates, to the extent of the Available Distribution Amount for Pool 3 for that Distribution
          Date:

                    (a) concurrently, to the payment of the Interest
               Distribution Amount and any accrued but unpaid Interest Shortfalls on each class of Group 3A Certificates entitled to interest; provided, however, that for purposes of distributions to the Class A-X Certificates pursuant to this paragraph (3)(a), only the portion of the Class A-X Notional Amount derived from the Premium Rate Mortgage Loans in Subgroup 3-3 will be used to calculate these distributions;

                    (b) concurrently:

                         (i) from payments in respect of principal on the
                    Subgroup 3-1 Mortgage Components, to the Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class A-R Certificates, up to the related Senior Principal Distribution Amount, sequentially, as follows:

                              (A) to the Class A-R Certificates, until its Class
                         Principal Amount has been reduced to zero;

                              (B) to the Class 3-A-1 Certificates, up to the
                         Class 3-A-1 Priority Amount, until its Class Principal Amount has been reduced to zero;

                              (C) to the Class 3-A-2 Certificates, until its
                         Class Principal Amount has been reduced to zero;

                              (D) to the Class 3-A-3 Certificates, until its
                         Class Principal Amount has been reduced to zero; and

                              (E) to the Class 3-A-1 Certificates, until its
                         Class Principal Amount has been reduced to zero;

                         provided, however, on and after the Credit Support
                    Depletion Date, the Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class A-R Certificates will receive principal distributions of the related Senior Principal Distribution Amounts pro rata based on their respective Class Principal Amounts;

                         (ii) from payments in respect of principal on the
                    Subgroup 3-2 Mortgage Components, to the Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-8 and Class 3-A-9 Certificates, up to the related Senior Principal Distribution Amount, sequentially, as follows:

                              (A) to the Class 3-A-4 Certificates, up to the
                         Class 3-A-4 Priority Amount, until its Class Principal Amount has been reduced to zero;

                              (B) to the Class 3-A-5 and Class 3-A-6
                         Certificates, pro rata based on Class Principal Amount, in an amount not to exceed $1,000 on each Distribution Date, until the Class Principal Amount of each such class has been reduced to zero;

                              (C) to the Class 3-A-7 Certificates, in an amount
                         not to exceed $295,500 on each Distribution Date, until its Class Principal Amount has been reduced to zero;

                              (D) to the Class 3-A-5 and Class 3-A-6
                         Certificates, pro rata based on Class Principal Amount, until the Class Principal Amount of each such class has been reduced to zero;

                              (E) to the Class 3-A-7 Certificates, until its
                         Class Principal Amount has been reduced to zero;

                              (F) to the Class 3-A-8 and Class 3-A-9
                         Certificates, pro rata based on Class Principal Amount, until the Class Principal Amount of each such class has been reduced to zero; and

                              (G) to the Class 3-A-4 Certificates, until its
                         Class Principal Amount has been reduced to zero;

                         provided, however, on and after the Credit Support
                    Depletion Date, the Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-8 and Class 3-A-9 Certificates will receive principal distributions of the related Senior Principal Distribution Amounts pro rata based on their respective Class Principal Amounts;

                         (iii) from payments in respect of principal on the
                    Subgroup 3-3 Mortgage Components, to the Class 3-A-10, Class 3-A-11, Class 3-A-12 and Class 3-A-13 Certificates, up to the related Senior Principal Distribution Amount, concurrently, as follows:

                              (A) approximately 3.4000007950% to the Class
                         3-A-13 Certificates, until its Class Principal Amount has been reduced to zero;

                              (B) approximately 96.5999992050%, sequentially, as
                         follows:

                                   (I) to the Class 3-A-10 Certificates, up to
                              the Class 3-A-10 Priority Amount, until its Class Principal Amount has been reduced to zero;

                                   (II) to the Class 3-A-11 Certificates, until
                              its Class Principal Amount has been reduced to zero;

                                   (III) to the Class 3-A-12 Certificates, until
                              its Class Principal Amount has been reduced to zero; and

                                   (IV) to the Class 3-A-10 Certificates, until
                              its Class Principal Amount has been reduced to zero;

                         provided, however, on and after the Credit Support
                    Depletion Date, the Class 3-A-10, Class 3-A-11, Class 3-A-12 and Class 3-A-13 Certificates will receive principal distributions of the related Senior Principal Distribution Amounts pro rata based on their respective Class Principal Amounts;

               4. If such Distribution Date is prior to the Credit Support Depletion Date, to the Class A-P Certificates, to the extent of amounts otherwise available to pay the Subordinate Principal Distribution Amount, the related Class PO Shortfall Amount; provided, however, that any amounts distributed pursuant to this paragraph (4) will not cause a further reduction on the Class Principal Amount of the Class A-P Certificates;

               5. To the Subordinate Certificates, in the following order of priority;

                    (a) to the Class B-1 Certificates, the payment of its
               applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                    (b) to the Class B-1 Certificates, such class' Subordinate
               Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                    (c) to the Class B-2 Certificates, the payment of its
               applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                    (d) to the Class B-2 Certificates, such class' Subordinate
               Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                    (e) to the Class B-3 Certificates, the payment of its
               applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                    (f) to the Class B-3 Certificates, such class' Subordinate
               Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                    (g) to the Class B-4 Certificates, the payment of its
               applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                    (h) to the Class B-4 Certificates, such class' Subordinate
               Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                    (i) to the Class B-5 Certificates, the payment of its
               applicable Interest Distribution Amount and any outstanding Interest Shortfalls;

                    (j) to the Class B-5 Certificates, such class' Subordinate
               Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero;

                    (k) to the Class B-6 Certificates, the payment of its
               applicable Interest Distribution Amount and any outstanding Interest Shortfalls; and

                    (l) to the Class B-6 Certificates, such class' Subordinate
               Class Percentage of the Subordinate Principal Distribution Amount, until its Class Principal Amount has been reduced to zero.

               6. to the Class A-R Certificates, any remaining amount of the Available Distribution Amount for Pool 1, Pool 2 and Pool 3, to the extent attributable to the Upper-Tier REMIC.

          Notwithstanding the priorities described in paragraph (5) above, (i) the aggregate amount distributable to the Subordinate Certificates will be reduced below that described in paragraph (5) under the circumstances described below in "-- Limited Cross-Collateralization" and (ii) the allocation of principal prepayments among the Subordinate Certificates will be further subject to the allocation provisions described above in the second paragraph under "-- Subordinate Principal Distribution Amount".

          On each Distribution Date, the Securities Administrator will withdraw from the Distribution Account all amounts representing prepayment penalties in respect of the Mortgage Loans received during the related Prepayment Period and will distribute these amounts to the holders of the Class P Certificates. On the first Distribution Date immediately following the expiration of the latest prepayment penalty term on the Mortgage Loans, the Securities Administrator will distribute all amounts on deposit in a reserve fund established for the benefit of the Class P Certificates to the holders of the Class P Certificates, up to its Class Principal Amount.

DISTRIBUTIONS WITH RESPECT TO EXCHANGEABLE CERTIFICATES

          In the event that all or a portion of each class of REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of each class of Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each class of REMIC Certificates in the related REMIC Combination, in the order of priority assigned to such related REMIC Certificates. In addition, such Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each class of REMIC Certificates in the related REMIC Combination.

LIMITED CROSS-COLLATERALIZATION

          The priority of distributions described above in "-- Priority of Distributions" will be subject to change if a Group 1 Subgroup, Group 2 Subgroup or Group 3 Subgroup is either subject to rapid prepayments or disproportionately high Realized Losses, as described below.

          a. CROSS-COLLATERALIZATION DUE TO RAPID PREPAYMENTS IN A GROUP 1 SUBGROUP, GROUP 2 SUBGROUP OR GROUP 3 SUBGROUP. The priority of distributions will change in the case where either a Group 1 Subgroup, Group 2 Subgroup or Group 3 Subgroup is experiencing rapid prepayments provided all the following conditions are met:

     o the aggregate Class Principal Amount of the Senior Certificates related to a Group 1 Subgroup, Group 2 Subgroup or Group 3 Subgroup has been reduced to zero;

     o    there are still Subordinate Certificates outstanding; and

     o either (i) the Subordinate Percentage on that date is less than 200% of the Subordinate Percentage as of the Closing Date or (ii) the outstanding principal balance of the Mortgage Components in a Group 1 Subgroup, Group 2 Subgroup or Group 3 Subgroup delinquent 60 days or more (including, for this purpose, loans in REO, foreclosure or bankruptcy status) averaged over the last six months, as a percentage of such Group 1 Subgroup's, Group 2 Subgroup's or Group 3 Subgroup's Subgroup Subordinate Amount, is greater than or equal to 50%.

          When all of these three conditions are satisfied, all principal received or advanced with respect to a Due Period and the Mortgage Components in the Group 1 Subgroup, Group 2 Subgroup or Group 3 Subgroup relating to the Senior Certificates of which the aggregate Class Principal Amount has been paid in full, will be applied on the related Distribution Date as a distribution of principal to the remaining Senior Certificates (other than the Class A-P Certificates) of such other Certificate Groups, pro rata, on the basis of the aggregate Class Principal Amount of the Senior Certificates of such Certificate Groups rather than applied as a principal distribution to the Subordinate Certificates. Such principal will be distributed on the related Distribution Date in the same priority as those Senior Certificates would receive other distributions of principal.

          b. CROSS-COLLATERALIZATION DUE TO DISPROPORTIONATE REALIZED LOSSES IN A SUBGROUP. Realized Losses of a Subgroup are allocated generally to the Subordinate Certificates and not just to the portion of the Subordinate Certificates representing an interest in the Subgroup that incurred the loss. Therefore, if Realized Losses of any Subgroup that are allocated to the Subordinate Certificates exceed the sum of the related Subgroup Subordinate Amount, the principal balance of the Mortgage Components of that Subgroup will be less than the Class Principal Amount of the related Senior Certificates. That is, the principal balance of Mortgage Components in that Subgroup will be less than the Class Principal Amount of the Senior Certificates being supported by that collateral and, therefore, the related Certificate Group is "undercollateralized." In that situation, payments on the Mortgage Components in such other Subgroups will be used to make interest and then principal distributions to the Senior Certificates related to the undercollateralized Certificate Group (other than the Class A-P Certificates) to the extent described below.

          If, on any Distribution Date, any Subgroup is an Undercollateralized Group and any Subgroup is an Overcollateralized Group, then until the occurrence of the Credit Support Depletion Date, the priority of distributions described in this prospectus supplement under "-- Priority of Distributions" will be altered as follows:

     o the Available Distribution Amount for an Overcollateralized Group, to the extent remaining following distributions of interest and principal to the related Senior Certificates (as applicable) of that Certificate Group, will be paid in the following priority: (1) first, such amount, up to the Total Transfer Amount for that Undercollateralized Group will be distributed first to the Senior Certificates (other than the Class A-P Certificates) related to the Undercollateralized Group in payment of accrued but unpaid interest, if any, and then to those Senior Certificates (other than the Class A-P Certificates) as principal, in the same order and priority as they would receive other distributions of principal; and (2) second, any remaining amount will be distributed to the Subordinate Certificates pursuant to the priorities under "-- Priority of Distributions" in this prospectus supplement.

          If more than one Certificate Group related to a Subgroup on any Distribution Date is entitled to Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the amount by which the aggregate Class Principal Amount of the related Senior Certificates (other than the Class A-P Certificates) immediately prior to such

Distribution Date is greater than the aggregate Stated Principal Balance of the Mortgage Components (less the applicable Class PO Fraction of any Class PO Mortgage Component) in the related Subgroup. If more than one Certificate Group on any Distribution Date is required to make Transfer Payments, such Transfer Payments shall be allocated among such Certificate Groups, pro rata, on the basis of the Class Principal Amount of the related Senior Certificates (other than the Class A-P Certificates).

          The payment of interest to the Certificates related to the Undercollateralized Group from the interest collected on an Overcollateralized Group may cause a shortfall in the amount of principal and interest otherwise distributable to the Subordinate Certificates.

SUBORDINATION OF THE PAYMENT OF THE SUBORDINATE CERTIFICATES

          The rights of the holders of the Subordinate Certificates to receive payments with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Senior Certificates and the rights of the holders of each class of Subordinate Certificates (other than the Class B-1 Certificates) to receive such payments will be further subordinated to the rights of the class or classes of Subordinate Certificates with lower numerical class designations, in each case only to the extent described in this prospectus supplement. The subordination of the Subordinate Certificates to the Senior Certificates and the further subordination among the Subordinate Certificates is intended to provide the Certificateholders having higher relative payment priority with protection against Realized Losses.

ALLOCATION OF LOSSES

          The amount of coverage provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses may be cancelled or reduced from time to time for each of the risks covered, provided that the then current ratings of the related Certificates assigned by the rating agencies are not adversely affected as a result. In addition, a reserve fund or other form of credit enhancement may be substituted for the protection provided by the Subordinate Certificates for Special Hazard Losses, Bankruptcy Losses and Fraud Losses.

          On each Distribution Date, the applicable Class PO Fraction of any Realized Loss, including any Excess Loss, on a Class PO Mortgage Component in Subgroup 1-1 or Subgroup 2-1 will be allocated to the Class A-P Certificates until its Class Principal Amount is reduced to zero. To the extent funds are available on that Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinate Principal Distribution Amount, the Class PO Shortfall Amount will be paid to the Class A-P Certificates, prior to distributions on the Subordinate Certificates. See "--Priority of Distributions" in this prospectus supplement. Any distribution of Class PO Shortfall Amounts will not further reduce the Class Principal Amount of the Class A-P Certificates. The Class PO Shortfall Amounts will not bear interest. The Class Principal Amount of the class of Subordinate Certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Shortfall Amounts. After the applicable Credit Support Depletion Date, no new Class PO Shortfall Amounts will be created or paid to the Class A-P Certificates.

          If a Realized Loss occurs on any Mortgage Component in any Group 1 Subgroup, Group 2 Subgroup or Group 3 Subgroup, other than the Class PO Fraction of the Realized Loss on a Class PO Mortgage Component or an Excess Loss, then the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-6 Certificates while those Certificates are outstanding, then to the Class B-5 Certificates, and so forth) and then to the Senior Certificates

(other than the Interest-Only and Class A-P Certificates) related to the Group 1 Subgroup, Group 2 Subgroup or Group 3 Subgroup sustaining such losses, pro rata, on the basis of their respective Class Principal Amounts; provided, however, such (i) Realized Losses that would otherwise be allocated to the Class 1-A-1 Certificates will instead be allocated to the Class 1-A-2 Certificates, until the Class Principal Amount of the Class 1-A-2 Certificates is reduced to zero,
(ii) Realized Losses that would otherwise be allocated to the Class 1-A-22 Certificates will instead be allocated to the Class 1-A-23 Certificates, until the Class Principal Amount of the Class 1-A-23 Certificates is reduced to zero,
(iii) Realized Losses that would otherwise be allocated to the Class 3-A-5 Certificates will instead be allocated to the Class 3-A-6 Certificates, until the Class Principal Amount of the Class 3-A-6 Certificates is reduced to zero,
(iv) Realized Losses that would otherwise be allocated to the Class 3-A-8 Certificates will instead be allocated to the Class 3-A-9 Certificates, until the Class Principal Amount of the Class 3-A-9 Certificates is reduced to zero and (v) Realized Losses that would otherwise be allocated to the Class 3-A-10, Class 3-A-11 and Class 3-A-12 Certificates will instead be allocated to the Class 3-A-13 Certificates, until the Class Principal Amount of the Class 3-A-13 Certificates is reduced to zero.

          On each Distribution Date, Excess Losses on a Mortgage Component in any Group 1 Subgroup, Group 2 Subgroup or Group 3 Subgroup, other than the Class PO Fraction of the Excess Loss on a Class PO Mortgage Component, will be allocated pro rata among the Senior Certificates (other than the Interest-Only and Class A-P Certificates) of the related Certificate Group and the Subordinate Certificates as follows: (i) in the case of such Senior Certificates, such Excess Losses will be allocated among the classes in the related Certificate Group pro rata based on their Class Principal Amounts and (ii) in the case of the Subordinate Certificates, such Excess Losses will be allocated among the classes of Subordinate Certificates, pro rata based on each classes' share of the Apportioned Principal Balance for the related Subgroup; provided, however, on any Distribution Date on and after the Credit Support Depletion Date, any such Excess Losses will be allocated pro rata among the classes of Senior Certificates (other than the Interest-Only and Class A-P Certificates) based on their respective Class Principal Amounts immediately prior to such Distribution Date.

          In addition, the Class Principal Amount of the lowest ranking class of Subordinate Certificates then outstanding will be reduced on each Distribution Date by the Subordinate Certificate Writedown Amount.

          Any allocation of a Realized Loss to a Certificate will be made by reducing the Class Principal Amount thereof by the amount so allocated as the Distribution Date in the month following the calendar month in which such Realized Loss was incurred.

REPORTS TO CERTIFICATEHOLDERS

          On each Distribution Date, the Securities Administrator will make available to the Trustee, the Depositor, each Certificateholder and the rating agencies a statement (based solely on information received from the Master Servicer and each Servicer). For a description of the information available in this statement, please see "Reports to Securityholders" in the accompanying prospectus.

          On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Certificate Principal Amount or notional balance, as applicable, of an individual Certificate following such payment and certain other information relating to the Certificates and the mortgage loans, to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at
(301) 815-6600 and shall initially be www.ctslink.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator's customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

          In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will, upon request, prepare and deliver to the Depositor and each holder of a Certificate of record during the previous calendar year, a statement containing information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

EXPECTED FINAL DISTRIBUTION DATE

          The Expected Final Distribution Date for each class of Certificates is the Distribution Date on which the Class Principal Amount or Class Notional Amount, as applicable, for such Class will be reduced to zero, assuming that (i) the related Mortgage Components prepay at a rate of (a) 200% PSA, with respect to the Subgroup 1-1 Certificates (other than the Class A-P Certificates), (b) 275% PSA, with respect to the Subgroup 1-2 Certificates, (c) 250% PSA, with respect to the Subgroup 2-1 Certificates (other than the Class A-P Certificates) and (d) 300% PSA, with respect to each other class of Certificates and (ii) the Master Servicer exercises its right to purchase all of the outstanding Mortgage Loans, as applicable, on the first Distribution Date on which it is eligible to do so, as set forth under "--Optional Clean-Up Call" below. The actual final Distribution Date of any class of Certificates may be earlier or later than such class's Expected Final Distribution Date.

FINAL SCHEDULED DISTRIBUTION DATE

          The Final Scheduled Distribution Date for each Class of Offered Certificates is the Distribution Date in the month following the scheduled maturity date for the latest maturing related Mortgage Loan. The actual final Distribution Date of any class of Certificates may be earlier or later, and could be substantially earlier, than such class's Final Scheduled Distribution Date. No event of default, change in the priorities for distribution among the various classes or other provisions under the pooling and servicing agreement will arise or become applicable solely by reason of the failure to retire the entire Certificate Principal Balance of any class of Certificates on or before its assumed final Distribution Date.

OPTIONAL CLEAN-UP CALL

          On the first Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related Due Date is equal to or less than 5% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer will have the option to purchase the Mortgage Loans at a price equal to the greater of (a) the sum of (i) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate to but not including the Due Date in the month of such Distribution Date, (ii) the fair market value of all other property of the Issuing Entity and (iii) any unreimbursed advances, fees, servicing fees and other amounts payable to the Servicers, the Master Servicer, the Securities Administrator and the Trustee and (b) the fair market value, determined in accordance with the terms of the Pooling and Servicing Agreement, of all outstanding Mortgage Loans (other than Liquidated Mortgage Loans in the Aggregate Pool), all property acquired in respect of any such Mortgage Loans remaining in the Issuing Entity and all other property included in any REMIC formed under the Pooling and Servicing Agreement.

          If such option is exercised, and the amount specified in clause (b) of the preceding paragraph exceeds the amount specified in clause (a) of that paragraph, then a residual class specified in the Pooling and Servicing Agreement will be entitled to receive the amount of such excess. This residual class is not offered hereby.

          If the option is exercised, it will effect an early retirement of the Certificates. Distributions on the Certificates relating to the optional termination will be treated as a prepayment of the Mortgage Loans and the amounts paid in connection with the optional termination will be paid in accordance with the priorities and amounts set forth herein. With respect to an optional termination, the proceeds for that distribution may not be sufficient to distribute the full amount to which each class of Certificates is entitled. Upon the optional termination, any funds or property remaining in the Issuing Entity will be liquidated and the Issuing Entity will terminate.

VOTING RIGHTS

          The Class A-X and Class A-R Certificates will each be allocated 1% of all voting rights and the other classes of certificates (including the certificates that are not offered hereby) will be allocated 98% of all voting rights under the Pooling and Servicing Agreement. Voting rights will be allocated among these other classes of Certificates in proportion to their respective Class Principal Amounts. Voting Rights will be allocated among Certificates of such class in proportion to their Percentage Interests.

                               THE ISSUING ENTITY

          On the Closing Date, and until the termination of the Issuing Entity pursuant to the Pooling and Servicing Agreement, J.P. Morgan Mortgage Trust 2006-S2 will be a common law trust formed under the laws of the state of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the assets described under the fifth paragraph under "Description of the Certificates--General" above. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

          The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Master Servicer, the Servicers and the Securities Administrator will act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement.

          The Trustee and the Securities Administrator, on behalf of the Issuing Entity, are only permitted to take such actions as are specifically set forth in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity, will not have the power to issue additional certificates representing interests in the Issuing Entity, borrow money on behalf of the Issuing Entity or make loans from the assets of the Issuing Entity to any person or entity.

          If the assets of the Issuing Entity are insufficient to pay the Certificateholders all principal and interest owed, holders of certain classes of Certificates will not receive all of their expected payments of interest and principal and will suffer a loss. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Issuing Entity would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

                                   THE TRUSTEE

          U.S. Bank National Association ("U.S. BANK") will act as the trustee under the terms of the Pooling and Servicing Agreement. U.S. Bank is a national banking association and a wholly-owned subsidiary of U.S. Bancorp, which is currently ranked as the sixth largest bank holding company in the United States with total assets exceeding $210 billion as of March 31, 2006. As of March 31, 2006, U.S. Bancorp served approximately 13.4 million customers, operated 2,430 branch offices in 24 states and had over 51,000 employees. A network of specialized U.S. Bancorp offices across the nation, inside and outside its 24-state footprint, provides a comprehensive line of banking, brokerage, insurance, investment, mortgage, trust and payment services products to consumers, businesses, governments and institutions.

          U.S. Bank has one of the largest corporate trust businesses in the country with offices in 31 U.S. cities. The Pooling and Servicing Agreement will be administered from U.S. Bank's corporate trust office located at 209 South LaSalle Street, Suite 300, Chicago, Illinois 60604.

          U.S. Bank has provided corporate trust services since 1924. As of March 31, 2006, U.S. Bank was acting as trustee with respect to 56,104 issuances of securities with an aggregate outstanding principal balance of over $1.5 trillion. This portfolio includes corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations.

          On December 30, 2005, U.S. Bank purchased the corporate trust and structured finance trust services businesses of Wachovia Corporation. Following the closing of the acquisition, the Wachovia affiliate named as fiduciary or agent, as applicable, under each client agreement will continue in that role until U.S. Bank succeeds to that role in accordance with the terms of the governing instrument or agreement and applicable law.

          As of March 31, 2006, U.S. Bank (and its affiliate U.S. Bank Trust National Association) was acting as trustee on 619 issuances of prime mortgage-backed securities with an outstanding aggregate principal balance of approximately $276,832,600,000.00.

          In the event of a default by the Master Servicer under the Pooling and Servicing Agreement that has not been remedied, either the Trustee or holders of Certificates evidencing at least 25% of the voting rights will have the right to terminate the Master Servicer. If the Master Servicer is terminated, or the Master Servicer resigns, the Trustee will become the successor Master Servicer. However, if the Trustee is unwilling or unable to act as successor Master Servicer, it may appoint, or petition a court to appoint, a successor master servicer.

          The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing agreement or if the Trustee becomes incapable of acting under the Pooling and Servicing Agreement or insolvent. The Trustee may also be removed at any time by the Certificateholders evidencing not less than 50% of the voting rights evidenced by the Certificates. In such circumstances, the Depositor will also be obligated to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Any expenses associated with the resignation or removal of the Trustee and the appointment of a successor will generally be paid by the Trustee or the Depositor.

          The Trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates and may transact business with other interested parties with the same rights as it would have if it were not Trustee.

The Trustee will not be liable under the Pooling and Servicing Agreement:

     o expect for the performance of such duties and obligations as are specifically set forth in the Pooling and Servicing Agreement;

     o for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by the Pooling and Servicing Agreement; or

     o for any action taken or omitted by it in good faith in accordance with the direction of holders of Certificates evidencing at least 50% of the voting rights relating to the time, method and place of conducting any proceeding for any remedy available to such Trustee, or relating to the exercise of any trust or power conferred upon such trustee under the Pooling and Servicing Agreement.

          In the absence of bad faith, the Trustee may conclusively rely upon any certificates or opinions of counsel furnished to such Trustee under the Pooling and Servicing Agreement. Any such opinion of counsel will be full and complete authorization and protection in respect of any action taken or omitted to be taken by such trustee in good faith and in accordance with such opinion of counsel. The Trustee will not be deemed to have knowledge or notice of any matter, including an event of default, unless actually known to a responsible officer of the Trustee or unless a responsible officer of the Trustee has received written notice thereof.

          The Trustee will be paid an annual fee by the Master Servicer from its Master Servicing Fee. The Trustee will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payment of any amounts to Certificateholders.

              THE MASTER SERVICER AND THE SECURITIES ADMINISTRATOR

          Wells Fargo Bank, National Association ("WELLS FARGO BANK") will act as Master Servicer and Securities Administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor and the Servicers may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

          Wells Fargo Bank serves or may have served within the past two years as loan file custodian for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included as assets of the Issuing Entity. The terms of any custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

MASTER SERVICER

          Wells Fargo Bank acts as Master Servicer pursuant to the Pooling and Servicing Agreement. The Master Servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the Servicers under the terms of their respective Servicing Agreements. In particular, the Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the Servicers. The Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms of any Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as Master Servicer for approximately 1,155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

          Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the Sponsor or an affiliate of the Sponsor and anticipates that one or more of those mortgage loans may be included as assets of the Issuing Entity. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

SECURITIES ADMINISTRATOR

          Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As Securities Administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMIC and the preparation of monthly reports on Form 10-D , current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

                                  THE SERVICERS

GENERAL

          Approximately 78.02% of the Mortgage Loans will be serviced by JPMCB. No other Servicer will service more than 10% of the Mortgage Loans. Each Servicer will initially have primary responsibility for servicing the Mortgage Loans serviced by it, including, but not limited to, all collection, advancing and loan-level reporting obligations, maintenance of escrow accounts, maintenance of insurance and enforcement of foreclosure proceedings with respect to the Mortgage Loans and related Mortgaged Properties. Set forth below is certain information with respect to the servicing of mortgage loans by JPMCB.

JPMORGAN CHASE BANK, N.A.

          The information set forth in this section of the prospectus supplement has been provided by JPMorgan Chase Bank, N.A ("JPMCB").

          JPMCB, a national banking association, is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMCB is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. It is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMCB's main office is located in Columbus, Ohio. It is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMCB is an affiliate of JPMorgan Securities, Inc., the underwriter. JPMCB is rated "RPS1", "Strong" and "SQ1", by Fitch, S&P and Moody's, respectively. JPMCB does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the related Servicing Agreement.

          Prior to January 1, 2005, JPMCB formed Chase Home Finance LLC ("CHF"), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation ("CMMC") was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity.

          JPMCB may perform any or all of its obligations under its servicing agreement through one or more subservicers. JPMCB has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMCB will remain liable for its servicing duties and obligations under its servicing agreement as if JPMCB alone were servicing the Mortgage Loans. As a result we are providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

          JPMCB is the product of numerous mergers and acquisitions. Since the creation of the founding entities, mortgage products and loan servicing have been a part of the bank's operations. As JPMCB's mortgage servicing activities have evolved over the past several decades and in the modern era, its portfolio has included prime loans (including conforming, jumbo, Alt-A and community development programs), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

          Servicing operations, for "prime" quality mortgage loans are audited internally by JPMCB's General Audit and Risk groups and subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMCB utilizes committees assembled on a quarterly basis to analyze compliance to Fair Debit Collections and Fair Lending legislation. JPMCB employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

          JPMCB as a servicer has made numerous changes to its servicing procedures during the past three years in order to improve its servicing processes and to increase efficiencies including the expansion of its customer care operational centers to Manila, Philippines and Costa Rica.

          Neither JPMCB nor CHF is in default or has been terminated for cause under any servicing agreement with respect to prime mortgage loans to which it is a party.

          No material litigation or governmental proceeding is pending against JPMCB or CHF or their properties that would have a material adverse effect on the Certificates. The financial condition of JPMCB and the financial condition of CHF do not pose any material risks to their respective ability to service the mortgage loans.

          JPMCB, through its subsidiary CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 9:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday. There are special service teams to address the specific needs of Spanish-speaking customers and those impacted by natural disasters.

          Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, High Risk Property Managers review options during site inspections and local housing association referrals.

          CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, real estate owned (REO) and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accuracy, managing data security, and to effectively manage any initiated legal action.

          Under the terms of the related Servicing Agreement, the Servicer may agree to modification upon the request of the mortgager provided the modification is in lieu of a refinancing and the servicer purchases the related mortgage loan for a price equal to the outstanding principal balance of the Mortgage Loan.

          Under the terms of the related Servicing Agreement, the Servicer generally will not be liable for any losses on the Mortgage Loans.

          The Servicer is required to make advances of delinquent monthly payments of interest and principal to the extent described in this prospectus supplement. See "Servicing of the Mortgage Loans--Advances" below. The Servicer has not failed to make a required advance in connection with any mortgage-backed securitization.

          Chase Home Finance LLC. Because JPMCB does not itself perform the servicing function on mortgage loans as to which it owns the servicing rights, JPMCB does not have meaningful historical servicing data with respect to delinquencies, foreclosures or losses. Therefore, JPMCB is providing below information relating to the portfolio of "prime" mortgage loans (exclusive of FHA and VA loans) secured by one- to four-family residential properties which were originated by or for JPMCB or its affiliates and which are serviced or subserviced by CHF (exclusive of any such mortgage loans as to which there exists either (i) a subservicing arrangement with a third party that is not an affiliate of JPMCB or (ii) a master servicing arrangement).

 AGGREGATE PRIME SERVICING PORTFOLIO (EXCLUSIVE OF FHA AND VA LOANS) PRINCIPAL
                           BALANCE AS OF (BILLIONS):

                                    MARCH 31,
                                       2006
                                    ---------
                                     $413.3

 AGGREGATE PRIME SERVICING PORTFOLIO (EXCLUSIVE OF FHA AND VA LOANS) PRINCIPAL
                           BALANCE AS OF (BILLIONS):

                                  DECEMBER 31,
                            ------------------------
                             2005     2004     2003
                            ------   ------   ------
                            $402.6   $372.6   $333.3

       AGGREGATE PRIME SERVICING PORTFOLIO (EXCLUSIVE OF FHA AND VA LOANS)
                      BY NUMBER OF LOANS AS OF (MILLIONS):

                                    MARCH 31,
                                       2006
                                    ---------
                                      2.678

       AGGREGATE PRIME SERVICING PORTFOLIO (EXCLUSIVE OF FHA AND VA LOANS)
                      BY NUMBER OF LOANS AS OF (MILLIONS):

                                   DECEMBER 31,
                              ---------------------
                               2005    2004    2003
                              -----   -----   -----
                              2.643   2.598   2.410

          Collection Procedures. CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dealer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor's attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the applicable mortgage and applicable state law.

          JPMCB will service Mortgage Loans substantially in accordance with the procedures set forth under "Servicing of the Mortgage Loans" below.

                       AFFILIATES AND RELATED TRANSACTIONS

          The Sponsor is a wholly owned subsidiary of JPMCB and an affiliate of the Depositor and the Underwriter. JPMCB is an Originator and a Servicer of the Mortgage Loans and the Custodian for the mortgage files. There is not currently and there was not during the past two years any material business relationship, arrangement or other understanding between any of the Sponsor, the Depositor, the Underwriter or JPMCB that was entered into outside the ordinary course of business of each such party or on terms other than would be obtained in an arm's length transaction with unaffiliated entities.

                         SERVICING OF THE MORTGAGE LOANS

SERVICING AND COLLECTION PROCEDURES

          Servicing functions to be performed by each Servicer under the related Servicing Agreement include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of certain insurance claims and, if necessary, foreclosure. Each Servicer may contract with subservicers to perform some or all of such Servicer's servicing duties, but the Servicer will not thereby be released from its obligations under the related Servicing Agreement. When used herein with respect to servicing obligations, the term Servicer includes a subservicer.

          Each Servicer will make reasonable efforts to collect all payments called for under the related Mortgage Loans and will, consistent with the related Servicing Agreement and any primary mortgage insurance policy, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the related Mortgage Loans. Consistent with the above, such Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a primary mortgage insurance policy, arrange with a mortgagor a schedule for the liquidation of delinquencies. The Depositor's prior approval or consent may be required for certain servicing activities such as modification of the terms of any Mortgage Loan and the sale of any defaulted Mortgage Loan or REO Property.

          Pursuant to the related Servicing Agreement, each Servicer will deposit collections on the related Mortgage Loans into the Custodial Account established by it. Each Custodial Account is required to be kept segregated from operating accounts of the related Servicer and to meet the eligibility criteria set forth in the related Servicing Agreement. If permitted under the related Servicing Agreement, amounts on deposit in the related Custodial Account may be invested in certain permitted investments described therein. Any losses resulting from such investments are required to be reimbursed to such Custodial Account by the related Servicer out of its own funds.

          On or before the Closing Date, the Securities Administrator, on behalf of the Trustee, will establish the Distribution Account into which each Servicer will remit all amounts required to be deposited therein pursuant to the related Servicing Agreement (net of such Servicer's servicing compensation) on each Servicer Remittance Date. On or prior to the date specified in the related Servicing Agreement, each Servicer will furnish to the Master Servicer information with respect to loan level remittance data for such month's remittance.

ACCOUNTS

          On or prior to the Closing Date, each Servicer will establish and maintain or cause to be established and maintained a Custodial Account. On or prior to the Closing Date, the Securities Administrator will establish the Distribution Account. The following table sets forth certain information with respect to the accounts of the Issuing Entity.

       ACCOUNT                RESPONSIBLE PARTY               PARTY ENTITLED TO INVESTMENT INCOME
--------------------   -------------------------------   --------------------------------------------
Custodial Accounts     The related Servicer will be      The related Servicer will be entitled to any
                       responsible for maintaining the   investment income on amounts in deposit in
                       Custodial Account of such         its Custodial Account.
                       Servicer.

Distribution Account   The Securities Administrator      The Master Servicer will be entitled to a
                       will be responsible for           portion of the investment income on amounts
                       maintaining the Distribution      in deposit in the Distribution Account.
                       Account.

FLOW OF FUNDS

          On the 18th day of each month (or, if such 18th day is not a Business Day, on the immediately preceding Business Day), each Servicer will remit amounts on deposit in the related Custodial Account (other than certain amounts that may be retained by such Servicer) to the Distribution Account. On each Distribution Date, to the extent of the Available Distribution Amount for each Mortgage Pool on deposit in the Distribution Account, the Securities Administrator, on behalf of the Trustee, will make distributions to the related Certificateholders. The following table sets forth the flow of funds from collections of payments on the Mortgage Loans, the deposit of such funds into the accounts and the payments of such funds to the Certificateholders.

      PERIOD/EVENT                          DATES                                   FLOW OF FUNDS
------------------------   ---------------------------------------   -------------------------------------------
Due Period                 The period beginning on the second day    Each Servicer shall hold in the related
                           of a calendar month and ending on the     Custodial Account all scheduled
                           first day of the succeeding calendar      installments of interest (net of the
                           month.                                    Servicing Fees) and principal collected on
                                                                     the related Mortgage Loans, together with
                                                                     any Monthly Advances in respect thereof.

Prepayment Period          The calendar month immediately            Each Servicer shall hold in the related
                           preceding the Distribution Date.          Custodial Account all partial or full
                                                                     prepayments of principal and certain other
                                                                     unscheduled payments of principal, together
                                                                     with any accrued interest thereon on the
                                                                     related Mortgage Loans during such period
                                                                     plus any amounts required to be paid by
                                                                     that Servicer in respect of Prepayment
                                                                     Interest Shortfalls on such Mortgage Loans.

Servicer Remittance Date   The 18th day of each calendar month       On the Servicer Remittance Date, each
                           (or, if the 18th is not a Business Day,   Servicer will remit to the Distribution
                           on the immediately preceding Business     Account, scheduled payments received on the
                           Day).                                     Mortgage Loans serviced by it due during
                                                                     the related Due Period, any Monthly
                                                                     Advances in respect thereof and prepayments
                                                                     and certain other unscheduled amounts
                                                                     received on the Mortgage Loans serviced by
                                                                     it during the related Prepayment Period in
                                                                     accordance with the applicable Servicing
                                                                     Agreement.

Distribution Date          The 25th day of each month, or if such    On each Distribution Date, the Securities
                           day is not a Business Day, on the first   Administrator will remit amounts on deposit
                           Business Day thereafter.                  in the Distribution Account to
                                                                     Certificateholders in accordance with the
                                                                     priority of distributions set forth herein.

COMPENSATING INTEREST TO BE PAID BY THE SERVICERS IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

          When a borrower prepays a Mortgage Loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Principal prepayments by borrowers received by a Servicer during the related Prepayment Period for a Distribution Date will be distributed to Certificateholders on the related Distribution Date. Thus, less than one month's interest may have been collected on Mortgage Loans that have been prepaid with respect to any Distribution Date. Pursuant to each Servicing Agreement, the related Servicer will be required to make payments in respect of Prepayment Interest Shortfalls from its own funds with respect to Mortgage Loans serviced by such Servicer.

          The respective obligations of the Servicers to make payments in respect of Prepayment Interest Shortfalls for any month shall be limited to their respective aggregate Servicing Fees for that month. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicers, but such obligation is limited to its aggregate Master Servicing Fee for that month. The amount of interest available to be paid to Certificateholders will be reduced by any uncompensated Prepayment Interest Shortfalls.

ADVANCES

          Subject to the limitations described in the following paragraph, each Servicer will be required to advance prior to each Servicer Remittance Date, from its own funds, or funds in its Custodial Account that are not otherwise required to be remitted to the Distribution Account for that Distribution Date, with respect to those Mortgage Loans serviced by it, Monthly Advances. The Master Servicer will be obligated to make any required Monthly Advance if a Servicer fails in its obligation to do so, to the extent provided in the Pooling and the Servicing Agreement and the related Servicing Agreement.

          Monthly Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Certificates rather than to guarantee or insure against losses. Each Servicer is obligated to make Monthly Advances with respect to delinquent payments of interest and principal on each Mortgage Loan serviced by it, to the extent that such Monthly Advances are, in its good faith judgment or reasonable determination, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the Mortgage Loans. If a Servicer fails to make a Monthly Advance as required under the related Servicing Agreement, the Master Servicer will be required to make, or shall cause the successor servicer to make a Monthly Advance in accordance with the terms of the Pooling and Servicing Agreement. In no event, however, will a Servicer or the Master Servicer be required to make a Monthly Advance that is not, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Mortgage Loans. If a Servicer determines on any Determination Date to make a Monthly Advance, such Monthly Advance will be included with the payment to

Certificateholders on the related Distribution Date. Any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement will constitute a Master Servicer Default thereunder, in which case the Trustee, as successor Master Servicer, will, under the circumstances set forth in the Pooling and Servicing Agreement, be obligated to make such Monthly Advance in the amount and to the extent that the Master Servicer was required to make such Monthly Advance but failed to do so.

COMPLIANCE WITH APPLICABLE SERVICING CRITERIA AND SERVICER ATTESTATION

          The Pooling and Servicing Agreement and each Servicing Agreement provide that on or before a specified date in each year for which the Depositor is required to file a Form 10-K, each party participating in the servicing function of the Issuing Entity provide a report to the Securities Administrator and the Trustee on an assessment of compliance with the servicing criteria set forth in Item 1122 of Regulation AB. A firm of independent public accountants will be required to furnish to the Securities Administrator and the Trustee, an attestation report compliant with Item 1122 of Regulation AB on the party's assessment of compliance with the applicable servicing criteria.

          The Pooling and Servicing Agreement also provides for delivery to the Trustee and the Depositor, on or before a specified date in each calendar year, of an annual officer's certificate from each of the Master Servicer and the Securities Administrator to the effect that the Master Servicer and the Securities Administrator, as applicable, has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year.

          The related Servicing Agreement provides for delivery to the Trustee, the Depositor, the Master Servicer and the Securities Administrator, on or before a specified date in each calendar year, of an annual officer's certificate to the effect that the Servicer has fulfilled its obligations under the related Servicing Agreement throughout the preceding year.

MASTER SERVICER DEFAULT; SERVICER DEFAULT

          Events of default by the Master Servicer under the Pooling and Servicing Agreement include (i) any failure by the Master Servicer to make a Monthly Advance as required under the Pooling and Servicing Agreement, unless cured as specified therein; (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the Master Servicer; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by on or behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

          If the Master Servicer is in default in its obligations under the Pooling and Servicing Agreement, the Trustee may, and must if directed to do so by Certificateholders having more than 50% of the Class Principal Amount applicable to each class of Certificates affected thereby, terminate the Master Servicer and either appoint a successor Master Servicer in accordance with the Pooling and Servicing Agreement or succeed to the responsibilities of the Master Servicer.

          Events of default under the Servicing Agreements include, among other things, (i) any failure of the Servicers to remit to the Distribution Account any required payment which continues unremedied for a specified period; (ii) any failure by the Servicers duly to observe or perform in any material respect any of the covenants or agreements in the related Servicing Agreement which continues unremedied for a specified period after the giving of written notice of such failure to the related Servicer; and (iii) certain events of insolvency and certain actions by or on behalf of the Servicers indicating their insolvency, reorganization or inability to pay their obligations.

          In the event of a default by a Servicer under its Servicing Agreement, the Master Servicer will have the right to remove that Servicer and will exercise that right if it considers such removal to be in the best interest of the Certificateholders. In the event that the Master Servicer removes a Servicer, the Master Servicer or other entity specified in the Pooling and Servicing Agreement, will, in accordance with the Pooling and Servicing Agreement, act as successor servicer under the related Servicing Agreement or will appoint a successor servicer reasonably acceptable to the Depositor and the Trustee. In connection with the removal of a Servicer, the Master Servicer will be entitled to be reimbursed from the assets of the Issuing Entity for all of its reasonable costs associated with the termination of such Servicer and the transfer of servicing to a successor servicer.

RESIGNATION OF SERVICERS; ASSIGNMENT AND MERGER

          No Servicer, other than JPMCB, may resign from its obligations and duties under its Servicing Agreement or assign or transfer its rights, duties or obligations except (i) upon a determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by that servicer, or (ii) with the approval of the Trustee, which approval may not be unreasonably withheld. JPMCB may assign or transfer its rights, duties or obligations under its Servicing Agreement; provided that any such assignment or transfer shall not result in a reduction or withdrawal of then-current ratings of the Certificates and such successor servicer meets the qualifications of a successor servicer as set forth in the related Servicing Agreement. No such resignation will become effective until a successor servicer has assumed the related Servicer's obligations and duties under such Servicing Agreement.

          Any person into which a Servicer may be merged or consolidated, any person resulting from any merger or consolidation which a Servicer is a party, any person succeeding to the business of a Servicer or any person to whom a Servicer assigns or transfers its duties and obligations, will be the successor of such Servicer under the related Servicing Agreement.

                     FEES AND EXPENSES OF THE ISSUING ENTITY

          The expense fees for the Mortgage Loans are payable out of the interest payments on each Mortgage Loan. The expense fees consist of the Servicing Fee and any lender paid mortgage guaranty insurance premiums, if applicable. The rate at which expense fees accrue is expected to be 0.250% or 0.200% per annum of the outstanding principal balance of each Mortgage Loan. As of the Cut-off Date, the weighted average per annum rate at which the expense fees accrue is expected to equal 0.250% with respect to the Pool 1, 0.218% with respect to the Pool 2 and 0.250% with respect to the Pool 3.

          The Servicers are also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment penalties) and, if applicable, all reinvestment income earned on amounts on deposit in the related Custodial Accounts.

          The Master Servicer will be entitled to retain the Master Servicing Fee in connection with the performance of its obligations under the Pooling and Servicing Agreement. The Master Servicer will be entitled to reimbursement from the Issuing Entity for certain expenses and other amounts prior to payments to Certificateholders.

          The following table sets forth certain information with respect to the fees payable to the Servicers, the Master Servicer, the Trustee and the Securities Administrator in respect of the performance of their obligations to the Issuing Entity.

                                                     AMOUNT/                              PRIORITY/
     PARTY           FEE PAYABLE               DESCRIPTION OF FEE                     SOURCE OF PAYMENT
---------------   ----------------   --------------------------------------   ---------------------------------
Servicers         Monthly            With respect to each Servicer and each   Each Servicer will withdraw their
                                     Mortgage Loan serviced by it, an         aggregate Servicing Fee from
                                     amount equal to 1/12 of the product of   interest actually collected on
                                     (1) the principal balance of such        each Mortgage Loan serviced by
                                     Mortgage Loans as of the first day of    it, prior to such amounts being
                                     the related Due Period and (2) the       available to make payments on the
                                     Servicing Fee Rate with respect to       Certificates
                                     such Mortgage Loan.

Master Servicer   Monthly            The Master Servicer will be entitled     On each Distribution Date, the
                                     to a portion of the investment           Master Servicer may retain a
                                     earnings on amounts on deposit in the    portion of the investment
                                     Distribution Account.                    earnings on amounts on deposit in
                                                                              the Distribution Account prior to
                                                                              distributions to
                                                                              Certificateholders.

Trustee           As determined by   The fees of the trustee will be          The fees of the Trustee will be
                  the Master         determined by agreement among the        paid by the Master Servicer from
                  Servicer and the   Master Servicer and the Trustee.         the Master Servicing Fee.
                  Trustee.

Securities        As determined by   The fees of the Securities               The fees of the Securities
Administrator     the Master         Administrator will be determined by      Administrator will be paid by the
                  Servicer and the   agreement among the Master Servicer      Master Servicer from the Master
                  Securities         and the Securities Administrator.        Servicing Fee.
                  Administrator.

                   YIELD, PREPAYMENT AND WEIGHTED AVERAGE LIFE

YIELD CONSIDERATIONS

          The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans or Mortgage Components, as applicable, in the related Mortgage Pool or Mortgage Pools. Yields will also be affected by the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price for the Offered Certificates and other factors.

          The yield to maturity of each class of Exchangeable Certificates generally will depend on the yield to maturity of the related classes of REMIC Certificates.

          Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors. Approximately 93.77% of the Mortgage Loans may be voluntarily prepaid in full or in part without the payment of any penalty or premium. In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to higher prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans. Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease. Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates and servicing decisions. The Mortgage Loans generally have due-on-sale clauses.

          The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon, liquidations of defaulted Mortgage Loans and purchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation. The timing of changes in the rate of prepayments, liquidations and purchases of the related Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors, no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates. In general, the earlier a prepayment of principal of the related Mortgage Loans, the greater the effect on an investor's yield. The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

          From time to time, areas of the United States may be affected by flooding, severe storms, hurricanes, landslides, wildfires, earthquakes or other natural disasters. The Originator or the Seller will represent and warrant that, as of the Closing Date, each Mortgaged Property was free of material damage. In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, an Originator or the Seller, as applicable, will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor. If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Originator or the Seller, as applicable, will not have any repurchase obligation. In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties. As a consequence, Realized Losses could result. To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part. Any purchases or repayments of the Mortgage Loans may reduce the weighted average lives of the Offered Certificates and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

          Prepayments, liquidations and purchases of the Mortgage Loans will result in distributions to Certificateholders of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans. The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans. In general, defaults on Mortgage Loans are expected to occur with greater frequency in their early years.

          Approximately 6.23% of the Mortgage Loans provide for payment by the borrower of a prepayment penalty in limited circumstances on certain prepayments. The holders of the Class P Certificates will be entitled to all prepayment penalties received on the Mortgage Loans, and such amounts will not be available for distribution on the other classes of Certificates. Under certain circumstances, as described in the Pooling and Servicing Agreement, the related Servicer may waive the payment of any otherwise applicable prepayment penalty. Investors should conduct their own analysis of the effect, if any, that the prepayment penalty, and decisions by the related Servicer with respect to the waiver thereof, may have on the prepayment performance of the related Mortgage Loans. The Depositor makes no representations as to the effect that the prepayment penalties, and decisions by the related Servicer with respect to the waiver thereof, may have on the prepayment performance of the Mortgage Loans.

          Approximately 24.15%, 2.98% and 14.51% of the Mortgage Loans in Pool 1, Pool 2 and Pool 3, respectively, provide for payment of interest at the related mortgage rate, but no payment of principal, for a period of ten years following the origination of the related mortgage loan. Other considerations aside, due to such characteristics, borrowers may be disinclined to prepay the Mortgage Loans during such interest-only period. In addition, because no principal is due on the Mortgage Loans during such interest-only period, the Certificates will amortize at a slower rate during such period than would otherwise be the case. Thereafter, when the monthly payments on the Mortgage Loans are recalculated generally on the basis of a twenty-year level payment amortization schedule, principal payments on the Certificates are expected to increase correspondingly, and, in any case, at a faster rate than if payments on the Mortgage Loans were calculate on the basis of a 30-year amortization schedule. Notwithstanding the foregoing, no assurance can be given as to any prepayment rate on the Mortgage Loans.

          Unscheduled principal payments on the Mortgage Components in a Mortgage Pool will generally be allocated disproportionately to the Senior Certificates of the related Certificate Group during the first nine years following the Closing Date (except as described herein) or if certain conditions are met. Such allocation will initially accelerate the amortization of the Senior Certificates.

          The yields on the Offered Certificates may also be adversely affected by Net Interest Shortfalls.

          The yields to investors in the Offered Certificates may be significantly affected by the exercise of the Master Servicer's option to repurchase the related Mortgage Loans, as described herein. See "Description of the Certificates -- Optional Clean-Up Call." If the purchaser of a Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.

          Conversely, if the purchaser of an Interest-Only Certificate or another Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated. The effective yield to holders of the Offered Certificates will be lower than the yield otherwise produced by the applicable Certificate Interest Rate and the related purchase price because monthly distributions will not be payable to such holders until the 25th day of the month (or the immediately following Business Day if such day is not a Business Day) following the month in which interest accrues on the Mortgage Loans (without any additional distribution of interest or earnings thereon in respect of such delay).

          Prospective purchasers of the Interest-Only Certificates should carefully consider the risk that a rapid rate of principal payments on the Mortgage Loans could result in the failure of such purchasers to recover their initial investments.

YIELD SENSITIVITY OF THE SUBORDINATE CERTIFICATES

          On each Distribution Date, the holders of classes of Certificates having a relatively higher priority of distribution will have a preferential right to receive amounts of interest and principal due them on such Distribution Date before any distributions are made on any class of Certificates subordinate to such higher ranking class. As a result, the yields to maturity and the aggregate amount of distributions on the Class B-1, Class B-2 and Class B-3 Certificates will be more sensitive than the yields of higher ranking Certificates to the rate of delinquencies and defaults on the Mortgage Loans.

          As more fully described herein, the principal portion of Realized Losses on the Mortgage Loans will be allocated first to the lower ranking class of Subordinate Certificates, then to the higher ranking class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount of each such class has been reduced to zero, before any such Realized Losses will be allocated to the Senior Certificates. The interest portion of Realized Losses on the Mortgage Loans will reduce the amount of interest available for distribution on the related Distribution Date to the lowest ranking class of Certificates outstanding on such date. In addition, although all losses initially will be borne by the Subordinate Certificates, Excess Losses will be borne by all classes of applicable Certificates (other than the Interest-Only Certificates) in accordance with the allocation rules described herein under "Description of the Certificates -- Allocation of Losses". As a result, the yields on the Offered Certificates will depend on the rate and timing of Realized Losses, including Excess Losses. Excess Losses could occur at a time when one or more classes of Subordinate Certificates are still outstanding and otherwise available to absorb other types of Realized Losses.

ACCRETION DIRECTED CERTIFICATES AND ACCRUAL CERTIFICATES

          On or prior to the Class 1-A-4 Accretion Termination Date, the Accretion Directed Certificates, as and to the extent described in this prospectus supplement, will receive as monthly principal distributions the accrued interest that would otherwise be distributable in respect of the Accrual Certificates. On or prior to the Class 1-A-4 Accretion Termination Date, interest shortfalls allocated to the Accrual Certificates will reduce the amount added to the Class Principal Amount thereof and will result in a corresponding reduction of the amount available for distributions on the Accretion Directed Certificates. Furthermore, because these interest shortfalls will result in the Class Principal Amount of the Accrual Certificates being less than it would otherwise be, the amount of interest that will accrue in the future on the Accrual Certificates and be available for distributions on the Accretion Directed Certificates will be reduced. Accordingly, the weighted average lives of the Accretion Directed Certificates would be extended.

          In addition, investors in the Accrual Certificates should also be aware that the Class 1-A-4 Accretion Termination Date may be later, or earlier, than otherwise anticipated if prepayments occur slower, or faster, than anticipated.

          Because the Accrual Certificates are not entitled to receive any distributions of interest until the occurrence of the Class 1-A-4 Accretion Termination Date, these Certificates will likely experience greater price and yield volatility than would mortgage pass-through certificates that are otherwise similar but which are entitled to current distributions of interest. Investors should consider whether this volatility is suitable to their investment needs.

LOCKOUT CERTIFICATES

          Investors in the Class 1-A-1, Class 1-A-2, Class 3-A-1, Class 3-A-4 and Class 3-A-10 Certificates should be aware that such certificates will generally not be entitled to receive any principal distributions prior to the Distribution Date in July 2011. The weighted average lives of such Certificates will thus be longer than would otherwise be the case, and the effect on the market value of such Certificates arising out of changes in market interest rates or market yields for similar securities will be greater than for other related classes of certificates.

COMPANION CERTIFICATES

          The Companion Classes will be especially sensitive to the rate of prepayments on the Subgroup 1-3 Mortgage Components. On each Distribution Date, the Companion Classes receive principal only if the PAC I and PAC II Classes have been paid according to their respective schedules. If the rate of prepayments on the Subgroup 1-3 Mortgage Components is not high enough to pay the PAC I and PAC II Classes according to their respective schedules, then the Companion Classes will not receive any distribution of principal on that Distribution Date. However, if the rate of prepayments is high enough to pay the PAC I and PAC II Classes according to their respective schedules, then the Companion Classes will receive all of the remaining principal otherwise available for distribution to the PAC I and PAC II Classes in accordance with the priority of payment rules set forth herein. This may cause wide variations in the amount of principal the Companion Classes will receive on each Distribution Date.

WEIGHTED AVERAGE LIFE

          Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

          Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The Prepayment Assumption used in this prospectus supplement is "PSA". PSA assumes that the mortgages will prepay at an annual rate of 0.20% in the first month after origination, that the prepayment rate increases at an annual rate of 0.20% per month up to the 30th month after origination and that the prepayment rate is constant at 6% per annum in the 30th and later months.

          THE PREPAYMENT ASSUMPTION DOES NOT PURPORT TO BE EITHER AN HISTORICAL DESCRIPTION OF THE PREPAYMENT EXPERIENCE OF ANY POOL OF MORTGAGE LOANS OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

          The tables set forth in Annex B (which is incorporated herein as part of this prospectus supplement) were prepared on the basis of the Structuring Assumptions (set forth in Annex B). Subject to the foregoing discussion and assumptions, the tables set forth in Annex B indicate the weighted average lives of the Offered Certificates (other than the Interest-Only and A-R Certificates) and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates (other than the Class A-R Certificates) that would be outstanding after each of the Distribution Dates shown at various percentages of PSA.

          The actual characteristics and the performance of the Mortgage Loans will differ from the Structuring Assumptions, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans. Moreover, the diverse remaining terms to maturity and the Mortgage Rates of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the various percentages of PSA specified, even if the weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans are assumed. Any difference between such Structuring Assumptions and the actual characteristics and performance of the Mortgage Loans, or actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of PSA.

          The weighted average life of an Offered Certificate is determined by
(1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

SENSITIVITY OF THE CLASS A-X CERTIFICATES

          As indicated in the table below, the yield to investors on the classes of Class A-X Certificates will be sensitive to the rate of principal payments (including prepayments) of the Premium Rate Mortgage Loans. The Premium Rate Mortgage Loans generally can be prepaid at any time. On the basis of the assumptions described below, the yield to maturity on the Class A-X Certificates would be approximately 0% if prepayments were to occur at a constant prepayment rate of approximately 960% of PSA, assuming the Structuring Assumptions and purchase prices below. If the actual prepayment rate of the Premium Rate Mortgage Loans were to exceed the applicable level for as little as one month while equaling such level for the remaining months, the investors in the Class A-X Certificates would not fully recoup their initial investments.

          The information set forth in the following table has been prepared on the basis of the Structuring Assumptions set forth in Annex B (which assume no Realized Losses), and on the assumption that the purchase price (expressed as a percentage of its initial Class Notional Amount) of the Class A-X Certificates is 12.00% (excluding accrued interest).

            SENSITIVITY OF THE CLASS A-X CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                               PERCENTAGE OF PSA
                 ---------------------------------------------
                  100%    200%    250%    300%    400%    500%
                 -----   -----   -----   -----   -----   -----
                 44.57%  39.69%  37.22%  34.74%  29.70%  24.59%

          It is highly unlikely that all of the Premium Rate Mortgage Loans will have the characteristics assumed or that the Premium Rate Mortgage Loans will prepay at any constant rate until maturity or that all of the Premium Rate Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class A-X Certificates is likely to differ from those shown in the table above, even if all of the Premium Rate Mortgage Loans prepay at the indicated percentages of PSA. No representation is made as to the actual rate of principal payments on the Mortgage Loans in any Pool for any period or over the lives of the Class A-X Certificates or as to the yield on the Class A-X Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase such class.

YIELD ON PRINCIPAL-ONLY CERTIFICATES

          The Class 1-A-9, Class 1-A-16 and Class A-P Certificates will be "principal-only" certificates, will not bear interest and will be offered at a substantial discount to their original principal amount. As indicated in the table below, a low rate of principal payments (including prepayments) on the related Mortgage Components will have a material negative effect on the yield to investors in these Certificates.

          The significance of the effects of prepayments on the Class 1-A-9, Class 1-A-16 and Class A-P Certificates is illustrated in the following tables which shows the pre-tax yield (on a corporate bond equivalent basis) to the holders of such certificates under different constant percentages of PSA. The yields of such certificates set forth in the following tables were calculated using the Structuring Assumptions set forth in Annex B, and the further assumption that the purchase prices of the Class 1-A-9, Class 1-A-16 and Class A-P Certificates is 55.00%, 30.00% and 63.00%, respectively (expressed as a percentage of its respective initial Class Principal Amount).

          It is not likely that the Subgroup 1-3 or the Class PO Mortgage Components will prepay at a constant rate until maturity or that all of such Mortgage Components will prepay at the same rate or that they will have the characteristics assumed. There can be no assurance that the Subgroup 1-3 or the Class PO Mortgage Components will prepay at any of the rates shown in the table or at any other particular rate. The timing of changes in the rate of prepayments may affect significantly the yield realized by a holder of a Class 1-A-9, Class 1-A-16 or Class A-P Certificate and there can be no assurance that the pre-tax yield to an investor in such Certificates will correspond to any of the pre-tax yields shown herein. Each investor must make its own decision as to the appropriate prepayment assumptions to be used in deciding whether or not to purchase a Class 1-A-9, Class 1-A-16 or Class A-P Certificate.

           SENSITIVITY OF THE CLASS 1-A-9 CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                               PERCENTAGE OF PSA
                  -------------------------------------------
                  100%    200%    250%    300%    400%    500%
                  ----   -----   -----   -----   -----   ----
                  2.86%  11.08%  23.48%  32.17%  45.64%  57.28%


           SENSITIVITY OF THE CLASS 1-A-16 CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                               PERCENTAGE OF PSA
                  -------------------------------------------
                  100%   200%    250%    300%    400%    500%
                  ----   ----   -----   -----   -----   -----
                  4.45%  6.57%  23.62%  37.30%  57.29%  72.82%

            SENSITIVITY OF THE CLASS A-P CERTIFICATES TO PREPAYMENTS
                                (PRE-TAX YIELDS)

                                PERCENTAGE OF PSA
                   -------------------------------------------
                   100%   200%   250%    300%    400%    500%
                   ----   ----   ----   -----   -----   -----
                   5.16%  8.13%  9.70%  11.29%  14.50%  17.72%

          The yields set forth in the preceding table were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on Class 1-A-9, Class 1-A-16 or Class A-P Certificates, would cause the discounted present value of such assumed stream of cash flows to equal the assumed purchase price of the Class 1-A-9, Class 1-A-16 or Class A-

P Certificates, respectively, indicated above and converting such monthly rates to corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments of principal on Class 1-A-9, Class 1-A-16 or Class A-P Certificates and consequently does not purport to reflect the return on any investment in the Class 1-A-9, Class 1-A-16 or Class A-P Certificates when such reinvestment rates are considered.

                                 USE OF PROCEEDS

          The net proceeds from the sale of the Offered Certificates will be applied by the Depositor to pay for the acquisition of the Mortgage Loans from the Seller. See "Use of Proceeds" in the accompanying prospectus and "Method of Distribution" in this prospectus supplement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

          In the opinion of McKee Nelson LLP, counsel to the Underwriter and special tax counsel to the Depositor, the Issuing Entity will comprise multiple REMICs for federal income tax purposes; one or more Lower-Tier REMICs and a single Upper-Tier REMIC. Each Lower-Tier REMIC will hold either Mortgage Loans or uncertificated regular interests and will issue several classes of uncertificated regular interests and a single residual interest. None of the residual interests in the Lower-Tier REMICs are offered hereby. The Upper-Tier REMIC will hold as assets regular interests issued by one or more Lower-Tier REMICs. Elections will be made to treat each REMIC created under the Pooling and Servicing Agreement as a REMIC for federal income tax purposes. The Offered Certificates, other than the Class A-R Certificates and the Exchangeable Certificates, will represent ownership of regular interests in the Upper-Tier REMIC, and the Class A-R Certificates will represent ownership of the sole residual interest in the Upper-Tier REMIC. All prospective investors should review the discussion under "Material Federal Income Tax Consequences" in the accompanying prospectus.

          The Regular Certificates will be treated as debt instruments issued by the Upper-Tier REMIC for all federal income tax purposes. Income on the Regular Certificates must be reported under an accrual method of accounting. Under the accrual method of accounting, interest income may be required to be included in a holder's gross income in advance of the holder's actual receipt of that interest income.

          The Interest-Only, Principal-Only and Accrual Certificates will, and certain other Regular Certificates may, be treated as having been issued with OID. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes will be (I) 200% PSA, with respect to the Subgroup 1-1 Mortgage Components, (ii) 275% PSA, with respect to the Subgroup 1-2 Mortgage Components, (iii) 250% PSA, with respect to the Subgroup 2-1 Mortgage Components and (iv) 300% PSA, with respect to the Subgroup 1-3 Mortgage Components, the Subgroup 1-4 Mortgage Components, the Subgroup 2-2 Mortgage Components, the Subgroup 3-1 Mortgage Components, the Subgroup 3-2 Mortgage Components and the Subgroup 3-3 Mortgage Components. No representation is made that the Mortgage Loans will, in fact, prepay at these rates or any other rate. Computing accruals of OID in the manner described in the prospectus may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the certificates issued with OID in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their certificates.

SPECIAL TAX TREATMENT

          As is described more fully under "Material Federal Income Tax Consequences" in the prospectus, the Offered Certificates will represent "real estate assets" under Section 856(c)(5)(B) of the Code and qualifying assets under Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the issuing entity would be so treated, and income on the Offered Certificates will represent "interest on obligations secured by mortgages on real property or on interests in real property" under Section 856(c)(3)(B) of the Code in the same proportion that the income on the assets of the issuing entity (other than any assets not included in any REMIC) will be so treated. The Offered Certificates, other than the Class A-R Certificates will represent qualified mortgages under Section 860G(a)(3) if acquired by a REMIC within the prescribed time periods of the Code.

THE CLASS A-R CERTIFICATES

          Special tax considerations apply to an investment in the Class A-R Certificates. In certain circumstances, the Class A-R Certificates can produce a significantly less favorable after-tax return for a beneficial owner than would be the case if (i) the Class A-R Certificate were taxable as a debt instrument, or (ii) no portion of taxable income allocated to the Class A-R Certificate were "excess inclusion" income. See "Material Federal Income Tax Consequences --Taxation of Holders of Residual Interest Securities" in the prospectus.

          Under applicable Treasury regulations, if a Class A-R Certificate is a "noneconomic residual interest," as described in the prospectus, the transfer of a Class A-R Certificate to a U.S. Person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. The Class A-R Certificate will be considered a "noneconomic residual interest" for this purpose. See "Material Federal Income Tax Consequences -- Taxation of Holders of Residual Interest Securities -- Restrictions on Ownership and Transfer of Residual Interest Securities" in the prospectus.

ADDITIONAL CONSIDERATIONS FOR THE EXCHANGEABLE CERTIFICATES

          The arrangement under which the Exchangeable Certificates are created (the "Exchange Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the class or classes of REMIC Certificates that have been exchanged for the classes of Exchangeable Certificates, including any exchanges effective on the Closing Date, will be the assets of the Exchange Pool, and each class of Exchangeable Certificates will represent beneficial ownership of a proportionate interest in each REMIC Certificate corresponding to that class of Exchangeable Certificates. Each beneficial owner of such an Exchangeable Certificate should account for its ownership interest in each REMIC Certificate underlying that Exchangeable Certificate as described under "-- General" above. If a beneficial owner of an Exchangeable Certificate acquires an interest in two or more underlying REMIC Certificates other than in an exchange described under "Description of the Certificates--Exchangeable Certificates" in this Prospectus Supplement, the beneficial owner must allocate its cost to acquire that Exchangeable Certificate among the related underlying REMIC Certificates in proportion to their relative fair market values at the time of acquisition. When such a beneficial owner sells the Exchangeable Certificate, the owner must allocate the sale proceeds among the underlying REMIC Certificates in proportion to their relative fair market values at the time of sale.

          Under the OID Regulations, if two or more debt instruments are issued in connection with the same transaction or related transaction (determined based on all the facts and circumstances), those debt instruments are treated as a single debt instrument for purposes of the provisions of the Code applicable to OID, unless an exception applies. Under this rule, if an Exchangeable Certificate represents beneficial ownership of two or more REMIC Certificates, those REMIC Certificates could be treated as a single debt instrument for OID purposes. In addition, if the two or more REMIC Certificates underlying an Exchangeable Certificate were aggregated for OID purposes and a beneficial owner of an Exchangeable Certificate were to (i) exchange that Exchangeable Certificate for multiple exchangeable certificates, each of which relates to a single related underlying REMIC Certificate, (ii) sell one of those Exchangeable Certificates and (iii) retain one or more of the remaining related Exchangeable Certificates, the beneficial owner might be treated as having engaged in a "coupon stripping" or "bond stripping" transaction within the meaning of Section 1286 of the Code. Under Section 1286 of the Code, a beneficial owner of an Exchangeable Certificate that engages in a coupon stripping or bond stripping transaction must allocate its basis in the original Exchangeable Certificate between the related underlying REMIC Certificates sold and the related REMIC Certificates retained in proportion to their relative fair market values as of the date of the stripping transaction. The beneficial owner then must recognize gain or loss on the Exchangeable Certificates relating to the REMIC Certificates sold using its basis allocable to those Exchangeable Certificates. Also, the beneficial owner then must treat the REMIC Certificates underlying the Exchangeable Certificates retained as a newly issued debt instrument that was purchased for an amount equal to the beneficial owner's basis allocable to those Exchangeable Certificates. Accordingly, the beneficial owner must accrue interest and OID with respect to the Exchangeable Certificates retained based on the beneficial owner's basis in those Exchangeable Certificates.

          As a result, when compared to treating each REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument, aggregating the REMIC Certificates underlying an Exchangeable Certificate could affect the timing and character of income recognized by a beneficial owner of an Exchangeable Certificate. Moreover, if Section 1286 were to apply to a beneficial owner of an Exchangeable Certificate, much of the information necessary to perform the related calculations for information reporting purposes generally would not be available to the Securities Administrator. Because it may not be clear whether the aggregation rule in the OID Regulations applies to the Exchangeable Certificates and due to the Securities Administrator's lack of information necessary to report computations that might be required by Section 1286 of the Code, the Securities Administrator will treat each REMIC Certificate underlying an Exchangeable Certificate as a separate debt instrument for information reporting purposes. Prospective investors should note that, if the two or more REMIC Certificates underlying an Exchangeable Certificate were aggregated, the timing of accruals of OID applicable to an Exchangeable Certificate could be different than that reported to holders and the IRS. Prospective investors are encouraged to consult their own tax advisors regarding any possible tax consequences to them if the IRS were to assert that the REMIC Certificates underlying the Exchangeable Certificates should be aggregated for OID purposes.

          If a beneficial owner of one or more REMIC Certificates exchanges them for the related Exchangeable Certificates in the manner described under "Description of the Certificates--Exchangeable Certificates" in this Prospectus Supplement, the exchange will not be taxable. In such a case, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in each related REMIC Certificates that it owned immediately prior to the exchange.

REPORTABLE TRANSACTIONS

          Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a "reportable transaction" (as defined in Section 6011 of the Code). The rules defining "reportable transactions" are complex and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

OTHER TAXES

          No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

          ALL INVESTORS SHOULD CONSULT THEIR OWN ADVISORS REGARDING THE FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF PURCHASING, OWNING OR DISPOSING OF THE CERTIFICATES.

                                  ERISA MATTERS

          ERISA and Section 4975 of the Code impose requirements on certain Plans to which they are applicable and on persons who are fiduciaries with respect to these Plans. ERISA prohibits "parties in interest" with respect to a Plan from engaging in certain transactions involving the Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that section; ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Certificates should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code of the Plan's acquisition and ownership of such Certificates. Investments by Plans that are also subject to ERISA are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the Mortgage Loans. See "ERISA Considerations" in the accompanying prospectus.

          Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA's requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described in this prospectus supplement and in the accompanying prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may be subject to the prohibited transaction rules set forth in Section 503 of the Code.

          The U.S. Department of Labor has granted to the Underwriter an administrative Exemption which exempts from the application of the prohibited transaction rules transactions relating to:

          o the acquisition, holding and sale by Plans of certain securities issued by a trust with respect to which the Underwriter or any of its affiliates is the sole underwriter or the manager or co-manager of the underwriting syndicate, and

          o    the servicing, operation and management of such trusts,

          o provided that the general conditions and certain other requirements set forth in the Exemption are satisfied as described in the accompanying prospectus.

          This relief does not apply to Plans sponsored by members of the "restricted group" consisting of the Seller, the Depositor, the Master Servicer, any Servicer, the Trustee, each underwriter, any obligor with respect to Mortgage Loans included in the assets of the Issuing Entity constituting more than 5% of the aggregate unamortized principal balance of the assets of the Issuing Entity, a provider of credit enhancement to the Issuing Entity, a counterparty to an eligible swap agreement held by the Issuing Entity or any affiliate of one of these parties.

          It is expected that the Exemption will apply to the acquisition and holding by Plans that qualify as accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act of 1933 of the Offered Certificates (except for the Class A-R Certificate) and that all conditions of the exemption other than those within the control of the investors will be met.

          The rating of a class of Offered Certificates may change. If a class of Offered Certificates no longer has a rating of at least investment grade from at least one rating agency identified in the exemption, such as S&P, Fitch Ratings or Moody's (each, a "Rating Agency"), Certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it). However, insurance company general accounts investing assets of Plans may be eligible to purchase such Offered Certificates pursuant to Sections I and III of PTCE 95-60.

          When the holder of the REMIC Certificates in any REMIC Combination exchanges all or part of each class of such REMIC Certificates for a proportionate interest in the related Exchangeable Certificates, the Exchangeable Certificates received will be eligible for relief under the Exemption to the same extent as the REMIC Certificates exchanged, provided that the rating of the Exchangeable Certificates from one Rating Agency is at least investment grade. If such rating is below investment grade, the Exchangeable Certificates may acquired by insurance company general accounts investing the assets of Plans pursuant to Sections I and III of PTCE 95-60.

          BECAUSE THE CHARACTERISTICS OF THE CLASS A-R CERTIFICATE MAY NOT MEET THE REQUIREMENTS OF THE EXEMPTION DISCUSSED ABOVE OR ANY OTHER ISSUED EXEMPTION UNDER ERISA INCLUDING PTCE 83-1, THE PURCHASE AND HOLDING OF THE CLASS A-R CERTIFICATE BY A PLAN OR BY INDIVIDUAL RETIREMENT ACCOUNTS OR OTHER PLANS SUBJECT TO SECTION 4975 OF THE CODE MAY RESULT IN PROHIBITED TRANSACTIONS AND THE IMPOSITION OF EXCISE TAXES OR CIVIL PENALTIES. CONSEQUENTLY, THE ACQUISITION AND TRANSFER OF THE CLASS A-R CERTIFICATE WILL NOT BE REGISTERED BY THE SECURITIES ADMINISTRATOR UNLESS THE SECURITIES ADMINISTRATOR ON BEHALF OF THE TRUSTEE RECEIVES:

o a representation from the transferee of the Class A-R Certificate to the effect that the transferee is not an employee benefit plan subject to section 406 of ERISA or a plan or arrangement subject to section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer;

o a representation that the transferee is an insurance company which is purchasing the Class A-R Certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of PTCE 95-60) and that the purchase and holding of the Class A-R Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

o an opinion of counsel satisfactory to the Trustee and the certificate registrar to the effect that the proposed transfer will not (i) constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or (ii) subject the certificate registrar, the Trustee, the Depositor, the Master Servicer, any Servicer or the Securities Administrator to any obligation in addition to those undertaken by them in the Pooling and Servicing Agreement.

          Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption described above and PTCE 83-1 described in the prospectus, and the potential consequences in their specific circumstances prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

          The sale of Offered Certificates to a Plan is in no respect a representation by the Issuing Entity or the Underwriter of the certificates that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                             METHOD OF DISTRIBUTION

          Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Depositor has agreed to sell the Offered Certificates to the Underwriter, and the Underwriter has agreed to purchase from the Depositor the Offered Certificates. Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

          The Underwriter intends to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or that it will provide Certificateholders with a sufficient level of liquidity of investment. The Offered Certificates will not be listed on any national securities exchange.

          The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                  LEGAL MATTERS

          The validity of the Certificates will be passed upon for the Depositor by McKee Nelson LLP, New York, New York. Certain tax matters will be passed upon for the Depositor by McKee Nelson LLP. McKee Nelson LLP will act as counsel for the Underwriter.

                                     RATINGS

          It is a condition of the issuance of the Offered Certificates that they be rated as indicated in the table on pages S-1 and S-2 by each of the Rating Agencies, as applicable.

          The ratings assigned to mortgage pass-through certificates address the likelihood of the receipt of all payments on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates are issued. Such ratings take into consideration the credit quality of the related mortgage pool, including any credit support providers, structural and legal aspects associated with such certificates, and the extent to which the payment stream on the mortgage pool is adequate to make the payments required by such certificates. Ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments of the Mortgage Loans.

          The rating assigned by the Rating Agencies to the Class A-R Certificates only addresses the return of its Class Principal Amount and interest thereon at the stated rate. The rating assigned by the Rating Agencies to the Class P Certificates only addresses the return of its Class Principal Amount and does not address the amount of prepayment penalties received on the Mortgage Loans and payable to the Class P Certificates.

          The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

          The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency. The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

                                LEGAL INVESTMENT

          When issued, the Offered Certificates, other than the Class B-2 and Class B-3 Certificates, will constitute "mortgage related securities" for purposes of SMMEA so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical organization, and, as such, are legal investments for certain entities to the extent provided in SMMEA. SMMEA provides, however, that states could override its provisions on legal investment and restrict or condition investment in mortgage related securities by taking statutory action on or prior to October 3, 1991. Certain states have enacted legislation which overrides the preemption provisions of SMMEA.

          The Depositor makes no representations as to the proper characterization of any class of the Offered Certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of the Offered Certificates constitutes a legal investment or is subject to investment, capital or other restrictions.

                    See "Legal Investment" in the prospectus.

                            GLOSSARY OF DEFINED TERMS

ACCRETION DIRECTED           The Class 1-A-3 Certificates.
CERTIFICATES

ACCRUAL CERTIFICATES         The Class 1-A-4 Certificates.

ACCRUAL PERIOD               For each Distribution Date and each class of
                             Certificates, the calendar month preceding the month in which the Distribution Date occurs.

AGGREGATE POOL               Pool 1, Pool 2 and Pool 3 in the aggregate.

APPLICABLE CREDIT SUPPORT    For each class of Subordinate Certificates and any
PERCENTAGE                   Distribution Date, the sum of the Class
                             Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having higher numerical class designations than that class.

APPORTIONED PRINCIPAL        With respect to any class of Subordinate
BALANCE                      Certificates for any Distribution Date, the Class
                             Principal Amount of that class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool
                             Subordinate Amount (or, for purposes of allocating
                             Excess Losses to a Subgroup, the applicable
                             Subgroup Subordinate Amount) for that date and the denominator of which is the sum of the Pool
                             Subordinate Amounts (in the aggregate) in the Aggregate Pool.

ASSIGNMENT AGREEMENTS        The assignment, assumption and recognition
                             agreements each among the Depositor, the Seller, the related Servicer and the Trustee, on behalf of the Issuing Entity.

AVAILABLE DISTRIBUTION       With respect to any Pool and any Distribution Date
AMOUNT                       (as more fully described in the Pooling and
                             Servicing Agreement), generally, the sum of following amounts:

                                  (1) all scheduled installments of interest
                             (net of the Servicing Fees) and principal collected on the related Mortgage Loans and due during the related Due Period, together with any Monthly Advances in respect thereof;

                                  (2) related Insurance Proceeds;

                                  (3) (a) related Liquidation Proceeds received
                             during the month preceding the month of such Distribution Date and (b) any Subsequent Recoveries received during the month preceding the month of such Distribution Date with respect to the related Mortgage Loans;

                                  (4) all partial or full prepayments of
                             principal, together with any accrued interest thereon on the related Mortgage Loans during the related Prepayment Period plus any amounts received from the Master Servicer or the Servicers in respect of Prepayment Interest Shortfalls on such Mortgage Loans; and

                                  (5) amounts received with respect to such
                             Distribution Date as the purchase price or a price adjustment in respect of a Defective Mortgage Loan in such Pool purchased or replaced by an Originator or the Seller as of such Distribution Date as a result of a breach of a representation or warranty or a document defect; minus:

                                  o    with respect to the Mortgage Loans in
                                       that Pool (or, if not related to the
                                       Pool, that Pool's pro rata share of), all charges and other amounts payable or reimbursable to the Master Servicer, the Securities Administrator and the Trustee under the Pooling and Servicing Agreement or to the related Servicers under the applicable Servicing Agreements;

                                  o in the case of paragraphs (2) through (5) above, any related unreimbursed expenses incurred in connection with a liquidation or foreclosure and any related unreimbursed Monthly Advances or servicing advances due to the Master Servicer or the Servicers;

                                  o any related unreimbursed Monthly Advances or servicing advances determined to be nonrecoverable; and

                                  o in the case of paragraphs (1) through (4) above, any related amounts collected which are determined to be attributable to a subsequent Due Period or Prepayment Period.

                             The Available Distribution Amount with respect to each Subgroup and any Distribution Date will equal the portion of the Available Distribution Amount for the related Pool allocable to that Subgroup.

BANKRUPTCY LOSS COVERAGE     With respect to the Subordinate Certificates, an
AMOUNT                       initial amount expected to be up to approximately
                             $299,345.10, as reduced, from time to time, by the amount of Bankruptcy Losses allocated to the Certificates.

BANKRUPTCY LOSSES            Realized Losses that are incurred as a result of
                             Debt Service Reductions and Deficient Valuations.

BENEFICIAL OWNER             A person acquiring an interest in a Book-Entry
                             Certificate.

BOOK-ENTRY CERTIFICATES      Any class of Certificates issued, maintained and
                             transferred on the book-entry records of DTC and its Participants.

BUSINESS DAY                 Any day other than (i) a Saturday or Sunday, or
                             (ii) a day on which banking institutions in the City of New York, New York, the States of Maryland or Minnesota or the city in which the Corporate
                             Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

CERTIFICATE                  Any Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                             1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class
                             1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11,
                             Class 1-A-12, Class 1-A-13, Class 1-A-14, Class
                             1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18,
                             Class 1-A-19, Class 1-A-20, Class 1-A-21, Class
                             1-A-22, Class 1-A-23, Class 1-A-24, Class 2-A-1,
                             Class 2-A-2, Class 3-A-1, Class 3-A-2, Class 3-A-3,
                             Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7,
                             Class 3-A-8, Class 3-A-9, Class 3-A-10, Class
                             3-A-11, Class 3-A-12, Class 3-A-13, Class 3-A-14,
                             Class A-P, Class A-X, Class B-1, Class B-2, Class
                             B-3, Class B-4, Class B-5, Class B-6, Class P or
                             Class A-R Certificate.

CERTIFICATE GROUP            The Senior Certificates that relate to Subgroup
                             1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 1-4,
                             Subgroup 2-1, Subgroup 2-2, Subgroup 3-1, Subgroup
                             3-2 or Subgroup 3-3.

CERTIFICATE INTEREST RATE    The rate at which interest accrues on a class of
                             Certificates, as set forth under "Description of the Certificates--Certificate Interest Rates."

CERTIFICATE PRINCIPAL        With respect to any Certificate (other than an
AMOUNT                       Interest-Only Certificate) the Certificate
                             Principal Amount as of the Closing Date as reduced by all amounts previously distributed on that Certificate in respect of principal and the principal portion of any Realized Losses (including
                             Excess Losses) previously allocated to that Certificate plus, in the case of the Accrual
                             Certificates, all prior Class 1-A-4 Accrual Amounts allocated to such Certificate; provided, however, that the Certificate Principal Amount of each class of Certificates (other than the Interest-Only
                             Certificates) to which Realized Losses have been allocated shall be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the Mortgage Components or
                             Mortgage Loans in a Subgroup or Pool, as applicable, distributed as principal to any related class of Certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Certificate Principal Amount of such class of Certificates. The Certificate Principal
                             Amount of a class of Subordinate Certificates may be additionally reduced by allocation of any Subordinate Certificate Writedown Amount.

CERTIFICATEHOLDER            The holder of a Certificate.

CHASE ORIGINATOR MORTGAGE    The Mortgage Loans included in the Issuing Entity
LOANS                        that were originated or acquired by the Chase
                             Originators.

CHASE ORIGINATORS            JPMCB together with CHF.

CHF                          Chase Home Finance LLC.

CLASS 1-A-1 AND CLASS        With respect to the Class 1-A-1 and Class 1-A-2
1-A-2 PRIORITY AMOUNT        Certificates and any Distribution Date, the lesser
                             of (a) 99% of the related Senior Principal
                             Distribution Amount and (b) the product of (i) the Class 1-A-1 and Class 1-A-2 Priority Percentage,
                             (ii) the Lockout Shift Percentage and (iii) the related Senior Principal Distribution Amount for such Distribution Date.

CLASS 1-A-1  AND CLASS       With respect to any Distribution Date, (a) the sum
1-A-2 PRIORITY PERCENTAGE    of (i) the aggregate Class Principal Amount of the
                             Class 1-A-1 and Class 1-A-2 Certificates, prior to any distributions on that Distribution Date and
                             (ii) $20,000,000, divided by (b) the sum of the aggregate Class Principal Amount of the Class
                             1-A-1, Class 1-A-2, Class 1-A-3 and Class 1-A-4
                             Certificates, prior to any distributions on that Distribution Date, but in no event may the Class
                             1-A-1 and Class 1-A-2 Priority Percentage exceed
                             100%.

CLASS 1-A-4 ACCRETION        The earlier to occur of (x) the Distribution Date
TERMINATION DATE             on which the Class Principal Amount of the Class
                             1-A-3 Certificates has been reduced to zero; and
                             (y) the Distribution Date on which the aggregate
                             Class Principal Amount of the Subordinate
                             Certificates has been reduced to zero.

CLASS 1-A-4 ACCRUAL AMOUNT   With respect to any Distribution Date on or before
                             the Class 1-A-4 Accretion Termination Date, an amount equal to accrued interest that would otherwise be distributable in respect of interest on the Class 1-A-4 Certificates on that Distribution Date.

CLASS 3-A-1 PRIORITY         With respect to the Class 3-A-1 Certificates and
AMOUNT                       any Distribution Date, the product of (a) the Class
                             3-A-1 Priority Percentage, (b) the Lockout Shift
                             Percentage and (c) the related Senior Principal
                             Distribution Amount for such Distribution Date.

CLASS 3-A-1 PRIORITY         With respect to any Distribution Date, the Class
PERCENTAGE                   Principal Amount of the Class 3-A-1 Certificates
                             divided by the aggregate Class Principal Amount of the Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class
                             A-R Certificates, in each case immediately prior to any distributions on that Distribution Date.

CLASS 3-A-4 PRIORITY         With respect to the Class 3-A-4 Certificates and
AMOUNT                       any Distribution Date, the product of (a) the Class
                             3-A-4 Priority Percentage, (b) the Lockout Shift
                             Percentage and (c) the related Senior Principal
                             Distribution Amount for such Distribution Date.

CLASS 3-A-4 PRIORITY         With respect to any Distribution Date, the Class
PERCENTAGE                   Principal Amount of the Class 3-A-4 Certificates
                             divided by the aggregate Class Principal Amount of the Class 3-A-4, Class 3-A-5, Class 3-A-6, Class
                             3-A-7, Class 3-A-8 and Class 3-A-9 Certificates, in each case immediately prior to any distributions on that Distribution Date.

CLASS 3-A-10 PRIORITY        With respect to the Class 3-A-10 Certificates and
AMOUNT                       any Distribution Date, the product of (a) the Class
                             3-A-10 Priority Percentage, (b) the Lockout Shift
                             Percentage and (c) the related Senior Principal
                             Distribution Amount for such Distribution Date.

CLASS 3-A-10 PRIORITY        With respect to any Distribution Date, the Class
PERCENTAGE                   Principal Amount of the Class 3-A-10 Certificates
                             divided by the aggregate Class Principal Amount of the Class 3-A-10, Class 3-A-11, Class 3-A-12 and
                             Class 3-A-13 Certificates, in each case immediately prior to any distributions on that Distribution
                             Date.

CLASS A-P PRINCIPAL          With respect to each Distribution Date and Subgroup
DISTRIBUTION AMOUNT          1-1 and Subgroup 2-1, a portion of the related
                             Available Distribution Amount for Subgroup 1-1 and
                             Subgroup 2-1 for such Distribution Date equal to the applicable Class PO Fraction of the sum of (i) scheduled principal due (whether or not received) and (ii) unscheduled collections of principal received (including Liquidation Proceeds allocable to principal with respect to the Class PO Mortgage
                             Components in that Subgroup), in each case, on or in respect of each Class PO Mortgage Component in that Subgroup for that Distribution Date.

CLASS A-X NOTIONAL AMOUNT    With respect to any Distribution Date and the Class
                             A-X Certificates, the product of (x) the aggregate
                             Stated Principal Balance, as of the second preceding Due Date after giving effect to Scheduled
                             Payments for that Due Date, whether or not received, or for the initial Distribution Date, as of the Cut-off Date, of the Premium Rate Mortgage
                             Loans in Subgroup 1-4, Subgroup 2-2 and Subgroup
                             3-3; and (y) a fraction, the numerator of which is the weighted average of the related Stripped
                             Interest Rates for the Premium Rate Mortgage Loans in Subgroup 1-4, Subgroup 2-2 and Subgroup 3-3 and the denominator of which is 6.000%. The Class A-X
                             Notional Amount as of the closing date will be approximately 2,031,233.30.

CLASS NOTIONAL AMOUNT        The Class A-X Notional Amount.

CLASS PO FRACTION            With respect to each Class PO Mortgage Component in
                             Subgroup 1-1 or Subgroup 2-1, a fraction, the numerator of which is the Required Coupon for such Subgroup minus the Net Mortgage Rate on that Class
                             PO Mortgage Component and the denominator of which is the Required Coupon for such Subgroup.

CLASS PO MORTGAGE            With respect to Subgroup 1-1 and Subgroup 2-1, the
COMPONENT                    Mortgage Components in that Subgroup that have Net
                             Mortgage Rates less than the Required Coupon for such Subgroup.

CLASS PO SHORTFALL AMOUNT    With respect to any Distribution Date and Subgroup
                             1-1 and Subgroup 2-1, the sum of (i) principal in an amount equal to the applicable Class PO Fraction of any loss on a Class PO Mortgage Component in the related Mortgage Pool incurred in the previous calendar month (other than an Excess Loss) and (ii) the sum of the amounts, if any, by which the amount described in subclause (i) on each prior
                             Distribution Date exceeded the amount actually distributed on those prior Distribution Dates and not subsequently distributed.

CLASS PRINCIPAL AMOUNT       For each class of Certificates, the aggregate
                             Certificate Principal Amounts of the Certificates of that class.

CLASS SUBORDINATION          For any Distribution Date and each class of
PERCENTAGE                   Subordinate Certificates, a fraction (expressed as
                             a percentage), the numerator of which is the Class
                             Principal Amount of that class immediately before that Distribution Date and the denominator of which is the aggregate Class Principal Amount of all Certificates immediately before that Distribution
                             Date.

CLOSING DATE                 On or about June 28, 2006.

CMMC                         Chase Manhattan Mortgage Corporation.

CODE                         The Internal Revenue Code of 1986, as amended.

COMPANION CLASSES            The Class 1-A-6, Class 1-A-7, Class 1-A-8, Class
                             1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12,
                             Class 1-A-13, Class 1-A-14, Class 1-A-15 and Class
                             1-A-16 Certificates.

CREDIT SUPPORT DEPLETION     The date on which the aggregate Class Principal
DATE                         Amount of the Subordinate Certificates has been
                             reduced to zero.

CURRENT INTEREST             For each class of Certificates (other than the
                             Principal-Only Certificates) on any Distribution
                             Date, the amount of interest accrued during the related Accrual Period on the related Class
                             Principal Amount or Class Notional Amount, as applicable, immediately prior to that Distribution
                             Date at the applicable Certificate Interest Rate.

CUSTODIAL ACCOUNT            With respect to each Servicer, an account or
                             accounts for the collection of payments on the Mortgage Loans which will be separate from such Servicer's other assets.

CUSTODIAN                    JPMorgan Chase Bank, National Association.

CUT-OFF DATE                 June 1, 2006.

CUT-OFF DATE BALANCE         The aggregate Stated Principal Balance of the
                             Mortgage Loans as of the Cut-off Date.

DEBT SERVICE REDUCTION       With respect to any Mortgage Loan, a reduction in
                             its scheduled monthly payment by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code.

DEFICIENT VALUATION          A proceeding under the United States Bankruptcy
                             Code whereby the court may establish the value of the mortgaged property at an amount less than the related outstanding principal balance of the mortgage loan secured by the mortgaged property or may reduce the outstanding principal balance of a mortgage loan. In the case of a reduction in the value of the related mortgaged property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent that the outstanding principal balance of the mortgage loan exceeds the value assigned to the mortgage loan by the bankruptcy court.

DEFECTIVE MORTGAGE LOAN      Any Mortgage Loan as to which there exists
                             deficient documentation or as to which there has been an uncured breach of any such representation or warranty relating to the characteristics of the Mortgage Loan that materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders in such Mortgage Loan.

DEFINITIVE CERTIFICATE       A Certificate held in physical form.

DELETED MORTGAGE LOAN        A Defective Mortgage Loan that has been removed
                             from the Issuing Entity and replaced with a Replacement Mortgage Loan.

DEPOSITOR                    J.P. Morgan Acceptance Corporation I.

DETERMINATION DATE           The determination date specified in the related
                             Servicing Agreement.

DISTRIBUTION ACCOUNT         An account established by the Securities
                             Administrator on or prior to the Closing Date, which will be maintained with the Securities
                             Administrator in trust for the benefit of the Certificateholders.

DISTRIBUTION DATE            The 25th day of each month, or if such day is not a
                             Business Day, on the first Business Day thereafter commencing in July 2006.

DTC                          The Depository Trust Company.

DUE DATE For a Mortgage Loan, the date specified in the related Mortgage Note on which the monthly scheduled payment of interest and principal (or interest only during the applicable interest-only period, if any, following origination) is due, which is the first day of the calendar month in the case of the Mortgage Loans.

DUE PERIOD                   With respect to a Mortgage Loan and any
                             Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

ERISA                        The Employee Retirement Income Security Act of
                             1974, as amended.

EXCESS LOSSES                Special Hazard Losses in excess of the Special
                             Hazard Loss Coverage Amount, Bankruptcy Losses in excess of the Bankruptcy Loss Coverage Amount and Fraud Losses in excess of the Fraud Loss Coverage
                             Amount.

EXPECTED FINAL               For each Class of Certificates, the date set forth
DISTRIBUTION DATE            for such Class in the table on pages S-3 and S-4.

EXCHANGEABLE CERTIFICATES    The Class 1-A-21 Certificate and Class 3-A-14
                             Certificates.

EXCHANGE DATE                With respect to any Distribution Date, any business
                             day from and including the 2nd day of the month prior to the month in which such Distribution Date occurs to and including the business day prior to the last business day of the month prior to the month in which such Distribution Date, subject to the Securities Administrator's approval.

EXEMPTION                    An administrative prohibited transaction exemption
                             granted to the Underwriter by the U.S. Department of Labor, which permits the acquisition, holding and sale by Plans of the Certificates.

FINAL SCHEDULED              With respect to the Certificates, other than the
DISTRIBUTION DATE            Class 2-A-1 and Class 2-A-2 Certificates, the
                             Distribution Date in July 2036. With respect to the
                             Class 2-A-1 and Class 2-A-2 Certificates, the
                             Distribution Date in June 2021.

FINANCIAL INTERMEDIARY       A brokerage firm, bank, thrift institution or other
                             financial intermediary that maintains a Beneficial
                             Owner's account.

FITCH                        Fitch Ratings.

FRAUD LOSS COVERAGE AMOUNT   With respect to the Subordinate Certificates, an
                             initial amount expected to be up to approximately
                             $38,730,260.76, as reduced on the fifth anniversary of the Cut-off Date to zero and on the first anniversary of the Cut off Date, to an amount equal to the lesser of (x)2.00% of the then current Pool
                             Balance of the Aggregate Pool, and (y) the excess of the Fraud Loss Coverage Amount as of the Cut-off
                             Date, over the cumulative amount of Fraud Losses allocated to the Certificates since the Cut-off
                             Date and reduced on the second, third and fourth anniversaries of the Cut off Date, to an amount equal to the lesser of (x) 1.00% of the then current Pool Balance of the Aggregate Pool, and (y) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut off Date, over the cumulative amount of Fraud Losses allocated to the related Certificates since the preceding anniversary.

FRAUD LOSSES                 Realized Losses by reason of a default arising from
                             fraud, dishonesty or misrepresentation.

GROUP 1 SUBGROUP             Each of Subgroup 1-1, Subgroup 1-2, Subgroup 1-3
                             and Subgroup 1-4.

GROUP 1A CERTIFICATES        The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class
                             1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class
                             1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11,
                             Class 1-A-12, Class 1-A-13, Class 1-A-14, Class
                             1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18,
                             Class 1-A-19, Class 1-A-20, Class 1-A-21, Class
                             1-A-22, Class 1-A-23, Class 1-A-24, Class A-P and
                             Class A-X Certificates.

GROUP 2 SUBGROUP             Each of Subgroup 2-1 and Subgroup 2-2.

GROUP 2A CERTIFICATES        The Class 2-A-1, Class 2-A-2, Class A-X and Class
                             A-P Certificates.

GROUP 3 SUBGROUP             Each of Subgroup 3-1, Subgroup 3-2 and Subgroup
                             3-3.

GROUP 3A CERTIFICATES        The Class 3-A-1, Class 3-A-2, Class 3-A-3, Class
                             3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class
                             3-A-8, Class 3-A-9, Class 3-A-10, Class 3-A-11,
                             Class 3-A-12, Class 3-A-13, Class 3-A-14, Class A-R and Class A-X Certificates.

INSURANCE PROCEEDS           Collectively, all proceeds of any primary mortgage
                             guaranty insurance policies or any other insurance policies with respect to the related Mortgage
                             Loans, to the extent such proceeds are not applied to the restoration or repair of the related mortgaged property or released to the related mortgagor in accordance with the Servicer's normal servicing procedures.

INTEREST DISTRIBUTION        With respect to each class of Certificates entitled
AMOUNT                       to interest and any Distribution Date, the Current
                             Interest for that class on that Distribution Date as reduced by such class' share of Net Interest
                             Shortfalls.

INTEREST-ONLY CERTIFICATES   The Class A-X Certificates.

INTEREST SHORTFALL           With respect to any class of Certificates entitled
                             to interest and any Distribution Date, (i) the amount by which the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

INTEREST TRANSFER AMOUNT     With respect to any Undercollateralized Group and
                             any Distribution Date, one month's interest on the applicable Principal Transfer Amount at 5.000%,
                             5.500%, 6.000% or 6.500% per annum with respect to Subgroup 1-1, Subgroup 1-2, Subgroup 1-3 or
                             Subgroup 1-4, respectively, 5.000% or 5.875% per annum with respect to Subgroup 2-1 or Subgroup 2-2, respectively, and 6.000%, 6.250% or 6.500% per annum with respect to Subgroup 3-1, Subgroup 3-2 or Subgroup 3-3, respectively, plus any shortfall of interest on the Senior Certificates of the applicable Undercollateralized Group from prior
                             Distribution Dates.

ISSUING ENTITY               J.P. Morgan Mortgage Trust 2006-S2

JPMAC                        J.P. Morgan Mortgage Acquisition Corp.

JPMCB                        JPMorgan Chase Bank, National Association.

JPMCB SERVICING AGREEMENT    The servicing agreements among JPMCB, the Seller
                             and CHF.

LIQUIDATED MORTGAGE LOAN     Generally, a defaulted Mortgage Loan or Mortgage
                             Component, as applicable, as to which the Mortgage
                             Loan or Mortgage Component, as applicable, or related REO Property has been disposed of and all amounts expected to be recovered in respect of that Mortgage Loan or Mortgage Component, as applicable, have been received by the related Servicer.

LIQUIDATION PROCEEDS         All amounts received and retained in connection
                             with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise.

LOAN-TO-VALUE RATIO          For a Mortgage Loan at any given time, a fraction,
                             expressed as a percentage, the numerator of which is the principal balance of the related Mortgage
                             Loan at the date of determination and the denominator of which is (a) in the case of a Mortgage Loan financing the acquisition of the Mortgaged Property, the lesser of the selling price of the Mortgaged Property and its appraised value determined in an appraisal obtained by the related
                             Originator at origination of such Mortgage Loan;
                             provided however, certain Mortgage Loans financing the acquisition of a Mortgaged Property in New York will be based solely on the appraised value, or (b) in the case of a refinancing, the appraised value of the Mortgaged Property at the time of such refinance.

LOCKOUT CERTIFICATES         The Class 1-A-1, Class 1-A-2, Class 3-A-1, Class
                             3-A-4 and Class 3-A-10 Certificates.

LOCKOUT SHIFT                With respect to any Distribution Date, the
PERCENTAGE                   percentage indicated below:

                                                              LOCKOUT SHIFT
                             DISTRIBUTION DATE OCCURRING IN     PERCENTAGE
                             ------------------------------   -------------
                               July 2006 through June 2011           0%
                               July 2011 through June 2012          30%
                               July 2012 through June 2013          40%
                               July 2013 through June 2014          60%
                               July 2014 through June 2015          80%
                               July 2015 and thereafter            100%

LOWER-TIER REMIC             Any REMIC formed pursuant to the Pooling and
                             Servicing Agreement other than the Upper-Tier
                             REMIC.

M&T                          M&T Mortgage Corporation.

M&T MORTGAGE LOANS           The Mortgage Loans included in the Issuing Entity
                             that were originated or acquired by M&T.

M&T RECONSTITUTION           The reconstitution agreement with respect to the
AGREEMENT                    M&T Mortgage Loans, pursuant to which M&T
                             represents that the representations and warranties relating to the origination of the M&T Mortgage
                             Loans are true and correct as of the Closing Date.

MASTER SERVICER              Wells Fargo Bank, N.A.

MASTER SERVICING FEE         A portion of the investment earnings on amounts on
                             deposit in the Distribution Account.

MONTHLY ADVANCE              With respect to any Mortgage Loan for which a
                             Scheduled Payment due on a Due Date is not received by the related Determination Date, an amount equal to the scheduled payment of interest at the related
                             Mortgage Rate (less the applicable Servicing Fee
                             Rate) and scheduled principal payment on that Mortgage Loan, to the extent provided in the Pooling and the Servicing Agreement and the related
                             Servicing Agreement.

MOODY'S                      Moody's Investors Service, Inc.

MORTGAGE The original instrument creating a first lien on a Mortgaged Property securing a Mortgage Loan.

MORTGAGE COMPONENT           The portions of the Mortgage Loans in Pool 1, Pool
                             2 and Pool 3 that comprise the Subgroups within such Pools.

MORTGAGE FILE                The Mortgage Note, the Mortgage with evidence of
                             recording indicated thereon, an assignment in recordable form of the Mortgage, all recorded intervening assignments of the Mortgage and any modifications to such Mortgage Note and Mortgage
                             (except for any such documents other than Mortgage
                             Notes not available on the Closing Date, which will be delivered to the Trustee or the Custodian as soon as the same is available to the Depositor).

MORTGAGE LOANS               The conventional, fixed rate mortgage loans secured
                             by first liens on the Mortgaged Properties included in the Issuing Entity as of the Closing Date.

MORTGAGE NOTE                The original promissory note (and any modification
                             or amendment thereto) endorsed in blank without recourse relating to a Mortgage Loan.

MORTGAGE POOL                Any Subgroup.

MORTGAGE RATE                With respect to any Mortgage Loan, the annual rate
                             of interest borne by the related Mortgage Note from time to time, as of the related Due Date. Any
                             Mortgage Component related to a Mortgage Loan will have the same Mortgage Rate as that Mortgage Loan.

MORTGAGED PROPERTY           A one-to-four family residential property securing
                             a Mortgage Loan, including, but not limited to, single family residences, two-to four family residences, three-to four family residences, condominiums, cooperative units and planned unit developments.

NET INTEREST SHORTFALL       With respect to any Distribution Date and any Pool,
                             an amount equal to the sum of:

                                       o    any Net Prepayment Interest
                                            Shortfalls for that Pool and
                                            Distribution Date; and

                                       o    Relief Act Reductions and the amount
                                            of interest that would otherwise
                                            have been received with respect to
                                            any Mortgage Loan in that Pool as a
                                            result of a Special Hazard Loss,
                                            Fraud Loss, Debt Service Reduction
                                            or Deficient Valuation, after the
                                            exhaustion of the respective amounts
                                            of coverage provided by the
                                            Subordinate Certificates for those
                                            types of losses.

NET MORTGAGE RATE            As to any Mortgage Loan and any Distribution Date,
                             the excess of the Mortgage Rate over the sum of the applicable Servicing Fee Rate and the rate at which any lender paid mortgage insurance is paid, if applicable. Any Mortgage Component related to a Mortgage Loan will have the same Net Mortgage Rate as that Mortgage Loan.

NET PREPAYMENT INTEREST      With respect to a Pool and any Distribution Date,
SHORTFALLS                   the amount by which a Prepayment Interest Shortfall
                             for the related Prepayment Period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing
                             Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such Due Period.

OFFERED CERTIFICATES         Collectively, the Certificates, other than the
                             Class P, Class B-4, Class B-5 and Class B-6
                             Certificates.

ORIGINATORS                  Collectively, each of the Chase Originators, M&T,
                             and each other entity that sold Mortgage Loans to the Seller that were subsequently sold by the Seller to the Depositor and by the Depositor to the Issuing Entity.

OVERCOLLATERALIZED GROUP     When there is an Undercollateralized Group, any
                             Certificate Group in the Aggregate Pool that is not itself an Undercollateralized Group.

PAR VALUE                    In connection with any optional purchase of the
                             Mortgage Loans, the amount calculated pursuant to subclause (a) under "Description of the Certificates - Optional Clean-Up Call" with respect to the Mortgage Loans.

PARTICIPANT                  A participating firm that acts as agent for a
                             Financial Intermediary.

PERCENTAGE INTEREST          For a Certificate, either (x) a fraction, expressed
                             as a percentage, the numerator of which is that Certificate's Certificate Principal Amount and the denominator of which is the applicable Class
                             Principal Amount, or (y) the percentage stated on the face of that Certificate.

PLANS Certain employee benefit plans and other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which plans, accounts or arrangements are invested.

PAC I BALANCE                For any Distribution Date and the PAC I Classes,
                             the amount for such Distribution Date set forth in the schedule in Annex C-1.

PAC I CLASSES                The Class 1-A-17, Class 1-A-18, Class 1-A-19, Class
                             1-A-20 and Class 1-A-21 Certificates.

PAC II BALANCE               For any Distribution Date and the PAC II Class, the
                             amount for such Distribution Date set forth in the
                             schedule in Annex C-2.

PAC II CLASS                 The Class 1-A-5 Certificates.

POOL                         Pool 1, Pool 2 or Pool 3.

POOL 1                       The Mortgage Pool consisting of the Pool 1 Mortgage
                             Loans.

POOL 1 MORTGAGE LOANS        The Mortgage Loans included in Pool 1.

POOL 2                       The Mortgage Pool consisting of the Pool 2 Mortgage
                             Loans.

POOL 2 MORTGAGE LOANS        The Mortgage Loans included in Pool 2.

POOL 3                       The Mortgage Pool consisting of the Pool 3 Mortgage
                             Loans.

POOL 3 MORTGAGE LOANS        The Mortgage Loans included in Pool 3.

POOL BALANCE                 For the Aggregate Pool or any Pool, as applicable,
                             on any Distribution Date, the aggregate of the Stated Principal Balances of all the Mortgage Loans in the Aggregate Pool or such Pool, as applicable, outstanding on the Due Date of the month preceding the month of that Distribution Date.

POOL SUBORDINATE AMOUNT      For any Distribution Date, the excess of (a) the
                             Stated Principal Balance of the Mortgage Loans in such Pool (less the applicable Class PO Fraction of any Class PO Mortgage Components) as of the first day of the month preceding the month of that Distribution Date, over (b) the Class Principal
                             Amount of the related Senior Certificates (other than the Class A-P Certificates) immediately before such Distribution Date.

POOLING AND SERVICING        The pooling and servicing agreement dated as of
AGREEMENT                    June 1, 2006, among the Depositor, the Master
                             Servicer, the Securities Administrator and the Trustee.

PREMIUM RATE MORTGAGE        With respect to Subgroup 1-4, Subgroup 2-2 and
LOANS                        Subgroup 3-3, the Mortgage Components in such
                             Mortgage Pool having Net Mortgage Rates in excess of the Required Coupon for such Mortgage Pool.

PREPAYMENT INTEREST          With respect to a Mortgage Loan as to which a
SHORTFALL                    voluntary prepayment has been made, the amount by
                             which one month's interest at the applicable Net
                             Mortgage Rate on that Mortgage Loan exceeds the amount of interest actually received in connection with such prepayment.

PREPAYMENT PERIOD            The calendar month immediately preceding the
                             Distribution Date.

PRINCIPAL-ONLY               The Class 1-A-9, Class 1-A-16 and Class A-P
CERTIFICATES                 Certificates.

PRINCIPAL TRANSFER AMOUNT    With respect to any Distribution Date and any
                             Undercollateralized Group, the excess of the aggregate Class Principal Amount of the Senior
                             Certificates (other than the Class A-P
                             Certificates) related to that Undercollateralized
                             Group over the aggregate Stated Principal Balance of the Mortgage Components related to that Undercollateralized Group (less the applicable
                             Class PO Fraction of each Class PO Mortgage
                             Component in that Mortgage Pool).

PRIVATELY-OFFERED            The Class B-4, Class B-5, Class B-6 and Class P
CERTIFICATES                 Certificates.

PTCE                         Prohibited Transaction Class Exemption.

PURCHASE AND SERVICING       The underlying mortgage loan purchase and servicing
AGREEMENTS                   agreements with respect to the Mortgage Loans
                             originally entered into between the Seller and the related Originator.

RATING AGENCIES              Moody's and Fitch.

REALIZED LOSS                With respect to a Liquidated Mortgage Loan, the
                             amount by which the remaining unpaid principal balance of that Mortgage Loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of Liquidation Proceeds applied to the principal balance of that Mortgage Loan.
                             With respect to a Mortgage Loan subject to a Deficient Valuation, the excess of the principal balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in a Deficient Valuation.
                             With respect to a Mortgage Loan subject to a Debt
                             Service Reduction, the present value of all monthly
                             Debt Service Reductions, discounted monthly at the applicable Mortgage Rate.

RECONSTITUTION AGREEMENT     Either the M&T Reconstitution Agreement or any
                             other agreement, other than an Assignment
                             Agreement, pursuant to which an Originator represents that the representations and warranties relating to the origination of the related Mortgage
                             Loans are true and correct as of the Closing Date.

REGULATION AB                Subpart 229.1100 - Asset Backed Securities
                             (Regulation AB), 17 C.F.R. Sections 229.1100 -
                             229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities,
                             Securities Act Release No. 33-8518, 70 Fed. Reg.
                             1,506, 1,531 (Jan. 7, 2005)) or by the staff of the
                             SEC, or as may be provided by the SEC or its staff from time to time.

RELIEF ACT                   The Servicemembers Civil Relief Act or any similar
                             state law.

RELIEF ACT REDUCTIONS        The amount of interest that would otherwise have
                             been received with respect to any Mortgage Loan in such Mortgage Pool which was subject to a reduction in the amount of interest collectible as a result of application of a Relief Act.

RECORD DATE                  The record date for each class of Certificates will
                             be the last Business Day of the month preceding the month of a distribution date.

REGULAR CERTIFICATES         The Offered Certificates, other than the Class A-R
                             Certificate and the Exchangeable Certificates.

REMIC CERTIFICATES           As set forth in Annex D.

REMIC COMBINATIONS           Any of REMIC Combination 1 or REMIC Combination 2.

REMIC COMBINATION 1          The Class 1-A-17 and Class 1-A-18 Certificates.

REMIC COMBINATION 2          The Class 3-A-10, Class 3-A-11 and Class 3-A-12
                             Certificates.

REPLACEMENT MORTGAGE LOAN    One or more mortgage loans with similar
                             characteristics to a Deleted Mortgage Loan which is placed in the Issuing Entity to replace a Deleted
                             Mortgage Loan.

REQUIRED COUPON              With respect to Subgroup 1-1, Subgroup 1-4,
                             Subgroup 2-1, Subgroup 2-2 and Subgroup 3-3,
                             5.000%, 6.500%, 5.000%, 5.875% and 6.500%,
                             respectively.

RULES The rules, regulations and procedures creating and affecting DTC and its operations.

S&P Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc.

SCHEDULED PAYMENT            With respect to a Mortgage Loan or Mortgage
                             Component, as applicable, the scheduled monthly payment on a Mortgage Loan or Mortgage Component, as applicable, on any Due Date allocable to principal or interest which, unless otherwise specified in the related Purchase and Servicing
                             Agreement, will give effect to any related Debt
                             Service Reduction and any related Deficient
                             Valuation that is ordered by a court in bankruptcy and that has the effect of reducing the monthly payment due on such Mortgage Loan or Mortgage
                             Component, as applicable.

SEC                          The Securities and Exchange Commission.

SECURITIES ADMINISTRATOR     Wells Fargo Bank, N.A.

SELLER                       J.P. Morgan Mortgage Acquisition Corp.

SENIOR CERTIFICATES          Collectively, the Group 1A Certificates, Group 2A
                             Certificates and the Group 3A Certificates.

SENIOR PERCENTAGE            For each Distribution Date and each Mortgage Pool,
                             the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal
                             Amount of the class or classes of Senior
                             Certificates of the related Certificate Group
                             (other than the Class A-P Certificates) immediately prior to such Distribution Date, and the denominator of which is the aggregate Stated
                             Principal Balance of all Mortgage Components in the related Mortgage Pool for such Distribution Date
                             (less, with respect to Subgroup 1-1 and Subgroup
                             2-1, the applicable Class PO Fraction of each Class
                             PO Mortgage Component in that Mortgage Pool).

SENIOR PREPAYMENT            With respect to any Mortgage Pool and any
PERCENTAGE                   Distribution Date:

                             o occurring before the Distribution Date in July 2011, 100%;

                             o occurring in or after July 2011 through June 2012, the related Senior Percentage plus 70% of the related Subordinate Percentage for that date;

                             o occurring in or after July 2012 through June 2013, the related Senior Percentage plus 60% of the related Subordinate Percentage for that date;

                             o occurring in or after July 2013 through June 2014, the related Senior Percentage plus 40% of the related Subordinate Percentage for that date;

                             o occurring in or after July 2014 through June 2015, the related Senior Percentage plus 20% of the related Subordinate Percentage for that date; or

                             o    occurring in July 2015 or thereafter, the

                             related Senior Percentage for that date.
                             Notwithstanding the foregoing: (i) no decrease in the Senior Prepayment Percentage for any Mortgage Pool will occur as described above unless the Step-Down Test is satisfied with respect to each Mortgage Pool on such Distribution Date, (ii) if on any Distribution Date the Senior Percentage for a Mortgage Pool exceeds the related Senior Percentage on the Closing Date, the Senior Prepayment Percentage for each Mortgage Pool for that Distribution Date will once again equal 100% and
                             (iii) if on any Distribution Date the allocation to the related Senior Certificates then entitled to distributions of principal of related full and partial principal prepayments and other amounts in the percentage required above would reduce the sum of the Class Principal Amounts of those Certificates below zero, the distribution to the class or classes of Certificates of the related Senior Prepayment Percentage of those amounts for such Distribution Date will be limited to the percentage necessary to reduce the related Class Principal Amounts to zero.

SENIOR PRINCIPAL             For a Certificate Group in and for each
DISTRIBUTION AMOUNT          Distribution Date, the sum of the following amounts
                             (exclusive of the portion attributable to the applicable Class A-P Principal Distribution Amount, if any):

                                  (1) the product of (a) the related Senior
                             Percentage and (b) the principal portion of each Scheduled Payment on each Mortgage Component in the related Mortgage Pool due during the related Due Period;

                                  (2) the product of (a) the related Senior
                             Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Component in the related Mortgage Pool during the related Prepayment Period; (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Component in the related Mortgage Pool that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the related Mortgage Component received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Component; (iii) the principal portion of the purchase price of each Mortgage Component purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation and warranty, or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Mortgage Pool, the amount representing any principal adjustment in connection with any such replaced Mortgage Component in the related Mortgage Pool with respect to the related Prepayment Period and; and (iv) in connection with any optional purchase of the Mortgage Loans, the principal portion of the purchase price allocable to the Mortgage Loans in the related Mortgage Pool up to the principal portion of the Par Value allocable to the Mortgage Loans in the related Mortgage Pool;

                                  (3) with respect to unscheduled recoveries
                             allocable to principal of any Mortgage Component in the related Mortgage Pool that was finally liquidated during the related Prepayment Period, the lesser of (a) the related Senior Prepayment Percentage of the net Liquidation Proceeds allocable to principal and (b) the product of (i) the related Senior Percentage for that date and
                             (ii) the related remaining Stated Principal Balance of the related Mortgage Component at the time of liquidation; and

                                  (4) any amounts described in clauses (1)
                             through (3) above that remain unpaid with respect to such Certificate Group from prior Distribution Dates.

SERVICER Either JPMCB or any other entity that has primary servicing responsibility for the Mortgage Loans.

SERVICER REMITTANCE DATE     The 18th day of each month (or, if the 18th is not
                             a Business Day, on the immediately preceding
                             Business Day).

SERVICING AGREEMENTS         Collectively, the Purchase and Servicing
                             Agreements, as may be modified by the related
                             Assignment Agreement and the JPMCB Servicing
                             Agreement.

SERVICING FEE                With respect to each Servicer and each Mortgage
                             Loan serviced by a Servicer, an amount equal to 1/12 of the product of (1) the principal balance of such Mortgage Loans as of the first day of the related Due Period and (2) the Servicing Fee Rate with respect to such Mortgage Loan.

SERVICING FEE RATE           With respect to each Servicer, a per annum rate
                             equal to 0.250% or 0.200%.

SMMEA                        The Secondary Mortgage Market Enhancement Act of
                             1984.

SPECIAL HAZARD LOSS          An initial amount expected to be up to
COVERAGE AMOUNT              approximately $12,910,086.92, as reduced, from time
                             to time, by amount equal to on any Distribution
                             Date to the lesser of:

                             o the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses incurred since the Closing Date, or

                             o    the greatest of:

                                       o    1% of the aggregate of the principal
                                            balances of the Mortgage Loans,

                                       o    twice the principal balance of the
                                            largest Mortgage Loan, and

                                       o    the aggregate principal balances of
                                            the Mortgage Loans secured by
                                            Mortgaged Properties located in the
                                            single California postal zip code
                                            area having the highest aggregate
                                            principal balance of any zip code
                                            area.

                             All principal balances for the purpose of this definition will be calculated as of the first day of the month before the month in which the Distribution Date occurs after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid.

SPECIAL HAZARD LOSSES        Realized Losses in respect of Special Hazard
                             Mortgage Loans.

SPECIAL HAZARD MORTGAGE      A Liquidated Mortgage Loan as to which the ability
LOAN                         to recover the full amount due thereunder was
                             substantially impaired by a hazard not insured against under a standard hazard insurance policy.

SPONSOR                      JPMAC.

STATED PRINCIPAL BALANCE     For (a) any Mortgage Loan at any Due Date, the
                             unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous principal prepayments and Liquidation Proceeds allocable to principal and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related mortgagor and (b) any Mortgage Component at any Due Date, the portion of the Stated Principal Balance of the related Mortgage Loan allocable to that component for that Due Date.

STEP-DOWN TEST               As to any Distribution Date, the Step-Down Test
                             will be satisfied if both of the following conditions are met:

                                  o first, the outstanding principal balance of all Mortgage Components in a Mortgage Pool delinquent 60 days or more (including Mortgage Components in foreclosure, REO property or bankruptcy status), averaged over the preceding six-month period, as a percentage of the related Subgroup Subordinate Amount does not equal or exceed 50%; and

                                  o second, cumulative Realized Losses on the Mortgage Components in each Mortgage Pool do not exceed:

                                            o    for each Distribution Date
                                                 occurring in the period from
                                                 July 2011 to June 2012, 30% of
                                                 the original related Subgroup
                                                 Subordinate Amount;

                                            o    for each Distribution Date
                                                 occurring in the period from
                                                 July 2012 to June 2013, 35% of
                                                 the original related Subgroup
                                                 Subordinate Amount;

                                            o    for each Distribution Date
                                                 occurring in the period from
                                                 July 2013 to June 2014, 40% of
                                                 the original related Subgroup
                                                 Subordinate Amount;

                                            o    for each Distribution Date
                                                 occurring in the period from
                                                 July 2014 to June 2015, 45% of
                                                 the original related Subgroup
                                                 Subordinate Amount; and

                                            o    for the Distribution Date in
                                                 July 2015 and thereafter, 50%
                                                 of the original related
                                                 Subgroup Subordinate Amount.

STRIPPED INTEREST RATE       With respect to any Premium Rate Mortgage Loan, the
                             excess of the Net Mortgage Rate for that Mortgage
                             Loan over the applicable Required Coupon.

SUBGROUP Any of Subgroup 1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 1-4, Subgroup 2-1, Subgroup 2-2, Subgroup 3-1, Subgroup 3-2 or Subgroup 3-3.

SUBGROUP SUBORDINATE         With respect to any Subgroup and Distribution Date,
AMOUNT                       the excess of the Stated Principal Balance of the
                             Mortgage Components of that Subgroup (less, with respect to Subgroup 1-1 and Subgroup 2-1, the applicable Class PO Fraction of any Class PO
                             Mortgage Components in such Subgroup) as of the first day of the month preceding the month in which such Distribution Date occurs over the sum of the aggregate Class Principal Amounts of the Senior
                             Certificates (other than the Class A-P
                             Certificates) related to that Subgroup.

SUBGROUP 1-1                 The portion of Pool 1 comprised of the Subgroup 1-1
                             Mortgage Components.

SUBGROUP 1-1 CERTIFICATES    The Class 1-A-24 and Class A-P Certificates.

SUBGROUP 1-1 MORTGAGE        The portion of each Pool 1 Mortgage Loan allocated
COMPONENT                    to Subgroup 1-1, as described under "Description of
                             the Mortgage Pools -- The Mortgage Loans".

SUBGROUP 1-2                 The portion of Pool 1 comprised of the Subgroup 1-2
                             Mortgage Components.

SUBGROUP 1-2 CERTIFICATES    The Class 1-A-1, Class 1-A-2, Class 1-A-3 and Class
                             1-A-4 Certificates.

SUBGROUP 1-2 MORTGAGE        The portion of each Pool 1 Mortgage Loan allocated
COMPONENT                    to Subgroup 1-2, as described under "Description of
                             the Mortgage Pools -- The Mortgage Loans".

SUBGROUP 1-3                 The portion of Pool 1 comprised of the Subgroup 1-3
                             Mortgage Components.

SUBGROUP 1-3 CERTIFICATES    The Class 1-A-5, Class 1-A-6, Class 1-A-7, Class
                             1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11,
                             Class 1-A-12, Class 1-A-13, Class 1-A-14, Class
                             1-A-15, Class 1-A-16, Class 1-A-17, Class 1-A-18,
                             Class 1-A-19, Class 1-A-20 and Class 1-A-21
                             Certificates.

SUBGROUP 1-3 MORTGAGE        The portion of each Pool 1 Mortgage Loan allocated
COMPONENT                    to Subgroup 1-3, as described under "Description of
                             the Mortgage Pools -- The Mortgage Loans".

SUBGROUP 1-4                 The portion of Pool 1 comprised of the Subgroup 1-4
                             Mortgage Components.

SUBGROUP 1-4 CERTIFICATES    The Class 1-A-22, Class 1-A-23 and Class A-X
                             Certificates.

SUBGROUP 1-4 MORTGAGE        The portion of each Pool 1 Mortgage Loan allocated
COMPONENT                    to Subgroup 1-4, as described under "Description of
                             the Mortgage Pools -- The Mortgage Loans".

SUBGROUP 2-1                 The portion of Pool 2 comprised of the Subgroup 2-1
                             Mortgage Components.

SUBGROUP 2-1 CERTIFICATES    The Class 2-A-1 and Class A-P Certificates.

SUBGROUP 2-1 MORTGAGE        The portion of each Pool 2 Mortgage Loan allocated
COMPONENT                    to Subgroup 2-1, as described under "Description of
                             the Mortgage Pools -- The Mortgage Loans".

SUBGROUP 2-2                 The portion of Pool 2 comprised of the Subgroup 2-2
                             Mortgage Components.

SUBGROUP 2-2 CERTIFICATES    The Class 2-A-2 and Class A-X Certificates.

SUBGROUP 2-2 MORTGAGE        The portion of each Pool 2 Mortgage Loan allocated
COMPONENT                    to Subgroup 2-2, as described under "Description of
                             the Mortgage Pools -- The Mortgage Loans".

SUBGROUP 3-1                 The portion of Pool 3 comprised of the Subgroup 3-1
                             Mortgage Components.

SUBGROUP 3-1 CERTIFICATES    The Class 3-A-1, Class 3-A-2, Class 3-A-3 and Class
                             A-R Certificates.

SUBGROUP 3-1 MORTGAGE        The portion of each Pool 3 Mortgage Loan allocated
COMPONENT                    to Subgroup 3-1, as described under "Description of
                             the Mortgage Pools -- The Mortgage Loans".

SUBGROUP 3-2                 The portion of Pool 3 comprised of the Subgroup 3-2
                             Mortgage Components.

SUBGROUP 3-2 CERTIFICATES    The Class 3-A-4, Class 3-A-5, Class 3-A-6, Class
                             3-A-7, Class 3-A-8 and Class 3-A-9 Certificates.

SUBGROUP 3-2 MORTGAGE        The portion of each Pool 3 Mortgage Loan allocated
COMPONENT                    to Subgroup 3-2, as described under "Description of
                             the Mortgage Pools -- The Mortgage Loans".

SUBGROUP 3-3                 The portion of Pool 3 comprised of the Subgroup 3-3
                             Mortgage Components.

SUBGROUP 3-3 CERTIFICATES    The Class 3-A-10, Class 3-A-11, Class 3-A-12, Class
                             3-A-13, Class 3-A-14 and Class A-X Certificates.

SUBGROUP 3-3 MORTGAGE        The portion of each Pool 3 Mortgage Loan allocated
COMPONENT                    to Subgroup 3-3, as described under "Description of
                             the Mortgage Pools -- The Mortgage Loans".

SUBORDINATE CERTIFICATE      The amount, if any, by which the aggregate Class
WRITEDOWN AMOUNT             Principal Amount of all the Certificates on any
                             Distribution Date (after giving effect to distributions of principal and allocation of Realized Losses on that date) exceeds the Pool
                             Balance for the Aggregate Pool for the following
                             Distribution Date.

SUBORDINATE CERTIFICATES     The Class B-1, Class B-2, Class B-3, Class B-4,
OR SUBORDINATE CLASSES       Class B-5 and Class B-6 Certificates.

SUBORDINATE PERCENTAGE       With respect to any Distribution Date, the
                             percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Subordinate Certificates immediately prior to that date, and the denominator of which is the Pool
                             Balance for the Aggregate Pool (other than the Class PO Fraction of the Class PO Mortgage
                             Components) and such Distribution Date.

                             With respect to each Mortgage Pool and any Distribution Date, the difference between 100% and the related Senior Percentage for such Mortgage Pool on such Distribution Date.

SUBORDINATE CLASS            For each class of Subordinate Certificates and for
PERCENTAGE                   each Distribution Date, the percentage obtained by
                             dividing the Class Principal Amount of such class immediately prior to such Distribution Date by the aggregate Class Principal Amount of all classes of Subordinate Certificates immediately prior to such date.

SUBORDINATE PREPAYMENT       For any Distribution Date and for any Mortgage
PERCENTAGE                   Pool, the difference between 100% and the related
                             Senior Prepayment Percentage for such Distribution
                             Date.

SUBORDINATE PRINCIPAL        For the Subordinate Certificates and each
DISTRIBUTION AMOUNT          Distribution Date, the sum of the following amounts
                             with respect to each of Subgroup 1-1, Subgroup 1-2, Subgroup 1-3, Subgroup 1-4, Subgroup 2-1, Subgroup
                             2-2, Subgroup 3-1, Subgroup 3-2 and Subgroup 3-3
                             (in each case exclusive of the portion attributable to the applicable Class A-P Principal Distribution
                             Amount):

                                  (1) the product of (a) the related Subordinate Percentage and (b) the principal portion of each related Scheduled Payment on each Mortgage Component in the related Subgroup due during the related Due Period;

                                  (2) the product of (a) the related Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Component in the related Subgroup during the related Prepayment Period, (ii) each other unscheduled collection, including Insurance Proceeds and net Liquidation Proceeds (other than with respect to any Mortgage Component in the related Subgroup that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of the Mortgage Component in the related Subgroup received during the related Prepayment Period, including any Subsequent Recoveries on the related Mortgage Component;
                                  (iii) the principal portion of the purchase price of each Mortgage Component in the related Subgroup that was purchased by the applicable Originator or any other person pursuant to the applicable Purchase and Servicing Agreement, as modified by the related Assignment Agreement or Reconstitution Agreement, or, if applicable, the Seller pursuant to the Pooling and Servicing Agreement, due to a defect in documentation or a material breach of a representation or warranty with respect to the related Mortgage Loan or, in the case of a permitted substitution of a Defective Mortgage Loan in the related Subgroup, the amount representing any principal adjustment in connection with any such replaced Mortgage Component in the related Subgroup with respect to such Distribution Date and (iv) in connection with any optional purchase of the Mortgage Loans, the principal portion of the purchase price allocable to the Mortgage Components in the related Mortgage Pool up to the principal portion of the Par Value allocable to the Mortgage Components in the related Mortgage Pool;

                                  (3) with respect to unscheduled recoveries allocable to principal of any Mortgage Component in the related Subgroup that was finally liquidated during the related Prepayment Period, the related net Liquidation Proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount; and

                                  (4) any amounts described in clauses (1) through (3) for any previous Distribution Date that remain unpaid;

                                  Minus the sum of:

                                  (A) if the aggregate Class Principal Amount of the Senior Certificates relating to a Group 1 Subgroup, Group 2 Subgroup or a Group 3 Subgroup has been reduced to zero, principal paid from the related Available Distribution Amount from that Subgroup to the remaining Senior Certificates relating to such other Subgroups, as described under "--Limited Cross Collateralization"; and

                                  (B) the amounts paid from the Available
                                  Distribution Amount for any Group 1 Subgroup, Group 2 Subgroup or a Group 3 Subgroup that is an Overcollateralized Group to the Senior Certificates relating to the Group 1 Subgroup, Group 2 Subgroup or Group 3 Subgroup that is an Undercollateralized Group, as described under "--Limited Cross Collateralization".

SUBSEQUENT RECOVERIES        Unexpected recoveries, net of reimbursable
                             expenses, with respect to a Liquidated Mortgage
                             Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.

TOTAL TRANSFER AMOUNT        An amount equal to the sum of the Interest Transfer
                             Amount and the Principal Transfer Amount for the Undercollateralized Group.

TRANSFER PAYMENTS            Collectively, the Interest Transfer Amount and
                             Principal Transfer Amount.

TRUSTEE                      U.S. Bank National Association.

UNDERCOLLATERALIZED GROUP    Any Certificate Group in which the aggregate Class
                             Principal Amount of the related class or classes
                             Senior Certificates (other than the Class A-P
                             Certificates) is greater than the aggregate Stated
                             Principal Balance of the Mortgage Components (less, with respect to Subgroup 1-1 and Subgroup 2-1, the applicable Class PO Fraction of any Class PO
                             Mortgage Components in such Subgroup) of the related Mortgage Pool.

UNDERWRITER                  J.P. Morgan Securities Inc.

UPPER-TIER REMIC             The upper-tier REMIC created pursuant to the
                             Pooling and Servicing Agreement.

WELLS FARGO                  Wells Fargo Bank, N.A.

                                    ANNEX A:
                  CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

          The following tables set forth certain information, as of the Cut-off Date, as to the Mortgage Loans and Mortgage Components. Other than with respect to rates of interest, percentages (approximate) are stated by Stated Principal Balance of the applicable Mortgage Loans or Mortgage Components, as applicable, as of the Cut-off Date and, due to rounding, may not total 100%.

                     AGGREGATE POOL MORTGAGE LOAN STATISTICS

                 ORIGINAL PRINCIPAL BALANCE(1) - AGGREGATE POOL

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
           RANGE OF                 OF          PRINCIPAL        PRINCIPAL
      ORIGINAL PRINCIPAL         MORTGAGE        BALANCE          BALANCE
         BALANCES ($)              LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
        0.01 - 100,000.00 ....       198    $   15,204,975.48       1.18%
  100,000.01 - 200,000.00 ....       568        84,548,697.16       6.55
  200,000.01 - 300,000.00 ....       311        75,763,259.46       5.87
  300,000.01 - 400,000.00 ....       216        76,990,915.26       5.96
  400,000.01 - 500,000.00 ....       552       252,910,697.74      19.59
  500,000.01 - 600,000.00 ....       431       236,740,756.67      18.34
  600,000.01 - 700,000.00 ....       262       168,292,792.93      13.04
  700,000.01 - 800,000.00 ....        95        70,817,985.01       5.49
  800,000.01 - 900,000.00 ....        58        49,177,545.67       3.81
  900,000.01 - 1,000,000.00 ..       122       119,708,131.58       9.27
1,000,000.01 - 1,100,000.00 ..        39        41,849,957.34       3.24
1,100,000.01 - 1,200,000.00 ..         8         9,339,458.43       0.72
1,200,000.01 - 1,300,000.00 ..         9        11,346,327.21       0.88
1,300,000.01 - 1,400,000.00 ..         7         9,530,233.25       0.74
1,400,000.01 - 1,500,000.00 ..        24        34,733,411.65       2.69
1,500,000.01 - 2,000,000.00 ..        13        23,176,889.14       1.80
2,500,000.01 - 3,000,000.00 ..         2         5,587,658.61       0.43
over 4,500,000.00 ............         1         5,288,999.47       0.41
                                   -----    -----------------     ------
TOTAL: .......................     2,916    $1,291,008,692.06     100.00%
                                   =====    =================     ======

----------
(1) The average original Principal Balance of the Mortgage Loans in the Aggregate Pool was approximately $446,225.

            CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - AGGREGATE POOL

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
           RANGE OF                 OF          PRINCIPAL        PRINCIPAL
     CUT-OFF DATE STATED         MORTGAGE        BALANCE          BALANCE
    PRINCIPAL BALANCES ($)         LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
        0.01 - 100,000.00 ....       202    $   15,549,648.08       1.20%
  100,000.01 - 200,000.00 ....       573        85,524,175.52       6.62
  200,000.01 - 300,000.00 ....       308        75,902,020.77       5.88
  300,000.01 - 400,000.00 ....       216        77,564,444.41       6.01
  400,000.01 - 500,000.00 ....       554       254,718,725.08      19.73
  500,000.01 - 600,000.00 ....       431       237,583,592.35      18.40
  600,000.01 - 700,000.00 ....       257       165,671,719.56      12.83
  700,000.01 - 800,000.00 ....        94        70,348,067.67       5.45
  800,000.01 - 900,000.00 ....        57        48,397,699.81       3.75
  900,000.01 - 1,000,000.00 ..       123       120,702,141.01       9.35
1,000,000.01 - 1,100,000.00 ..        39        42,132,249.44       3.26
1,100,000.01 - 1,200,000.00 ..         8         9,441,683.31       0.73
1,200,000.01 - 1,300,000.00 ..         8        10,149,342.36       0.79
1,300,000.01 - 1,400,000.00 ..         7         9,530,233.25       0.74
1,400,000.01 - 1,500,000.00 ..        23        33,739,402.22       2.61
1,500,000.01 - 2,000,000.00 ..        13        23,176,889.14       1.80
2,500,000.01 - 3,000,000.00 ..         2         5,587,658.61       0.43
over 4,500,000.00 ............         1         5,288,999.47       0.41
                                   -----    -----------------     ------
TOTAL ........................     2,916    $1,291,008,692.06     100.00%
                                   =====    =================     ======

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in the Aggregate Pool is expected to be approximately $442,732.

                   CURRENT MORTGAGE RATES(1) - AGGREGATE POOL

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
           RANGE OF                 OF          PRINCIPAL        PRINCIPAL
    CURRENT MORTGAGE RATES       MORTGAGE        BALANCE          BALANCE
             (%)                   LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
4.751 - 5.000 ................         1    $      505,025.86       0.04%
5.001 - 5.250 ................        14         5,977,922.21       0.46
5.251 - 5.500 ................       168        71,642,127.26       5.55
5.501 - 5.750 ................       265       107,939,035.89       8.36
5.751 - 6.000 ................       453       192,655,666.87      14.92
6.001 - 6.250 ................       434       197,261,874.55      15.28
6.251 - 6.500 ................       951       436,991,933.62      33.85
6.501 - 6.750 ................       577       246,006,572.51      19.06
6.751 - 7.000 ................        53        32,028,533.29       2.48
                                   -----    -----------------     ------
TOTAL ........................     2,916    $1,291,008,692.06     100.00%
                                   =====    =================     ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in the Aggregate Pool is expected to be approximately 6.259% per annum.

                 REMAINING TERM TO MATURITY(1) - AGGREGATE POOL

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
           RANGE OF              MORTGAGE        BALANCE          BALANCE
   REMAINING TERM (MONTHS)         LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
111 - 115 ....................         6    $    1,693,908.39       0.13%
166 - 170 ....................        19         7,371,335.41       0.57
171 - 175 ....................       220       109,816,061.41       8.51
176 - 180 ....................       147        81,951,843.24       6.35
226 - 230 ....................         2           676,790.89       0.05
231 - 235 ....................         7           930,600.44       0.07
236 - 240 ....................         6         1,081,901.93       0.08
286 - 290 ....................         1           172,513.06       0.01
296 - 300 ....................         2           632,996.11       0.05
311 - 315 ....................         2           593,140.87       0.05
331 - 335 ....................         1           341,152.71       0.03
336 - 340 ....................         1           115,080.52       0.01
341 - 345 ....................         1           589,826.65       0.05
346 - 350 ....................       247        79,550,230.52       6.16
351 - 355 ....................       771       257,163,543.03      19.92
356 - 360 ....................     1,483       748,327,766.88      57.96
                                   -----    -----------------     ------
TOTAL ........................     2,916    $1,291,008,692.06     100.00%
                                   =====    =================     ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in the Aggregate Pool is expected to be approximately 328 months.

                ORIGINAL LOAN-TO-VALUE RATIOS(1) - AGGREGATE POOL

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE        AGGREGATE
           RANGE OF                 OF          PRINCIPAL        PRINCIPAL
    ORIGINAL LOAN-TO-VALUE       MORTGAGE        BALANCE          BALANCE
          RATIOS (%)               LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
00.01 -  10.00................         1    $      688,000.00       0.05%
10.01 -  20.00................         7         4,547,651.52       0.35
20.01 -  30.00................        40        14,146,582.28       1.10
30.01 -  40.00................        90        35,772,541.40       2.77
40.01 -  50.00................       157        83,461,318.88       6.46
50.01 -  60.00................       300       161,949,712.38      12.54
60.01 -  70.00................       573       285,104,183.15      22.08
70.01 -  75.00................       345       195,946,037.82      15.18
75.01 -  80.00................     1,328       490,935,101.13      38.03
80.01 -  85.00................        11         3,288,320.82       0.25
85.01 -  90.00................        42        10,459,278.21       0.81
90.01 -  95.00................        21         4,594,883.95       0.36
95.01 - 100.00................         1           115,080.52       0.01
                                   -----    -----------------     ------
TOTAL.........................     2,916    $1,291,008,692.06     100.00%
                                   =====    =================     ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in the Aggregate Pool is expected to be approximately 68.68%.

                        CREDIT SCORE(1) - AGGREGATE POOL

                                                                 PERCENT OF
                                  NUMBER        AGGREGATE       AGGREGATE
                                    OF          PRINCIPAL        PRINCIPAL
                                 MORTGAGE        BALANCE          BALANCE
     RANGE OF CREDIT SCORE         LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Not Available ................         2    $    1,345,039.19       0.10%
(Less than or equal to)
  600 ........................         3         1,667,477.10       0.13
601 - 620 ....................        11         5,180,284.90       0.40
621 - 640 ....................        53        20,780,800.69       1.61
641 - 660 ....................        86        34,054,089.83       2.64
661 - 680 ....................       190        72,193,290.60       5.59
681 - 700 ....................       249        98,596,081.20       7.64
701 - 720 ....................       437       199,364,275.17      15.44
721 - 740 ....................       448       202,249,022.93      15.67
741 - 760 ....................       409       175,794,681.31      13.62
761 - 780 ....................       457       218,491,294.56      16.92
781 - 800 ....................       420       198,000,251.09      15.34
801 - 820 ....................       149        62,525,672.52       4.84
821 - 840 ....................         2           766,430.97       0.06
                                   -----    -----------------     ------
TOTAL ........................     2,916    $1,291,008,692.06     100.00%
                                   =====    =================     ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in the Aggregate Pool is expected to be approximately 739. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

       GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - AGGREGATE POOL

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
         GEOGRAPHIC LOCATION            LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Alabama............................        35    $   12,956,678.78       1.00%
Arizona ...........................        60        30,728,236.54       2.38
California ........................       556       332,941,563.65      25.79
Colorado ..........................        43        21,648,894.32       1.68
Connecticut........................        34        19,516,819.24       1.51
Delaware...........................         8         5,541,283.99       0.43
District of Columbia...............        10         5,736,284.90       0.44
Florida............................       215       104,090,364.08       8.06
Georgia............................        38        15,922,677.25       1.23
Hawaii.............................         4         2,047,478.74       0.16
Idaho..............................        24         7,319,596.49       0.57
Illinois...........................        98        33,323,398.24       2.58
Indiana............................        11         6,251,556.40       0.48
Kansas.............................         1           103,314.85       0.01
Kentucky...........................        14         5,785,248.65       0.45
Louisiana..........................        12         5,176,724.80       0.40
Maine..............................         4         1,713,632.83       0.13
Maryland...........................       176        72,545,429.64       5.62
Massachusetts......................        51        27,620,887.61       2.14
Michigan...........................        41        21,605,693.35       1.67
Minnesota..........................        19         7,444,645.44       0.58
Mississippi........................        11         2,727,675.76       0.21
Missouri...........................         6         1,886,896.12       0.15
Montana............................         2           728,949.29       0.06
Nevada.............................        42        23,105,713.80       1.79
New Hampshire......................         3         1,317,683.23       0.10
New Jersey.........................       129        61,586,869.88       4.77
New Mexico.........................         2         1,137,552.14       0.09
New York...........................       463       201,406,604.08      15.60
North Carolina.....................        31        13,663,623.20       1.06
Ohio...............................        40        16,553,885.79       1.28
Oklahoma...........................         6         3,535,979.57       0.27
Oregon.............................        93        24,525,590.18       1.90
Pennsylvania.......................       125        24,534,957.39       1.90
Rhode Island.......................         4         2,341,559.20       0.18
South Carolina.....................        13         5,446,859.95       0.42
South Dakota.......................         1           110,103.35       0.01
Tennessee..........................        39        11,223,039.45       0.87
Texas..............................       122        40,904,887.12       3.17
Utah...............................        83        18,061,928.71       1.40
Vermont............................         1           548,301.02       0.04
Virginia ..........................       165        67,962,210.97       5.26
Washington.........................        73        23,865,387.74       1.85
West Virginia......................         2           637,394.22       0.05
Wisconsin..........................         6         3,174,630.11       0.25
                                        -----    -----------------     ------
TOTAL..............................     2,916    $1,291,008,692.06     100.00%
                                        =====    =================     ======
----------
(1) As of the Cut off Date, no more than approximately 0.69% of the Aggregate Pool Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                       OCCUPANCY TYPE(1) - AGGREGATE POOL

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
           OCCUPANCY TYPE               LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Investment.........................       166    $   26,020,844.36       2.02%
Non-Owner Occupied.................         4         2,410,249.74       0.19
Primary............................     2,595     1,174,656,897.94      90.99
Secondary..........................       151        87,920,700.02       6.81
                                        -----    -----------------     ------
TOTAL..............................     2,916    $1,291,008,692.06     100.00%
                                        =====    =================     ======
-----------
(1) Based upon representations of the related borrowers at the time of origination.

                         PROPERTY TYPE - AGGREGATE POOL

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
            PROPERTY TYPE               LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
2-4 Family.........................       143    $   53,934,699.78       4.18%
Condominium........................       215        93,691,621.42       7.26
Co-op..............................        38        24,095,146.86       1.87
Deminimus Planned Unit
   Development.....................        84        25,086,156.43       1.94
Planned Unit Development...........       490       251,975,382.74      19.52
Single Family......................     1,939       839,102,681.37      65.00
Townhouse..........................         7         3,123,003.46       0.24
                                        -----    -----------------     ------
TOTAL..............................     2,916    $1,291,008,692.06     100.00%
                                        =====    =================     ======

                          LOAN PURPOSE - AGGREGATE POOL

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
            LOAN PURPOSE                LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Cash-out...........................       965    $  434,266,345.48       33.64%
Construction to Permanent..........         1           196,634.37       0.02
Home Improvement...................        10         2,824,821.83       0.22
Purchase...........................     1,558       670,035,348.94      51.90
Rate / Term Refinance..............       382       183,685,541.44      14.23
                                        -----    -----------------     ------
TOTAL..............................     2,916    $1,291,008,692.06     100.00%
                                        =====    =================     ======

                       LOAN DOCUMENTATION - AGGREGATE POOL

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
        DOCUMENTATION                   LOANS       OUTSTANDING      OUTSTANDING
------------------------------        --------   -----------------   -----------
Alternative........................        35    $   24,580,852.77       1.90%
Asset Verification.................        62        29,245,586.01       2.27
Full...............................       881       445,641,616.75      34.52
Full Asset/Stated Income...........        63        24,445,872.63       1.89
Full/Alternative...................       299        64,702,543.23       5.01
No Documentation...................         2           943,354.15       0.07
No Income Qualifier................         1           983,423.32       0.08
No Income Verifier.................       263        93,325,152.19       7.23
No Income/No Assets Verifier.......       166        31,990,182.77       2.48
No Ratio...........................        93        21,312,235.88       1.65
Preferred..........................       141        87,831,874.28       6.80
Reduced............................        47        28,912,054.46       2.24
Simply Signature...................       487       314,628,466.02      24.37
Stated Documentation...............       329       103,925,384.52       8.05
Stated Income/Stated Asset.........        29         7,119,432.60       0.55
Streamlined........................        18        11,420,660.48       0.88
                                        -----    -----------------     ------
TOTAL..............................     2,916    $1,291,008,692.06     100.00%
                                        =====    =================     ======

                         POOL 1 MORTGAGE LOAN STATISTICS

                     ORIGINAL PRINCIPAL BALANCE(1) - POOL 1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
            RANGE OF                     OF          AGGREGATE        PRINCIPAL
  ORIGINAL PRINCIPAL BALANCES         MORTGAGE   PRINCIPAL BALANCE     BALANCE
             ($)                        LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
        0.01 -   100,000.00 .......       146     $ 11,644,015.35        1.64%
  100,000.01 -   200,000.00 .......       513       76,886,975.57       10.85
  200,000.01 -   300,000.00 .......       292       71,495,269.28       10.09
  300,000.01 -   400,000.00 .......       205       72,965,102.64       10.30
  400,000.01 -   500,000.00 .......       317      144,211,110.66       20.35
  500,000.01 -   600,000.00 .......       200      108,916,981.97       15.37
  600,000.01 -   700,000.00 .......        94       60,219,192.98        8.50
  700,000.01 -   800,000.00 .......        34       25,184,007.67        3.55
  800,000.01 -   900,000.00 .......        15       12,832,664.85        1.81
  900,000.01 - 1,000,000.00 .......        63       62,003,713.30        8.75
1,000,000.01 - 1,100,000.00 .......        21       22,567,129.37        3.18
1,100,000.01 - 1,200,000.00 .......         5        5,897,059.65        0.83
1,200,000.01 - 1,300,000.00 .......         4        5,056,572.09        0.71
1,300,000.01 - 1,400,000.00 .......         6        8,168,233.25        1.15
1,400,000.01 - 1,500,000.00 .......        13       19,088,761.64        2.69
1,500,000.01 - 2,000,000.00 .......         1        1,546,195.72        0.22
                                        -----     ---------------      ------
TOTAL .............................     1,929     $708,682,985.99      100.00%
                                        =====     ===============      ======
----------
(1) The average original Principal Balance of the Mortgage Loans in Pool 1 was approximately $369,971.

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
            RANGE OF                     OF          AGGREGATE        PRINCIPAL
      CUT-OFF DATE STATED             MORTGAGE   PRINCIPAL BALANCE     BALANCE
    PRINCIPAL BALANCES ($)              LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
        0.01 -   100,000.00 .......       149     $ 11,890,950.70        1.68%
  100,000.01 -   200,000.00 .......       516       77,372,281.70       10.92
  200,000.01 -   300,000.00 .......       291       71,923,408.42       10.15
  300,000.01 -   400,000.00 .......       204       73,150,591.52       10.32
  400,000.01 -   500,000.00 .......       316      144,216,594.44       20.35
  500,000.01 -   600,000.00 .......       200      109,313,861.97       15.42
  600,000.01 -   700,000.00 .......        92       59,168,927.51        8.35
  700,000.01 -   800,000.00 .......        33       24,486,039.86        3.46
  800,000.01 -   900,000.00 .......        16       13,645,132.72        1.93
  900,000.01 - 1,000,000.00 .......        63       62,003,713.30        8.75
1,000,000.01 - 1,100,000.00 .......        20       21,754,661.50        3.07
1,100,000.01 - 1,200,000.00 .......         6        7,094,044.50        1.00
1,200,000.01 - 1,300,000.00 .......         3        3,859,587.24        0.54
1,300,000.01 - 1,400,000.00 .......         6        8,168,233.25        1.15
1,400,000.01 - 1,500,000.00 .......        13       19,088,761.64        2.69
1,500,000.01 - 2,000,000.00 .......         1        1,546,195.72        0.22
                                        -----     ---------------      ------
TOTAL .............................     1,929     $708,682,985.99      100.00%
                                        =====     ===============      ======

----------
(1) As of the Cut-off date, the average Stated Principal Balance of the Mortgage Loans in Pool 1 was approximately $367,383.

                       CURRENT MORTGAGE RATES(1) - POOL 1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
              RANGE OF                   OF          AGGREGATE        PRINCIPAL
       CURRENT MORTGAGE RATES         MORTGAGE   PRINCIPAL BALANCE     BALANCE
                (%)                     LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
4.751 - 5.000......................         1     $    505,025.86        0.07%
5.001 - 5.250......................         8        3,462,114.80        0.49
5.251 - 5.500......................       117       46,202,938.35        6.52
5.501 - 5.750......................       182       63,500,705.94        8.96
5.751 - 6.000......................       318      110,850,743.67       15.64
6.001 - 6.250......................       329      139,641,842.30       19.70
6.251 - 6.500......................       612      228,391,098.04       32.23
6.501 - 6.750......................       358      113,637,083.60       16.03
6.751 - 7.000......................         4        2,491,433.43        0.35
                                        -----     ---------------      ------
TOTAL..............................     1,929     $708,682,985.99      100.00%
                                        =====     ===============      ======
----------
(1) As of the Cut-off date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 6.213% per annum.

                     REMAINING TERM TO MATURITY(1) - POOL 1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
              RANGE OF                MORTGAGE   PRINCIPAL BALANCE     BALANCE
      REMAINING TERM (MONTHS)           LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
226 - 230..........................         2     $    676,790.89        0.10%
231 - 235..........................         7          930,600.44        0.13
236 - 240..........................         6        1,081,901.93        0.15
286 - 290..........................         1          172,513.06        0.02
296 - 300..........................         2          632,996.11        0.09
311 - 315..........................         2          593,140.87        0.08
331 - 335..........................         1          341,152.71        0.05
336 - 340..........................         1          115,080.52        0.02
341 - 345..........................         1          589,826.65        0.08
346 - 350..........................       247       79,550,230.52       11.23
351 - 355..........................       768      255,164,903.10       36.01
356 - 360..........................       891      368,833,849.19       52.04
                                        -----     ---------------      ------
TOTAL..............................     1,929     $708,682,985.99      100.00%
                                        =====     ===============      ======
----------
(1) As of the Cut-off date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1 is expected to be approximately 354 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
              RANGE OF                   OF          AGGREGATE        PRINCIPAL
       ORIGINAL LOAN-TO-VALUE         MORTGAGE   PRINCIPAL BALANCE     BALANCE
             RATIOS (%)                 LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
10.01 -  20.00.....................         4     $  3,139,592.66        0.44%
20.01 -  30.00.....................        22        8,857,680.55        1.25
30.01 -  40.00.....................        52       16,895,806.75        2.38
40.01 -  50.00.....................        94       45,307,071.03        6.39
50.01 -  60.00.....................       183       82,140,488.73       11.59
60.01 -  70.00.....................       372      155,475,418.09       21.94
70.01 -  75.00.....................       190       91,544,216.19       12.92
75.01 -  80.00.....................       949      288,702,606.22       40.74
80.01 -  85.00.....................        10        3,253,108.06        0.46
85.01 -  90.00.....................        36        9,587,378.56        1.35
90.01 -  95.00.....................        16        3,664,538.63        0.52
95.01 - 100.00.....................         1          115,080.52        0.02
                                        -----     ---------------      ------
TOTAL..............................     1,929     $708,682,985.99      100.00%
                                        =====     ===============      ======
----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1 is expected to be approximately 69.26%.

                            CREDIT SCORE(1) - POOL 1

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
     RANGE OF CREDIT SCORE         LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
 Not Available ...............         2     $  1,345,039.19        0.19%
  1 - 600 ....................         2        1,082,477.10        0.15
601 - 620 ....................         7        3,379,228.76        0.48
621 - 640 ....................        37       11,136,209.45        1.57
641 - 660 ....................        68       23,738,258.76        3.35
661 - 680 ....................       139       51,587,162.97        7.28
681 - 700 ....................       188       70,616,968.47        9.96
701 - 720 ....................       268      100,054,354.82       14.12
721 - 740 ....................       304      110,364,571.13       15.57
741 - 760 ....................       277       95,674,697.24       13.50
761 - 780 ....................       289      110,868,490.62       15.64
781 - 800 ....................       254       97,642,908.71       13.78
801 - 820 ....................        93       30,985,681.55        4.37
821 - 840 ....................         1          206,937.22        0.03
                                   -----     ---------------      ------
TOTAL ........................     1,929     $708,682,985.99      100.00%
                                   =====     ===============      ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 1 is expected to be approximately 735. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 1

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
     GEOGRAPHIC LOCATION           LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Alabama ......................        29     $  9,769,907.19        1.38%
Arizona ......................        33       16,191,383.39        2.28
California ...................       269      143,298,670.26       20.22
Colorado .....................        28        7,937,536.41        1.12
Connecticut ..................        18       10,271,852.48        1.45
Delaware .....................         3        1,331,069.21        0.19
District of Columbia .........         8        4,692,026.00        0.66
Florida ......................       116       45,071,937.68        6.36
Georgia ......................        23        6,490,352.74        0.92
Hawaii .......................         3        1,850,294.82        0.26
Idaho ........................        19        3,532,167.17        0.50
Illinois .....................        77       22,732,789.56        3.21
Indiana ......................         5        2,849,767.64        0.40
Kansas .......................         1          103,314.85        0.01
Kentucky .....................        12        4,407,701.57        0.62
Louisiana ....................         8        2,726,408.22        0.38
Maine ........................         2          340,020.30        0.05
Maryland .....................       135       53,437,606.54        7.54
Massachusetts ................        39       20,154,418.37        2.84
Michigan .....................        24       11,327,537.09        1.60
Minnesota ....................        18        6,955,930.94        0.98
Mississippi ..................         9        1,244,444.42        0.18
Missouri .....................         4          887,833.72        0.13
Montana ......................         2          728,949.29        0.10
Nevada .......................        23        9,711,781.93        1.37
New Hampshire ................         2          797,763.23        0.11
New Jersey ...................        84       33,669,844.70        4.75
New York .....................       294      108,669,530.13       15.33
North Carolina ...............        23        8,620,880.00        1.22
Ohio .........................        30       11,369,374.91        1.60
Oklahoma .....................         2        1,706,386.37        0.24
Oregon .......................        81       18,195,385.46        2.57
Pennsylvania .................        98       17,082,967.23        2.41
South Carolina ...............        10        3,831,533.61        0.54
South Dakota .................         1          110,103.35        0.02
Tennessee ....................        30        7,021,694.88        0.99
Texas ........................        85       22,124,697.28        3.12
Utah .........................        79       16,465,822.96        2.32
Virginia .....................       142       55,196,260.36        7.79
Washington ...................        56       14,082,155.21        1.99
West Virginia ................         2          637,394.22        0.09
Wisconsin ....................         2        1,055,490.30        0.15
                                   -----     ---------------      ------
TOTAL ........................     1,929     $708,682,985.99      100.00%
                                   =====     ===============      ======

----------
(1) As of the Cut off Date, no more than approximately 0.67% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 1

                                                               PERCENT OF
                                               AGGREGATE       AGGREGATE
                                 NUMBER OF     PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
       OCCUPANCY TYPE              LOANS      OUTSTANDING     OUTSTANDING
------------------------------   ---------  ---------------   -----------
Investment....................       135    $ 23,156,586.75        3.27%
Non-Owner Occupied............         4       2,410,249.74        0.34
Primary.......................     1,727     654,169,826.00       92.31
Secondary.....................        63      28,946,323.50        4.08
                                   -----    ---------------      ------
TOTAL.........................     1,929    $708,682,985.99      100.00%
                                   =====    ===============      ======
----------
(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 1

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
        PROPERTY TYPE              LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
2-4 Family....................        98     $ 31,295,764.56        4.42%
Condominium...................       123       37,815,681.76        5.34
Co-op.........................        22       13,899,089.70        1.96
Deminimus Planned Unit
Development ..................        79       23,003,286.86        3.25
Planned Unit Development......       286      122,897,607.37       17.34
Single Family.................     1,314      476,648,552.28       67.26
Townhouse.....................         7        3,123,003.46        0.44
                                   -----     ---------------      ------
TOTAL.........................     1,929     $708,682,985.99      100.00%
                                   =====     ===============      ======

                              LOAN PURPOSE - POOL 1

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE       BALANCE         BALANCE
         LOAN PURPOSE              LOANS       OUTSTANDING     OUTSTANDING
------------------------------   --------    ---------------   -----------
Cash-out......................       592     $234,140,984.98       33.04%
Home Improvement..............         8        2,475,216.95        0.35
Purchase......................     1,092      382,329,075.51       53.95
Rate / Term Refinance.........       237       89,737,708.55       12.66
                                   -----     ---------------      ------
TOTAL.........................     1,929     $708,682,985.99      100.00%
                                   =====     ===============      ======

                           LOAN DOCUMENTATION - POOL 1

                                                                PERCENT OF
                                                AGGREGATE       AGGREGATE
                                 NUMBER OF      PRINCIPAL       PRINCIPAL
                                  MORTGAGE        BALANCE        BALANCE
        DOCUMENTATION              LOANS       OUTSTANDING     OUTSTANDING
------------------------------   ---------   ---------------   -----------
Alternative...................        22     $ 12,502,140.66        1.76%
Asset Verification............        61       28,743,765.82        4.06
Full..........................       646      274,557,047.15       38.74
Full Asset/Stated Income......        53       22,102,622.29        3.12
Full/Alternative..............       281       62,416,882.93        8.81
No Documentation..............         2          943,354.15        0.13
No Income Qualifier...........         1          983,423.32        0.14
No Income Verifier............       214       76,190,957.76       10.75
No Income/No Assets Verifier..       137       27,183,285.23        3.84
No Ratio......................        80       18,014,900.94        2.54
Reduced.......................        36       22,723,607.41        3.21
Simply Signature..............        63       52,348,871.37        7.39
Stated Documentation..........       296       93,391,991.45       13.18
Stated Income/Stated Asset....        19        5,159,475.03        0.73
Streamlined...................        18       11,420,660.48        1.61
                                   -----     ---------------      ------
TOTAL.........................     1,929     $708,682,985.99      100.00%
                                   =====     ===============      ======

                      SUBGROUP 1-1 MORTGAGE LOAN STATISTICS

                  ORIGINAL PRINCIPAL BALANCE(1) - SUBGROUP 1-1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
              RANGE OF                   OF          AGGREGATE        PRINCIPAL
         ORIGINAL PRINCIPAL           MORTGAGE   PRINCIPAL BALANCE     BALANCE
           BALANCES ($)                 LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
        0.01 -   100,000.00........       9        $   297,416.82        0.71%
  100,000.01 -   200,000.00........      45          2,256,534.58        5.36
  200,000.01 -   300,000.00........      32          3,747,948.45        8.91
  300,000.01 -   400,000.00........      47          9,094,150.11       21.62
  400,000.01 -   500,000.00........      59         13,893,824.21       33.03
  500,000.01 -   600,000.00........      24          7,283,406.31       17.31
  600,000.01 -   700,000.00........      10          2,647,835.18        6.29
  700,000.01 -   800,000.00........       3          1,113,058.26        2.65
  800,000.01 -   900,000.00........       1            221,061.20        0.53
  900,000.01 - 1,000,000.00........       3          1,236,467.95        2.94
1,000,000.01 - 1,100,000.00 .......       1            272,912.89        0.65
                                        ---        --------------      ------
TOTAL:.............................     234        $42,064,615.95      100.00%
                                        ===        ==============      ======

-----------
(1) The average original Principal Balance of the Mortgage Components in Subgroup 1-1 was approximately $370,251.

             CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - SUBGROUP 1-1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
              RANGE OF                   OF          AGGREGATE        PRINCIPAL
         CUT-OFF DATE STATED          MORTGAGE   PRINCIPAL BALANCE     BALANCE
       PRINCIPAL BALANCES ($)           LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
        0.01 -   100,000.00 .......      10        $   313,729.88        0.75%
  100,000.01 -   200,000.00 .......      46          2,352,941.44        5.59
  200,000.01 -   300,000.00 .......      30          3,635,228.52        8.64
  300,000.01 -   400,000.00 .......      49          9,786,503.42       23.27
  400,000.01 -   500,000.00 .......      57         13,201,470.91       31.38
  500,000.01 -   600,000.00 .......      25          7,433,252.09       17.67
  600,000.01 -   700,000.00 .......       9          2,497,989.41        5.94
  700,000.01 -   800,000.00 .......       3          1,113,058.26        2.65
  800,000.01 -   900,000.00 .......       1            221,061.20        0.53
  900,000.01 - 1,000,000.00 .......       3          1,236,467.95        2.94
1,000,000.01 - 1,100,000.00 .......       1            272,912.89        0.65
                                        ---        --------------      ------
TOTAL:.............................     234        $42,064,615.95      100.00%
                                        ===        ==============      ======

-----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Components in Subgroup 1-1 is expected to be approximately $365,341.

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 1-1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
              RANGE OF                   OF          AGGREGATE        PRINCIPAL
       CURRENT MORTGAGE RATES         MORTGAGE   PRINCIPAL BALANCE     BALANCE
                (%)                     LOANS        OUTSTANDING     OUTSTANDING
-----------------------------------   --------   -----------------   -----------
4.751 - 5.000......................       1        $   505,025.86        1.20%
5.001 - 5.250......................       8          3,462,114.80        8.23
5.251 - 5.500......................     117         29,178,636.43       69.37
5.501 - 5.750......................     108          8,918,838.86       21.20
                                        ---        --------------      ------
TOTAL:.............................     234        $42,064,615.95      100.00%
                                        ===        ==============      ======

-----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Components in Subgroup 1-1 is expected to be approximately 5.438% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 1-1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
              RANGE OF                MORTGAGE   PRINCIPAL BALANCE     BALANCE
      REMAINING TERM (MONTHS)           LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
226 - 230..........................       1       $    58,304.76         0.14%
286 - 290..........................       1            86,256.53         0.21
341 - 345..........................       1           294,913.33         0.70
346 - 350..........................     159        29,062,642.48        69.09
351 - 355..........................      67        11,466,340.88        27.26
356 - 360..........................       5         1,096,157.97         2.61
                                        ---       --------------       ------
TOTAL:.............................     234       $42,064,615.95       100.00%
                                        ===       ==============       ======

-----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Components in Subgroup 1-1 is expected to be approximately 350 months.

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 1-1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
              RANGE OF                   OF          AGGREGATE        PRINCIPAL
       ORIGINAL LOAN-TO-VALUE         MORTGAGE   PRINCIPAL BALANCE     BALANCE
             RATIOS (%)                 LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
20.01 - 30.00......................       8        $ 1,034,750.65        2.46%
30.01 - 40.00......................       6          1,270,862.28        3.02
40.01 - 50.00......................      21          3,684,772.04        8.76
50.01 - 60.00......................      32          6,285,166.98       14.94
60.01 - 70.00......................      78         19,427,901.34       46.19
70.01 - 75.00......................      12          1,997,391.67        4.75
75.01 - 80.00......................      76          8,271,044.64       19.66
80.01 - 85.00......................       1             92,726.35        0.22
                                        ---        --------------      ------
TOTAL:.............................     234        $42,064,615.95      100.00%
                                        ===        ==============      ======

-----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Components in Subgroup 1-1 is expected to be approximately 63.79%.

                         CREDIT SCORE(1) - SUBGROUP 1-1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
       RANGE OF CREDIT SCORE            LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
621 - 640..........................       1        $   480,000.00        1.14%
661 - 680..........................       5            691,204.54        1.64
681 - 700..........................      14          2,032,810.67        4.83
701 - 720..........................      34          6,363,448.07       15.13
721 - 740..........................      36          5,934,701.41       14.11
741 - 760..........................      34          5,503,875.01       13.08
761 - 780..........................      48          9,297,534.60       22.10
781 - 800..........................      48          9,536,759.80       22.67
801 - 820..........................      14          2,224,281.86        5.29
                                        ---        --------------      ------
TOTAL..............................     234        $42,064,615.95      100.00%
                                        ===        ==============      ======

-----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Components in Subgroup 1-1 is expected to be approximately 752. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 1-1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF         AGGREGATE         PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
          GEOGRAPHIC LOCATION           LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Alabama............................       2        $   189,290.47        0.45%
California ........................      53         12,320,709.78       29.29
Colorado ..........................       3            320,473.20        0.76
Connecticut........................       1            320,295.34        0.76
District of Columbia...............       1            102,485.29        0.24
Florida............................      11          2,685,056.63        6.38
Georgia............................       4            571,607.88        1.36
Hawaii.............................       1            320,996.04        0.76
Idaho..............................       2            135,235.08        0.32
Illinois...........................       3            585,043.83        1.39
Kentucky...........................       1            413,960.88        0.98
Louisiana..........................       1             48,521.46        0.12
Maryland...........................      21          3,760,719.57        8.94
Massachusetts......................       5          1,114,449.42        2.65
Michigan...........................       2            218,900.65        0.52
Minnesota..........................       1            119,626.03        0.28
Mississippi........................       1             54,187.64        0.13
Montana............................       1             29,680.88        0.07
Nevada.............................       2            483,066.05        1.15
New Jersey.........................       5            769,792.01        1.83
New York...........................       9          1,340,076.77        3.19
North Carolina.....................       6            936,563.61        2.23
Oregon.............................      14            928,936.09        2.21
Pennsylvania.......................       9            542,027.14        1.29
South Carolina.....................       2            865,461.35        2.06
Tennessee..........................       2            105,468.42        0.25
Texas..............................       7            223,783.90        0.53
Utah...............................      10            715,197.26        1.70
Virginia ..........................      49         11,174,149.30       26.56
Washington.........................       5            668,854.03        1.59
                                        ---        --------------      ------
TOTAL..............................     234        $42,064,615.95      100.00%
                                        ===        ==============      ======

-----------
(1) As of the Cut-off Date, no more than approximately 2.24% of the Subgroup 1-1 Mortgage Components will be secured by Mortgaged Properties in any one postal zip code area.

                        OCCUPANCY TYPE(1) - SUBGROUP 1-1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
           OCCUPANCY TYPE               LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Investment.........................      12        $   873,988.88        2.08%
Primary............................     220         41,029,218.97       97.54
Secondary..........................       2            161,408.09        0.38
                                        ---        --------------      ------
TOTAL..............................     234        $42,064,615.95      100.00%
                                        ===        ==============      ======

-----------
(1) Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 1-1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
           PROPERTY TYPE                LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
2-4 Family.........................       5        $   697,707.38        1.66%
Condominium........................      13          1,519,739.98        3.61
Deminimus Planned Unit
   Development ....................      23          3,473,785.23        8.26
Planned Unit Development...........      19          3,025,645.84        7.19
Single Family......................     168         31,786,786.73       75.57
Townhouse..........................       6          1,560,950.80        3.71
                                        ---        --------------      ------
TOTAL..............................     234        $42,064,615.95      100.00%
                                        ===        ==============      ======

                           LOAN PURPOSE - SUBGROUP 1-1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
            LOAN PURPOSE                LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Cash-out...........................      92        $21,552,123.92       51.24%
Home Improvement...................       3            421,031.36        1.00
Purchase...........................     112         16,774,031.14       39.88
Rate / Term Refinance..............      27          3,317,429.53        7.89
                                        ---        --------------      ------
TOTAL..............................     234        $42,064,615.95      100.00%
                                        ===        ==============      ======

                        LOAN DOCUMENTATION - SUBGROUP 1-1

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
           DOCUMENTATION                LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Asset Verification.................      61        $17,237,991.25       40.98%
Full...............................      38          5,828,947.88       13.86
Full Asset/Stated Income...........      23          5,961,700.15       14.17
Full/Alternative...................      56          5,404,289.71       12.85
No Income Qualifier................       1            491,711.66        1.17
No Income Verifier.................      13          2,493,145.47        5.93
No Income/No Assets Verifier ......      18          1,866,084.56        4.44
No Ratio...........................       2            203,144.23        0.48
Reduced............................       1            119,626.03        0.28
Simply Signature...................       2            769,591.37        1.83
Stated Documentation...............       3            483,141.97        1.15
Stated Income/Stated Asset ........      16          1,205,241.68        2.87
                                        ---        --------------      ------
TOTAL..............................     234        $42,064,615.95      100.00%
                                        ===        ==============      ======

                      SUBGROUP 1-2 MORTGAGE LOAN STATISTICS

                  ORIGINAL PRINCIPAL BALANCE(1) - SUBGROUP 1-2

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
            RANGE OF                OF          AGGREGATE        PRINCIPAL
  ORIGINAL PRINCIPAL BALANCES    MORTGAGE   PRINCIPAL BALANCE     BALANCE
              ($)                 LOANS        OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
        0.01 -   100,000.00...       44      $  2,076,203.60        1.33%
  100,000.01 -   200,000.00...      199        18,146,140.32       11.62
  200,000.01 -   300,000.00...      107        15,405,112.67        9.86
  300,000.01 -   400,000.00...      101        20,298,182.48       13.00
  400,000.01 -   500,000.00...      147        34,581,677.51       22.14
  500,000.01 -   600,000.00...       74        21,978,743.02       14.07
  600,000.01 -   700,000.00...       41        13,710,532.78        8.78
  700,000.01 -   800,000.00...       12         4,479,182.79        2.87
  800,000.01 -   900,000.00...        5         2,633,421.60        1.69
  900,000.01 - 1,000,000.00...       22        10,803,667.13        6.92
1,000,000.01 - 1,100,000.00...        7         4,329,329.41        2.77
1,100,000.01 - 1,200,000.00...        2           580,816.63        0.37
1,200,000.01 - 1,300,000.00...        2         2,164,655.32        1.39
1,300,000.01 - 1,400,000.00...        3         3,126,799.04        2.00
1,400,000.01 - 1,500,000.00...        2         1,106,304.76        0.71
1,500,000.01 - 2,000,000.00...        1           773,097.86        0.49
                                    ---      ---------------      ------
TOTAL:........................      769      $156,193,866.91      100.00%
                                    ===      ===============      ======

----------
(1) The average original Principal Balance of the Mortgage Components in Subgroup 1-2 was approximately $374,373.

             CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - SUBGROUP 1-2

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
          RANGE OF                  OF          AGGREGATE        PRINCIPAL
     CUT-OFF DATE STATED         MORTGAGE   PRINCIPAL BALANCE     BALANCE
   PRINCIPAL BALANCES ($)         LOANS        OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
        0.01 -   100,000.00...       45      $  2,125,142.80        1.36%
  100,000.01 -   200,000.00...      201        18,305,757.74       11.72
  200,000.01 -   300,000.00...      105        15,346,133.85        9.83
  300,000.01 -   400,000.00...      101        20,247,485.99       12.96
  400,000.01 -   500,000.00...      146        34,482,796.19       22.08
  500,000.01 -   600,000.00...       76        22,575,492.89       14.45
  600,000.01 -   700,000.00...       39        13,113,782.91        8.40
  700,000.01 -   800,000.00...       12         4,479,182.79        2.87
  800,000.01 -   900,000.00...        5         2,633,421.60        1.69
  900,000.01 - 1,000,000.00...       22        10,803,667.13        6.92
1,000,000.01 - 1,100,000.00...        7         4,329,329.41        2.77
1,100,000.01 - 1,200,000.00...        3         1,478,555.27        0.95
1,200,000.01 - 1,300,000.00...        1         1,266,916.68        0.81
1,300,000.01 - 1,400,000.00...        3         3,126,799.04        2.00
1,400,000.01 - 1,500,000.00...        2         1,106,304.76        0.71
1,500,000.01 - 2,000,000.00...        1           773,097.86        0.49
                                    ---      ---------------      ------
TOTAL:........................      769      $156,193,866.91      100.00%
                                    ===      ===============      ======

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Components in Subgroup 1-2 is expected to be approximately $371,202.

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 1-2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
            RANGE OF                OF          AGGREGATE        PRINCIPAL
    CURRENT MORTGAGE RATES       MORTGAGE   PRINCIPAL BALANCE     BALANCE
              (%)                 LOANS        OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
5.251 - 5.500.................      117      $ 17,024,301.92       10.90%
5.501 - 5.750.................      182        54,581,867.08       34.94
5.751 - 6.000.................      318        68,170,765.32       43.64
6.001 - 6.250.................      152        16,416,932.58       10.51
                                    ---      ---------------      ------
TOTAL:........................      769      $156,193,866.91      100.00%
                                    ===      ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Components in Subgroup 1-2 is expected to be approximately 5.814% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 1-2

                                                                PERCENT OF
                                  NUMBER                        AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
          RANGE OF               MORTGAGE   PRINCIPAL BALANCE     BALANCE
   REMAINING TERM (MONTHS)         LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
226 - 230.....................        2      $    618,486.13        0.40%
231 - 235.....................        5           361,805.18        0.23
286 - 290.....................        1            86,256.53        0.06
311 - 315.....................        2           534,460.96        0.34
331 - 335.....................        1           255,864.53        0.16
341 - 345.....................        1           294,913.33        0.19
346 - 350.....................      227        42,812,091.66       27.41
351 - 355.....................      421        84,255,467.42       53.94
356 - 360.....................      109        26,974,521.18       17.27
                                    ---      ---------------      ------
TOTAL:........................      769      $156,193,866.91      100.00%
                                    ===      ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Components in Subgroup 1-2 is expected to be approximately 352 months.

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 1-2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
           RANGE OF                 OF          AGGREGATE        PRINCIPAL
   ORIGINAL LOAN-TO-VALUE        MORTGAGE   PRINCIPAL BALANCE    BALANCE
          RATIOS (%)               LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
10.01 - 20.00.................        1      $    496,975.89        0.32%
20.01 - 30.00.................        9         2,032,925.68        1.30
30.01 - 40.00.................       26         5,100,142.79        3.27
40.01 - 50.00.................       53        13,706,108.50        8.78
50.01 - 60.00.................       89        20,608,526.81       13.19
60.01 - 70.00.................      176        35,708,098.11       22.86
70.01 - 75.00.................       64        17,532,580.32       11.22
75.01 - 80.00.................      332        57,775,575.94       36.99
80.01 - 85.00.................        4           829,260.91        0.53
85.01 - 90.00.................       10         1,767,443.88        1.13
90.01 - 95.00.................        5           636,228.09        0.41
                                    ---      ---------------      ------
TOTAL:........................      769      $156,193,866.91      100.00%
                                    ===      ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Components in Subgroup 1-2 is expected to be approximately 67.47%.

                         CREDIT SCORE(1) - SUBGROUP 1-2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE    BALANCE
    RANGE OF CREDIT SCORE          LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Not Available.................        1      $    260,874.44        0.17%
621 - 640.....................        8         1,704,591.97        1.09
641 - 660.....................       11         3,554,562.92        2.28
661 - 680.....................       33         6,583,105.23        4.21
681 - 700.....................       50        10,636,071.51        6.81
701 - 720.....................      116        21,278,414.46       13.62
721 - 740.....................      114        22,490,014.24       14.40
741 - 760.....................      129        25,585,025.86       16.38
761 - 780.....................      136        30,935,584.60       19.81
781 - 800.....................      127        25,025,042.03       16.02
801 - 820.....................       44         8,140,579.64        5.21
                                    ---      ---------------      ------
TOTAL.........................      769      $156,193,866.91      100.00%
                                    ===      ===============      ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Components in Subgroup 1-2 is expected to be approximately 745. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 1-2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
      GEOGRAPHIC LOCATION          LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Alabama.......................       13      $  3,476,901.16        2.23%
Arizona ......................        6         3,056,123.89        1.96
California ...................      129        32,172,986.46       20.60
Colorado .....................       10         1,475,926.18        0.94
Connecticut...................        8         2,405,868.70        1.54
Delaware......................        1           249,267.32        0.16
District of Columbia..........        4         1,602,250.86        1.03
Florida.......................       29         6,359,138.35        4.07
Georgia.......................        7         1,288,791.21        0.83
Hawaii........................        1           320,996.04        0.21
Idaho.........................       10         1,489,006.49        0.95
Illinois......................       13         1,381,513.96        0.88
Indiana.......................        1           233,416.93        0.15
Kentucky......................        5           832,881.28        0.53
Louisiana.....................        2           573,426.43        0.37
Maine.........................        1           135,236.56        0.09
Maryland......................       65        15,870,702.35       10.16
Massachusetts.................       13         3,138,848.95        2.01
Michigan......................       10         2,113,440.72        1.35
Minnesota.....................        2           465,121.16        0.30
Mississippi...................        2           151,808.37        0.10
Montana.......................        1            89,042.63        0.06
Nevada........................       10         2,288,707.37        1.47
New Jersey....................       25         6,526,062.26        4.18
New York......................      117        21,650,984.28       13.86
North Carolina................       13         3,043,586.27        1.95
Ohio..........................       12         2,950,871.98        1.89
Oregon........................       33         4,578,594.00        2.93
Pennsylvania..................       50         6,353,639.77        4.07
South Carolina................        3           528,643.49        0.34
Tennessee.....................        6         1,305,398.70        0.84
Texas.........................       41         5,270,927.59        3.37
Utah..........................       28         3,596,609.07        2.30
Virginia .....................       77        15,976,055.50       10.23
Washington....................       20         3,009,090.70        1.93
Wisconsin.....................        1           232,000.00        0.15
                                    ---      ---------------      ------
TOTAL.........................      769      $156,193,866.91      100.00%
                                    ===      ===============      ======

----------
(1) As of the Cut-off Date, no more than approximately 1.48% of the Subgroup 1-2 Mortgage Components will be secured by Mortgaged Properties in any one postal zip code area.

                        OCCUPANCY TYPE(1) - SUBGROUP 1-2

                                                                PERCENT OF
                                  NUMBER                        AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE    BALANCE
        OCCUPANCY TYPE             LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Investment....................       42      $  5,424,236.17        3.47%
Non-Owner Occupied............        4           817,562.31        0.52
Primary.......................      702       143,959,248.12       92.17
Secondary.....................       21         5,992,820.31        3.84
                                    ---      ---------------      ------
TOTAL.........................      769      $156,193,866.91      100.00%
                                    ===      ===============      ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 1-2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
         PROPERTY TYPE             LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
2-4 Family....................       32      $  5,356,032.43        3.43%
Condominium...................       37         7,740,397.73        4.96
Co-op.........................        7         2,102,281.03        1.35
Deminimus Planned Unit
   Development ...............       60        11,283,343.18        7.22
Planned Unit Development......       88        23,610,140.18       15.12
Single Family.................      540       104,831,478.11       67.12
Townhouse.....................        5         1,270,194.25        0.81
                                    ---      ---------------      ------
TOTAL.........................      769      $156,193,866.91      100.00%
                                    ===      ===============      ======

                           LOAN PURPOSE - SUBGROUP 1-2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
        LOAN PURPOSE               LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Cash-out......................      231      $ 47,921,958.11       30.68%
Home Improvement..............        5           617,014.31        0.40
Purchase......................      443        85,335,817.59       54.63
Rate / Term Refinance.........       90        22,319,076.90       14.29
                                    ---      ---------------      ------
TOTAL.........................      769      $156,193,866.91      100.00%
                                    ===      ===============      ======

                        LOAN DOCUMENTATION - SUBGROUP 1-2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
         DOCUMENTATION             LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Alternative...................        1      $    236,676.65        0.15%
Asset Verification............       56        11,505,774.57        7.37
Full..........................      197        53,430,748.60       34.21
Full Asset/Stated Income......       27         4,706,440.66        3.01
Full/Alternative..............      212        30,633,262.88       19.61
No Documentation..............        2           359,954.30        0.23
No Income Qualifier...........        1           491,711.66        0.31
No Income Verifier............      108        20,971,260.61       13.43
No Income/No Assets Verifier..       39         4,322,723.24        2.77
No Ratio......................       22         3,331,944.29        2.13
Reduced.......................       13         3,812,080.90        2.44
Simply Signature..............       28        11,038,779.71        7.07
Stated Documentation..........       39         6,878,010.71        4.40
Stated Income/Stated Asset....       19         2,716,247.26        1.74
Streamlined...................        5         1,758,250.86        1.13
                                    ---      ---------------      ------
TOTAL.........................      769      $156,193,866.91      100.00%
                                    ===      ===============      ======

                      SUBGROUP 1-3 MORTGAGE LOAN STATISTICS

                  ORIGINAL PRINCIPAL BALANCE(1) - SUBGROUP 1-3

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
           RANGE OF                 OF         PRINCIPAL       PRINCIPAL
      ORIGINAL PRINCIPAL         MORTGAGE       BALANCE         BALANCE
         BALANCES ($)              LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
        0.01 - 100,000.00 ....       123    $  5,251,932.00       1.62%
  100,000.01 - 200,000.00 ....       378      31,871,930.40       9.86
  200,000.01 - 300,000.00 ....       203      25,789,039.10       7.98
  300,000.01 - 400,000.00 ....       123      24,353,009.01       7.53
  400,000.01 - 500,000.00 ....       230      64,210,700.72      19.87
  500,000.01 - 600,000.00 ....       153      52,139,184.50      16.13
  600,000.01 - 700,000.00 ....        77      31,543,655.78       9.76
  700,000.01 - 800,000.00 ....        28      13,426,317.18       4.15
  800,000.01 - 900,000.00 ....        13       7,626,637.97       2.36
  900,000.01 - 1,000,000.00 ..        54      32,638,588.99      10.10
1,000,000.01 - 1,100,000.00 ..        18      11,683,786.22       3.62
1,100,000.01 - 1,200,000.00 ..         5       4,126,146.02       1.28
1,200,000.01 - 1,300,000.00 ..         3       2,243,095.18       0.69
1,300,000.01 - 1,400,000.00 ..         5       3,384,134.60       1.05
1,400,000.01 - 1,500,000.00 ..        13      12,139,864.35       3.76
1,500,000.01 - 2,000,000.00 ..         1         773,097.86       0.24
                                   -----    ---------------     ------
TOTAL: .......................     1,427    $323,201,119.88     100.00%
                                   =====    ===============     ======

----------
(1) The average original Principal Balance of the Mortgage Components in Subgroup 1-3 was approximately $380,002.

             CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - SUBGROUP 1-3

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
           RANGE OF                 OF         PRINCIPAL       PRINCIPAL
      CUT-OFF DATE STATED        MORTGAGE       BALANCE         BALANCE
    PRINCIPAL BALANCES ($)         LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
        0.01 - 100,000.00 ....       125    $  5,391,300.83       1.67%
  100,000.01 - 200,000.00 ....       380      31,976,658.78       9.89
  200,000.01 - 300,000.00 ....       203      26,056,700.50       8.06
  300,000.01 - 400,000.00 ....       121      23,979,909.12       7.42
  400,000.01 - 500,000.00 ....       231      65,015,718.25      20.12
  500,000.01 - 600,000.00 ....       152      51,917,145.89      16.06
  600,000.01 - 700,000.00 ....        76      31,345,493.99       9.70
  700,000.01 - 800,000.00 ....        27      12,902,841.32       3.99
  800,000.01 - 900,000.00 ....        14       8,439,105.84       2.61
  900,000.01 - 1,000,000.00 ..        54      32,638,588.99      10.10
1,000,000.01 - 1,100,000.00 ..        17      10,871,318.35       3.36
1,100,000.01 - 1,200,000.00 ..         6       4,425,392.23       1.37
1,200,000.01 - 1,300,000.00 ..         2       1,943,848.97       0.60
1,300,000.01 - 1,400,000.00 ..         5       3,384,134.60       1.05
1,400,000.01 - 1,500,000.00 ..        13      12,139,864.35       3.76
1,500,000.01 - 2,000,000.00 ..         1         773,097.86       0.24
                                   -----    ---------------     ------
TOTAL: .......................     1,427    $323,201,119.88     100.00%
                                   =====    ===============     ======

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Components in Subgroup 1-3 is expected to be approximately $377,549.

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 1-3

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
           RANGE OF                 OF         PRINCIPAL       PRINCIPAL
    CURRENT MORTGAGE RATES       MORTGAGE       BALANCE         BALANCE
              (%)                  LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
5.751 - 6.000 ................       318    $ 42,679,978.35      13.21%
6.001 - 6.250 ................       329     123,224,909.72      38.13
6.251 - 6.500 ................       612     142,350,461.21      44.04
6.501 - 6.750 ................       168      14,945,770.61       4.62
                                   -----    ---------------     ------
TOTAL: .......................     1,427    $323,201,119.88     100.00%
                                   =====    ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Components in Subgroup 1-3 is expected to be approximately 6.288% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 1-3

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
           RANGE OF              MORTGAGE       BALANCE         BALANCE
    REMAINING TERM (MONTHS)        LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
231 - 235 ....................         7    $    468,110.88       0.14%
236 - 240 ....................         5         590,661.34       0.18
296 - 300 ....................         2         474,747.08       0.15
311 - 315 ....................         1          58,679.91       0.02
331 - 335 ....................         1          85,288.18       0.03
336 - 340 ....................         1         115,080.52       0.04
346 - 350 ....................        59       6,242,832.78       1.93
351 - 355 ....................       637     123,428,572.38      38.19
356 - 360 ....................       714     191,737,146.81      59.32
                                   -----    ---------------     ------
TOTAL: .......................     1,427    $323,201,119.88     100.00%
                                   =====    ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Components in Subgroup 1-3 is expected to be approximately 355 months.

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 1-3

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
           RANGE OF                 OF         PRINCIPAL       PRINCIPAL
    ORIGINAL LOAN-TO-VALUE       MORTGAGE       BALANCE         BALANCE
          RATIOS (%)               LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
10.01 -  20.00................         4    $  1,819,097.98       0.56%
20.01 -  30.00................        13       3,469,116.33       1.07
30.01 -  40.00................        37       7,342,733.95       2.27
40.01 -  50.00................        65      19,458,743.80       6.02
50.01 -  60.00................       136      39,943,317.43      12.36
60.01 -  70.00................       254      67,888,461.39      21.01
70.01 -  75.00................       152      46,012,057.78      14.24
75.01 -  80.00................       714     128,940,703.87      39.89
80.01 -  85.00................         7       1,756,111.06       0.54
85.01 -  90.00................        30       4,689,794.95       1.45
90.01 -  95.00................        14       1,765,900.83       0.55
95.01 - 100.00................         1         115,080.52       0.04
                                   -----    ---------------     ------
TOTAL:........................     1,427    $323,201,119.88     100.00%
                                   =====    ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Components in Subgroup 1-3 is expected to be approximately 69.39%.

                         CREDIT SCORE(1) - SUBGROUP 1-3

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
     RANGE OF CREDIT SCORE         LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Not Available ................         2    $    834,863.10       0.26%
(Less than or equal to)
  600 ........................         2         811,857.83       0.25
601 - 620 ....................         4       1,079,422.53       0.33
621 - 640 ....................        30       5,598,123.02       1.73
641 - 660 ....................        51      11,243,271.74       3.48
661 - 680 ....................       100      22,417,917.96       6.94
681 - 700 ....................       140      33,211,973.20      10.28
701 - 720 ....................       194      47,151,197.28      14.59
721 - 740 ....................       228      50,419,809.51      15.60
741 - 760 ....................       209      43,989,123.97      13.61
761 - 780 ....................       216      47,489,980.98      14.69
781 - 800 ....................       179      44,187,381.56      13.67
801 - 820 ....................        71      14,662,728.61       4.54
821 - 840 ....................         1         103,468.61       0.03
                                   -----    ---------------     ------
TOTAL ........................     1,427    $323,201,119.88     100.00%
                                   =====    ===============     ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Components in Subgroup 1-3 is expected to be approximately 734. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 1-3

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
      GEOGRAPHIC LOCATION          LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Alabama ......................        18    $  3,288,497.52       1.02%
Arizona ......................        23       7,538,031.37       2.33
California ...................       200      70,115,870.34      21.69
Colorado .....................        21       3,464,711.53       1.07
Connecticut ..................        13       4,486,907.85       1.39
Delaware .....................         2         784,051.94       0.24
District of Columbia .........         7       1,751,274.21       0.54
Florida ......................        89      21,199,713.38       6.56
Georgia ......................        16       2,344,642.01       0.73
Hawaii .......................         1         106,750.00       0.03
Idaho ........................        13       1,280,803.99       0.40
Illinois .....................        56      10,332,185.66       3.20
Indiana ......................         5       1,682,171.53       0.52
Kansas .......................         1          77,486.14       0.02
Kentucky .....................        10       1,698,149.83       0.53
Louisiana ....................         4       1,001,753.04       0.31
Maine ........................         1          45,078.85       0.01
Maryland .....................        94      22,237,818.89       6.88
Massachusetts ................        28       9,704,571.26       3.00
Michigan .....................        19       6,403,505.74       1.98
Minnesota ....................        16       4,474,961.58       1.38
Mississippi ..................         8         549,950.91       0.17
Missouri .....................         3         447,419.30       0.14
Montana ......................         1         457,669.34       0.14
Nevada .......................        18       4,332,283.49       1.34
New Hampshire ................         2         539,697.82       0.17
New Jersey ...................        61      15,463,490.78       4.78
New York .....................       241      53,127,236.71      16.44
North Carolina ...............        17       3,669,356.06       1.14
Ohio .........................        27       5,783,745.83       1.79
Oklahoma .....................         1         534,004.15       0.17
Oregon .......................        49       7,306,273.99       2.26
Pennsylvania .................        79       7,139,268.50       2.21
South Carolina ...............         8       2,053,005.52       0.64
South Dakota .................         1          37,435.14       0.01
Tennessee ....................        24       3,979,554.58       1.23
Texas ........................        68      11,974,991.62       3.71
Utah .........................        55       6,961,043.56       2.15
Virginia .....................        84      18,818,019.59       5.82
Washington ...................        40       5,385,035.89       1.67
West Virginia ................         2         390,700.49       0.12
Wisconsin ....................         1         232,000.00       0.07
                                   -----    ---------------     ------
TOTAL ........................     1,427    $323,201,119.88     100.00%
                                   =====    ===============     ======

----------
(1) As of the Cut-off Date, no more than approximately 0.74% of the Subgroup 1-3 Mortgage Components will be secured by Mortgaged Properties in any one postal zip code area.

                        OCCUPANCY TYPE(1) - SUBGROUP 1-3

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE      BALANCE          BALANCE
        OCCUPANCY TYPE             LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Investment ...................        99    $  8,376,116.24       2.59%
Non-Owner Occupied ...........         4       1,592,687.44       0.49
Primary ......................     1,273     297,945,741.28      92.19
Secondary ....................        51      15,286,574.93       4.73
                                   -----    ---------------     ------
TOTAL ........................     1,427    $323,201,119.88     100.00%
                                   =====    ===============     ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 1-3

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
         PROPERTY TYPE             LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
2-4 Family ...................        69    $ 12,281,919.45       3.80%
Condominium ..................        91      16,483,058.93       5.10
Co-op ........................        20       7,897,866.00       2.44
Deminimus Planned Unit
Development ..................        50       7,079,927.13       2.19
Planned Unit Development .....       223      60,864,413.05      18.83
Single Family ................       973     218,302,076.92      67.54
Townhouse ....................         1         291,858.41       0.09
                                   -----    ---------------     ------
TOTAL ........................     1,427    $323,201,119.88     100.00%
                                   =====    ===============     ======

                           LOAN PURPOSE - SUBGROUP 1-3

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
         LOAN PURPOSE              LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Cash-out .....................       429    $101,630,822.32      31.45%
Home Improvement .............         5       1,080,603.44       0.33
Purchase .....................       821     179,718,202.99      55.61
Rate / Term Refinance ........       172      40,771,491.14      12.61
                                   -----    ---------------     ------
TOTAL ........................     1,427    $323,201,119.88     100.00%
                                   =====    ===============     ======

                        LOAN DOCUMENTATION - SUBGROUP 1-3

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
         DOCUMENTATION             LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Alternative ..................        21    $  7,537,366.73       2.33%
Full .........................       509     136,203,219.74      42.14
Full Asset/Stated Income .....        28       8,986,463.55       2.78
Full/Alternative .............       198      23,310,019.90       7.21
No Documentation .............         2         583,399.85       0.18
No Income Verifier ...........       185      38,252,877.08      11.84
No Income/No Assets Verifier .        99      10,476,775.45       3.24
No Ratio .....................        61       7,396,554.41       2.29
Reduced ......................        32      13,363,651.81       4.13
Simply Signature .............        57      30,184,498.34       9.34
Stated Documentation .........       215      38,675,501.18      11.97
Stated Income/Stated Asset ...         3       1,237,986.09       0.38
Streamlined ..................        17       6,992,805.77       2.16
                                   -----    ---------------     ------
TOTAL ........................     1,427    $323,201,119.88     100.00%
                                   =====    ===============     ======

                      SUBGROUP 1-4 MORTGAGE LOAN STATISTICS

                  ORIGINAL PRINCIPAL BALANCE(1) - SUBGROUP 1-4

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
           RANGE OF                 OF         PRINCIPAL       PRINCIPAL
      ORIGINAL PRINCIPAL         MORTGAGE       BALANCE         BALANCE
         BALANCES ($)              LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
        0.01 -   100,000.00...       89     $  4,018,462.93       2.15%
  100,000.01 -   200,000.00...      272       24,612,370.27      13.15
  200,000.01 -   300,000.00...      170       26,553,169.06      14.18
  300,000.01 -   400,000.00...       86       19,219,761.04      10.27
  400,000.01 -   500,000.00...      139       31,524,908.21      16.84
  500,000.01 -   600,000.00...       95       27,515,648.13      14.70
  600,000.01 -   700,000.00...       41       12,317,169.25       6.58
  700,000.01 -   800,000.00...       17        6,165,449.44       3.29
  800,000.01 -   900,000.00...        6        2,351,544.08       1.26
  900,000.01 - 1,000,000.00...       34       17,324,989.24       9.25
1,000,000.01 - 1,100,000.00...        9        6,281,100.85       3.35
1,100,000.01 - 1,200,000.00...        3        1,190,097.00       0.64
1,200,000.01 - 1,300,000.00...        1          648,821.60       0.35
1,300,000.01 - 1,400,000.00...        3        1,657,299.61       0.89
1,400,000.01 - 1,500,000.00...        9        5,842,592.53       3.12
                                    ---     ---------------     ------
TOTAL:........................      974     $187,223,383.25     100.00%
                                    ===     ===============     ======

----------
(1) The average original Principal Balance of the Mortgage Components in Subgroup 1-4 was approximately $355,437.

             CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - SUBGROUP 1-4

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
           RANGE OF                 OF         PRINCIPAL       PRINCIPAL
      CUT-OFF DATE STATED        MORTGAGE       BALANCE         BALANCE
    PRINCIPAL BALANCES ($)         LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
        0.01 -   100,000.00...       90     $  4,060,777.18       2.17%
  100,000.01 -   200,000.00...      273       24,736,923.73      13.21
  200,000.01 -   300,000.00...      171       26,885,345.56      14.36
  300,000.01 -   400,000.00...       85       19,136,692.99      10.22
  400,000.01 -   500,000.00...      139       31,516,609.09      16.83
  500,000.01 -   600,000.00...       94       27,387,971.10      14.63
  600,000.01 -   700,000.00...       41       12,211,661.20       6.52
  700,000.01 -   800,000.00...       16        5,990,957.49       3.20
  800,000.01 -   900,000.00...        6        2,351,544.08       1.26
  900,000.01 - 1,000,000.00...       34       17,324,989.24       9.25
1,000,000.01 - 1,100,000.00...        9        6,281,100.85       3.35
1,100,000.01 - 1,200,000.00...        3        1,190,097.00       0.64
1,200,000.01 - 1,300,000.00...        1          648,821.60       0.35
1,300,000.01 - 1,400,000.00...        3        1,657,299.61       0.89
1,400,000.01 - 1,500,000.00...        9        5,842,592.53       3.12
                                    ---     ---------------     ------
TOTAL:........................      974     $187,223,383.25     100.00%
                                    ===     ===============     ======

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Components in Subgroup 1-4 is expected to be approximately $353,716.

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 1-4

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
           RANGE OF                 OF         PRINCIPAL       PRINCIPAL
    CURRENT MORTGAGE RATES       MORTGAGE       BALANCE         BALANCE
              (%)                  LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
6.251 - 6.500 ................      612     $ 86,040,636.83      45.96%
6.501 - 6.750 ................      358       98,691,312.99      52.71
6.751 - 7.000 ................        4        2,491,433.43       1.33
                                    ---     ---------------     ------
TOTAL: .......................      974     $187,223,383.25     100.00%
                                    ===     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Components in Subgroup 1-4 is expected to be approximately 6.590% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 1-4

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
           RANGE OF              MORTGAGE       BALANCE         BALANCE
    REMAINING TERM (MONTHS)        LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
231 - 235 ....................        2     $    100,684.38       0.05%
236 - 240 ....................        5          491,240.59       0.26
296 - 300 ....................        2          158,249.03       0.08
346 - 350 ....................       13        1,432,663.61       0.77
351 - 355 ....................      263       36,014,522.41      19.24
356 - 360 ....................      689      149,026,023.23      79.60
                                    ---     ---------------     ------
TOTAL: .......................      974     $187,223,383.25     100.00%
                                    ===     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Components in Subgroup 1-4 is expected to be approximately 356 months.

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 1-4

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
           RANGE OF                 OF         PRINCIPAL       PRINCIPAL
    ORIGINAL LOAN-TO-VALUE       MORTGAGE       BALANCE         BALANCE
          RATIOS (%)               LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
10.01 - 20.00 ................        3     $    823,518.79       0.44%
20.01 - 30.00 ................       11        2,320,887.89       1.24
30.01 - 40.00 ................       24        3,182,067.73       1.70
40.01 - 50.00 ................       32        8,457,446.68       4.52
50.01 - 60.00 ................       71       15,303,477.51       8.17
60.01 - 70.00 ................      158       32,450,957.26      17.33
70.01 - 75.00 ................      104       26,002,186.42      13.89
75.01 - 80.00 ................      534       93,715,281.78      50.06
80.01 - 85.00 ................        5          575,009.75       0.31
85.01 - 90.00 ................       22        3,130,139.73       1.67
90.01 - 95.00 ................       10        1,262,409.71       0.67
                                    ---     ---------------     ------
TOTAL: .......................      974     $187,223,383.25     100.00%
                                    ===     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Components in Subgroup 1-4 is expected to be approximately 71.76%.

                         CREDIT SCORE(1) - SUBGROUP 1-4

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
     RANGE OF CREDIT SCORE         LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Not Available.................        1     $    249,301.65        0.13%
(Less than or equal to)
  600.........................        2          270,619.28        0.14
601 - 620.....................        6        2,299,806.24        1.23
621 - 640.....................       24        3,353,494.46        1.79
641 - 660.....................       52        8,940,424.10        4.78
661 - 680.....................       94       21,894,935.24       11.69
681 - 700.....................      116       24,736,113.09       13.21
701 - 720.....................      124       25,261,295.01       13.49
721 - 740.....................      158       31,520,045.98       16.84
741 - 760.....................      129       20,596,672.40       11.00
761 - 780.....................      126       23,145,390.43       12.36
781 - 800.....................      102       18,893,725.32       10.09
801 - 820.....................       39        5,958,091.44        3.18
821 - 840.....................        1          103,468.61        0.06
                                    ---     ---------------      ------
TOTAL.........................      974     $187,223,383.25      100.00%
                                    ===     ===============      ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Components in Subgroup 1-4 is expected to be approximately 724. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 1-4

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
      GEOGRAPHIC LOCATION          LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Alabama.......................       15     $  2,815,218.04        1.50%
Arizona ......................       22        5,597,228.13        2.99
California ...................      102       28,689,103.68       15.32
Colorado .....................       18        2,676,425.51        1.43
Connecticut...................        9        3,058,780.60        1.63
Delaware......................        2          297,749.96        0.16
District of Columbia..........        3        1,236,015.65        0.66
Florida.......................       77       14,828,029.33        7.92
Georgia.......................       14        2,285,311.65        1.22
Hawaii........................        2        1,101,552.75        0.59
Idaho.........................        7          627,121.61        0.33
Illinois......................       55       10,434,046.13        5.57
Indiana.......................        3          934,179.19        0.50
Kansas........................        1           25,828.71        0.01
Kentucky......................        7        1,462,709.58        0.78
Louisiana.....................        5        1,102,707.30        0.59
Maine.........................        1          159,704.89        0.09
Maryland......................       58       11,568,365.73        6.18
Massachusetts.................       24        6,196,548.74        3.31
Michigan......................       13        2,591,689.99        1.38
Minnesota.....................       11        1,896,222.18        1.01
Mississippi...................        7          488,497.50        0.26
Missouri......................        3          440,414.42        0.24
Montana.......................        1          152,556.45        0.08
Nevada........................       13        2,607,725.01        1.39
New Hampshire.................        2          258,065.41        0.14
New Jersey....................       53       10,910,499.65        5.83
New York......................      148       32,551,232.36       17.39
North Carolina................       10          971,374.07        0.52
Ohio..........................       16        2,634,757.11        1.41
Oklahoma......................        2        1,172,382.22        0.63
Oregon........................       37        5,381,581.38        2.87
Pennsylvania..................       39        3,048,031.82        1.63
South Carolina................        4          384,423.25        0.21
South Dakota..................        1           72,668.21        0.04
Tennessee.....................       19        1,631,273.19        0.87
Texas.........................       36        4,654,994.18        2.49
Utah..........................       45        5,192,973.07        2.77
Virginia .....................       53        9,228,035.98        4.93
Washington....................       33        5,019,174.60        2.68
West Virginia.................        2          246,693.74        0.13
Wisconsin.....................        1          591,490.30        0.32
                                    ---     ---------------      ------
TOTAL.........................      974     $187,223,383.25      100.00%
                                    ===     ===============      ======

----------
(1) As of the Cut-off Date, no more than approximately 0.87% of the Subgroup 1-4 Mortgage Components will be secured by Mortgaged Properties in any one postal zip code area.

                        OCCUPANCY TYPE(1) - SUBGROUP 1-4

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
         OCCUPANCY TYPE            LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Investment....................       82     $  8,482,245.46        4.53%
Primary.......................      852      171,235,617.63       91.46
Secondary.....................       40        7,505,520.17        4.01
                                    ---     ---------------      ------
TOTAL.........................      974     $187,223,383.25      100.00%
                                    ===     ===============      ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 1-4

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
         PROPERTY TYPE            LOANS       OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
2-4 Family....................       59     $ 12,960,105.30        6.92%
Condominium...................       78       12,072,485.12        6.45
Co-op.........................       14        3,898,942.67        2.08
Deminimus Planned Unit
Development...................       16        1,166,231.33        0.62
Planned Unit Development......      162       35,397,408.30       18.91
Single Family.................      645      121,728,210.53       65.02
                                    ---     ---------------      ------
TOTAL.........................      974     $187,223,383.25      100.00%
                                    ===     ===============      ======

                           LOAN PURPOSE - SUBGROUP 1-4

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
         LOAN PURPOSE              LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Cash-out......................      300     $ 63,036,080.63       33.67%
Home Improvement..............        3          356,567.85        0.19
Purchase......................      542      100,501,023.79       53.68
Rate / Term Refinance.........      129       23,329,710.98       12.46
                                    ---     ---------------      ------
TOTAL.........................      974     $187,223,383.25      100.00%
                                    ===     ===============      ======

                        LOAN DOCUMENTATION - SUBGROUP 1-4

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
         DOCUMENTATION             LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Alternative...................       16     $  4,728,097.28        2.53%
Full..........................      375       79,094,130.93       42.25
Full Asset/Stated Income......       18        2,448,017.93        1.31
Full/Alternative..............       44        3,069,310.44        1.64
No Income Verifier............       90       14,473,674.61        7.73
No Income/No Assets Verifier..       87       10,517,701.98        5.62
No Ratio......................       49        7,083,258.01        3.78
Reduced.......................       19        5,428,248.67        2.90
Simply Signature..............       27       10,356,001.95        5.53
Stated Documentation..........      239       47,355,337.58       25.29
Streamlined...................       10        2,669,603.86        1.43
                                    ---     ---------------      ------
TOTAL.........................      974     $187,223,383.25      100.00%
                                    ===     ===============      ======

                         POOL 2 MORTGAGE LOAN STATISTICS

                     ORIGINAL PRINCIPAL BALANCE(1) - POOL 2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
           RANGE OF                 OF          AGGREGATE        PRINCIPAL
      ORIGINAL PRINCIPAL         MORTGAGE   PRINCIPAL BALANCE     BALANCE
         BALANCES ($)              LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
        0.01 -   100,000.00 ..       52      $  3,560,960.13        1.77%
  100,000.01 -   200,000.00 ..       55         7,661,721.59        3.81
  200,000.01 -   300,000.00 ..       18         4,021,436.90        2.00
  300,000.01 -   400,000.00 ..       11         4,025,812.62        2.00
  400,000.01 -   500,000.00 ..       71        32,407,496.63       16.14
  500,000.01 -   600,000.00 ..       55        30,145,698.07       15.01
  600,000.01 -   700,000.00 ..       55        34,915,773.43       17.39
  700,000.01 -   800,000.00 ..       18        13,400,890.05        6.67
  800,000.01 -   900,000.00 ..       14        11,678,706.74        5.82
  900,000.01 - 1,000,000.00 ..       17        16,498,887.56        8.22
1,000,000.01 - 1,100,000.00 ..        3         3,130,640.12        1.56
1,100,000.01 - 1,200,000.00 ..        2         2,273,482.43        1.13
1,200,000.01 - 1,300,000.00 ..        2         2,484,553.96        1.24
1,400,000.01 - 1,500,000.00 ..        7         9,707,395.33        4.83
1,500,000.01 - 2,000,000.00 ..       11        19,630,693.42        9.77
over 4,500,000.00.............        1         5,288,999.47        2.63
                                    ---      ---------------      ------
TOTAL.........................      392      $200,833,148.45      100.00%
                                    ===      ===============      ======
----------
(1) The average original Principal Balance of the Mortgage Loans in Pool 2 was approximately $524,690.

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
           RANGE OF                 OF          AGGREGATE        PRINCIPAL
      CUT-OFF DATE STATED        MORTGAGE   PRINCIPAL BALANCE     BALANCE
    PRINCIPAL BALANCES ($)         LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
        0.01 -   100,000.00 ..       53      $  3,658,697.38        1.82%
  100,000.01 -   200,000.00 ..       57         8,151,893.82        4.06
  200,000.01 -   300,000.00 ..       16         3,732,059.07        1.86
  300,000.01 -   400,000.00 ..       11         4,083,251.92        2.03
  400,000.01 -   500,000.00 ..       74        34,041,092.17       16.95
  500,000.01 -   600,000.00 ..       56        31,091,202.74       15.48
  600,000.01 -   700,000.00 ..       52        33,344,965.53       16.60
  700,000.01 -   800,000.00 ..       18        13,628,940.52        6.79
  800,000.01 -   900,000.00 ..       12        10,086,393.01        5.02
  900,000.01 - 1,000,000.00 ..       18        17,492,896.99        8.71
1,000,000.01 - 1,100,000.00 ..        4         4,225,400.09        2.10
1,100,000.01 - 1,200,000.00 ..        1         1,178,722.46        0.59
1,200,000.01 - 1,300,000.00 ..        2         2,484,553.96        1.24
1,400,000.01 - 1,500,000.00 ..        6         8,713,385.90        4.34
1,500,000.01 - 2,000,000.00 ..       11        19,630,693.42        9.77
over 4,500,000.00.............        1         5,288,999.47        2.63
                                    ---      ---------------      ------
TOTAL.........................      392      $200,833,148.45      100.00%
                                    ===      ===============      ======

----------
(1) As of the Cut-off date, the average Stated Principal Balance of the Mortgage Loans in Pool 2 was approximately $512,329.

                       CURRENT MORTGAGE RATES(1) - POOL 2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
           RANGE OF                 OF          AGGREGATE        PRINCIPAL
    CURRENT MORTGAGE RATES       MORTGAGE   PRINCIPAL BALANCE     BALANCE
              (%)                  LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
5.001 - 5.250.................        6      $  2,515,807.41        1.25%
5.251 - 5.500.................       51        25,439,188.91       12.67
5.501 - 5.750.................       83        44,438,329.95       22.13
5.751 - 6.000.................      135        81,804,923.20       40.73
6.001 - 6.250.................       67        32,526,967.12       16.20
6.251 - 6.500.................       40        11,549,107.43        5.75
6.501 - 6.750.................       10         2,558,824.43        1.27
                                    ---      ---------------      ------
TOTAL.........................      392      $200,833,148.45      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 2 is expected to be approximately 5.880% per annum.

                     REMAINING TERM TO MATURITY(1) - POOL 2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
            RANGE OF             MORTGAGE   PRINCIPAL BALANCE     BALANCE
    REMAINING TERM (MONTHS)        LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
111 - 115.....................        6      $  1,693,908.39        0.84%
166 - 170.....................       19         7,371,335.41        3.67
171 - 175.....................      220       109,816,061.41       54.68
176 - 180.....................      147        81,951,843.24       40.81
                                    ---      ---------------      ------
TOTAL.........................      392      $200,833,148.45      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 2 is expected to be approximately 174 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
           RANGE OF                 OF          AGGREGATE        PRINCIPAL
    ORIGINAL LOAN-TO-VALUE       MORTGAGE   PRINCIPAL BALANCE     BALANCE
          RATIOS (%)               LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
10.01 - 20.00.................        1      $     49,315.35        0.02%
20.01 - 30.00.................       17         4,613,901.73        2.30
30.01 - 40.00.................       23         7,903,163.84        3.94
40.01 - 50.00.................       46        25,796,867.12       12.84
50.01 - 60.00.................       63        38,340,112.82       19.09
60.01 - 70.00.................       95        54,389,607.52       27.08
70.01 - 75.00.................       40        21,329,463.53       10.62
75.01 - 80.00.................       97        47,251,431.15       23.53
80.01 - 85.00.................        1            35,212.76        0.02
85.01 - 90.00.................        4           193,727.31        0.10
90.01 - 95.00.................        5           930,345.32        0.46
                                    ---      ---------------      ------
TOTAL.........................      392      $200,833,148.45      100.00%
                                    ===      ===============      ======

(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 2 is expected to be approximately 63.58%.

                            CREDIT SCORE(1) - POOL 2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
     RANGE OF CREDIT SCORE         LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
601 - 620.....................        2      $     97,560.42        0.05%
621 - 640.....................        2           686,321.26        0.34
641 - 660.....................        7         3,144,819.22        1.57
661 - 680.....................       30         6,422,943.56        3.20
681 - 700.....................       40        15,464,569.97        7.70
701 - 720.....................       60        32,108,455.27       15.99
721 - 740.....................       61        40,645,036.06       20.24
741 - 760.....................       42        20,854,893.48       10.38
761 - 780.....................       61        34,777,215.63       17.32
781 - 800.....................       68        38,677,049.93       19.26
801 - 820.....................       19         7,954,283.65        3.96
                                    ---      ---------------      ------
TOTAL.........................      392      $200,833,148.45      100.00%
                                    ===      ===============      ======
----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 2 is expected to be approximately 744. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
      GEOGRAPHIC LOCATION          LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Alabama.......................        6      $  3,186,771.59        1.59%
Arizona ......................       11         5,746,362.47        2.86
California ...................       75        51,665,203.43       25.73
Colorado .....................        8        10,028,598.97        4.99
Connecticut...................        3         1,109,913.63        0.55
Delaware......................        1         1,178,722.46        0.59
Florida.......................       44        22,324,651.84       11.12
Georgia.......................       11         6,945,225.82        3.46
Hawaii........................        1           197,183.92        0.10
Idaho.........................        4         3,337,836.13        1.66
Illinois......................       14         6,330,518.81        3.15
Indiana.......................        4         2,153,490.76        1.07
Kentucky......................        1           724,923.38        0.36
Maine.........................        2         1,373,612.53        0.68
Maryland......................       17         6,081,300.42        3.03
Massachusetts.................        7         4,069,371.86        2.03
Michigan......................       12         6,978,865.64        3.47
Minnesota.....................        1           488,714.50        0.24
Mississippi...................        1           833,231.34        0.41
Nevada........................       10         7,649,344.25        3.81
New Jersey....................       14         7,611,387.93        3.79
New Mexico....................        2         1,137,552.14        0.57
New York......................       52        12,759,002.84        6.35
North Carolina................        4         2,868,587.52        1.43
Ohio..........................        7         3,250,995.82        1.62
Oklahoma......................        2           545,172.08        0.27
Oregon........................        5         1,920,723.22        0.96
Pennsylvania..................       23         5,035,737.54        2.51
Tennessee.....................        9         4,201,344.57        2.09
Texas.........................       17         6,306,528.07        3.14
Utah..........................        3         1,025,422.12        0.51
Vermont.......................        1           548,301.02        0.27
Virginia .....................        8         4,668,467.81        2.32
Washington....................        9         4,930,035.75        2.45
Wisconsin.....................        3         1,620,046.27        0.81
                                    ---      ---------------      ------
TOTAL.........................      392      $200,833,148.45      100.00%
                                    ===      ===============      ======
----------
(1) As of the Cut off Date, no more than approximately 2.63% of the Pool 2 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
        OCCUPANCY TYPE             LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Investment....................       31      $  2,864,257.61        1.43%
Primary.......................      312       163,798,481.73       81.56
Secondary.....................       49        34,170,409.11       17.01
                                    ---      ---------------      ------
TOTAL.........................      392      $200,833,148.45      100.00%
                                    ===      ===============      ======
----------
(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
         PROPERTY TYPE             LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
2-4 Family....................       18      $  2,267,407.14        1.13%
Condominium...................       33        16,472,178.52        8.20
Deminimus Planned Unit
   Development................        5         2,082,869.57        1.04
Planned Unit Development......       71        46,756,528.71       23.28
Single Family.................      265       133,254,164.51       66.35
                                    ---      ---------------      ------
TOTAL.........................      392      $200,833,148.45      100.00%
                                    ===      ===============      ======

                              LOAN PURPOSE - POOL 2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
         LOAN PURPOSE              LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Cash-out......................      164      $ 72,374,502.64       36.04%
Construction to Permanent.....        1           196,634.37        0.10
Home Improvement..............        2           349,604.88        0.17
Purchase......................      143        79,230,686.67       39.45
Rate / Term Refinance.........       82        48,681,719.89       24.24
                                    ---      ---------------      ------
TOTAL.........................      392      $200,833,148.45      100.00%
                                    ===      ===============      ======

                           LOAN DOCUMENTATION - POOL 2

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
         DOCUMENTATION             LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Alternative...................       13      $ 12,078,712.11        6.01%
Asset Verification............        1           501,820.19        0.25
Full..........................       70        55,897,478.71       27.83
Full Asset/Stated Income......       10         2,343,250.34        1.17
Full/Alternative..............       18         2,285,660.30        1.14
No Income Verifier............       43        13,108,322.35        6.53
No Income/No Assets Verifier..       29         4,806,897.54        2.39
No Ratio......................       13         3,297,334.94        1.64
Preferred.....................      141        87,831,874.28       43.73
Reduced.......................       11         6,188,447.05        3.08
Stated Documentation..........       33        10,533,393.07        5.24
Stated Income/Stated Asset....       10         1,959,957.57        0.98
                                    ---      ---------------      ------
TOTAL.........................      392      $200,833,148.45      100.00%
                                    ===      ===============      ======

                      SUBGROUP 2-1 MORTGAGE LOAN STATISTICS

                  ORIGINAL PRINCIPAL BALANCE(1) - SUBGROUP 2-1

                                                              PERCENT OF
                                  NUMBER       AGGREGATE      AGGREGATE
           RANGE OF                 OF         PRINCIPAL      PRINCIPAL
      ORIGINAL PRINCIPAL         MORTGAGE       BALANCE        BALANCE
         BALANCES ($)              LOANS      OUTSTANDING    OUTSTANDING
------------------------------   --------   --------------   -----------
        0.01 -   100,000.00...       28     $   842,513.96       1.46%
  100,000.01 -   200,000.00...       31       2,073,382.38       3.58
  200,000.01 -   300,000.00...        9       1,367,261.43       2.36
  300,000.01 -   400,000.00...        8       1,702,467.64       2.94
  400,000.01 -   500,000.00...       59      10,165,516.63      17.57
  500,000.01 -   600,000.00...       40       7,753,405.76      13.40
  600,000.01 -   700,000.00...       45       8,949,825.27      15.47
  700,000.01 -   800,000.00...       14       4,178,095.42       7.22
  800,000.01 -   900,000.00...       11       3,756,378.49       6.49
  900,000.01 - 1,000,000.00...       13       3,959,549.68       6.84
1,000,000.01 - 1,100,000.00...        1          92,979.12       0.16
1,100,000.01 - 1,200,000.00...        2       1,000,830.61       1.73
1,200,000.01 - 1,300,000.00...        2       1,353,086.52       2.34
1,400,000.01 - 1,500,000.00...        6       4,812,774.60       8.32
1,500,000.01 - 2,000,000.00...        8       4,640,282.46       8.02
over 4,500,000.00.............        1       1,208,914.16       2.09
                                    ---     --------------     ------
TOTAL:........................      278     $57,857,264.14     100.00%
                                    ===     ==============     ======

----------
(1) The average original Principal Balance of the Mortgage Components in Subgroup 2-1 was approximately $570,163.

             CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - SUBGROUP 2-1

                                                              PERCENT OF
                                  NUMBER       AGGREGATE      AGGREGATE
           RANGE OF                 OF         PRINCIPAL      PRINCIPAL
      CUT-OFF DATE STATED        MORTGAGE       BALANCE        BALANCE
    PRINCIPAL BALANCES ($)         LOANS      OUTSTANDING    OUTSTANDING
------------------------------   --------   --------------   -----------
        0.01 -   100,000.00...       29     $   898,363.81       1.55%
  100,000.01 -   200,000.00...       33       2,451,158.26       4.24
  200,000.01 -   300,000.00...        7       1,189,519.97       2.06
  300,000.01 -   400,000.00...        8       1,599,142.35       2.76
  400,000.01 -   500,000.00...       59      10,126,397.13      17.50
  500,000.01 -   600,000.00...       41       8,081,090.11      13.97
  600,000.01 -   700,000.00...       44       8,708,283.33      15.05
  700,000.01 -   800,000.00...       15       4,774,321.99       8.25
  800,000.01 -   900,000.00...        9       2,960,570.04       5.12
  900,000.01 - 1,000,000.00...       14       4,186,751.84       7.24
1,000,000.01 - 1,100,000.00...        2         655,998.54       1.13
1,100,000.01 - 1,200,000.00...        1         437,811.20       0.76
1,200,000.01 - 1,300,000.00...        2       1,353,086.52       2.34
1,400,000.01 - 1,500,000.00...        5       4,585,572.44       7.93
1,500,000.01 - 2,000,000.00...        8       4,640,282.46       8.02
over 4,500,000.00.............        1       1,208,914.16       2.09
                                    ---     --------------     ------
TOTAL:........................      278     $57,857,264.14     100.00%
                                    ===     ==============     ======

----------
(1)   As of the Cut-off Date, the average Stated Principal
      Balance of the Mortgage Components in Subgroup 2-1 is expected to be approximately $556,047.

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 2-1

                                                              PERCENT OF
                                  NUMBER       AGGREGATE      AGGREGATE
           RANGE OF                 OF         PRINCIPAL      PRINCIPAL
    CURRENT MORTGAGE RATES       MORTGAGE       BALANCE        BALANCE
              (%)                  LOANS      OUTSTANDING    OUTSTANDING
------------------------------   --------   --------------   -----------
5.001 - 5.250 ................        6     $ 2,481,433.30       4.29%
5.251 - 5.500 ................       51      18,908,308.83      32.68
5.501 - 5.750 ................       83      20,209,863.46      34.93
5.751 - 6.000 ................      135      16,246,716.11      28.08
6.001 - 6.250 ................        3          10,942.44       0.02
                                    ---     --------------     ------
TOTAL: .......................      278     $57,857,264.14     100.00%
                                    ===     ==============     ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Components in Subgroup 2-1 is expected to be approximately 5.645% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 2-1

                                                              PERCENT OF
                                  NUMBER       AGGREGATE      AGGREGATE
                                    OF         PRINCIPAL      PRINCIPAL
           RANGE OF              MORTGAGE       BALANCE        BALANCE
    REMAINING TERM (MONTHS)        LOANS      OUTSTANDING    OUTSTANDING
------------------------------   --------   --------------   -----------
111 - 115 ....................        5     $   590,255.62       1.02%
166 - 170 ....................       18       5,393,565.73       9.32
171 - 175 ....................      172      34,756,397.19      60.07
176 - 180 ....................       83      17,117,045.60      29.58
                                    ---     --------------     ------
TOTAL: .......................      278     $57,857,264.14     100.00%
                                    ===     ==============     ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Components in Subgroup 2-1 is expected to be approximately 173 months.

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 2-1

                                                              PERCENT OF
                                  NUMBER       AGGREGATE      AGGREGATE
           RANGE OF                 OF         PRINCIPAL      PRINCIPAL
    ORIGINAL LOAN-TO-VALUE       MORTGAGE       BALANCE        BALANCE
          RATIOS (%)               LOANS      OUTSTANDING    OUTSTANDING
------------------------------   --------   --------------   -----------

20.01 - 30.00 ................       10     $   998,781.71       1.73%
30.01 - 40.00 ................       16       2,298,363.64       3.97
40.01 - 50.00 ................       36       7,923,345.17      13.69
50.01 - 60.00 ................       51      10,776,567.31      18.63
60.01 - 70.00 ................       70      17,757,689.58      30.69
70.01 - 75.00 ................       25       5,396,325.20       9.33
75.01 - 80.00 ................       67      12,536,385.89      21.67
80.01 - 85.00 ................        1          21,127.66       0.04
90.01 - 95.00 ................        2         148,677.99       0.26
                                    ---     --------------     ------
TOTAL: .......................      278     $57,857,264.14     100.00%
                                    ===     ==============     ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Components in Subgroup 2-1 is expected to be approximately 63.38%.

                         CREDIT SCORE(1) - SUBGROUP 2-1

                                                              PERCENT OF
                                  NUMBER       AGGREGATE      AGGREGATE
                                    OF         PRINCIPAL      PRINCIPAL
                                 MORTGAGE       BALANCE        BALANCE
     RANGE OF CREDIT SCORE         LOANS      OUTSTANDING    OUTSTANDING
------------------------------   --------   --------------   -----------
641 - 660 ....................        3     $   371,471.01       0.64%
661 - 680 ....................       18       2,295,552.41       3.97
681 - 700 ....................       22       4,437,317.22       7.67
701 - 720 ....................       40       7,475,925.55      12.92
721 - 740 ....................       45      11,390,112.15      19.69
741 - 760 ....................       29       4,664,545.60       8.06
761 - 780 ....................       48      11,755,636.55      20.32
781 - 800 ....................       58      12,402,965.90      21.44
801 - 820 ....................       15       3,063,737.74       5.30
                                    ---     --------------     ------
TOTAL ........................      278     $57,857,264.14     100.00%
                                    ===     ==============     ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Components in Subgroup 2-1 is expected to be approximately 749. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 2-1

                                                              PERCENT OF
                                  NUMBER       AGGREGATE      AGGREGATE
                                    OF         PRINCIPAL      PRINCIPAL
                                 MORTGAGE       BALANCE        BALANCE
      GEOGRAPHIC LOCATION          LOANS      OUTSTANDING    OUTSTANDING
------------------------------   --------   --------------   -----------
Alabama ......................        4     $ 1,170,520.38       2.02%
Arizona ......................        6         992,500.23       1.72
California ...................       61      13,687,847.91      23.66
Colorado .....................        8       4,179,787.83       7.22
Delaware .....................        1         437,811.20       0.76
Florida ......................       25       4,775,430.08       8.25
Georgia ......................        8       1,745,840.96       3.02
Hawaii .......................        1          70,986.21       0.12
Idaho ........................        4       1,872,590.72       3.24
Illinois .....................        8       1,395,127.04       2.41
Indiana ......................        3         482,119.27       0.83
Kentucky .....................        1         269,257.26       0.47
Maine ........................        1         357,501.60       0.62
Maryland .....................       12       2,282,575.63       3.95
Massachusetts ................        6       2,228,214.46       3.85
Michigan .....................       11       1,795,659.94       3.10
Minnesota ....................        1         279,265.43       0.48
Mississippi ..................        1         547,552.02       0.95
Nevada .......................        6       1,331,539.77       2.30
New Jersey ...................        8       2,659,462.99       4.60
New Mexico ...................        1         107,845.82       0.19
New York .....................       35       3,266,230.79       5.65
North Carolina ...............        4       1,684,874.20       2.91
Ohio .........................        5         525,865.07       0.91
Oklahoma .....................        1         109,169.50       0.19
Oregon .......................        3         456,260.09       0.79
Pennsylvania .................       16       2,044,816.37       3.53
Tennessee ....................        7       1,312,876.87       2.27
Texas ........................       12       1,708,699.89       2.95
Utah .........................        3         494,732.09       0.86
Vermont ......................        1          46,997.23       0.08
Virginia .....................        7       1,555,126.32       2.69
Washington ...................        7       1,982,178.97       3.43
                                    ---     --------------     ------
TOTAL ........................      278     $57,857,264.14     100.00%
                                    ===     ==============     ======

----------
(1) As of the Cut-off Date, no more than approximately 2.20% of the Subgroup 2-1 Mortgage Components will be secured by Mortgaged Properties in any one postal zip code area.

                        OCCUPANCY TYPE(1) - SUBGROUP 2-1

                                                              PERCENT OF
                                  NUMBER       AGGREGATE      AGGREGATE
                                    OF         PRINCIPAL      PRINCIPAL
                                 MORTGAGE       BALANCE        BALANCE
        OCCUPANCY TYPE             LOANS      OUTSTANDING    OUTSTANDING
------------------------------   --------   --------------   -----------
Investment ...................       15     $   650,963.60       1.13%
Primary ......................      226      45,446,924.03      78.55
Secondary ....................       37      11,759,376.51      20.32
                                    ---     --------------     ------
TOTAL ........................      278     $57,857,264.14     100.00%
                                    ===     ==============     ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 2-1

                                                              PERCENT OF
                                  NUMBER       AGGREGATE      AGGREGATE
                                    OF         PRINCIPAL      PRINCIPAL
                                 MORTGAGE       BALANCE        BALANCE
         PROPERTY TYPE             LOANS      OUTSTANDING    OUTSTANDING
------------------------------   --------   --------------   -----------
2-4 Family ...................       12     $   439,396.23       0.76%
Condominium ..................       26       6,172,694.79      10.67
Deminimus Planned Unit
Development ..................        4         516,379.94       0.89
Planned Unit Development .....       55      13,655,611.13      23.60
Single Family ................      181      37,073,182.06      64.08
                                    ---     --------------     ------
TOTAL ........................      278     $57,857,264.14     100.00%
                                    ===     ==============     ======

                           LOAN PURPOSE - SUBGROUP 2-1

                                                              PERCENT OF
                                  NUMBER       AGGREGATE      AGGREGATE
                                    OF         PRINCIPAL      PRINCIPAL
                                 MORTGAGE       BALANCE        BALANCE
         LOAN PURPOSE              LOANS      OUTSTANDING    OUTSTANDING
------------------------------   --------   --------------   -----------
Cash-out .....................      115     $19,464,095.92      33.64%
Home Improvement .............        2         129,853.44       0.22
Purchase .....................      104      24,986,400.54      43.19
Rate/Term Refinance ..........       57      13,276,914.25      22.95
                                    ---     --------------     ------
TOTAL ........................      278     $57,857,264.14     100.00%
                                    ===     ==============     ======

                        LOAN DOCUMENTATION - SUBGROUP 2-1

                                                              PERCENT OF
                                  NUMBER       AGGREGATE      AGGREGATE
                                    OF         PRINCIPAL      PRINCIPAL
                                 MORTGAGE       BALANCE        BALANCE
         DOCUMENTATION             LOANS      OUTSTANDING    OUTSTANDING
------------------------------   --------   --------------   -----------

Alternative ..................       10     $ 4,118,138.25       7.12%
Asset Verification ...........        1         358,442.99       0.62
Full .........................       53      19,133,219.38      33.07
Full Asset/Stated Income .....        3         202,752.31       0.35
Full/Alternative .............       16       1,468,954.00       2.54
No Income Verifier ...........       31       4,230,385.15       7.31
No Income/No Assets Verifier .       12         732,687.15       1.27
No Ratio .....................        7         900,518.38       1.56
Preferred ....................      114      21,978,251.93      37.99
Reduced ......................       11       2,102,474.58       3.63
Stated Documentation .........       11       1,667,489.91       2.88
Stated Income/Stated Asset ...        9         963,950.13       1.67
                                    ---     --------------     ------
TOTAL ........................      278     $57,857,264.14     100.00%
                                    ===     ==============     ======

                      SUBGROUP 2-2 MORTGAGE LOAN STATISTICS

                  ORIGINAL PRINCIPAL BALANCE(1) - SUBGROUP 2-2

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
             RANGE OF               OF         PRINCIPAL       PRINCIPAL
      ORIGINAL PRINCIPAL         MORTGAGE       BALANCE         BALANCE
         BALANCES ($)              LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
        0.01 -   100,000.00...       52     $  2,718,446.17       1.90%
  100,000.01 -   200,000.00...       54        5,588,339.21       3.91
  200,000.01 -   300,000.00...       16        2,654,175.47       1.86
  300,000.01 -   400,000.00...       11        2,323,344.98       1.62
  400,000.01 -   500,000.00...       70       22,241,980.00      15.56
  500,000.01 -   600,000.00...       55       22,392,292.31      15.66
  600,000.01 -   700,000.00...       55       25,965,948.16      18.16
  700,000.01 -   800,000.00...       18        9,222,794.63       6.45
  800,000.01 -   900,000.00...       14        7,922,328.25       5.54
  900,000.01 - 1,000,000.00..        16       12,539,337.88       8.77
1,000,000.01 - 1,100,000.00...        3        3,037,661.00       2.12
1,100,000.01 - 1,200,000.00...        2        1,272,651.82       0.89
1,200,000.01 - 1,300,000.00...        2        1,131,467.44       0.79
1,400,000.01 - 1,500,000.00...        7        4,894,620.73       3.42
1,500,000.01 - 2,000,000.00...       11       14,990,410.96      10.48
over 4,500,000.00.............        1        4,080,085.31       2.85
                                    ---     ---------------     ------
TOTAL:........................      387     $142,975,884.31     100.00%
                                    ===     ===============     ======

----------
(1) The average original Principal Balance of the Mortgage Components in Subgroup 2-2 was approximately $526,273.

             CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - SUBGROUP 2-2

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
           RANGE OF                 OF         PRINCIPAL       PRINCIPAL
      CUT-OFF DATE STATED        MORTGAGE       BALANCE         BALANCE
    PRINCIPAL BALANCES ($)         LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
        0.01 -   100,000.00...      53      $  2,760,333.57       1.93%
  100,000.01 -   200,000.00...      55         5,700,735.56       3.99
  200,000.01 -   300,000.00...      15         2,542,539.10       1.78
  300,000.01 -   400,000.00...      11         2,484,109.57       1.74
  400,000.01 -   500,000.00...      73        23,914,695.04      16.73
  500,000.01 -   600,000.00...      56        23,010,112.63      16.09
  600,000.01 -   700,000.00...      52        24,636,682.20      17.23
  700,000.01 -   800,000.00...      18         8,854,618.53       6.19
  800,000.01 -   900,000.00...      12         7,125,822.97       4.98
  900,000.01 - 1,000,000.00...      17        13,306,145.15       9.31
1,000,000.01 - 1,100,000.00...       4         3,569,401.55       2.50
1,100,000.01 - 1,200,000.00...       1           740,911.26       0.52
1,200,000.01 - 1,300,000.00...       2         1,131,467.44       0.79
1,400,000.01 - 1,500,000.00...       6         4,127,813.46       2.89
1,500,000.01 - 2,000,000.00...      11        14,990,410.96      10.48
over 4,500,000.00.............       1         4,080,085.31       2.85
                                   ---      ---------------     ------
TOTAL:........................     387      $142,975,884.31     100.00%
                                   ===      ===============     ======

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Components in Subgroup 2-2 is expected to be approximately $514,002.

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 2-2

                                                               PERCENT OF
                                   NUMBER      AGGREGATE       AGGREGATE
           RANGE OF                 OF         PRINCIPAL       PRINCIPAL
    CURRENT MORTGAGE RATES       MORTGAGE       BALANCE         BALANCE
              (%)                  LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
5.001 - 5.250 ................        1     $     34,374.11       0.02%
5.251 - 5.500 ................       51        6,530,880.08       4.57
5.501 - 5.750 ................       83       24,228,466.49      16.95
5.751 - 6.000 ................      135       65,558,207.09      45.85
6.001 - 6.250 ................       67       32,516,024.68      22.74
6.251 - 6.500 ................       40       11,549,107.43       8.08
6.501 - 6.750 ................       10        2,558,824.43       1.79
                                    ---     ---------------     ------
TOTAL: .......................      387     $142,975,884.31     100.00%
                                    ===     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Components in Subgroup 2-2 is expected to be approximately 5.975% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 2-2

                                                              PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
           RANGE OF              MORTGAGE       BALANCE         BALANCE
    REMAINING TERM (MONTHS)        LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
111 - 115 ....................        6     $  1,103,652.77       0.77%
166 - 170 ....................       16        1,977,769.68       1.38
171 - 175 ....................      218       75,059,664.22      52.50
176 - 180 ....................      147       64,834,797.64      45.35
                                    ---     ---------------     ------
TOTAL: .......................      387     $142,975,884.31     100.00%
                                    ===     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Components in Subgroup 2-2 is expected to be approximately 175 months.

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 2-2

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
           RANGE OF                 OF         PRINCIPAL       PRINCIPAL
    ORIGINAL LOAN-TO-VALUE       MORTGAGE       BALANCE         BALANCE
          RATIOS (%)               LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
10.01 - 20.00 ................        1     $     49,315.35       0.03%
20.01 - 30.00 ................       17        3,615,120.02       2.53
30.01 - 40.00 ................       23        5,604,800.20       3.92
40.01 - 50.00 ................       43       17,873,521.95      12.50
50.01 - 60.00 ................       63       27,563,545.51      19.28
60.01 - 70.00 ................       94       36,631,917.94      25.62
70.01 - 75.00 ................       40       15,933,138.33      11.14
75.01 - 80.00 ................       96       34,715,045.26      24.28
80.01 - 85.00 ................        1           14,085.10       0.01
85.01 - 90.00 ................        4          193,727.31       0.14
90.01 - 95.00 ................        5          781,667.33       0.55
                                    ---     ---------------     ------
TOTAL: .......................      387     $142,975,884.31     100.00%
                                    ===     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Components in Subgroup 2-2 is expected to be approximately 63.66%.

                         CREDIT SCORE(1) - SUBGROUP 2-2

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
     RANGE OF CREDIT SCORE         LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
601 - 620 ....................        2     $     97,560.42       0.07%
621 - 640 ....................        2          686,321.26       0.48
641 - 660 ....................        7        2,773,348.21       1.94
661 - 680 ....................       29        4,127,391.15       2.89
681 - 700 ....................       39       11,027,252.75       7.71
701 - 720 ....................       60       24,632,529.72      17.23
721 - 740 ....................       61       29,254,923.91      20.46
741 - 760 ....................       42       16,190,347.88      11.32
761 - 780 ....................       61       23,021,579.08      16.10
781 - 800 ....................       66       26,274,084.03      18.38
801 - 820 ....................       18        4,890,545.91       3.42
                                    ---     ---------------     ------
TOTAL ........................      387     $142,975,884.31     100.00%
                                    ===     ===============     ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Components in Subgroup 2-2 is expected to be approximately 742. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 2-2

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
      GEOGRAPHIC LOCATION          LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Alabama ......................        6     $  2,016,251.21       1.41%
Arizona ......................       11        4,753,862.24       3.32
California ...................       74       37,977,355.52      26.56
Colorado .....................        8        5,848,811.14       4.09
Connecticut ..................        3        1,109,913.63       0.78
Delaware .....................        1          740,911.26       0.52
Florida ......................       44       17,549,221.76      12.27
Georgia ......................       10        5,199,384.86       3.64
Hawaii .......................        1          126,197.71       0.09
Idaho ........................        3        1,465,245.41       1.02
Illinois .....................       14        4,935,391.77       3.45
Indiana ......................        4        1,671,371.49       1.17
Kentucky .....................        1          455,666.12       0.32
Maine ........................        2        1,016,110.93       0.71
Maryland .....................       17        3,798,724.79       2.66
Massachusetts ................        6        1,841,157.40       1.29
Michigan .....................       12        5,183,205.70       3.63
Minnesota ....................        1          209,449.07       0.15
Mississippi ..................        1          285,679.32       0.20
Nevada .......................       10        6,317,804.48       4.42
New Jersey ...................       14        4,951,924.94       3.46
New Mexico ...................        2        1,029,706.32       0.72
New York .....................       52        9,492,772.05       6.64
North Carolina ...............        4        1,183,713.32       0.83
Ohio .........................        7        2,725,130.75       1.91
Oklahoma .....................        2          436,002.58       0.30
Oregon .......................        5        1,464,463.13       1.02
Pennsylvania .................       22        2,990,921.17       2.09
Tennessee ....................        9        2,888,467.70       2.02
Texas ........................       17        4,597,828.18       3.22
Utah .........................        3          530,690.03       0.37
Vermont ......................        1          501,303.79       0.35
Virginia .....................        8        3,113,341.49       2.18
Washington ...................        9        2,947,856.78       2.06
Wisconsin ....................        3        1,620,046.27       1.13
                                    ---     ---------------     ------
TOTAL ........................      387     $142,975,884.31     100.00%
                                    ===     ===============     ======

----------
(1) As of the Cut-off Date, no more than approximately 2.85% of the Subgroup 2-2 Mortgage Components will be secured by Mortgaged Properties in any one postal zip code area.

                        OCCUPANCY TYPE(1) - SUBGROUP 2-2

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
        OCCUPANCY TYPE             LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Investment ...................       31     $  2,213,294.01       1.55%
Primary ......................      308      118,351,557.70      82.78
Secondary ....................       48       22,411,032.60      15.67
                                    ---     ---------------     ------
TOTAL ........................      387     $142,975,884.31     100.00%
                                    ===     ===============     ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 2-2

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
         PROPERTY TYPE             LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
2-4 Family ...................       18     $  1,828,010.91       1.28%
Condominium ..................       33       10,299,483.73       7.20
Deminimus Planned Unit
Development ..................        5        1,566,489.63       1.10
Planned Unit Development .....       71       33,100,917.58      23.15
Single Family ................      260       96,180,982.45      67.27
                                    ---     ---------------     ------
TOTAL ........................      387     $142,975,884.31     100.00%
                                    ===     ===============     ======

                           LOAN PURPOSE - SUBGROUP 2-2

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
         LOAN PURPOSE              LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Cash-out .....................      161     $ 52,910,406.72      37.01%
Construction to Permanent ....        1          196,634.37       0.14
Home Improvement .............        2          219,751.44       0.15
Purchase .....................      142       54,244,286.13      37.94
Rate / Term Refinance ........       81       35,404,805.64      24.76
                                    ---     ---------------     ------
TOTAL ........................      387     $142,975,884.31     100.00%
                                    ===     ===============     ======

                        LOAN DOCUMENTATION - SUBGROUP 2-2

                                                               PERCENT OF
                                  NUMBER       AGGREGATE       AGGREGATE
                                    OF         PRINCIPAL       PRINCIPAL
                                 MORTGAGE       BALANCE         BALANCE
         DOCUMENTATION             LOANS      OUTSTANDING     OUTSTANDING
------------------------------   --------   ---------------   -----------
Alternative ..................       13     $  7,960,573.86       5.57%
Asset Verification ...........        1          143,377.20       0.10
Full .........................       69       36,764,259.33      25.71
Full Asset/Stated Income .....       10        2,140,498.03       1.50
Full/Alternative .............       18          816,706.30       0.57
No Income Verifier ...........       42        8,877,937.20       6.21
No Income/No Assets Verifier .       29        4,074,210.39       2.85
No Ratio .....................       13        2,396,816.56       1.68
Preferred ....................      141       65,853,622.35      46.06
Reduced ......................       11        4,085,972.47       2.86
Stated Documentation .........       31        8,865,903.16       6.20
Stated Income/Stated Asset ...        9          996,007.44       0.70
                                    ---     ---------------     ------
TOTAL ........................      387     $142,975,884.31     100.00%
                                    ===     ===============     ======

                         POOL 3 MORTGAGE LOAN STATISTICS

                     ORIGINAL PRINCIPAL BALANCE(1) - POOL 3

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
              RANGE OF                   OF          AGGREGATE        PRINCIPAL
         ORIGINAL PRINCIPAL           MORTGAGE   PRINCIPAL BALANCE     BALANCE
            BALANCES ($)                LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
  200,000.01 -   300,000.00 .......        1      $    246,553.28         0.06%
  400,000.01 -   500,000.00 .......      164        76,292,090.45        20.00
  500,000.01 -   600,000.00 .......      176        97,678,076.63        25.60
  600,000.01 -   700,000.00 .......      113        73,157,826.52        19.18
  700,000.01 -   800,000.00 .......       43        32,233,087.29         8.45
  800,000.01 -   900,000.00 .......       29        24,666,174.08         6.47
  900,000.01 - 1,000,000.00 .......       42        41,205,530.72        10.80
1,000,000.01 - 1,100,000.00 .......       15        16,152,187.85         4.23
1,100,000.01 - 1,200,000.00 .......        1         1,168,916.35         0.31
1,200,000.01 - 1,300,000.00 .......        3         3,805,201.16         1.00
1,300,000.01 - 1,400,000.00 .......        1         1,362,000.00         0.36
1,400,000.01 - 1,500,000.00 .......        4         5,937,254.68         1.56
1,500,000.01 - 2,000,000.00 .......        1         2,000,000.00         0.52
2,500,000.01 - 3,000,000.00 .......        2         5,587,658.61         1.46
                                         ---      ---------------       ------
TOTAL..............................      595      $381,492,557.62       100.00%
                                         ===      ===============       ======

----------
(1)   The average original Principal Balance of the Mortgage
      Loans in Pool 3 was approximately $641,895.

                CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - POOL 3

                                                                      PERCENT OF
                                       NUMBER                        AGGREGATE
         RANGE OF                        OF          AGGREGATE        PRINCIPAL
   CUT-OFF DATE STATED                MORTGAGE   PRINCIPAL BALANCE     BALANCE
  PRINCIPAL BALANCES ($)                LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
  200,000.01 -   300,000.00 .......        1      $    246,553.28         0.06%
  300,000.01 -   400,000.00 .......        1           330,600.97         0.09
  400,000.01 -   500,000.00 .......      164        76,461,038.47        20.04
  500,000.01 -   600,000.00 .......      175        97,178,527.64        25.47
  600,000.01 -   700,000.00 .......      113        73,157,826.52        19.18
  700,000.01 -   800,000.00 .......       43        32,233,087.29         8.45
  800,000.01 -   900,000.00 .......       29        24,666,174.08         6.47
  900,000.01 - 1,000,000.00 .......       42        41,205,530.72        10.80
1,000,000.01 - 1,100,000.00 .......       15        16,152,187.85         4.23
1,100,000.01 - 1,200,000.00 .......        1         1,168,916.35         0.31
1,200,000.01 - 1,300,000.00 .......        3         3,805,201.16         1.00
1,300,000.01 - 1,400,000.00 .......        1         1,362,000.00         0.36
1,400,000.01 - 1,500,000.00 .......        4         5,937,254.68         1.56
1,500,000.01 - 2,000,000.00 .......        1         2,000,000.00         0.52
2,500,000.01 - 3,000,000.00 .......        2         5,587,658.61         1.46
                                         ---      ---------------       ------
TOTAL..............................      595      $381,492,557.62       100.00%
                                         ===      ===============       ======

----------
(1) As of the Cut-off date, the average Stated Principal Balance of the Mortgage Loans in Pool 3 was approximately $641,163.

                       CURRENT MORTGAGE RATES(1) - POOL 3

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
              RANGE OF                MORTGAGE   PRINCIPAL BALANCE     BALANCE
     CURRENT MORTGAGE RATES (%)         LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
6.001 - 6.250 .....................       38      $ 25,093,065.13         6.58%
6.251 - 6.500 .....................      299       197,051,728.15        51.65
6.501 - 6.750 .....................      209       129,810,664.48        34.03
6.751 - 7.000 .....................       49        29,537,099.86         7.74
                                         ---      ---------------       ------
TOTAL .............................      595      $381,492,557.62       100.00%
                                         ===      ===============       ======

(1) As of the Cut-off date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 3 is expected to be approximately 6.546% per annum.

                     REMAINING TERM TO MATURITY(1) - POOL 3

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
              RANGE OF                MORTGAGE   PRINCIPAL BALANCE     BALANCE
      REMAINING TERM (MONTHS)           LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
351 - 355 .........................        3      $  1,998,639.93         0.52%
356 - 360 .........................      592       379,493,917.69        99.48
                                         ---      ---------------       ------
TOTAL .............................      595      $381,492,557.62       100.00%
                                         ===      ===============       ======

(1) As of the Cut-off date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 3 is expected to be approximately 359 months.

                    ORIGINAL LOAN-TO-VALUE RATIOS(1) - POOL 3

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
              RANGE OF                   OF          AGGREGATE        PRINCIPAL
       ORIGINAL LOAN-TO-VALUE         MORTGAGE   PRINCIPAL BALANCE     BALANCE
             RATIOS (%)                 LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
00.01 - 10.00 .....................        1      $    688,000.00         0.18%
10.01 - 20.00 .....................        2         1,358,743.51         0.36
20.01 - 30.00 .....................        1           675,000.00         0.18
30.01 - 40.00 .....................       15        10,973,570.81         2.88
40.01 - 50.00 .....................       17        12,357,380.73         3.24
50.01 - 60.00 .....................       54        41,469,110.83        10.87
60.01 - 70.00 .....................      106        75,239,157.54        19.72
70.01 - 75.00 .....................      115        83,072,358.10        21.78
75.01 - 80.00 .....................      282       154,981,063.76        40.62
85.01 - 90.00 .....................        2           678,172.34         0.18
                                         ---      ---------------       ------
TOTAL .............................      595      $381,492,557.62       100.00%
                                         ===      ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 3 is expected to be approximately 70.29%.

                            CREDIT SCORE(1) - POOL 3

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
       RANGE OF CREDIT SCORE            LOANS        OUTSTANDING     OUTSTANDING
-----------------------------------   --------   -----------------   -----------
(Less than or equal to)
  600 .............................        1      $    585,000.00         0.15%
601 - 620 .........................        2         1,703,495.72         0.45
621 - 640 .........................       14         8,958,269.98         2.35
641 - 660 .........................       11         7,171,011.85         1.88
661 - 680 .........................       21        14,183,184.07         3.72
681 - 700 .........................       21        12,514,542.76         3.28
701 - 720 .........................      109        67,201,465.08        17.62
721 - 740 .........................       83        51,239,415.74        13.43
741 - 760 .........................       90        59,265,090.59        15.54
761 - 780 .........................      107        72,845,588.31        19.09
781 - 800 .........................       98        61,680,292.45        16.17
801 - 820 .........................       37        23,585,707.32         6.18
821 - 840 .........................        1           559,493.75         0.15
                                         ---      ---------------       ------
TOTAL .............................      595      $381,492,557.62       100.00%
                                         ===      ===============       ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 3 is expected to be approximately 744. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

           GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - POOL 3

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
        GEOGRAPHIC LOCATION             LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Arizona ...........................       16      $  8,790,490.68         2.30%
California ........................      212       137,977,689.96        36.17
Colorado ..........................        7         3,682,758.94         0.97
Connecticut .......................       13         8,135,053.13         2.13
Delaware ..........................        4         3,031,492.32         0.79
District of Columbia ..............        2         1,044,258.90         0.27
Florida ...........................       55        36,693,774.56         9.62
Georgia ...........................        4         2,487,098.69         0.65
Idaho .............................        1           449,593.19         0.12
Illinois ..........................        7         4,260,089.87         1.12
Indiana ...........................        2         1,248,298.00         0.33
Kentucky ..........................        1           652,623.70         0.17
Louisiana .........................        4         2,450,316.58         0.64
Maryland ..........................       24        13,026,522.68         3.41
Massachusetts .....................        5         3,397,097.38         0.89
Michigan ..........................        5         3,299,290.62         0.86
Mississippi .......................        1           650,000.00         0.17
Missouri ..........................        2           999,062.40         0.26
Nevada ............................        9         5,744,587.62         1.51
New Hampshire .....................        1           519,920.00         0.14
New Jersey ........................       31        20,305,637.25         5.32
New York ..........................      117        79,978,071.11        20.96
North Carolina ....................        4         2,174,155.68         0.57
Ohio ..............................        3         1,933,515.06         0.51
Oklahoma ..........................        2         1,284,421.12         0.34
Oregon ............................        7         4,409,481.50         1.16
Pennsylvania ......................        4         2,416,252.62         0.63
Rhode Island ......................        4         2,341,559.20         0.61
South Carolina ....................        3         1,615,326.34         0.42
Texas .............................       20        12,473,661.77         3.27
Utah ..............................        1           570,683.63         0.15
Virginia ..........................       15         8,097,482.80         2.12
Washington ........................        8         4,853,196.78         1.27
Wisconsin .........................        1           499,093.54         0.13
                                         ---      ---------------       ------
TOTAL .............................      595      $381,492,557.62       100.00%
                                         ===      ===============       ======
----------
(1) As of the Cut off Date, no more than approximately 0.89% of the Pool 3 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

                           OCCUPANCY TYPE(1) - POOL 3

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
           OCCUPANCY TYPE               LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Primary ...........................      556      $356,688,590.21        93.50%
Secondary .........................       39        24,803,967.41         6.50
                                         ---      ---------------       ------
TOTAL .............................      595      $381,492,557.62       100.00%
                                         ===      ===============       ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                             PROPERTY TYPE - POOL 3

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
           PROPERTY TYPE                LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
2-4 Family ........................       27      $ 20,371,528.08         5.34%
Condominium .......................       59        39,403,761.14        10.33
Co-op .............................       16        10,196,057.16         2.67
Planned Unit Development ..........      133        82,321,246.66        21.58
Single Family .....................      360       229,199,964.58        60.08
                                         ---      ---------------       ------
TOTAL .............................      595      $381,492,557.62       100.00%
                                         ===      ===============       ======

                              LOAN PURPOSE - POOL 3

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
            LOAN PURPOSE                LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Cash-out ..........................      209      $127,750,857.86        33.49%
Purchase ..........................      323       208,475,586.76        54.65
Rate / Term Refinance .............       63        45,266,113.00        11.87
                                         ---      ---------------       ------
TOTAL .............................      595      $381,492,557.62       100.00%
                                         ===      ===============       ======

                           LOAN DOCUMENTATION - POOL 3

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
           DOCUMENTATION                LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Full ..............................      165      $115,187,090.89        30.19%
No Income Verifier ................        6         4,025,872.08         1.06
Simply Signature ..................      424       262,279,594.65        68.75
                                         ---      ---------------       ------
TOTAL .............................      595      $381,492,557.62       100.00%
                                         ===      ===============       ======

                      SUBGROUP 3-1 MORTGAGE LOAN STATISTICS

                  ORIGINAL PRINCIPAL BALANCE(1) - SUBGROUP 3-1

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
           RANGE OF                 OF          AGGREGATE        PRINCIPAL
 ORIGINAL PRINCIPAL BALANCES     MORTGAGE   PRINCIPAL BALANCE     BALANCE
             ($)                  LOANS        OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
  200,000.01 -   300,000.00...        1       $   246,553.28         0.38%
  400,000.01 -   500,000.00...       29         8,754,211.76        13.58
  500,000.01 -   600,000.00...       45        16,601,025.62        25.75
  600,000.01 -   700,000.00...       29        10,316,552.93        16.00
  700,000.01 -   800,000.00...       14         6,409,475.92         9.94
  800,000.01 -   900,000.00...       11         5,962,564.83         9.25
  900,000.01 - 1,000,000.00...       13         8,361,275.38        12.97
1,000,000.01 - 1,100,000.00...        6         3,794,082.74         5.88
1,100,000.01 - 1,200,000.00...        1           584,458.18         0.91
1,200,000.01 - 1,300,000.00...        2         1,948,766.51         3.02
1,400,000.01 - 1,500,000.00...        2         1,499,305.35         2.33
                                    ---       --------------       ------
TOTAL:........................      153       $64,478,272.49       100.00%
                                    ===       ==============       ======

----------
(1) The average original Principal Balance of the Mortgage Components in Subgroup 3-1 was approximately $679,372.

             CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - SUBGROUP 3-1

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
           RANGE OF                 OF          AGGREGATE        PRINCIPAL
      CUT-OFF DATE STATED        MORTGAGE   PRINCIPAL BALANCE     BALANCE
    PRINCIPAL BALANCES ($)         LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   ------------
  200,000.01 -   300,000.00...        1       $   246,553.28         0.38%
  400,000.01 -   500,000.00...       29         8,754,211.76        13.58
  500,000.01 -   600,000.00...       45        16,601,025.62        25.75
  600,000.01 -   700,000.00...       29        10,316,552.93        16.00
  700,000.01 -   800,000.00...       14         6,409,475.92         9.94
  800,000.01 -   900,000.00...       11         5,962,564.83         9.25
  900,000.01 - 1,000,000.00...       13         8,361,275.38        12.97
1,000,000.01 - 1,100,000.00...        6         3,794,082.74         5.88
1,100,000.01 - 1,200,000.00...        1           584,458.18         0.91
1,200,000.01 - 1,300,000.00...        2         1,948,766.51         3.02
1,400,000.01 - 1,500,000.00...        2         1,499,305.35         2.33
                                    ---       --------------       ------
TOTAL:........................      153       $64,478,272.49       100.00%
                                    ===       ==============       ======
----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Components in Subgroup 3-1 is expected to be approximately $678,846.

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 3-1

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
           RANGE OF                 OF          AGGREGATE        PRINCIPAL
    CURRENT MORTGAGE RATES       MORTGAGE   PRINCIPAL BALANCE     BALANCE
              (%)                  LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
6.001 - 6.250.................       38       $25,093,065.13        38.92%
6.251 - 6.500.................      115        39,385,207.36        61.08
                                    ---       --------------       ------
TOTAL:........................      153       $64,478,272.49       100.00%
                                    ===       ==============       ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Components in Subgroup 3-1 is expected to be approximately 6.326% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 3-1

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
           RANGE OF              MORTGAGE   PRINCIPAL BALANCE     BALANCE
    REMAINING TERM (MONTHS)        LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
351 - 355.....................        3       $ 1,495,450.04         2.32%
356 - 360.....................      150        62,982,822.45        97.68
                                    ---       --------------       ------
TOTAL:........................      153       $64,478,272.49       100.00%
                                    ===       ==============       ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Components in Subgroup 3-1 is expected to be approximately 359 months.

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 3-1

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
           RANGE OF                 OF          AGGREGATE        PRINCIPAL
    ORIGINAL LOAN-TO-VALUE       MORTGAGE   PRINCIPAL BALANCE     BALANCE
          RATIOS (%)               LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
10.01 - 20.00.................        1       $   849,193.48         1.32%
20.01 - 30.00.................        1           337,500.00         0.52
30.01 - 40.00.................        5         2,668,358.67         4.14
40.01 - 50.00.................        8         3,735,660.68         5.79
50.01 - 60.00.................       18         9,633,855.12        14.94
60.01 - 70.00.................       27        10,662,176.14        16.54
70.01 - 75.00.................       32        15,092,250.08        23.41
75.01 - 80.00.................       60        21,252,725.05        32.96
85.01 - 90.00.................        1           246,553.28         0.38
                                    ---       --------------       ------
TOTAL:........................      153       $64,478,272.49       100.00%
                                    ===       ==============       ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Components in Subgroup 3-1 is expected to be approximately 67.78%.

                         CREDIT SCORE(1) - SUBGROUP 3-1

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
    RANGE OF CREDIT SCORE          LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
621 - 640.....................        4       $ 1,550,622.07         2.40%
641 - 660.....................        3         1,907,898.79         2.96
661 - 680.....................        3           897,847.14         1.39
681 - 700.....................        4         1,442,622.01         2.24
701 - 720.....................       26        10,344,984.30        16.04
721 - 740.....................       20         8,140,048.98        12.62
741 - 760.....................       22         9,058,691.80        14.05
761 - 780.....................       34        15,762,027.79        24.45
781 - 800.....................       26         9,871,257.44        15.31
801 - 820.....................       11         5,502,272.20         8.53
                                    ---       --------------       ------
TOTAL.........................      153       $64,478,272.49       100.00%
                                    ===       ==============       ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Components in Subgroup 3-1 is expected to be approximately 749. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 3-1

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
      GEOGRAPHIC LOCATION          LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Arizona ......................        5       $ 1,254,057.84         1.94%
California ...................       44        19,376,475.16        30.05
Colorado .....................        1           471,552.14         0.73
Connecticut...................        3         1,035,281.93         1.61
Delaware......................        2         1,002,729.24         1.56
Florida.......................        5         2,653,409.85         4.12
Georgia.......................        2           645,531.41         1.00
Illinois......................        1           220,000.00         0.34
Indiana.......................        1           299,442.81         0.46
Louisiana.....................        3         1,415,722.77         2.20
Maryland......................        7         1,952,433.80         3.03
Massachusetts.................        1           998,097.38         1.55
Michigan......................        3           997,166.55         1.55
Missouri......................        2           751,292.10         1.17
Nevada........................        1           279,740.66         0.43
New Hampshire.................        1           259,960.00         0.40
New Jersey....................       12         5,671,017.01         8.80
New York......................       41        19,029,889.85        29.51
Ohio..........................        1           352,173.51         0.55
Oklahoma......................        1           312,210.56         0.48
Oregon........................        1           315,307.69         0.49
Rhode Island..................        2           587,500.00         0.91
South Carolina................        2           816,226.34         1.27
Texas.........................        7         2,381,877.90         3.69
Virginia .....................        2           881,918.39         1.37
Washington....................        2           517,257.65         0.80
                                    ---       --------------       ------
TOTAL.........................      153       $64,478,272.49       100.00%
                                    ===       ==============       ======

----------
(1) As of the Cut-off Date, no more than approximately 3.09% of the Subgroup 3-1 Mortgage Components will be secured by Mortgaged Properties in any one postal zip code area.

                        OCCUPANCY TYPE(1) - SUBGROUP 3-1

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
       OCCUPANCY TYPE              LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Primary.......................      143       $60,660,981.18        94.08%
Secondary.....................       10         3,817,291.31         5.92
                                    ---       --------------       ------
TOTAL.........................      153       $64,478,272.49       100.00%
                                    ===       ==============       ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 3-1

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
         PROPERTY TYPE             LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
2-4 Family....................        9       $ 4,151,687.62         6.44%
Condominium...................       16         6,616,103.67        10.26
Co-op.........................        6         2,962,929.94         4.60
Planned Unit Development......       29        11,625,344.93        18.03
Single Family.................       93        39,122,206.34        60.68
                                    ---       --------------       ------
TOTAL.........................      153       $64,478,272.49       100.00%
                                    ===       ==============       ======

                           LOAN PURPOSE - SUBGROUP 3-1

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
         LOAN PURPOSE              LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Cash-out......................       39       $16,436,718.03        25.49%
Purchase......................      102        42,844,488.05        66.45
Rate / Term Refinance.........       12         5,197,066.41         8.06
                                    ---       --------------       ------
TOTAL.........................      153       $64,478,272.49       100.00%
                                    ===       ==============       ======

                        LOAN DOCUMENTATION - SUBGROUP 3-1

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
        DOCUMENTATION              LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Full..........................       40       $17,221,684.62        26.71%
No Income Verifier............        2           629,137.16         0.98
Simply Signature..............      111        46,627,450.71        72.31
                                    ---       --------------       ------
TOTAL.........................      153       $64,478,272.49       100.00%
                                    ===       ==============       ======

                     SUBGROUP 3-2 MORTGAGE LOAN STATISTICS

                  ORIGINAL PRINCIPAL BALANCE(1) - SUBGROUP 3-2

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                RANGE OF                 OF          AGGREGATE        PRINCIPAL
     ORIGINAL PRINCIPAL BALANCES      MORTGAGE   PRINCIPAL BALANCE     BALANCE
                   ($)                  LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
  400,000.01 -   500,000.00 .......      114      $ 40,459,170.77        20.46%
  500,000.01 -   600,000.00 .......      114        45,022,580.06        22.77
  600,000.01 -   700,000.00 .......       88        39,530,784.94        19.99
  700,000.01 -   800,000.00 .......       32        15,301,927.31         7.74
  800,000.01 -   900,000.00 .......       23        14,557,274.72         7.36
  900,000.01 - 1,000,000.00 .......       35        25,476,404.61        12.88
1,000,000.01 - 1,100,000.00 .......        9         4,847,711.29         2.45
1,100,000.01 - 1,200,000.00 .......        1           584,458.18         0.30
1,200,000.01 - 1,300,000.00 .......        2         1,253,217.33         0.63
1,300,000.01 - 1,400,000.00 .......        1           681,000.00         0.34
1,400,000.01 - 1,500,000.00 .......        4         4,437,949.33         2.24
2,500,000.01 - 3,000,000.00 .......        2         5,587,658.61         2.83
                                         ---      ---------------       ------
TOTAL: ............................      425      $197,740,137.13       100.00%
                                         ===      ===============       ======

----------
(1) The average original Principal Balance of the Mortgage Components in Subgroup 3-2 was approximately $652,799.

             CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - SUBGROUP 3-2

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
              RANGE OF                   OF          AGGREGATE        PRINCIPAL
        CUT-OFF DATE STATED           MORTGAGE   PRINCIPAL BALANCE     BALANCE
       PRINCIPAL BALANCES ($)           LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
  400,000.01 -   500,000.00 .......      115     $ 40,958,719.76         20.71%
  500,000.01 -   600,000.00 .......      113       44,523,031.07         22.52
  600,000.01 -   700,000.00 .......       88       39,530,784.94         19.99
  700,000.01 -   800,000.00 .......       32       15,301,927.31          7.74
  800,000.01 -   900,000.00 .......       23       14,557,274.72          7.36
  900,000.01 - 1,000,000.00 .......       35       25,476,404.61         12.88
1,000,000.01 - 1,100,000.00 .......        9        4,847,711.29          2.45
1,100,000.01 - 1,200,000.00 .......        1          584,458.18          0.30
1,200,000.01 - 1,300,000.00 .......        2        1,253,217.33          0.63
1,300,000.01 - 1,400,000.00 .......        1          681,000.00          0.34
1,400,000.01 - 1,500,000.00 .......        4        4,437,949.33          2.24
2,500,000.01 - 3,000,000.00 .......        2        5,587,658.61          2.83
                                         ---     ---------------        ------
TOTAL: ............................      425     $197,740,137.13        100.00%
                                         ===     ===============        ======

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Components in Subgroup 3-2 is expected to be approximately $652,232.

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 3-2

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
              RANGE OF                   OF          AGGREGATE        PRINCIPAL
       CURRENT MORTGAGE RATES         MORTGAGE   PRINCIPAL BALANCE     BALANCE
                (%)                     LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
6.251 - 6.500 .....................      299      $157,666,520.80        79.73%
6.501 - 6.750 .....................      126        40,073,616.33        20.27
                                         ---      ---------------       ------
TOTAL: ............................      425      $197,740,137.13       100.00%
                                         ===      ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Components in Subgroup 3-2 is expected to be approximately 6.500% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 3-2

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
              RANGE OF                MORTGAGE   PRINCIPAL BALANCE     BALANCE
      REMAINING TERM (MONTHS)           LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
351 - 355 .........................        2      $    503,189.89         0.25%
356 - 360 .........................      423       197,236,947.24        99.75
                                         ---      ---------------       ------
TOTAL: ............................      425      $197,740,137.13       100.00%
                                         ===      ===============       ======
----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Components in Subgroup 3-2 is expected to be approximately 359 months.

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 3-2

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
              RANGE OF                   OF          AGGREGATE        PRINCIPAL
       ORIGINAL LOAN-TO-VALUE         MORTGAGE   PRINCIPAL BALANCE     BALANCE
             RATIOS (%)                 LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
00.01 - 10.00 .....................        1      $    344,000.00         0.17%
10.01 - 20.00 .....................        1           254,775.02         0.13
20.01 - 30.00 .....................        1           337,500.00         0.17
30.01 - 40.00 .....................       11         6,387,944.23         3.23
40.01 - 50.00 .....................       14         6,951,112.48         3.52
50.01 - 60.00 .....................       45        23,615,810.78        11.94
60.01 - 70.00 .....................       78        38,000,849.79        19.22
70.01 - 75.00 .....................       83        43,528,082.94        22.01
75.01 - 80.00 .....................      191        78,320,061.89        39.61
                                         ---      ---------------       ------
TOTAL: ............................      425      $197,740,137.13       100.00%
                                         ===      ===============       ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Components in Subgroup 3-2 is expected to be approximately 70.01%.

                         CREDIT SCORE(1) - SUBGROUP 3-2

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
       RANGE OF CREDIT SCORE            LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
(Less than or equal to)
  600 .............................        1      $    585,000.00         0.30%
601 - 620 .........................        2           851,747.86         0.43
621 - 640 .........................       10         4,365,773.14         2.21
641 - 660 .........................        7         2,455,811.60         1.24
661 - 680 .........................       17         9,822,559.28         4.97
681 - 700 .........................       14         6,503,570.75         3.29
701 - 720 .........................       67        30,140,298.14        15.24
721 - 740 .........................       59        26,189,844.29        13.24
741 - 760 .........................       66        29,050,142.70        14.69
761 - 780 .........................       78        40,359,940.72        20.41
781 - 800 .........................       76        34,406,007.72        17.40
801 - 820 .........................       27        12,449,947.20         6.30
821 - 840 .........................        1           559,493.75         0.28
                                         ---      ---------------       ------
TOTAL .............................      425      $197,740,137.13       100.00%
                                         ===      ===============       ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Components in Subgroup 3-2 is expected to be approximately 746. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 3-2

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
        GEOGRAPHIC LOCATION             LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Arizona ...........................        9      $  3,154,101.95         1.60%
California ........................      157        75,261,413.48        38.06
Colorado ..........................        4         1,750,682.06         0.89
Connecticut .......................       13         5,865,277.94         2.97
Delaware ..........................        3         1,687,513.09         0.85
District of Columbia ..............        1           304,129.45         0.15
Florida ...........................       30        15,479,965.94         7.83
Georgia ...........................        3           961,292.57         0.49
Idaho .............................        1           449,593.19         0.23
Illinois ..........................        4         1,652,935.96         0.84
Indiana ...........................        2           948,855.20         0.48
Kentucky ..........................        1           326,311.85         0.17
Louisiana .........................        1           224,292.07         0.11
Maryland ..........................       18         6,852,733.86         3.47
Massachusetts .....................        1           725,000.00         0.37
Michigan ..........................        4         1,270,924.81         0.64
Missouri ..........................        1           247,770.31         0.13
Nevada ............................        8         2,872,002.37         1.45
New Hampshire .....................        1           259,960.00         0.13
New Jersey ........................       24        12,023,733.96         6.08
New York ..........................       85        41,937,168.48        21.21
North Carolina ....................        4         1,654,358.61         0.84
Ohio ..............................        3         1,336,757.53         0.68
Oklahoma ..........................        1           312,210.56         0.16
Oregon ............................        5         2,580,474.58         1.30
Pennsylvania ......................        3         1,430,473.19         0.72
Rhode Island ......................        4         1,415,358.30         0.72
South Carolina ....................        1           317,500.00         0.16
Texas .............................       15         6,473,518.60         3.27
Utah ..............................        1           570,683.63         0.29
Virginia ..........................       10         4,093,008.28         2.07
Washington ........................        6         2,801,041.83         1.42
Wisconsin .........................        1           499,093.54         0.25
                                         ---      ---------------       ------
TOTAL .............................      425      $197,740,137.13       100.00%
                                         ===      ===============       ======

----------
(1) As of the Cut-off Date, no more than approximately 1.52% of the Subgroup 3-2 Mortgage Components will be secured by Mortgaged Properties in any one postal zip code area.

                        OCCUPANCY TYPE(1) - SUBGROUP 3-2


                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
           OCCUPANCY TYPE               LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Primary ...........................      397      $185,069,139.23        93.59%
Secondary .........................       28        12,670,997.90         6.41
                                         ---      ---------------       ------
TOTAL .............................      425      $197,740,137.13       100.00%
                                         ===      ===============       ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 3-2

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
            PROPERTY TYPE               LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
2-4 Family ........................       19      $  9,738,555.21         4.92%
Condominium .......................       44        20,703,250.47        10.47
Co-op .............................       10         3,730,998.37         1.89
Planned Unit Development ..........       96        42,280,966.83        21.38
Single Family .....................      256       121,286,366.26        61.34
                                         ---      ---------------       ------
TOTAL .............................      425      $197,740,137.13       100.00%
                                         ===      ===============       ======

                           LOAN PURPOSE - SUBGROUP 3-2

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
           LOAN PURPOSE                 LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Cash-out ..........................      143      $ 67,237,906.86        34.00%
Purchase ..........................      230       103,876,518.44        52.53
Rate / Term Refinance .............       52        26,625,711.84        13.47
                                         ---      ---------------       ------
TOTAL .............................      425      $197,740,137.13       100.00%
                                         ===      ===============       ======

                        LOAN DOCUMENTATION - SUBGROUP 3-2

                                                                      PERCENT OF
                                       NUMBER                         AGGREGATE
                                         OF          AGGREGATE        PRINCIPAL
                                      MORTGAGE   PRINCIPAL BALANCE     BALANCE
          DOCUMENTATION                 LOANS       OUTSTANDING      OUTSTANDING
-----------------------------------   --------   -----------------   -----------
Full ..............................      117      $ 62,822,873.28        31.77%
No Income Verifier ................        5         2,247,619.64         1.14
Simply Signature ..................      303       132,669,644.21        67.09
                                         ---      ---------------       ------
TOTAL .............................      425      $197,740,137.13       100.00%
                                         ===      ===============       ======

                      SUBGROUP 3-3 MORTGAGE LOAN STATISTICS

                  ORIGINAL PRINCIPAL BALANCE(1) - SUBGROUP 3-3

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
           RANGE OF                 OF          AGGREGATE        PRINCIPAL
 ORIGINAL PRINCIPAL BALANCES     MORTGAGE   PRINCIPAL BALANCE     BALANCE
              ($)                  LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
  400,000.01 -   500,000.00...       75      $ 27,078,707.93       22.70%
  500,000.01 -   600,000.00...       82        36,054,470.95       30.23
  600,000.01 -   700,000.00...       50        23,310,488.66       19.54
  700,000.01 -   800,000.00...       20        10,521,684.07        8.82
  800,000.01 -   900,000.00...        7         4,146,334.54        3.48
  900,000.01 - 1,000,000.00...       12         7,367,850.74        6.18
1,000,000.01 - 1,100,000.00...        9         7,510,393.82        6.30
1,200,000.01 - 1,300,000.00...        1           603,217.33        0.51
1,300,000.01 - 1,400,000.00...        1           681,000.00        0.57
1,500,000.01 - 2,000,000.00...        1         2,000,000.00        1.68
                                    ---      ---------------      ------
TOTAL:........................      258      $119,274,148.01      100.00%
                                    ===      ===============      ======

----------
(1) The average original Principal Balance of the Mortgage Components in Subgroup 3-3 was approximately $618,580.

             CUT-OFF DATE STATED PRINCIPAL BALANCE(1) - SUBGROUP 3-3

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
          RANGE OF                  OF          AGGREGATE        PRINCIPAL
     CUT-OFF DATE STATED         MORTGAGE   PRINCIPAL BALANCE     BALANCE
   PRINCIPAL BALANCES ($)          LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
  300,000.01 -   400,000.00...        1      $    330,600.97        0.28%
  400,000.01 -   500,000.00...       74        26,748,106.96       22.43
  500,000.01 -   600,000.00...       82        36,054,470.95       30.23
  600,000.01 -   700,000.00...       50        23,310,488.66       19.54
  700,000.01 -   800,000.00...       20        10,521,684.07        8.82
  800,000.01 -   900,000.00...        7         4,146,334.54        3.48
  900,000.01 - 1,000,000.00...       12         7,367,850.74        6.18
1,000,000.01 - 1,100,000.00...        9         7,510,393.82        6.30
1,200,000.01 - 1,300,000.00...        1           603,217.33        0.51
1,300,000.01 - 1,400,000.00...        1           681,000.00        0.57
1,500,000.01 - 2,000,000.00...        1         2,000,000.00        1.68
                                    ---      ---------------      ------
TOTAL:........................      258      $119,274,148.01      100.00%
                                    ===      ===============      ======

----------
(1) As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Components in Subgroup 3-3 is expected to be approximately $617,626.

                    CURRENT MORTGAGE RATES(1) - SUBGROUP 3-3

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
           RANGE OF                 OF          AGGREGATE        PRINCIPAL
    CURRENT MORTGAGE RATES       MORTGAGE   PRINCIPAL BALANCE     BALANCE
             (%)                   LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
6.501 - 6.750.................      209      $ 89,737,048.15       75.24%
6.751 - 7.000.................       49        29,537,099.86       24.76
                                    ---      ---------------      ------
TOTAL:........................      258      $119,274,148.01      100.00%
                                    ===      ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Components in Subgroup 3-3 is expected to be approximately 6.739% per annum.

                  REMAINING TERM TO MATURITY(1) - SUBGROUP 3-3

                                                                 PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
           RANGE OF              MORTGAGE   PRINCIPAL BALANCE     BALANCE
   REMAINING TERM (MONTHS)        LOANS       OUTSTANDING       OUTSTANDING
------------------------------   --------   -----------------   -----------
356 - 360.....................      258      $119,274,148.01      100.00%
                                    ---      ---------------      ------
TOTAL:........................      258      $119,274,148.01      100.00%
                                    ===      ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Components in Subgroup 3-3 is expected to be approximately 359 months.

                 ORIGINAL LOAN-TO-VALUE RATIOS(1) - SUBGROUP 3-3

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
           RANGE OF                 OF          AGGREGATE       PRINCIPAL
    ORIGINAL LOAN-TO-VALUE       MORTGAGE   PRINCIPAL BALANCE    BALANCE
          RATIOS (%)               LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
00.01 - 10.00.................        1      $    344,000.00        0.29%
10.01 - 20.00.................        1           254,775.02        0.21
30.01 - 40.00.................        5         1,917,267.91        1.61
40.01 - 50.00.................        3         1,670,607.58        1.40
50.01 - 60.00.................       21         8,219,444.93        6.89
60.01 - 70.00.................       48        26,576,131.62       22.28
70.01 - 75.00.................       47        24,452,025.09       20.50
75.01 - 80.00.................      131        55,408,276.82       46.45
85.01 - 90.00.................        1           431,619.06        0.36
                                    ---      ---------------      ------
TOTAL:........................      258      $119,274,148.01      100.00%
                                    ===      ===============      ======

----------
(1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Components in Subgroup 3-3 is expected to be approximately 72.11%.

                         CREDIT SCORE(1) - SUBGROUP 3-3

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE       PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE    BALANCE
     RANGE OF CREDIT SCORE         LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
601 - 620 ....................        2      $    851,747.86        0.71%
621 - 640 ....................        6         3,041,874.78        2.55
641 - 660 ....................        6         2,807,301.47        2.35
661 - 680 ....................        8         3,462,777.66        2.90
681 - 700 ....................        9         4,568,350.01        3.83
701 - 720 ....................       54        26,716,182.65       22.40
721 - 740 ....................       39        16,909,522.47       14.18
741 - 760 ....................       44        21,156,256.10       17.74
761 - 780 ....................       38        16,723,619.81       14.02
781 - 800 ....................       39        17,403,027.30       14.59
801 - 820 ....................       13         5,633,487.92        4.72
                                    ---      ---------------      ------
TOTAL ........................      258      $119,274,148.01      100.00%
                                    ===      ===============      ======

----------
(1) As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Components in Subgroup 3-3 is expected to be approximately 740. See "Description of the Mortgage Pools--The Mortgage Loans" herein.

        GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES(1) - SUBGROUP 3-3

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
      GEOGRAPHIC LOCATION          LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Arizona ......................        9      $  4,382,330.90        3.67%
California ...................      100        43,339,801.33       36.34
Colorado .....................        3         1,460,524.74        1.22
Connecticut ..................        4         1,234,493.27        1.04
Delaware .....................        1           341,250.00        0.29
District of Columbia .........        2           740,129.45        0.62
Florida ......................       32        18,560,398.78       15.56
Georgia ......................        2           880,274.72        0.74
Illinois .....................        5         2,387,153.91        2.00
Kentucky .....................        1           326,311.85        0.27
Louisiana ....................        1           810,301.75        0.68
Maryland .....................        9         4,221,355.03        3.54
Massachusetts ................        3         1,674,000.00        1.40
Michigan .....................        2         1,031,199.26        0.86
Mississippi ..................        1           650,000.00        0.54
Nevada .......................        6         2,592,844.60        2.17
New Jersey ...................        7         2,610,886.29        2.19
New York .....................       41        19,011,012.79       15.94
North Carolina ...............        2           519,797.07        0.44
Ohio .........................        1           244,584.02        0.21
Oklahoma .....................        1           660,000.00        0.55
Oregon .......................        3         1,513,699.23        1.27
Pennsylvania .................        3           985,779.44        0.83
Rhode Island .................        1           338,700.91        0.28
South Carolina ...............        1           481,600.00        0.40
Texas ........................        7         3,618,265.28        3.03
Virginia .....................        7         3,122,556.14        2.62
Washington ...................        3         1,534,897.31        1.29
                                    ---      ---------------      ------
TOTAL ........................      258      $119,274,148.01      100.00%
                                    ===      ===============      ======
----------
(1) As of the Cut-off Date, no more than approximately 1.68% of the Subgroup 3-3 Mortgage Components will be secured by Mortgaged Properties in any one postal zip code area.

                        OCCUPANCY TYPE(1) - SUBGROUP 3-3

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
        OCCUPANCY TYPE             LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Primary ......................      241      $110,958,469.81       93.03%
Secondary ....................       17         8,315,678.20        6.97
                                    ---      ---------------      ------
TOTAL ........................      258      $119,274,148.01      100.00%
                                    ===      ===============      ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                          PROPERTY TYPE - SUBGROUP 3-3

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
         PROPERTY TYPE             LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
2-4 Family ...................       12      $  6,481,285.26        5.43%
Condominium ..................       24        12,084,407.01       10.13
Co-op ........................        8         3,502,128.85        2.94
Planned Unit Development .....       64        28,414,934.91       23.82
Single Family ................      150        68,791,391.99       57.68
                                    ---      ---------------      ------
TOTAL ........................      258      $119,274,148.01      100.00%
                                    ===      ===============      ======

                           LOAN PURPOSE - SUBGROUP 3-3

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
         LOAN PURPOSE              LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Cash-out .....................       92      $ 44,076,232.98       36.95%
Purchase .....................      137        61,754,580.28       51.78
Rate/Term Refinance ........         29        13,443,334.76       11.27
                                    ---      ---------------      ------
TOTAL ........................      258      $119,274,148.01      100.00%
                                    ===      ===============      ======

                        LOAN DOCUMENTATION - SUBGROUP 3-3

                                                                PERCENT OF
                                  NUMBER                         AGGREGATE
                                    OF          AGGREGATE        PRINCIPAL
                                 MORTGAGE   PRINCIPAL BALANCE     BALANCE
         DOCUMENTATION             LOANS       OUTSTANDING      OUTSTANDING
------------------------------   --------   -----------------   -----------
Full .........................       67      $ 35,142,532.99       29.46%
No Income Verifier ...........        2         1,149,115.29        0.96
Simply Signature .............      189        82,982,499.74       69.57
                                    ---      ---------------      ------
TOTAL ........................      258      $119,274,148.01      100.00%
                                    ===      ===============      ======

                   ANNEX B: PRINCIPAL AMOUNT DECREMENT TABLES

STRUCTURING ASSUMPTIONS

          The following assumptions (the "STRUCTURING ASSUMPTIONS") were used in constructing the tables set forth below and in "Yield, Prepayment And Weighted Average Life" in the prospectus supplement: (i) distributions in respect of the Certificates are received in cash on the 25th day of each month commencing in July 2006, (ii) the Mortgage Loans prepay at the indicated percentages of PSA, as applicable, (iii) no defaults or delinquencies occur in the payment by borrowers of principal and interest on the Mortgage Loans, and no shortfalls are incurred due to the application of a Relief Act, (iv) the Originators and the Seller are not required to purchase or substitute for any Mortgage Loan, (v) scheduled monthly payments on the Mortgage Loans are received on the first day of each month commencing in July 2006 and are computed prior to giving effect to any prepayments received in the prior month, (vi) prepayments are allocated as described herein without giving effect to loss and delinquency tests, (vii) prepayments represent voluntary prepayments of individual Mortgage Loans and are received on the last day of each month, commencing in June 2006 and include 30 days' interest, (viii) the scheduled monthly payment for each Mortgage Loan has been calculated based on the assumed mortgage loan characteristics described in item (ix) below such that each such Mortgage Loan will amortize in amounts sufficient to repay the principal balance of such assumed mortgage loan by its remaining term to maturity (after accounting for any interest-only period), (x) interest accrues on each class of Certificates at the applicable Certificate Interest Rate described under "Description of the Certificates -- Distributions of Interest" in this prospectus supplement, (xi) the initial Class Principal Amount of each class of Certificates is as described in this prospectus supplement, (xii) unless indicated otherwise, no exercise of any optional clean-up redemption will occur, (xiii) the Closing Date of the sale of the Offered Certificates is June 30, 2006 and (xiv) the Mortgage Loans in each Mortgage Pool are aggregated into assumed Mortgage Loans having the characteristics set forth below.

ASSUMED MORTGAGE LOAN CHARACTERISTICS

          For purposes of constructing the tables set forth below, the Mortgage Loans were assumed to have the following characteristics:

             GROSS            NET                         ORIGINAL TERM   REMAINING TERM      ORIGINAL
         MORTGAGE LOAN   MORTGAGE LOAN     SCHEDULED       TO MATURITY     TO MATURITY      INTEREST-ONLY
 POOL       RATE (%)        RATE (%)       BALANCE ($)       (MONTHS)        (MONTHS)       TERM (MONTHS)
------   -------------   -------------   --------------   -------------   --------------   --------------
Pool 1    5.0000000000    4.7500000000       505,025.86        360             351         Not Applicable
Pool 1    5.1250000000    4.8750000000     2,440,743.10        360             350         Not Applicable
Pool 1    5.2500000000    5.0000000000       621,371.70        360             358         Not Applicable
Pool 1    5.3750000000    5.1250000000    23,299,282.29        360             350         Not Applicable
Pool 1    5.4985202104    5.2485202104    18,973,535.73        359             351         Not Applicable
Pool 1    5.6235175738    5.3735175738    29,984,316.65        359             350         Not Applicable
Pool 1    5.7500000000    5.5000000000    23,850,283.07        357             349         Not Applicable
Pool 1    5.8746781863    5.6246781863    42,030,081.18        359             352         Not Applicable
Pool 1    5.9983710474    5.7483710474    49,306,092.21        360             354         Not Applicable
Pool 1    6.1227333644    5.8727333644    47,205,850.24        359             355         Not Applicable
Pool 1    6.2498521396    5.9998521396    57,148,406.50        360             356         Not Applicable
Pool 1    6.3744805372    6.1244805372    91,308,400.98        359             355         Not Applicable
Pool 1    6.4983977418    6.2483977418    77,847,097.76        360             356         Not Applicable
Pool 1    6.6244633893    6.3744633893    40,428,466.85        359             356         Not Applicable
Pool 1    6.7450164092    6.4950164092    30,094,197.62        359             356         Not Applicable
Pool 1    7.0000000000    6.7500000000     2,491,433.43        360             358         Not Applicable
Pool 1    5.2500000000    5.0000000000       400,000.00        360             350               120
Pool 1    5.3750000000    5.1250000000       784,772.00        360             350               120
Pool 1    5.5000000000    5.2500000000     3,145,348.33        360             350               120
Pool 1    5.6250000000    5.3750000000     5,335,442.47        360             352               120
Pool 1    5.7500000000    5.5000000000     4,330,663.75        360             351               120
Pool 1    5.8750000000    5.6250000000     8,200,747.62        360             353               120
Pool 1    6.0000000000    5.7500000000    11,313,822.66        360             353               120
Pool 1    6.1250000000    5.8750000000    17,250,628.02        360             354               120
Pool 1    6.2480064233    5.9980064233    18,036,957.54        360             356               120
Pool 1    6.3750000000    6.1250000000    19,933,948.01        360             356               120
Pool 1    6.5000000000    6.2500000000    39,301,651.29        360             356               120
Pool 1    6.6241018397    6.3741018397    17,852,964.89        360             357               120
Pool 1    6.7500000000    6.5000000000    25,261,454.24        360             357               120
Pool 2    5.1250000000    4.8750000000       103,923.67        180             170         Not Applicable
Pool 2    5.2500000000    5.0000000000     1,810,336.77        180             169         Not Applicable
Pool 2    5.3661204697    5.1196722818     8,468,169.94        180             171         Not Applicable
Pool 2    5.4561578314    5.2234186104     7,058,863.65        174             167         Not Applicable
Pool 2    5.5379388080    5.3207814981    14,969,373.48        180             174         Not Applicable
Pool 2    5.6735899000    5.4539345699    22,290,213.01        180             175         Not Applicable
Pool 2    5.8040234468    5.5821495283    28,054,898.68        179             174         Not Applicable
Pool 2    5.8939243139    5.6862313212    51,115,441.83        180             176         Not Applicable
Pool 2    6.0313814895    5.8186554558    22,081,994.06        180             175         Not Applicable
Pool 2    6.1634169628    5.9475600411    20,346,547.40        178             173         Not Applicable
Pool 2    6.2858141879    6.0714885127     9,194,421.67        180             176         Not Applicable
Pool 2    6.4656430730    6.2292495946     6,191,547.29        180             175         Not Applicable
Pool 2    6.5461162878    6.3276697727     2,518,080.31        180             176         Not Applicable
Pool 2    6.7500000000    6.5000000000       153,052.83        180             175         Not Applicable
Pool 2    6.7500000000    6.5500000000       481,759.37        180             174         Not Applicable
Pool 2    5.5000000000    5.3000000000       681,012.43        180             171               120
Pool 2    5.6615514026    5.4469308416     1,229,945.96        180             172               120
Pool 2    5.8750000000    5.6250000000       564,400.00        180             173               120
Pool 2    6.0000000000    5.8000000000     1,390,000.00        180             173               120
Pool 2    6.3750000000    6.1250000000       699,300.00        180             177               120
Pool 2    6.5000000000    6.2500000000       434,850.00        180             176               120
Pool 2    6.6250000000    6.3750000000       995,016.10        180             172               120
Pool 3    6.2500000000    6.0000000000    24,610,065.13        360             359         Not Applicable
Pool 3    6.3750000000    6.1250000000    68,834,894.71        360             359         Not Applicable
Pool 3    6.5000000000    6.2500000000   100,259,790.34        360             359         Not Applicable
Pool 3    6.6250000000    6.3750000000    67,841,495.61        360             359         Not Applicable
Pool 3    6.7500000000    6.5000000000    40,629,730.85        360             359         Not Applicable
Pool 3    6.8750000000    6.6250000000    23,969,699.90        360             360         Not Applicable
Pool 3    6.2500000000    6.0000000000       483,000.00        360             359               120
Pool 3    6.3750000000    6.1250000000     9,935,520.00        360             359               120
Pool 3    6.5000000000    6.2500000000    18,021,523.10        360             359               120
Pool 3    6.6250000000    6.3750000000    12,305,737.05        360             359               120
Pool 3    6.7500000000    6.5000000000     9,033,700.97        360             359               120
Pool 3    6.8750000000    6.6250000000     5,567,399.96        360             359               120

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                        CLASS 1-A-1 AND CLASS 1-A-2 CERTIFICATES           CLASS 1-A-3 CERTIFICATES
                        ----------------------------------------   ---------------------------------------
DISTRIBUTION DATE        100%   200%   250%   275%   400%   500%   100%   200%   250%   275%   400%   500%
---------------------   -----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage...     100    100    100    100    100    100    100    100    100    100    100    100
June 2007............     100    100    100    100    100    100     94     90     88     87     83     79
June 2008............     100    100    100    100    100    100     85     75     70     68     56     47
June 2009............     100    100    100    100    100    100     76     59     52     48     31     19
June 2010............     100    100    100    100    100    100     67     46     36     32     12      0
June 2011............     100    100    100    100    100     86     58     33     23     18      0      0
June 2012............      96     93     91     90     90     56     51     25     14     10      0      0
June 2013............      91     84     80     78     67     36     45     18      8      4      0      0
June 2014............      84     71     65     64     49     24     40     14      5      1      0      0
June 2015............      74     56     49     48     36     16     36     11      3      0      0      0
June 2016............      63     39     31     32     27     11     33     10      2      0      0      0
June 2017............      52     24     17     19     20      7     30      8      1      0      0      0
June 2018............      42     11      5      8     15      5     27      7      1      0      0      0
June 2019............      32      *      0      0     11      3     24      6      0      0      0      0
June 2020............      23      0      0      0      8      2     21      2      0      0      0      0
June 2021............      14      0      0      0      6      2     18      0      0      0      0      0
June 2022............       6      0      0      0      4      1     16      0      0      0      0      0
June 2023............       0      0      0      0      3      1     13      0      0      0      0      0
June 2024............       0      0      0      0      2      *      8      0      0      0      0      0
June 2025............       0      0      0      0      2      *      3      0      0      0      0      0
June 2026............       0      0      0      0      1      *      0      0      0      0      0      0
June 2027............       0      0      0      0      1      *      0      0      0      0      0      0
June 2028............       0      0      0      0      1      *      0      0      0      0      0      0
June 2029............       0      0      0      0      *      *      0      0      0      0      0      0
June 2030............       0      0      0      0      *      *      0      0      0      0      0      0
June 2031............       0      0      0      0      *      *      0      0      0      0      0      0
June 2032............       0      0      0      0      *      *      0      0      0      0      0      0
June 2033............       0      0      0      0      *      *      0      0      0      0      0      0
June 2034............       0      0      0      0      *      *      0      0      0      0      0      0
June 2035............       0      0      0      0      *      *      0      0      0      0      0      0
June 2036............       0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity..........   11.30   9.31   8.88   8.91   8.93   7.04   7.99   4.56   3.56   3.20   2.34   1.97

                                  CLASS 1-A-4 CERTIFICATES
                        -------------------------------------------
DISTRIBUTION DATE        100%    200%    250%    275%   400%   500%
---------------------   -----   -----   -----   -----   ----   ----
Initial Percentage...     100     100     100     100    100    100
June 2007............     106     106     106     106    106    106
June 2008............     112     112     112     112    112    112
June 2009............     118     118     118     118    118    118
June 2010............     125     125     125     125    125    119
June 2011............     132     132     132     132    105      0
June 2012............     139     139     139     139     12      0
June 2013............     147     147     147     147      0      0
June 2014............     155     155     155     155      0      0
June 2015............     164     164     164     147      0      0
June 2016............     173     173     173     147      0      0
June 2017............     183     183     183     146      0      0
June 2018............     193     193     193     146      0      0
June 2019............     204     204     180     143      0      0
June 2020............     216     216     147     115      0      0
June 2021............     228     201     120      92      0      0
June 2022............     241     168      97      73      0      0
June 2023............     254     141      78      58      0      0
June 2024............     269     117      63      46      0      0
June 2025............     284      96      50      36      0      0
June 2026............     287      78      39      28      0      0
June 2027............     247      63      31      21      0      0
June 2028............     210      50      24      16      0      0
June 2029............     175      39      18      12      0      0
June 2030............     142      30      13       9      0      0
June 2031............     112      22       9       6      0      0
June 2032............      83      15       6       4      0      0
June 2033............      56      10       4       2      0      0
June 2034............      31       5       2       1      0      0
June 2035............       7       1       *       *      0      0
June 2036............       0       0       0       0      0      0
Weighted Average
   Life in Years to
   Maturity..........   24.10   19.23   16.98   16.46   5.45   4.32

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                CLASS 1-A-5 CERTIFICATES           CLASS 1-A-6 AND CLASS 1-A-10 CERTIFICATES
                        ----------------------------------------   -----------------------------------------
DISTRIBUTION DATE        100%   200%   250%   300%   400%   500%     100%   200%   250%   300%   400%   500%
---------------------   -----   ----   ----   ----   ----   ----    -----   ----   ----   ----   ----   ----
Initial Percentage...     100   100    100     100    100    100      100    100    100    100    100    100
June 2007............     100    92     92      92     92     92      100     91     85     79     68     56
June 2008............     100    75     75      75     75     75      100     73     56     40      8      0
June 2009............     100    56     56      56      0      0      100     54     26      *      0      0
June 2010............     100    40     40      40      0      0      100     39      4      0      0      0
June 2011............     100    27     27       0      0      0      100     27      0      0      0      0
June 2012............     100    17     17       0      0      0      100     20      0      0      0      0
June 2013............     100     9      9       0      0      0      100     14      0      0      0      0
June 2014............     100     2      2       0      0      0      100     12      0      0      0      0
June 2015............     100     0      0       0      0      0      100     10      0      0      0      0
June 2016............      92     0      0       0      0      0      100      8      0      0      0      0
June 2017............      74     0      0       0      0      0      100      5      0      0      0      0
June 2018............      52     0      0       0      0      0      100      2      0      0      0      0
June 2019............      26     0      0       0      0      0      100      0      0      0      0      0
June 2020............       0     0      0       0      0      0       99      0      0      0      0      0
June 2021............       0     0      0       0      0      0       90      0      0      0      0      0
June 2022............       0     0      0       0      0      0       81      0      0      0      0      0
June 2023............       0     0      0       0      0      0       72      0      0      0      0      0
June 2024............       0     0      0       0      0      0       63      0      0      0      0      0
June 2025............       0     0      0       0      0      0       54      0      0      0      0      0
June 2026............       0     0      0       0      0      0       44      0      0      0      0      0
June 2027............       0     0      0       0      0      0       35      0      0      0      0      0
June 2028............       0     0      0       0      0      0       27      0      0      0      0      0
June 2029............       0     0      0       0      0      0       18      0      0      0      0      0
June 2030............       0     0      0       0      0      0       10      0      0      0      0      0
June 2031............       0     0      0       0      0      0        2      0      0      0      0      0
June 2032............       0     0      0       0      0      0        0      0      0      0      0      0
June 2033............       0     0      0       0      0      0        0      0      0      0      0      0
June 2034............       0     0      0       0      0      0        0      0      0      0      0      0
June 2035............       0     0      0       0      0      0        0      0      0      0      0      0
June 2036............       0     0      0       0      0      0        0      0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity..........   11.97   3.71   3.71   3.09   2.36   1.99    19.48   4.07   2.24   1.74   1.29   1.06

                                 CLASS 1-A-7 CERTIFICATES
                        -----------------------------------------
DISTRIBUTION DATE        100%    200%   250%   300%   400%   500%
---------------------   -----   -----   ----   ----   ----   ----
Initial Percentage...     100     100    100   100     100    100
June 2007............     100     100    100   100     100    100
June 2008............     100     100    100   100     100      0
June 2009............     100     100    100   100       0      0
June 2010............     100     100    100     0       0      0
June 2011............     100     100      0     0       0      0
June 2012............     100     100      0     0       0      0
June 2013............     100     100      0     0       0      0
June 2014............     100     100      0     0       0      0
June 2015............     100     100      0     0       0      0
June 2016............     100     100      0     0       0      0
June 2017............     100     100      0     0       0      0
June 2018............     100     100      0     0       0      0
June 2019............     100      94      0     0       0      0
June 2020............     100      65      0     0       0      0
June 2021............     100      36      0     0       0      0
June 2022............     100       9      0     0       0      0
June 2023............     100       0      0     0       0      0
June 2024............     100       0      0     0       0      0
June 2025............     100       0      0     0       0      0
June 2026............     100       0      0     0       0      0
June 2027............     100       0      0     0       0      0
June 2028............     100       0      0     0       0      0
June 2029............     100       0      0     0       0      0
June 2030............     100       0      0     0       0      0
June 2031............     100       0      0     0       0      0
June 2032............      44       0      0     0       0      0
June 2033............       0       0      0     0       0      0
June 2034............       0       0      0     0       0      0
June 2035............       0       0      0     0       0      0
June 2036............       0       0      0     0       0      0
Weighted Average
   Life in Years to
   Maturity..........   25.95   14.56   4.55   3.18   2.23   1.82

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                               CLASS 1-A-8 CERTIFICATES                   CLASS 1-A-9 CERTIFICATES
                      -----------------------------------------   ----------------------------------------
DISTRIBUTION DATE      100%    200%   250%   300%   400%   500%    100%   200%   250%   300%   400%   500%
-------------------   -----   -----   ----   ----   ----   ----   -----   ----   ----   ----   ----   ----
Initial Percentage      100     100    100    100    100    100     100    100    100    100    100    100
June 2007 .........     100     100    100    100    100    100     100     93     89     84     75     66
June 2008 .........     100     100    100    100    100     39     100     79     67     54     30      6
June 2009 .........     100     100    100    100      0      0     100     64     43     23      0      0
June 2010 .........     100     100    100     10      0      0     100     53     26      2      0      0
June 2011 .........     100     100     90      0      0      0     100     44     14      0      0      0
June 2012 .........     100     100     40      0      0      0     100     38      6      0      0      0
June 2013 .........     100     100     12      0      0      0     100     34      2      0      0      0
June 2014 .........     100     100      *      0      0      0     100     32      *      0      0      0
June 2015 .........     100     100      *      0      0      0     100     31      *      0      0      0
June 2016 .........     100     100      *      0      0      0     100     29      *      0      0      0
June 2017 .........     100     100      *      0      0      0     100     27      *      0      0      0
June 2018 .........     100     100      *      0      0      0     100     25      *      0      0      0
June 2019 .........     100     100      *      0      0      0     100     23      *      0      0      0
June 2020 .........     100     100      *      0      0      0      99     21      *      0      0      0
June 2021 .........     100     100      *      0      0      0      93     18      *      0      0      0
June 2022 .........     100     100      *      0      0      0      86     16      *      0      0      0
June 2023 .........     100      92      *      0      0      0      79     14      *      0      0      0
June 2024 .........     100      80      *      0      0      0      72     12      *      0      0      0
June 2025 .........     100      68      *      0      0      0      64     11      *      0      0      0
June 2026 .........     100      58      *      0      0      0      57      9      *      0      0      0
June 2027 .........     100      49      *      0      0      0      51      8      *      0      0      0
June 2028 .........     100      40      *      0      0      0      44      6      *      0      0      0
June 2029 .........     100      33      *      0      0      0      37      5      *      0      0      0
June 2030 .........     100      26      *      0      0      0      31      4      *      0      0      0
June 2031 .........     100      20      *      0      0      0      25      3      *      0      0      0
June 2032 .........     100      14      *      0      0      0      19      2      *      0      0      0
June 2033 .........      86      10      *      0      0      0      13      2      *      0      0      0
June 2034 .........      52       6      *      0      0      0       8      1      *      0      0      0
June 2035 .........      19       2      *      0      0      0       3      *      *      0      0      0
June 2036 .........       0       0      0      0      0      0       0      0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity .......   28.09   21.50   5.94   3.71   2.48   2.00   21.33   7.60   3.00   2.16   1.55   1.27

                              CLASS 1-A-11 CERTIFICATES
                      -----------------------------------------
DISTRIBUTION DATE      100%    200%   250%   300%   400%   500%
-------------------   -----   -----   ----   ----   ----   ----
Initial Percentage      100     100    100    100    100    100
June 2007 .........     100     100    100    100    100    100
June 2008 .........     100     100    100    100    100     26
June 2009 .........     100     100    100    100      0      0
June 2010 .........     100     100    100      7      0      0
June 2011 .........     100     100     60      0      0      0
June 2012 .........     100     100     27      0      0      0
June 2013 .........     100     100      8      0      0      0
June 2014 .........     100     100      *      0      0      0
June 2015 .........     100     100      *      0      0      0
June 2016 .........     100     100      *      0      0      0
June 2017 .........     100     100      *      0      0      0
June 2018 .........     100     100      *      0      0      0
June 2019 .........     100      98      *      0      0      0
June 2020 .........     100      88      *      0      0      0
June 2021 .........     100      79      *      0      0      0
June 2022 .........     100      70      *      0      0      0
June 2023 .........     100      61      *      0      0      0
June 2024 .........     100      53      *      0      0      0
June 2025 .........     100      46      *      0      0      0
June 2026 .........     100      39      *      0      0      0
June 2027 .........     100      33      *      0      0      0
June 2028 .........     100      27      *      0      0      0
June 2029 .........     100      22      *      0      0      0
June 2030 .........     100      17      *      0      0      0
June 2031 .........     100      13      *      0      0      0
June 2032 .........      82      10      *      0      0      0
June 2033 .........      58       6      *      0      0      0
June 2034 .........      35       4      *      0      0      0
June 2035 .........      13       1      *      0      0      0
June 2036 .........       0       0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity .......   27.39   19.22   5.48   3.54   2.40   1.94

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                CLASS 1-A-12 CERTIFICATES                       CLASS 1-A-13 CERTIFICATES
                        -------------------------------------------------   ---------------------------------
DISTRIBUTION DATE        100%    200%   250%   300%   400%   500%    100%    200%   250%   300%   400%   500%
---------------------   -----   -----   ----   ----   ----   ----   -----   -----   ----   ----   ----   ----
Initial Percentage ..     100     100    100    100    100    100     100     100    100    100    100    100
June 2007 ...........     100     100    100    100    100    100     100     100    100    100    100    100
June 2008 ...........     100     100    100    100    100      0     100     100    100    100    100     39
June 2009 ...........     100     100    100    100      0      0     100     100    100    100      0      0
June 2010 ...........     100     100    100      0      0      0     100     100    100     10      0      0
June 2011 ...........     100     100      0      0      0      0     100     100     90      0      0      0
June 2012 ...........     100     100      0      0      0      0     100     100     40      0      0      0
June 2013 ...........     100     100      0      0      0      0     100     100     12      0      0      0
June 2014 ...........     100     100      0      0      0      0     100     100      *      0      0      0
June 2015 ...........     100     100      0      0      0      0     100     100      *      0      0      0
June 2016 ...........     100     100      0      0      0      0     100     100      *      0      0      0
June 2017 ...........     100     100      0      0      0      0     100     100      *      0      0      0
June 2018 ...........     100     100      0      0      0      0     100     100      *      0      0      0
June 2019 ...........     100      94      0      0      0      0     100     100      *      0      0      0
June 2020 ...........     100      65      0      0      0      0     100     100      *      0      0      0
June 2021 ...........     100      36      0      0      0      0     100     100      *      0      0      0
June 2022 ...........     100       9      0      0      0      0     100     100      *      0      0      0
June 2023 ...........     100       0      0      0      0      0     100      92      *      0      0      0
June 2024 ...........     100       0      0      0      0      0     100      80      *      0      0      0
June 2025 ...........     100       0      0      0      0      0     100      68      *      0      0      0
June 2026 ...........     100       0      0      0      0      0     100      58      *      0      0      0
June 2027 ...........     100       0      0      0      0      0     100      49      *      0      0      0
June 2028 ...........     100       0      0      0      0      0     100      40      *      0      0      0
June 2029 ...........     100       0      0      0      0      0     100      33      *      0      0      0
June 2030 ...........     100       0      0      0      0      0     100      26      *      0      0      0
June 2031 ...........     100       0      0      0      0      0     100      20      *      0      0      0
June 2032 ...........      44       0      0      0      0      0     100      14      *      0      0      0
June 2033 ...........       0       0      0      0      0      0      86      10      *      0      0      0
June 2034 ...........       0       0      0      0      0      0      52       6      *      0      0      0
June 2035 ...........       0       0      0      0      0      0      19       2      *      0      0      0
June 2036 ...........       0       0      0      0      0      0       0       0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity .........   25.95   14.56   4.55   3.18   2.23   1.82   28.09   21.50   5.94   3.71   2.48   2.00

                                CLASS 1-A-14 CERTIFICATES
                        -----------------------------------------
DISTRIBUTION DATE        100%    200%   250%   300%   400%   500%
---------------------   -----   -----   ----   ----   ----   ----
Initial Percentage ..     100     100    100    100    100    100
June 2007 ...........     100     100    100    100    100    100
June 2008 ...........     100     100    100    100    100      0
June 2009 ...........     100     100    100    100      0      0
June 2010 ...........     100     100    100      0      0      0
June 2011 ...........     100     100      0      0      0      0
June 2012 ...........     100     100      0      0      0      0
June 2013 ...........     100     100      0      0      0      0
June 2014 ...........     100     100      0      0      0      0
June 2015 ...........     100     100      0      0      0      0
June 2016 ...........     100     100      0      0      0      0
June 2017 ...........     100     100      0      0      0      0
June 2018 ...........     100     100      0      0      0      0
June 2019 ...........     100      94      0      0      0      0
June 2020 ...........     100      65      0      0      0      0
June 2021 ...........     100      36      0      0      0      0
June 2022 ...........     100       9      0      0      0      0
June 2023 ...........     100       0      0      0      0      0
June 2024 ...........     100       0      0      0      0      0
June 2025 ...........     100       0      0      0      0      0
June 2026 ...........     100       0      0      0      0      0
June 2027 ...........     100       0      0      0      0      0
June 2028 ...........     100       0      0      0      0      0
June 2029 ...........     100       0      0      0      0      0
June 2030 ...........     100       0      0      0      0      0
June 2031 ...........     100       0      0      0      0      0
June 2032 ...........      44       0      0      0      0      0
June 2033 ...........       0       0      0      0      0      0
June 2034 ...........       0       0      0      0      0      0
June 2035 ...........       0       0      0      0      0      0
June 2036 ...........       0       0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity .........   25.95   14.56   4.55   3.18   2.23   1.82

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                 CLASS 1-A-15 CERTIFICATES                   CLASS 1-A-16 CERTIFICATES
                        ------------------------------------------   -----------------------------------------
DISTRIBUTION DATE        100%    200%    250%   300%   400%   500%    100%    200%   250%   300%   400%   500%
---------------------   -----   -----   -----   ----   ----   ----   -----   -----   ----   ----   ----   ----
Initial Percentage ..     100     100     100    100    100    100     100     100    100    100    100    100
June 2007 ...........     100     100     100    100    100    100     100     100    100    100    100    100
June 2008 ...........     100     100     100    100    100     39     100     100    100    100    100     26
June 2009 ...........     100     100     100    100      0      0     100     100    100    100      0      0
June 2010 ...........     100     100     100     10      0      0     100     100    100      7      0      0
June 2011 ...........     100     100      90      0      0      0     100     100     60      0      0      0
June 2012 ...........     100     100      40      0      0      0     100     100     27      0      0      0
June 2013 ...........     100     100      12      0      0      0     100     100      8      0      0      0
June 2014 ...........     100     100       *      0      0      0     100     100      *      0      0      0
June 2015 ...........     100     100       *      0      0      0     100     100      0      0      0      0
June 2016 ...........     100     100       *      0      0      0     100     100      0      0      0      0
June 2017 ...........     100     100       *      0      0      0     100     100      0      0      0      0
June 2018 ...........     100     100       *      0      0      0     100     100      0      0      0      0
June 2019 ...........     100     100       *      0      0      0     100      98      0      0      0      0
June 2020 ...........     100     100       *      0      0      0     100      88      0      0      0      0
June 2021 ...........     100     100       *      0      0      0     100      79      0      0      0      0
June 2022 ...........     100     100       *      0      0      0     100      70      0      0      0      0
June 2023 ...........     100      92       *      0      0      0     100      61      0      0      0      0
June 2024 ...........     100      80       *      0      0      0     100      53      0      0      0      0
June 2025 ...........     100      68       *      0      0      0     100      46      0      0      0      0
June 2026 ...........     100      58       *      0      0      0     100      39      0      0      0      0
June 2027 ...........     100      49       *      0      0      0     100      33      0      0      0      0
June 2028 ...........     100      40       *      0      0      0     100      27      0      0      0      0
June 2029 ...........     100      33       *      0      0      0     100      22      0      0      0      0
June 2030 ...........     100      26       *      0      0      0     100      17      0      0      0      0
June 2031 ...........     100      20       *      0      0      0     100      13      0      0      0      0
June 2032 ...........     100      14       *      0      0      0      82      10      0      0      0      0
June 2033 ...........      86      10       *      0      0      0      58       6      0      0      0      0
June 2034 ...........      52       6       *      0      0      0      35       4      0      0      0      0
June 2035 ...........      19       2       *      0      0      0      13       1      0      0      0      0
June 2036 ...........       0       0       0      0      0      0       0       0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity .........   28.09   21.50   5.94    3.71   2.48   2.00   27.39   19.22   5.48   3.54   2.40   1.94

                               CLASS 1-A-17 CERTIFICATES
                        ---------------------------------------
DISTRIBUTION DATE       100%   200%   250%   300%   400%   500%
---------------------   ----   ----   ----   ----   ----   ----
Initial Percentage ..    100    100    100    100    100    100
June 2007 ...........     92     92     92     92     92     92
June 2008 ...........     79     79     79     79     79     79
June 2009 ...........     63     63     63     63     62     41
June 2010 ...........     48     48     48     48     28      5
June 2011 ...........     34     34     34     30      2      0
June 2012 ...........     21     21     21     10      0      0
June 2013 ...........      9      9      9      0      0      0
June 2014 ...........      0      0      0      0      0      0
June 2015 ...........      0      0      0      0      0      0
June 2016 ...........      0      0      0      0      0      0
June 2017 ...........      0      0      0      0      0      0
June 2018 ...........      0      0      0      0      0      0
June 2019 ...........      0      0      0      0      0      0
June 2020 ...........      0      0      0      0      0      0
June 2021 ...........      0      0      0      0      0      0
June 2022 ...........      0      0      0      0      0      0
June 2023 ...........      0      0      0      0      0      0
June 2024 ...........      0      0      0      0      0      0
June 2025 ...........      0      0      0      0      0      0
June 2026 ...........      0      0      0      0      0      0
June 2027 ...........      0      0      0      0      0      0
June 2028 ...........      0      0      0      0      0      0
June 2029 ...........      0      0      0      0      0      0
June 2030 ...........      0      0      0      0      0      0
June 2031 ...........      0      0      0      0      0      0
June 2032 ...........      0      0      0      0      0      0
June 2033 ...........      0      0      0      0      0      0
June 2034 ...........      0      0      0      0      0      0
June 2035 ...........      0      0      0      0      0      0
June 2036 ...........      0      0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity .........   3.99   3.99   3.99   3.75   3.15   2.71

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                               CLASS 1-A-18 CERTIFICATES                   CLASS 1-A-19 CERTIFICATES
                        ---------------------------------------   ------------------------------------------
DISTRIBUTION DATE       100%   200%   250%   300%   400%   500%    100%    200%    250%   300%   400%   500%
---------------------   ----   ----   ----   ----   ----   ----   -----   -----   -----   ----   ----   ----
Initial Percentage ..    100    100    100    100    100    100     100     100     100    100    100    100
June 2007 ...........    100    100    100    100    100    100     100     100     100    100    100    100
June 2008 ...........    100    100    100    100    100    100     100     100     100    100    100    100
June 2009 ...........    100    100    100    100    100    100     100     100     100    100    100    100
June 2010 ...........    100    100    100    100    100    100     100     100     100    100    100    100
June 2011 ...........    100    100    100    100    100     20     100     100     100    100    100    100
June 2012 ...........    100    100    100    100     32      0     100     100     100    100    100      0
June 2013 ...........    100    100    100     77      0      0     100     100     100    100     42      0
June 2014 ...........     89     89     89     28      0      0     100     100     100    100      0      0
June 2015 ...........     47     47     47      0      0      0     100     100     100     70      0      0
June 2016 ...........     10     10     10      0      0      0     100     100     100      0      0      0
June 2017 ...........      0      0      0      0      0      0      46      46      46      0      0      0
June 2018 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2019 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2020 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2021 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2022 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2023 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2024 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2025 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2026 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2027 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2028 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2029 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2030 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2031 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2032 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2033 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2034 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2035 ...........      0      0      0      0      0      0       0       0       0      0      0      0
June 2036 ...........      0      0      0      0      0      0       0       0       0      0      0      0
Weighted Average
   Life in Years to
   Maturity .........   8.99   8.99   8.99   7.59   5.79   4.71   10.99   10.99   10.99   9.27   6.97   5.59

                                  CLASS 1-A-20 CERTIFICATES
                        --------------------------------------------
DISTRIBUTION DATE        100%    200%    250%    300%    400%   500%
---------------------   -----   -----   -----   -----   -----   ----
Initial Percentage ..     100     100     100     100     100    100
June 2007 ...........     100     100     100     100     100    100
June 2008 ...........     100     100     100     100     100    100
June 2009 ...........     100     100     100     100     100    100
June 2010 ...........     100     100     100     100     100    100
June 2011 ...........     100     100     100     100     100    100
June 2012 ...........     100     100     100     100     100     95
June 2013 ...........     100     100     100     100     100     62
June 2014 ...........     100     100     100     100      82     41
June 2015 ...........     100     100     100     100      61     27
June 2016 ...........     100     100     100      97      45     19
June 2017 ...........     100     100     100      77      34     13
June 2018 ...........      94      94      94      62      25      9
June 2019 ...........      77      77      77      49      18      6
June 2020 ...........      63      63      63      39      13      4
June 2021 ...........      52      52      52      30      10      3
June 2022 ...........      42      42      42      24       7      2
June 2023 ...........      34      34      34      19       5      1
June 2024 ...........      27      27      27      14       4      1
June 2025 ...........      22      22      22      11       3      1
June 2026 ...........      17      17      17       9       2      *
June 2027 ...........      14      14      14       6       1      *
June 2028 ...........      10      10      10       5       1      *
June 2029 ...........       8       8       8       4       1      *
June 2030 ...........       6       6       6       3       *      *
June 2031 ...........       4       4       4       2       *      *
June 2032 ...........       3       3       3       1       *      *
June 2033 ...........       2       2       2       1       *      *
June 2034 ...........       1       1       1       *       *      *
June 2035 ...........       *       *       *       *       *      *
June 2036 ...........       0       0       0       0       0      0
Weighted Average
   Life in Years to
   Maturity .........   16.30   16.30   16.30   14.04   10.66   8.35

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                       CLASS 1-A-21 CERTIFICATES          CLASS 1-A-22 AND CLASS 1-A-23 CERTIFICATES
                               ----------------------------------------   ------------------------------------------
DISTRIBUTION DATE               100%   200%   250%   300%   400%   500%     100%   200%   250%   300%   400%   500%
----------------------------    ----   ----   ----   ----   ----   ----    -----   ----   ----   ----   ----   ----
Initial Percentage .........     100    100    100    100    100    100     100     100    100    100    100    100
June 2007 ..................      94     94     94     94     94     94      97      95     94     93     91     89
June 2008 ..................      83     83     83     83     83     83      92      86     83     80     74     68
June 2009 ..................      71     71     71     71     69     53      86      74     69     64     55     46
June 2010 ..................      59     59     59     59     42     24      79      65     58     52     41     31
June 2011 ..................      47     47     47     44     21      4      74      56     48     41     30     21
June 2012 ..................      37     37     37     28      6      0      68      48     40     33     22     14
June 2013 ..................      27     27     27     15      0      0      63      42     33     26     16      9
June 2014 ..................      18     18     18      6      0      0      59      36     28     21     12      6
June 2015 ..................       9      9      9      0      0      0      55      31     23     17      9      4
June 2016 ..................       2      2      2      0      0      0      50      27     19     14      6      3
June 2017 ..................       0      0      0      0      0      0      46      23     16     11      5      2
June 2018 ..................       0      0      0      0      0      0      42      20     13      9      4      1
June 2019 ..................       0      0      0      0      0      0      38      17     11      7      3      1
June 2020 ..................       0      0      0      0      0      0      35      14      9      6      2      1
June 2021 ..................       0      0      0      0      0      0      32      12      7      4      1      *
June 2022 ..................       0      0      0      0      0      0      28      10      6      3      1      *
June 2023 ..................       0      0      0      0      0      0      25       9      5      3      1      *
June 2024 ..................       0      0      0      0      0      0      23       7      4      2      1      *
June 2025 ..................       0      0      0      0      0      0      20       6      3      2      *      *
June 2026 ..................       0      0      0      0      0      0      18       5      2      1      *      *
June 2027 ..................       0      0      0      0      0      0      15       4      2      1      *      *
June 2028 ..................       0      0      0      0      0      0      13       3      2      1      *      *
June 2029 ..................       0      0      0      0      0      0      11       3      1      1      *      *
June 2030 ..................       0      0      0      0      0      0       9       2      1      *      *      *
June 2031 ..................       0      0      0      0      0      0       7       1      1      *      *      *
June 2032 ..................       0      0      0      0      0      0       6       1      *      *      *      *
June 2033 ..................       0      0      0      0      0      0       4       1      *      *      *      *
June 2034 ..................       0      0      0      0      0      0       2       *      *      *      *      *
June 2035 ..................       0      0      0      0      0      0       1       *      *      *      *      *
June 2036 ..................       0      0      0      0      0      0       0       0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity ................    4.99   4.99   4.99   4.52   3.68   3.11    11.52   7.52   6.33   5.45   4.25   3.48

                                       CLASS 1-A-24 CERTIFICATES
                               -----------------------------------------
DISTRIBUTION DATE                100%   200%   250%   300%   400%   500%
----------------------------    -----   ----   ----   ----   ----   ----
Initial Percentage .........      100    100    100    100    100    100
June 2007 ..................       95     92     91     89     86     83
June 2008 ..................       89     81     77     73     66     58
June 2009 ..................       82     70     64     58     48     39
June 2010 ..................       76     60     53     46     35     26
June 2011 ..................       70     51     44     37     26     17
June 2012 ..................       64     44     36     29     19     11
June 2013 ..................       59     38     30     23     13      7
June 2014 ..................       54     32     25     18     10      5
June 2015 ..................       50     28     20     15      7      3
June 2016 ..................       46     24     17     12      5      2
June 2017 ..................       41     20     14      9      4      1
June 2018 ..................       38     17     11      7      3      1
June 2019 ..................       34     15      9      6      2      1
June 2020 ..................       31     12      8      5      2      *
June 2021 ..................       28     10      6      4      1      *
June 2022 ..................       25      9      5      3      1      *
June 2023 ..................       22      7      4      2      1      *
June 2024 ..................       20      6      3      2      *      *
June 2025 ..................       17      5      3      1      *      *
June 2026 ..................       15      4      2      1      *      *
June 2027 ..................       13      3      2      1      *      *
June 2028 ..................       11      3      1      1      *      *
June 2029 ..................        9      2      1      *      *      *
June 2030 ..................        7      2      1      *      *      *
June 2031 ..................        6      1      *      *      *      *
June 2032 ..................        4      1      *      *      *      *
June 2033 ..................        3      *      *      *      *      *
June 2034 ..................        1      *      *      *      *      *
June 2035 ..................        *      *      *      *      *      *
June 2036 ..................        0      0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity ................    10.62   6.91   5.79   4.95   3.81   3.07

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                     CLASS 2-A-1 CERTIFICATES                   CLASS 2-A-2 CERTIFICATES
                               --------------------------------------   ---------------------------------------
DISTRIBUTION DATE              100%   200%   250%   300%  400%   500%   100%   200%   250%   300%   400%   500%
----------------------------   ----   ----   ----   ----  ----   ----   ----   ----   ----   ----   ----   -----
Initial Percentage .........    100    100    100    100   100   100     100    100    100    100    100    100
June 2007 ..................     93     91     89     88    86    83      93     91     90     89     87     84
June 2008 ..................     84     77     74     71    65    59      85     78     75     72     67     61
June 2009 ..................     74     64     59     54    46    38      75     65     60     56     47     39
June 2010 ..................     65     52     47     41    32    24      66     53     48     42     33     25
June 2011 ..................     57     43     36     31    22    15      58     44     37     32     23     16
June 2012 ..................     49     34     28     23    15     9      50     35     29     24     16     10
June 2013 ..................     42     27     22     17    10     5      43     28     22     18     11      6
June 2014 ..................     35     21     16     12     7     3      36     22     17     13      7      3
June 2015 ..................     29     16     12      9     4     2      30     17     13      9      5      2
June 2016 ..................     23     12      9      6     3     1      24     13      9      6      3      1
June 2017 ..................     17      8      6      4     2     1      18      9      6      4      2      1
June 2018 ..................     12      5      4      2     1     *      13      6      4      3      1      *
June 2019 ..................      7      3      2      1     *     *       7      3      2      1      *      *
June 2020 ..................      2      1      1      *     *     *       3      1      1      *      *      *
June 2021 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2022 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2023 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2024 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2025 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2026 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2027 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2028 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2029 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2030 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2031 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2032 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2033 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2034 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2035 ..................      0      0      0      0     0     0       0      0      0      0      0      0
June 2036 ..................      0      0      0      0     0     0       0      0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity ................   6.41   5.08   4.57   4.13  3.44   2.93   6.53   5.18   4.66   4.22   3.53   3.01

                                         CLASS 3-A-1 CERTIFICATES
                               -------------------------------------------
DISTRIBUTION DATE               100%    200%   250%     300%   400%   500%
----------------------------   -----   -----   -----   -----   ----   -----
Initial Percentage .........    100     100     100     100     100    100
June 2007 ..................    100     100     100     100     100    100
June 2008 ..................    100     100     100     100     100    100
June 2009 ..................    100     100     100     100     100    100
June 2010 ..................    100     100     100     100     100    100
June 2011 ..................    100     100     100     100     100    100
June 2012 ..................     98      96      95      93      91     69
June 2013 ..................     95      90      88      85      79     45
June 2014 ..................     90      82      79      75      58     30
June 2015 ..................     84      73      68      62      43     20
June 2016 ..................     78      63      56      50      32     14
June 2017 ..................     71      54      47      40      23      9
June 2018 ..................     65      46      39      32      17      6
June 2019 ..................     59      39      32      25      13      4
June 2020 ..................     54      33      26      20       9      3
June 2021 ..................     49      28      21      16       7      2
June 2022 ..................     44      24      17      12       5      1
June 2023 ..................     39      20      14      10       4      1
June 2024 ..................     35      17      11       8       3      1
June 2025 ..................     31      14       9       6       2      *
June 2026 ..................     27      11       7       4       1      *
June 2027 ..................     24       9       6       3       1      *
June 2028 ..................     20       7       4       3       1      *
June 2029 ..................     17       6       3       2       *      *
June 2030 ..................     14       5       3       1       *      *
June 2031 ..................     11       3       2       1       *      *
June 2032 ..................      9       2       1       1       *      *
June 2033 ..................      6       2       1       *       *      *
June 2034 ..................      4       1       *       *       *      *
June 2035 ..................      2       *       *       *       *      *
June 2036 ..................      0       0       0       0       0      0
Weighted Average
   Life in Years to
   Maturity ................   15.77   12.79   11.80   11.02   9.40   7.57

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                CLASS 3-A-2 CERTIFICATES                   CLASS 3-A-3 CERTIFICATES
                        ---------------------------------------   ------------------------------------------
DISTRIBUTION DATE       100%   200%   250%   300%   400%   500%    100%    200%    250%   300%   400%   500%
---------------------   ----   ----   ----   ----   ----   ----    ----    ----    ----   ----   ----   ----
Initial Percentage...    100    100    100    100    100    100     100     100     100    100    100    100
June 2007 ...........     96     94     93     92     89     87     100     100     100    100    100    100
June 2008 ...........     89     81     77     74     66     59     100     100     100    100    100    100
June 2009 ...........     79     65     58     51     38     26     100     100     100    100    100    100
June 2010 ...........     70     50     40     32     16      3     100     100     100    100    100    100
June 2011 ...........     61     36     26     16      0      0     100     100     100    100     97      9
June 2012 ...........     54     26     15      6      0      0     100     100     100    100     34      0
June 2013 ...........     47     18      7      0      0      0     100     100     100     88      0      0
June 2014 ...........     41     12      2      0      0      0     100     100     100     57      0      0
June 2015 ...........     37      8      0      0      0      0     100     100      88     40      0      0
June 2016 ...........     32      5      0      0      0      0     100     100      73     32      0      0
June 2017 ...........     28      2      0      0      0      0     100     100      61     25      0      0
June 2018 ...........     25      0      0      0      0      0     100      96      50     20      0      0
June 2019 ...........     21      0      0      0      0      0     100      82      41     16      0      0
June 2020 ...........     18      0      0      0      0      0     100      70      34     13      0      0
June 2021 ...........     15      0      0      0      0      0     100      59      28     10      0      0
June 2022 ...........     12      0      0      0      0      0     100      50      23      8      0      0
June 2023 ...........      9      0      0      0      0      0     100      42      18      6      0      0
June 2024 ...........      6      0      0      0      0      0     100      35      15      5      0      0
June 2025 ...........      4      0      0      0      0      0     100      29      12      4      0      0
June 2026 ...........      2      0      0      0      0      0     100      24       9      3      0      0
June 2027 ...........      0      0      0      0      0      0      97      19       7      2      0      0
June 2028 ...........      0      0      0      0      0      0      83      16       6      2      0      0
June 2029 ...........      0      0      0      0      0      0      70      12       4      1      0      0
June 2030 ...........      0      0      0      0      0      0      58      10       3      1      0      0
June 2031 ...........      0      0      0      0      0      0      47       7       2      1      0      0
June 2032 ...........      0      0      0      0      0      0      36       5       2      *      0      0
June 2033 ...........      0      0      0      0      0      0      26       4       1      *      0      0
June 2034 ...........      0      0      0      0      0      0      17       2       1      *      0      0
June 2035 ...........      0      0      0      0      0      0       8       1       *      *      0      0
June 2036 ...........      0      0      0      0      0      0       0       0       0      0      0      0
Weighted Average
   Life in Years to
   Maturity .........   7.99   4.50   3.71   3.22   2.63   2.28   24.95   17.14   13.32   9.89   5.81   4.62

                                  CLASS 3-A-4 CERTIFICATES
                        -------------------------------------------
DISTRIBUTION DATE        100%    200%    250%    300%   400%   500%
---------------------    ----    ----    ----    ----   ----   ----
Initial Percentage...     100     100     100     100    100    100
June 2007 ...........     100     100     100     100    100    100
June 2008 ...........     100     100     100     100    100    100
June 2009 ...........     100     100     100     100    100    100
June 2010 ...........     100     100     100     100    100    100
June 2011 ...........     100     100     100     100    100    100
June 2012 ...........      98      96      95      94     91     88
June 2013 ...........      95      90      88      86     80     75
June 2014 ...........      90      83      79      75     67     58
June 2015 ...........      85      73      68      63     53     41
June 2016 ...........      78      63      57      50     39     28
June 2017 ...........      71      54      47      40     29     19
June 2018 ...........      65      46      39      32     21     13
June 2019 ...........      59      40      32      26     16      9
June 2020 ...........      54      34      26      20     12      6
June 2021 ...........      49      29      21      16      8      4
June 2022 ...........      44      24      18      13      6      3
June 2023 ...........      40      20      14      10      4      2
June 2024 ...........      35      17      11       8      3      1
June 2025 ...........      31      14       9       6      2      1
June 2026 ...........      27      12       7       5      2      1
June 2027 ...........      24       9       6       3      1      *
June 2028 ...........      21       8       4       3      1      *
June 2029 ...........      17       6       3       2      1      *
June 2030 ...........      14       5       3       1      *      *
June 2031 ...........      12       4       2       1      *      *
June 2032 ...........       9       3       1       1      *      *
June 2033 ...........       6       2       1       *      *      *
June 2034 ...........       4       1       *       *      *      *
June 2035 ...........       2       *       *       *      *      *
June 2036 ...........       0       0       0       0      0      0
Weighted Average
   Life in Years to
   Maturity .........   15.84   12.83   11.83   11.04   9.89   9.00

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                 OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                        CLASS 3-A-5 AND CLASS 3-A-6 CERTIFICATES            CLASS 3-A-7 CERTIFICATES
                        ----------------------------------------   ---------------------------------------
DISTRIBUTION DATE        100%   200%   250%   300%   400%   500%   100%   200%   250%   300%   400%   500%
---------------------    ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage ..     100    100    100    100    100    100    100    100    100    100    100    100
June 2007 ...........      99     96     95     94     91     89     86     86     85     85     85     85
June 2008 ...........      94     85     81     76     68     60     72     71     71     71     71     71
June 2009 ...........      86     69     61     53     39     25     57     57     56     56     56     56
June 2010 ...........      79     55     45     35     17      2     43     42     42     42     42     42
June 2011 ...........      72     43     31     20      1      0     28     28     27     27     27      0
June 2012 ...........      66     34     21     10      0      0     14     13     13     13      0      0
June 2013 ...........      61     27     14      3      0      0      0      0      0      0      0      0
June 2014 ...........      54     19      6      0      0      0      0      0      0      0      0      0
June 2015 ...........      47     12      0      0      0      0      0      0      0      0      0      0
June 2016 ...........      41      6      0      0      0      0      0      0      0      0      0      0
June 2017 ...........      35      2      0      0      0      0      0      0      0      0      0      0
June 2018 ...........      30      0      0      0      0      0      0      0      0      0      0      0
June 2019 ...........      25      0      0      0      0      0      0      0      0      0      0      0
June 2020 ...........      20      0      0      0      0      0      0      0      0      0      0      0
June 2021 ...........      16      0      0      0      0      0      0      0      0      0      0      0
June 2022 ...........      11      0      0      0      0      0      0      0      0      0      0      0
June 2023 ...........       7      0      0      0      0      0      0      0      0      0      0      0
June 2024 ...........       4      0      0      0      0      0      0      0      0      0      0      0
June 2025 ...........       *      0      0      0      0      0      0      0      0      0      0      0
June 2026 ...........       0      0      0      0      0      0      0      0      0      0      0      0
June 2027 ...........       0      0      0      0      0      0      0      0      0      0      0      0
June 2028 ...........       0      0      0      0      0      0      0      0      0      0      0      0
June 2029 ...........       0      0      0      0      0      0      0      0      0      0      0      0
June 2030 ...........       0      0      0      0      0      0      0      0      0      0      0      0
June 2031 ...........       0      0      0      0      0      0      0      0      0      0      0      0
June 2032 ...........       0      0      0      0      0      0      0      0      0      0      0      0
June 2033 ...........       0      0      0      0      0      0      0      0      0      0      0      0
June 2034 ...........       0      0      0      0      0      0      0      0      0      0      0      0
June 2035 ...........       0      0      0      0      0      0      0      0      0      0      0      0
June 2036 ...........       0      0      0      0      0      0      0      0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity .........    8.99   5.01   4.07   3.44   2.69   2.29   3.52   3.48   3.47   3.47   3.29   2.99

                         CLASS 3-A-8 AND CLASS 3-A-9 CERTIFICATES
                        -------------------------------------------
DISTRIBUTION DATE        100%    200%    250%    300%   400%   500%
---------------------    ----    ----    ----    ----   ----   ----
Initial Percentage ..     100     100     100     100    100    100
June 2007 ...........     100     100     100     100    100    100
June 2008 ...........     100     100     100     100    100    100
June 2009 ...........     100     100     100     100    100    100
June 2010 ...........     100     100     100     100    100    100
June 2011 ...........     100     100     100     100    100     70
June 2012 ...........     100     100     100     100     80     32
June 2013 ...........     100     100     100     100     50     11
June 2014 ...........     100     100     100      84     32      1
June 2015 ...........     100     100      99      66     22      0
June 2016 ...........     100     100      83      53     16      0
June 2017 ...........     100     100      69      42     12      0
June 2018 ...........     100      91      57      34      9      0
June 2019 ...........     100      77      47      27      6      0
June 2020 ...........     100      66      38      21      5      0
June 2021 ...........     100      56      31      17      3      0
June 2022 ...........     100      47      26      13      3      0
June 2023 ...........     100      40      21      10      2      0
June 2024 ...........     100      33      17       8      1      0
June 2025 ...........     100      27      13       6      1      0
June 2026 ...........      88      23      11       5      1      0
June 2027 ...........      77      18       8       4      *      0
June 2028 ...........      66      15       7       3      *      0
June 2029 ...........      56      12       5       2      *      0
June 2030 ...........      46       9       4       1      *      0
June 2031 ...........      37       7       3       1      *      0
June 2032 ...........      29       5       2       1      *      0
June 2033 ...........      21       3       1       *      *      0
June 2034 ...........      13       2       1       *      *      0
June 2035 ...........       6       1       *       *      *      0
June 2036 ...........       0       0       0       0      0      0
Weighted Average
   Life in Years to
   Maturity .........   23.92   16.84   13.93   11.52   7.99   5.71

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                                  CLASS 3-A-10 CERTIFICATES                   CLASS 3-A-11 CERTIFICATES
                         -------------------------------------------   ---------------------------------------
DISTRIBUTION DATE         100%    200%    250%    300%   400%   500%   100%   200%   250%   300%   400%   500%
----------------------   -----   -----   -----   -----   ----   ----   ----   ----   ----   ----   ----   ----
Initial Percentage....     100     100     100     100    100    100    100    100    100    100    100    100
June 2007.............     100     100     100     100    100    100     97     95     94     92     90     88
June 2008.............     100     100     100     100    100    100     90     83     79     76     69     62
June 2009.............     100     100     100     100    100    100     81     67     60     54     42     30
June 2010.............     100     100     100     100    100    100     72     53     44     35     20      8
June 2011.............     100     100     100     100    100    100     64     40     30     20      5      0
June 2012.............      98      96      95      94     91     88     57     30     19     10      0      0
June 2013.............      95      90      88      86     81     75     50     21     10      1      0      0
June 2014.............      90      83      79      75     67     59     44     15      4      0      0      0
June 2015.............      85      74      68      63     53     40     39      9      0      0      0      0
June 2016.............      78      63      57      51     39     27     34      4      0      0      0      0
June 2017.............      72      54      47      40     29     19     29      *      0      0      0      0
June 2018.............      66      47      39      32     22     13     24      0      0      0      0      0
June 2019.............      60      40      32      26     16      9     20      0      0      0      0      0
June 2020.............      54      34      26      20     12      6     16      0      0      0      0      0
June 2021.............      49      29      22      16      9      4     12      0      0      0      0      0
June 2022.............      44      24      18      13      6      3      9      0      0      0      0      0
June 2023.............      40      20      14      10      5      2      6      0      0      0      0      0
June 2024.............      36      17      12       8      3      1      2      0      0      0      0      0
June 2025.............      32      14       9       6      2      1      0      0      0      0      0      0
June 2026.............      28      12       7       5      2      1      0      0      0      0      0      0
June 2027.............      24      10       6       3      1      *      0      0      0      0      0      0
June 2028.............      21       8       5       3      1      *      0      0      0      0      0      0
June 2029.............      18       6       3       2      1      *      0      0      0      0      0      0
June 2030.............      15       5       3       1      *      *      0      0      0      0      0      0
June 2031.............      12       4       2       1      *      *      0      0      0      0      0      0
June 2032.............       9       3       1       1      *      *      0      0      0      0      0      0
June 2033.............       7       2       1       *      *      *      0      0      0      0      0      0
June 2034.............       4       1       1       *      *      *      0      0      0      0      0      0
June 2035.............       2       *       *       *      *      *      0      0      0      0      0      0
June 2036.............       0       0       0       0      0      0      0      0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity              15.90   12.86   11.86   11.06   9.90   8.97   7.99   4.70   3.92   3.41   2.78   2.40

                                  CLASS 3-A-12 CERTIFICATES
                         -------------------------------------------
DISTRIBUTION DATE         100%    200%    250%    300%   400%   500%
----------------------   -----   -----   -----   -----   ----   ----
Initial Percentage....     100     100     100     100    100    100
June 2007.............     100     100     100     100    100    100
June 2008.............     100     100     100     100    100    100
June 2009.............     100     100     100     100    100    100
June 2010.............     100     100     100     100    100    100
June 2011.............     100     100     100     100    100     66
June 2012.............     100     100     100     100     76     30
June 2013.............     100     100     100     100     47      9
June 2014.............     100     100     100      80     30      *
June 2015.............     100     100      95      62     20      0
June 2016.............     100     100      79      50     15      0
June 2017.............     100     100      66      40     11      0
June 2018.............     100      87      54      32      8      0
June 2019.............     100      74      45      26      6      0
June 2020.............     100      63      37      20      4      0
June 2021.............     100      54      30      16      3      0
June 2022.............     100      45      25      13      2      0
June 2023.............     100      38      20      10      2      0
June 2024.............     100      32      16       8      1      0
June 2025.............      97      26      13       6      1      0
June 2026.............      86      22      10       5      1      0
June 2027.............      75      18       8       3      *      0
June 2028.............      64      14       6       3      *      0
June 2029.............      54      11       5       2      *      0
June 2030.............      45       9       4       1      *      0
June 2031.............      36       7       3       1      *      0
June 2032.............      28       5       2       1      *      0
June 2033.............      20       3       1       *      *      0
June 2034.............      13       2       1       *      *      0
June 2035.............       6       1       *       *      *      0
June 2036.............       0       0       0       0      0      0
Weighted Average
   Life in Years to
   Maturity              23.79   16.65   13.73   11.32   7.84   5.62

----------
*    Indicates a number that is greater than zero but less than 0.5%.

    PERCENTAGE OF INITIAL CLASS PRINCIPAL AMOUNT OF THE OFFERED CERTIFICATES
                OUTSTANDING AT THE FOLLOWING PERCENTAGES OF PSA

                         CLASS 3-A-13 AND CLASS 3-A-14 CERTIFICATES                   CLASS A-P
                         ------------------------------------------   ----------------------------------------
DISTRIBUTION DATE          100%   200%   250%   300%   400%   500%     100%   200%   250%   300%   400%   500%
----------------------    -----   ----   ----   ----   ----   ----    -----   ----   ----   ----   ----   ----
Initial Percentage....      100    100    100    100    100    100      100    100    100    100    100    100
June 2007.............       98     96     95     95     93     92       95     92     90     89     86     82
June 2008.............       93     88     85     82     77     72       88     80     77     73     66     59
June 2009.............       86     76     71     67     58     50       82     69     64     59     49     40
June 2010.............       80     66     59     54     43     33       75     60     53     47     36     28
June 2011.............       74     57     49     43     31     22       69     52     44     38     27     19
June 2012.............       69     49     41     34     23     15       63     44     37     30     20     13
June 2013.............       63     42     34     27     17     10       58     38     30     24     15      9
June 2014.............       59     37     28     22     12      6       53     33     25     19     11      6
June 2015.............       54     32     24     18      9      4       49     28     21     15      8      4
June 2016.............       50     27     20     14      7      3       44     24     17     12      6      3
June 2017.............       46     23     16     11      5      2       40     20     14     10      4      2
June 2018.............       42     20     14      9      4      1       36     17     12      8      3      1
June 2019.............       38     17     11      7      3      1       33     14      9      6      2      1
June 2020.............       35     15      9      6      2      1       29     12      8      5      2      1
June 2021.............       31     12      8      4      1      *       26     10      6      4      1      *
June 2022.............       28     10      6      4      1      *       24      9      5      3      1      *
June 2023.............       26      9      5      3      1      *       21      7      4      2      1      *
June 2024.............       23      7      4      2      1      *       18      6      3      2      *      *
June 2025.............       20      6      3      2      *      *       16      5      3      1      *      *
June 2026.............       18      5      3      1      *      *       14      4      2      1      *      *
June 2027.............       15      4      2      1      *      *       12      3      2      1      *      *
June 2028.............       13      3      2      1      *      *       10      2      1      1      *      *
June 2029.............       11      3      1      1      *      *        8      2      1      *      *      *
June 2030.............        9      2      1      *      *      *        7      1      1      *      *      *
June 2031.............        8      2      1      *      *      *        5      1      *      *      *      *
June 2032.............        6      1      *      *      *      *        4      1      *      *      *      *
June 2033.............        4      1      *      *      *      *        3      *      *      *      *      *
June 2034.............        3      *      *      *      *      *        1      *      *      *      *      *
June 2035.............        1      *      *      *      *      *        *      *      *      *      *      *
June 2036.............        0      0      0      0      0      0        0      0      0      0      0      0
Weighted Average
   Life in Years to
   Maturity               11.57   7.64   6.47   5.60   4.42   3.66    10.38   6.88   5.82   5.02   3.92   3.20

                         CLASS B-1, CLASS B-2, AND CLASS B-3 CERTIFICATES
                         ------------------------------------------------
DISTRIBUTION DATE            100%    200%    250%    300%   400%   500%
----------------------      -----   -----   -----   -----   ----   ----
Initial Percentage....        100     100     100     100    100    100
June 2007.............         99      99      99      99     99     99
June 2008.............         97      97      97      97     97     97
June 2009.............         95      95      95      95     95     95
June 2010.............         94      94      94      94     94     94
June 2011.............         92      92      92      92     92     92
June 2012.............         88      86      85      84     83     81
June 2013.............         84      80      78      76     72     68
June 2014.............         79      72      69      66     60     54
June 2015.............         73      63      59      55     47     39
June 2016.............         66      54      48      43     34     27
June 2017.............         60      46      40      34     25     18
June 2018.............         54      38      32      27     18     12
June 2019.............         48      32      26      21     13      8
June 2020.............         42      27      21      16      9      5
June 2021.............         38      22      17      13      7      3
June 2022.............         34      19      14      10      5      2
June 2023.............         30      16      11       8      4      2
June 2024.............         27      13       9       6      3      1
June 2025.............         24      11       7       5      2      1
June 2026.............         21       9       6       4      1      *
June 2027.............         18       7       4       3      1      *
June 2028.............         16       6       3       2      1      *
June 2029.............         13       5       3       1      *      *
June 2030.............         11       4       2       1      *      *
June 2031.............          9       3       1       1      *      *
June 2032.............          7       2       1       *      *      *
June 2033.............          5       1       1       *      *      *
June 2034.............          3       1       *       *      *      *
June 2035.............          1       *       *       *      *      *
June 2036.............          0       0       0       0      0      0
Weighted Average
   Life in Years to
   Maturity                 13.77   11.43   10.65   10.03   9.12   8.49

----------
*    Indicates a number that is greater than zero but less than 0.5%.

                                    ANNEX C-1

                                 PAC I SCHEDULE

 DISTRIBUTION
     DATE        PAC BALANCE($)
--------------   --------------
Initial Amount   216,546,863.00
July 2006        216,026,665.47
August 2006      215,451,635.18
September 2006   214,821,953.70
October 2006     214,137,830.82
November 2006    213,399,504.49
December 2006    212,607,240.72
January 2007     211,761,333.44
February 2007    210,862,104.39
March 2007       209,909,902.87
April 2007       208,905,105.62
May 2007         207,848,116.56
June 2007        206,739,366.51
July 2007        205,579,312.99
August 2007      204,368,439.88
September 2007   203,107,257.11
October 2007     201,796,300.32
November 2007    200,436,130.51
December 2007    199,027,333.64
January 2008     197,570,520.22
February 2008    196,066,324.91
March 2008       194,515,406.04
April 2008       192,918,445.15
May 2008         191,276,146.50
June 2008        189,592,170.86
July 2008        187,873,237.30
August 2008      186,119,969.94
September 2008   184,373,381.58
October 2008     182,635,857.43
November 2008    180,907,351.37
December 2008    179,187,817.51
January 2009     177,477,210.21
February 2009    175,775,484.07
March 2009       174,082,593.93
April 2009       172,398,494.84
May 2009         170,723,142.11
June 2009        169,056,491.28
July 2009        167,398,498.10
August 2009      165,749,118.58
September 2009   164,108,308.94
October 2009     162,476,025.63
November 2009    160,852,225.32
December 2009    159,236,864.94
January 2010     157,629,901.59
February 2010    156,031,292.64
March 2010       154,440,995.67
April 2010       152,858,968.45
May 2010         151,285,169.02
June 2010        149,719,555.61
July 2010        148,162,086.67
August 2010      146,612,720.86
September 2010   145,071,417.07
October 2010     143,538,134.41
November 2010    142,012,832.18
December 2010    140,495,469.90
January 2011     138,986,007.32
February 2011    137,484,404.38
March 2011       135,990,621.23
April 2011       134,504,618.23
May 2011         133,026,355.96
June 2011        131,555,795.19
July 2011        130,108,954.75
August 2011      128,669,678.80
September 2011   127,237,928.58
October 2011     125,813,665.52
November 2011    124,396,851.26
December 2011    122,987,447.64
January 2012     121,585,416.68
February 2012    120,190,720.60
March 2012       118,803,321.84
April 2012       117,423,183.01
May 2012         116,050,266.92
June 2012        114,684,536.58
July 2012        113,331,139.95
August 2012      111,984,825.02
September 2012   110,645,555.37
October 2012     109,313,294.78
November 2012    107,988,007.23
December 2012    106,669,656.87
January 2013     105,358,208.05
February 2013    104,053,625.29
March 2013       102,755,873.30
April 2013       101,464,916.98
May 2013         100,180,721.40
June 2013         98,903,251.81
July 2013         97,642,445.63
August 2013       96,388,220.36
September 2013    95,140,541.98
October 2013      93,899,376.67
November 2013     92,664,690.77
December 2013     91,436,450.77
January 2014      90,214,623.38
February 2014     88,999,175.45
March 2014        87,790,074.01
April 2014        86,587,286.26
May 2014          85,390,779.56
June 2014         84,200,521.47
July 2014         83,025,940.37
August 2014       81,857,449.88
September 2014    80,695,018.47
October 2014      79,538,614.79
November 2014     78,388,207.65
December 2014     77,243,766.02
January 2015      76,105,259.05
February 2015     74,972,656.01
March 2015        73,845,926.36
April 2015        72,729,334.12
May 2015          71,628,887.01
June 2015         70,544,357.62
July 2015         69,494,282.10
August 2015       68,459,170.45
September 2015    67,438,814.40
October 2015      66,433,008.57
November 2015     65,441,550.41
December 2015     64,460,575.37
January 2016      63,487,612.14
February 2016     62,528,616.33
March 2016        61,559,771.40
April 2016        60,603,059.94
May 2016          59,660,283.53
June 2016         58,731,245.89
July 2016         57,815,753.46
August 2016       56,913,615.33
September 2016    56,024,643.26
October 2016      55,148,651.59
November 2016     54,285,457.25
December 2016     53,434,879.70
January 2017      52,596,740.87
February 2017     51,770,865.18
March 2017        50,957,079.49
April 2017        50,155,213.02
May 2017          49,365,097.40
June 2017         48,586,566.55
July 2017         47,819,456.72
August 2017       47,063,606.41
September 2017    46,318,856.37
October 2017      45,585,049.56
November 2017     44,862,031.09
December 2017     44,149,648.24
January 2018      43,447,750.41
February 2018     42,756,189.09
March 2018        42,074,817.80
April 2018        41,403,492.12
May 2018          40,742,069.63
June 2018         40,090,409.88
July 2018         39,448,374.37
August 2018       38,815,826.54
September 2018    38,192,631.69
October 2018      37,578,657.01
November 2018     36,973,771.56
December 2018     36,377,846.17
January 2019      35,790,753.50
February 2019     35,212,367.96
March 2019        34,642,565.73
April 2019        34,081,224.68
May 2019          33,528,224.39
June 2019         32,983,446.13
July 2019         32,446,772.81
August 2019       31,918,088.96
September 2019    31,397,280.73
October 2019      30,884,235.84
November 2019     30,378,843.59
December 2019     29,880,994.81
January 2020      29,390,581.85
February 2020     28,907,498.57
March 2020        28,431,640.30
April 2020        27,962,903.82
May 2020          27,501,187.37
June 2020         27,046,390.59
July 2020         26,598,414.52
August 2020       26,157,161.59
September 2020    25,722,535.59
October 2020      25,294,441.64
November 2020     24,872,786.19
December 2020     24,457,477.01
January 2021      24,048,423.14
February 2021     23,645,534.88
March 2021        23,248,723.82
April 2021        22,857,902.74
May 2021          22,472,985.67
June 2021         22,093,887.84
July 2021         21,720,525.64
August 2021       21,352,816.65
September 2021    20,990,679.61
October 2021      20,634,034.36
November 2021     20,282,801.91
December 2021     19,936,904.33
January 2022      19,596,264.81
February 2022     19,260,807.61
March 2022        18,930,458.03
April 2022        18,605,142.45
May 2022          18,284,788.26
June 2022         17,969,323.87
July 2022         17,658,678.68
August 2022       17,352,783.11
September 2022    17,051,568.54
October 2022      16,754,967.30
November 2022     16,462,912.68
December 2022     16,175,338.92
January 2023      15,892,181.16
February 2023     15,613,375.46
March 2023        15,338,858.78
April 2023        15,068,568.95
May 2023          14,802,444.71
June 2023         14,540,425.62
July 2023         14,282,452.11
August 2023       14,028,465.44
September 2023    13,778,407.70
October 2023      13,532,221.80
November 2023     13,289,851.45
December 2023     13,051,241.13
January 2024      12,816,336.14
February 2024     12,585,082.52
March 2024        12,357,427.09
April 2024        12,133,317.40
May 2024          11,912,701.75
June 2024         11,695,529.17
July 2024         11,481,749.41
August 2024       11,271,312.92
September 2024    11,064,170.85
October 2024      10,860,275.04
November 2024     10,659,578.03
December 2024     10,462,033.00
January 2025      10,267,593.80
February 2025     10,076,214.94
March 2025         9,887,851.57
April 2025         9,702,459.47
May 2025           9,519,995.04
June 2025          9,340,415.31
July 2025          9,163,677.92
August 2025        8,989,741.09
September 2025     8,818,563.64
October 2025       8,650,104.98
November 2025      8,484,325.09
December 2025      8,321,184.51
January 2026       8,160,644.36
February 2026      8,002,666.28
March 2026         7,847,212.48
April 2026         7,694,245.70
May 2026           7,543,729.20
June 2026          7,395,626.77
July 2026          7,249,902.71
August 2026        7,106,521.82
September 2026     6,965,449.42
October 2026       6,826,651.31
November 2026      6,690,093.76
December 2026      6,555,743.56
January 2027       6,423,567.93
February 2027      6,293,534.59

 DISTRIBUTION
     DATE        PAC BALANCE($)
--------------   --------------
March 2027        6,165,611.69
April 2027        6,039,767.86
May 2027          5,915,972.16
June 2027         5,794,194.10
July 2027         5,674,403.61
August 2027       5,556,571.06
September 2027    5,440,667.25
October 2027      5,326,663.39
November 2027     5,214,531.09
December 2027     5,104,242.37
January 2028      4,995,769.67
February 2028     4,889,085.79
March 2028        4,784,163.95
April 2028        4,680,977.73
May 2028          4,579,501.10
June 2028         4,479,708.40
July 2028         4,381,574.34
August 2028       4,285,073.98
September 2028    4,190,182.75
October 2028      4,096,876.43
November 2028     4,005,131.14
December 2028     3,914,923.36
January 2029      3,826,229.88
February 2029     3,739,027.84
March 2029        3,653,294.72
April 2029        3,569,008.29
May 2029          3,486,146.67
June 2029         3,404,688.28
July 2029         3,324,611.85
August 2029       3,245,896.43
September 2029    3,168,521.35
October 2029      3,092,466.26
November 2029     3,017,711.08
December 2029     2,944,236.04
January 2030      2,872,021.63
February 2030     2,801,048.66
March 2030        2,731,298.18
April 2030        2,662,751.52
May 2030          2,595,390.30
June 2030         2,529,196.39
July 2030         2,464,151.92
August 2030       2,400,239.29
September 2030    2,337,441.14
October 2030      2,275,740.37
November 2030     2,215,120.12
December 2030     2,155,563.79
January 2031      2,097,055.01
February 2031     2,039,577.63
March 2031        1,983,115.78
April 2031        1,927,653.77
May 2031          1,873,176.17
June 2031         1,819,667.76
July 2031         1,767,113.54
August 2031       1,715,498.74
September 2031    1,664,808.80
October 2031      1,615,029.36
November 2031     1,566,146.29
December 2031     1,518,145.65
January 2032      1,471,013.70
February 2032     1,424,736.91
March 2032        1,379,301.95
April 2032        1,334,695.68
May 2032          1,290,905.15
June 2032         1,247,917.59
July 203          1,205,720.44
August 2032       1,164,301.31
September 2032    1,123,647.98
October 2032      1,083,748.43
November 2032     1,044,590.81
December 2032     1,006,163.42
January 2033        968,454.78
February 2033       931,453.53
March 2033          895,148.51
April 2033          859,528.69
May 2033            824,583.25
June 2033           790,301.48
July 203            756,672.85
August 2033         723,687.00
September 2033      691,333.69
October 2033        659,602.86
November 2033       628,484.58
December 2033       597,969.06
January 2034        568,046.69
February 2034       538,707.96
March 2034          509,943.53
April 2034          481,744.18
May 2034            454,100.84
June 2034           427,004.55
July 2034           400,446.52
August 2034         374,418.07
September 2034      348,910.63
October 2034        323,915.80
November 2034       299,425.26
December 2034       275,430.85
January 2035        251,924.51
February 2035       228,898.30
March 2035          206,344.41
April 2035          184,255.14
May 2035            162,622.91
June 2035           141,440.23
July 2035           120,699.76
August 2035         100,394.23
September 2035       80,516.52
October 2035         61,059.58
November 2035        42,553.93
December 2035        24,910.52
January 2036          9,686.43
February 2036           289.94
Thereafter                0.00

                                    ANNEX C-2
                                 PAC II SCHEDULE

 DISTRIBUTION         PAC
     DATE          BALANCE($)
--------------   -------------
Initial Amount   16,726,850.00
July 2006        16,668,559.90
August 2006      16,599,479.71
September 2006   16,519,662.37
October 2006     16,429,173.05
November 2006    16,328,089.11
December 2006    16,216,500.06
January 2007     16,094,507.48
February 2007    15,962,224.91
March 2007       15,819,777.83
April 2007       15,667,303.44
May 2007         15,504,950.58
June 2007        15,332,879.59
July 2007        15,151,262.12
August 2007      14,960,280.91
September 2007   14,760,129.64
October 2007     14,551,012.69
November 2007    14,333,144.90
December 2007    14,106,751.32
January 2008     13,872,066.96
February 2008    13,629,336.50
March 2008       13,378,813.95
April 2008       13,120,762.43
May 2008         12,855,453.79
June 2008        12,583,743.51
July 2008        12,307,078.78
August 2008      12,025,696.49
September 2008   11,747,725.15
October 2008     11,473,613.23
November 2008    11,203,326.92
December 2008    10,936,832.70
January 2009     10,674,097.27
February 2009    10,415,087.58
March 2009       10,159,770.86
April 2009        9,908,114.58
May 2009          9,660,086.47
June 2009         9,415,654.49
July 2009         9,174,786.87
August 2009       8,937,452.06
September 2009    8,703,618.77
October 2009      8,473,255.94
November 2009     8,246,332.78
December 2009     8,022,818.68
January 2010      7,802,683.33
February 2010     7,585,896.61
March 2010        7,372,428.64
April 2010        7,162,249.82
May 2010          6,955,330.69
June 2010         6,751,642.09
July 2010         6,551,155.05
August 2010       6,353,840.87
September 2010    6,159,671.01
October 2010      5,968,617.18
November 2010     5,780,651.32
December 2010     5,595,745.59
January 2011      5,413,872.34
February 2011     5,235,004.16
March 2011        5,059,113.84
April 2011        4,886,174.39
May 2011          4,716,159.02
June 2011         4,549,041.17
July 2011         4,388,118.39
August 2011       4,230,022.16
September 2011    4,074,726.53
October 2011      3,922,205.76
November 2011     3,772,434.30
December 2011     3,625,386.80
January 2012      3,481,038.13
February 2012     3,339,363.34
March 2012        3,200,337.66
April 2012        3,063,936.54
May 2012          2,930,135.62
June 2012         2,798,910.70
July 2012         2,671,287.09
August 2012       2,546,180.86
September 2012    2,423,568.46
October 2012      2,303,426.51
November 2012     2,185,731.82
December 2012     2,070,461.39
January 2013      1,957,592.37
February 2013     1,847,102.13
March 2013        1,738,968.19
April 2013        1,633,168.25
May 2013          1,529,680.21
June 2013         1,428,482.13
July 2013         1,331,509.01
August 2013       1,236,754.86
September 2013    1,144,198.46
October 2013      1,053,818.73
November 2013       965,594.78
December 2013       879,505.91
January 2014        795,531.53
February 2014       713,651.25
March 2014          633,844.85
April 2014          556,092.24
May 2014            480,373.54
June 2014           406,668.96
July 2014           336,728.68
August 2014         268,729.28
September 2014      202,651.83
October 2014        140,634.90
November 2014        90,199.66
December 2014        51,129.91
January 2015         23,212.65
February 2015         6,238.16
Thereafter                0.00

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                                    ANNEX D:

                             AVAILABLE COMBINATIONS

                               REMIC CERTIFICATES                                      EXCHANGEABLE CERTIFICATES

                                                                                        MAXIMUM
                    ORIGINAL                                                           ORIGINAL
                  CERTIFICATE      PASS-                                               CERTIFICATE     PASS-
                   PRINCIPAL      THROUGH                            EXCHANGEABLE      PRINCIPAL      THROUGH
 REMIC CLASS       AMOUNT(1)       RATE         PRINCIPAL TYPE          CLASS           AMOUNT          RATE      PRINCIPAL TYPE
-------------   ---------------   -------  ------------------------  ------------  ----------------   -------   -------------------
    REMIC
COMBINATION 1
    1-A-17      $128,946,000(2)   6.000%   Senior, PAC I/Sequential     1-A-21      $161,151,000(2)    6.000%        Senior,
                                                                                                                PAC I/Sequential
    1-A-18      $ 32,205,000(2)   6.000%   Senior, PAC I/Sequential

    REMIC
COMBINATION 2
    3-A-10      $ 12,000,000(3)   6.500%     Super Senior, Lockout      3-A-14      $111,301,385(3)    6.500%      Super Senior

    3-A-11      $ 80,116,400(3)   6.500%   Super Senior, Sequential

    3-A-12      $ 19,184,985(3)   6.500%   Super Senior, Sequential

----------
(1) Classes of REMIC Certificates in any REMIC Combination may be exchanged only in the proportion that the original balances of such certificates bear to one another as shown above.

(2) The maximum original Certificate Principal Balance of (a) the Class 1-A-17 and Class 1-A-18 Certificates in the aggregate and (b) the Class 1-A-21 Certificates, and the maximum original aggregate Certificate Principal Balance of all such classes, is $161,151,000.

(3) The maximum original Certificate Principal Balance of each of (a) the Class 3-A-10, Class 3-A-11 and Class 3-A-12 Certificates in the aggregate and (b) the Class 3-A-14 certificates, and the maximum original aggregate Certificate Principal Balance of such all such classes, is $111,301,385.

                     [This page intentionally left blank.]

Prospectus

                             J.P. Morgan Acceptance
                             Corporation I Depositor
                             Asset Backed Securities
                              (Issuable in Series)
                                 --------------

|--------------------------------|   J.P. Morgan Acceptance Corporation I may
|CONSIDER CAREFULLY THE RISK     |   periodically establish trusts which will
|FACTORS BEGINNING ON PAGE 6 OF  |   issue securities. The securities may be in
|THIS PROSPECTUS.                |   the form of asset-backed certificates or
|                                |   asset-backed notes. Each issue of
|The securities represent        |   securities will have its own series
|obligations of the issuing      |   designation.
|entity only and do not          |
|represent an interest in or     |   Each series of securities will:
|obligation of J.P. Morgan       |
|Acceptance Corporation I, J.P.  |   o  be backed by one or more pools of
|Morgan Mortgage Acquisition     |      mortgage loans, manufactured housing
|Corp. or any of their           |      contracts or mortgage backed securities;
|affiliates.                     |      and
|                                |
|This prospectus may be used to  |   o  consist of one or more classes of
|offer and sell the securities   |      securities.
|only if accompanied by a        |
|prospectus supplement.          |   Each class of securities:
|                                |
|No market will exist for the    |   o  will be entitled to all, some or none of
|securities of any series        |      the interest payments and principal
|before the securities are       |      payments on the assets of the trust;
|issued. In addition, even       |
|after the securities of a       |   o  may be senior or subordinate in right of
|series have been issued and     |      payment to other classes; and
|sold, there can be no           |
|assurance that a resale market  |   o  may receive payments from an insurance
|will develop.                   |      policy, cash account or other form of
|--------------------------------|      credit enhancement to cover losses on
                                        the trust assets.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

April 24, 2006

         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We provide information to you about the securities in two separate documents that progressively provide more detail:

         (a) this prospectus, which provides general information, some of which may not apply to your series of securities and

         (b) the accompanying prospectus supplement, which describes the specific terms of your series of securities.

If the terms of a particular series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state where the offer is not permitted.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. There is a Glossary on page 125 where you will find definitions of the capitalized terms used in this prospectus. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                                TABLE OF CONTENTS



                                                                                                               Page
Risk Factors......................................................................................................6
         Yield is Sensitive to Rate of Principal Prepayment.......................................................6
         Limited Resale Market for Securities Could Adversely Affect Your Ability to Liquidate
         Your Investment..........................................................................................7
         Protection Against Losses is Limited Since Securities Will Receive Payments Only From
         Specified Sources........................................................................................7
         Nature of Mortgages Securing the Loans May Delay Receipt of, or Result in Shortfalls
         in Proceeds Payable on a Loan............................................................................8
         You Could Be Adversely Affected By Violations of Consumer Protection Laws...............................10
         You Could Be Adversely Affected By Violations of Environmental Laws.....................................10
         Value of Trust Assets May Be Less Than Outstanding Principal Balance of the Related
         Securities..............................................................................................11
         Weighted Average Net Mortgage Rate on the Loans May Limit Interest Rate on the
         Securities..............................................................................................11
         Risks Related to Loans with Interest-only Payments......................................................11
         High Balance Loans Increase Risk of Default.............................................................12
         Simultaneous Second Lien Risk...........................................................................12
         Geographic Concentration of Loans Could Adversely Affect Your Investment................................12
         Military Action and Terrorist Attacks May Impact the Return on Your Security............................12
         Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment..........................13
         Bankruptcy and Insolvency Risks.........................................................................13
         Borrower May be Unable to Make Balloon Payment..........................................................13
         High Loan-to-Value Ratios Increase Risk of Loss.........................................................14
         Mortgage Loans Originated According to Non-Agency Underwriting Guidelines May Have
         Higher Expected Delinquencies...........................................................................14
         A Transfer of Servicing May Result in Increased Losses and Delinquencies on the Loans...................15
         The Recording of the Mortgages in the Name of MERS May Affect the Yield on the
         Securities..............................................................................................15
         Risks Related to the Residual Interest Securities.......................................................15

The Trust Fund...................................................................................................16
         General.................................................................................................16
         The Loans...............................................................................................18
         Underwriting Standards..................................................................................22
         Modification of Loans...................................................................................23
         Agency Securities.......................................................................................23
         Private Mortgage-Backed Securities......................................................................28
         Representations by Sellers or Originators; Repurchases..................................................30
         Substitution of Trust Fund Assets.......................................................................32

Use of Proceeds..................................................................................................32

The Depositor....................................................................................................32

The Sponsor......................................................................................................33
         General.................................................................................................33
         Securitization Activities of the Sponsor................................................................33

Description of the Securities....................................................................................34
         General.................................................................................................34
         Distributions on Securities.............................................................................36



         Advances................................................................................................37
         Reports to Securityholders..............................................................................38
         Categories of Classes of Securities.....................................................................40
         Indices Applicable to Floating Rate and Inverse Floating Rate Classes...................................42
         Book-Entry Registration of Securities...................................................................48
         Exchangeable Securities.................................................................................50
         Purchase Obligations....................................................................................53
         Mandatory Auctions......................................................................................53

Credit Enhancement...............................................................................................53
         General.................................................................................................53
         Subordination...........................................................................................54
         Letter of Credit........................................................................................55
         Insurance Policies, Surety Bonds and Guaranties.........................................................55
         Over-Collateralization..................................................................................55
         Spread Account..........................................................................................56
         Reserve Accounts........................................................................................56
         Pool Insurance Policies.................................................................................57
         Cross-Collateralization.................................................................................59
         Other Insurance, Surety Bonds, Guaranties, and Letters of Credit........................................59
         Derivative Products.....................................................................................59

Yield and Prepayment Considerations..............................................................................59

The Agreements...................................................................................................62
         Servicing...............................................................................................62
         Assignment of the Trust Fund Assets.....................................................................62
         No Recourse to Sellers, Originators, Depositor or Master Servicer.......................................65
         Payments on Loans; Deposits to Security Account.........................................................65
         Pre-Funding Account.....................................................................................67
         Hazard Insurance........................................................................................68
         Realization Upon Defaulted Loans........................................................................70
         Servicing and Other Compensation and Payment of Expenses................................................71
         Evidence as to Compliance...............................................................................71
         Matters Regarding the Master Servicer and the Depositor.................................................72
         Events of Default; Rights Upon Event of Default.........................................................72
         Amendment...............................................................................................75
         Termination; Optional Termination.......................................................................76
         The Trustee.............................................................................................76
         The Securities Administrator............................................................................76

Material Legal Aspects of the Loans..............................................................................77
         General.................................................................................................77
         Foreclosure/Repossession................................................................................78
         Environmental Risks.....................................................................................80
         Rights of Redemption....................................................................................81
         Anti-deficiency Legislation and Other Limitations on Lenders............................................81
         Due-on-Sale Clauses.....................................................................................82
         Enforceability of Prepayment and Late Payment Fees......................................................83
         Applicability of Usury Laws.............................................................................83
         The Contracts...........................................................................................83
         Installment Contracts...................................................................................85
         Servicemembers Civil Relief Act.........................................................................86
         Junior Mortgages; Rights of Senior Mortgagees...........................................................86
         Commercial Loans........................................................................................87
         The Title I Program.....................................................................................88
         Consumer Protection Laws................................................................................91


Material Federal Income Tax Consequences.........................................................................92
         General.................................................................................................92
         Taxation of Debt Securities.............................................................................93
         Taxation of the REMIC and Its Holders...................................................................98
         REMIC Expenses; Single Class REMICS.....................................................................98
         Taxation of the REMIC...................................................................................99
         Taxation of Holders of Residual Interest Securities....................................................100
         Administrative Matters.................................................................................104
         Tax Status as a Grantor Trust..........................................................................104
         Sale or Exchange.......................................................................................106
         Miscellaneous Tax Aspects..............................................................................107
         Tax Treatment of Foreign Investors.....................................................................107
         Tax Characterization of the Trust Fund as a Partnership................................................108
         Tax Consequences to Holders of the Notes...............................................................108
         Tax Consequences to Holders of the Certificates........................................................110

State Tax Considerations........................................................................................114

ERISA Considerations............................................................................................114
         General................................................................................................114
         Prohibited Transactions................................................................................115
         Plan Asset Regulation..................................................................................115
         Prohibited Transaction Class Exemption 83-1............................................................116
         The Underwriter's Exemption............................................................................117
         Insurance Company Purchasers...........................................................................119
         Consultation with Counsel..............................................................................119

Legal Investment................................................................................................119

Method of Distribution..........................................................................................121

Legal Matters...................................................................................................122

Financial Information...........................................................................................122

Rating..........................................................................................................122

Where You Can Find More Information.............................................................................123

Incorporation Of Certain Documents By Reference.................................................................124

Static Pool Information.........................................................................................124

Glossary........................................................................................................125


                                  RISK FACTORS

You should consider the following risk factors in deciding whether to purchase any of the securities.

YIELD IS SENSITIVE TO RATE OF PRINCIPAL PREPAYMENT

The yield on the securities of each series will depend in part on the rate of principal payment on the assets of the trust fund. The rate of principal payments will be affected by:

         o the amortization schedules of the loans;

         o the extent of prepayments of the loans, including partial prepayments and full prepayments resulting from:

            o  refinancing by borrowers;

            o liquidations of defaulted loans by a servicer and the receipt of liquidation proceeds in connection therewith; and

            o repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

         o the allocation of principal, interest and/or other payments among the classes of securities of a series as specified in the related prospectus supplement;

         o  the exercise of any right of optional termination; and

         o the rate and timing of payment defaults and losses incurred with respect to the assets of the trust fund.

The rate of prepayments on loans is influenced by a number of economic, geographic, social and other factors, including:

         o  prevailing market interest rates for the particular asset;

         o  local and national interest rates;

         o  homeowner mobility; and

         o  the ability of the borrower to obtain refinancing.

For example, if interest rates for similar loans fall below the interest rates on the loans in the trust, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the loans in the trust, the rate of prepayment would generally be expected to decrease. Borrowers may prepay their loans in whole or in part at any time; however, some or all of the loans to be included in the trust fund may require the payment of a prepayment premium in connection with any voluntary prepayments in full and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by loan originators, including the seller and its affiliates, a servicer or any master servicer.

We cannot predict the rate at which borrowers will repay their loans. Please consider the following:

         o if you purchase a security at a discount, especially a principal-only security, your yield may be lower than expected if principal payments on the related loans occur at a slower rate than you expected;

         o if you purchase a security at a premium, especially an interest-only security, your yield may be lower than expected if principal payments on the related loans occur at a faster rate than you expected, and you could lose your initial investment;

         o if the rate of default and the amount of losses on the loans in the trust are higher than you expect, then your yield may be lower than you expect, and you could lose all or a portion of your initial investment;

         o the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any security at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

         o the priorities governing payments of scheduled and unscheduled principal will have the effect of accelerating the rate of principal payments to holders of the classes of senior securities relative to the classes of subordinate securities.

LIMITED RESALE MARKET FOR SECURITIES COULD ADVERSELY AFFECT YOUR ABILITY TO LIQUIDATE YOUR INVESTMENT

         No market will exist for the securities of any series before they are issued and no underwriter will be required to assist investors in resales of their securities. We cannot give you any assurances that a resale market will develop following the issuance and sale of any series of securities. There have been times in the past when the absence of a liquid resale market for similar asset backed securities has rendered investors unable to sell their securities at all or at other than a significant loss. Consequently, at a time when you desire to sell your securities, you may not be able to do so. Alternatively, you may be able to do so only at a price significantly below that which would be obtainable were there a liquid resale market for your securities. The market values of securities are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you. The secondary market for mortgage pass-through securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severe adverse effect on the prices of securities that are especially sensitive to prepayment, credit or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

PROTECTION AGAINST LOSSES IS LIMITED SINCE SECURITIES WILL RECEIVE PAYMENTS ONLY FROM SPECIFIED SOURCES

         The securities of each series will be payable solely from the assets of the related trust, including any applicable credit enhancement. In addition, at the times specified in the related prospectus supplement, some assets of the trust may be released to the seller, the depositor, the master servicer, a credit enhancement provider or other person. Once released, those assets will no longer be available to make payments to securityholders.

         The securities will not represent an interest in the seller, the depositor, the master servicer or any of their respective affiliates, nor will the securities represent an obligation of any of them. The originator or other seller of loans or mortgage backed securities to the depositor for inclusion in a trust will make particular representations and warranties as to those assets. Those representations and warranties will be described in the related prospectus supplement. The only obligation of the seller with respect to a trust will be to repurchase a trust asset if the seller or originator breaches a representation and warranty concerning the related trust asset. There will be no recourse against the originator, the seller, the depositor, the master servicer or the servicers if any required distribution on the securities is not made. Consequently, you will be reliant entirely on the trust assets and any available credit enhancement for payments on the securities. If payments on the trust assets are insufficient to make all payments required on the securities you may incur a loss of your investment.

         Credit enhancement is intended to reduce the effect of delinquent payments or loan losses on those classes of securities that have the benefit of the credit enhancement. Additional credit enhancement in the form of one or more derivative agreements may be provided to alleviate the effect of the application of any cap on the interest rate of the securities equal to the net mortgage rate of the related loans on the payments of interest to the securities. However, the amount of any credit enhancement may decline or be depleted before the securities are paid in full. Third party providers of credit enhancement such as insurance policies or derivative agreements could default. In addition, credit enhancement may not cover all potential sources of loss, including, for instance, a loss resulting from fraud or negligence by a loan originator or other party. Credit enhancement may therefore be limited in coverage and in amount. It may also include the credit risk of a third party like an insurer. The terms of any credit enhancement and the limitations will be described in the related prospectus supplement.

         You must carefully assess the specific assets of the trust issuing your securities and any credit enhancement because they will be your only protection against losses on your investment.

NATURE OF MORTGAGES SECURING THE LOANS MAY DELAY RECEIPT OF, OR RESULT IN SHORTFALLS IN PROCEEDS PAYABLE ON A LOAN

            o Decline in Property Values May Increase Loan Losses. Your investment may be adversely affected by declines in property values. If the outstanding balance of a mortgage loan or contract and any secondary financing on the underlying property is greater than the value of the property, there is an increased risk of delinquency, foreclosure and loss. A decline in property values could extinguish the value of a mortgagee's interest in a property and, thus, reduce proceeds payable to the securityholders.

            o Delays Due to Liquidation Procedures. Substantial delays may occur before defaulted loans are liquidated and the proceeds forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and, like many lawsuits, are characterized by significant delays and expenses if defenses or counterclaims are made. As a result, foreclosure actions can sometimes take several years to complete and property proceeds may not cover the defaulted loan amount. Some states prohibit a mortgage lender from obtaining a judgment against the borrower for amounts not covered by property proceeds if the property is sold outside of a judicial proceeding. As a result, you may experience delays in receipt of moneys payable to you. Further, liquidation expenses, such as legal fees, real estate taxes and maintenance and preservation expenses, will reduce the security for the related mortgage loans and could thereby reduce the proceeds payable to securityholders.

         We refer you to "Material Legal Aspects of the Loans--Anti-Deficiency Legislation and other Limitations on Lenders" for additional information.

            o Junior Liens Satisfied After Senior Liens. The trust may contain loans that are in a junior lien position. Mortgages or deeds of trust securing junior loans will be satisfied after the claims of the senior mortgage holders and the foreclosure costs are satisfied. In addition, a junior mortgage lender may only foreclose in a manner that is consistent with the rights of the senior mortgage lender. As a result, the junior mortgage lender generally must either pay the related senior mortgage lender in full at or before the foreclosure sale or agree to make the regular payments on the senior mortgage. Since the trust will not have any source of funds to satisfy any senior mortgage or to continue making payments on that mortgage, the trust's ability as a practical matter to foreclose on any junior mortgage will be limited. In addition, since foreclosure proceeds first retire any senior liens, the foreclosure proceeds may not be sufficient to pay all amounts owed to you.

            o Regulated by Consumer Protection Laws. Most states have laws and public policies for the protection of consumers that prohibit unfair and deceptive practices in the origination, servicing and collection of loans, regulate interest rates and other loan changes and require licensing of loan originators and servicers. Violations of these laws may limit the ability of the master servicer or a servicer to collect interest or principal on the loans and may entitle the borrowers to a refund of amounts previously paid. Any limit on the master servicer's or servicer's ability to collect interest or principal on a loan may result in a loss to you.

         The loans may also be governed by federal laws relating to the origination and underwriting of loans. These laws:

            o require specified disclosures to the borrowers regarding the terms of the loans;

            o prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the consumer credit protection act in the extension of credit;

            o regulate the use and reporting of information related to the borrower's credit experience;

            o require additional application disclosures, limit changes that may be made to the loan documents without the borrower's consent and restrict a lender's ability to declare a default or to suspend or reduce a borrower's credit limit to enumerated events;

            o permit a homeowner to withhold payment if defective craftsmanship or incomplete work do not meet the quality and durability standards agreed to by the homeowner and the contractor; and

            o limit the ability of the master servicer to collect full amounts of interest on some loans and interfere with the ability of the master servicer to foreclose on some properties.

         If particular provisions of these federal laws are violated, the master servicer or servicer may be unable to collect all or part of the principal or interest on the loans. The trust also could be exposed to damages and administrative enforcement. In either event, losses on your investment could result.

         We refer you to "Material Legal Aspects of the Loans" for additional information.

            o Non-Owner Occupied Properties. The mortgaged properties in the trust fund may not be owner occupied. Rates of delinquencies, foreclosures and losses on mortgage loans secured by non-owner occupied properties may be higher than mortgage loans secured by a primary residence.

         Some pools may include a small portion of commercial mortgage loans. Mortgage loans made with respect to commercial properties, including commercial properties, and multifamily and mixed use properties that are predominantly used for commercial purposes, will present different risks than residential mortgage loans, and may entail greater risks of delinquency and foreclosure, and risks of loss. The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than any independent income or assets of the mortgagor. The successful operation of the property may in turn be dependant on the creditworthiness of tenants to whom commercial space is leased and the business operated by them, while the risks associated with tenants may be offset by the number of tenants or, if applicable, a diversity of types of business operated by them. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of the property. By contrast, a decline in the income of a mortgagor on a single family property will likely affect the performance of the related loan but may not affect the liquidation value of the property.

         Commercial mortgage loans may be nonrecourse loans to the assets of the mortgagor. Further, the concentration of default, foreclosure and loss risks in individual mortgagors or commercial mortgage loans could be greater than for residential loans because the related mortgage loans could have higher principal balances.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF CONSUMER PROTECTION LAWS

         Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the loans in the trust. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicers to collect all or part of the principal of or interest on the loans in the trust, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the servicer to damages and administrative enforcement.

         The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia's Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the loans in the trust, could subject the trust as an assignee of the loans, to monetary penalties and could result in the borrowers rescinding such loans against the trust fund. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The seller will warranted that the loans in the trust do not include any mortgage loan in violation of HOEPA or similar state laws. However, if the trust fund should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the related originator or the seller, as applicable.

         See "Material Legal Aspects of the Loans" for additional information.

YOU COULD BE ADVERSELY AFFECTED BY VIOLATIONS OF ENVIRONMENTAL LAWS

         Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, a lien to assure cleanup has priority over the lien of an existing mortgage. In addition, the trust issuing your securities, because it is a mortgage holder, may be held responsible for the costs associated with the clean up of hazardous substances released at a property. Those costs could result in a loss to the securityholders.

         We refer you to "Material Legal Aspects of the Loans--Environmental Risks" for additional information.

VALUE OF TRUST ASSETS MAY BE LESS THAN OUTSTANDING PRINCIPAL BALANCE OF THE RELATED SECURITIES

         There is no assurance that the value of the trust assets for any series of securities at any time will equal or exceed the principal amount of the outstanding securities of the series. If trust assets have to be sold because of an event of default or otherwise, providers of services to the trust (including the trustee, the master servicer and the credit enhancer, if any) generally will be entitled to receive the proceeds of the sale to the extent of their unpaid fees and other amounts due them before any proceeds are paid to securityholders. As a result, you may not receive the full amount of interest and principal due on your security.

         If specified in the related prospectus supplement, the securities may benefit from credit enhancement from one or more external credit enhancement providers, such as primary mortgage insurers, financial guaranty insurance providers or derivative providers. If the ratings assigned by a rating agency to the securities of a series are dependent upon the financial strength of any such credit enhancement provider, any qualification, reduction or withdrawal of the financial strength ratings assigned to such credit enhancement provider could result in the reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

WEIGHTED AVERAGE NET MORTGAGE RATE ON THE LOANS MAY LIMIT INTEREST RATE ON THE SECURITIES

         As specified in the related prospectus supplement, the interest rate payable on your security may be limited by the interest paid on the loans and other assets of the trust fund, net of certain fees and expenses of the trust fund. The loans in a trust fund will have interest rates that are either fixed or adjustable based on an index, as described in the related prospectus supplement.

         Any adjustable rate loans may have interest rates that are fixed for an initial period after origination and may have periodic or annual limits on adjustments to their interest rates. As a result, the securities may accrue less interest than if the related loans accrued interest based solely on the related index and margin.

         The interest rates on the securities may adjust based on an index different from the index on which the interest rate of the related loans adjust or at different times. As a result, the limits on the interest rates on the securities may prevent increases in those interest rates for an extend period of time during a period of rising interest rates. The interest rates on adjustable rate loans may respond to different economic and market factors than those factors affecting the interest rates on the related securities. It is possible that the interest rates on your securities may react more slowly, more quickly or in a different direction than the interest rates on the loans, which may result in the application of the limit on the interest rates on the securities. In addition, delinquencies, defaults or prepayments on the loans may make it more likely that the interest rate limit on the securities will apply.

RISKS RELATED TO LOANS WITH INTEREST-ONLY PAYMENTS

         If specified in the related prospectus supplement, some of the loans in the related trust fund may provide for payments of interest at the related interest rate, but no payments of principal, for the period following origination specified in the related prospectus supplement. Following the applicable interest-only period, the monthly payment will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate.

         Such interest-only loans will, absent other considerations, result in longer weighted average lives of the related securities when compared to securities backed by non-interest-only loans. If you purchase a security at a discount, you should consider that the extension of its weighted average life could result in a lower yield than would be the case if such loans provided for payment of principal and interest on every distribution date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only term of the loan as a disincentive to prepayment.

         If the monthly payment after the interest-only term is substantially higher than a borrower's previous interest-only monthly payment, that loan may also be subject to an increased risk of delinquency and loss.

HIGH BALANCE LOANS INCREASE RISK OF DEFAULT

         If specified in the related prospectus supplement, a trust fund may include loans that have a principal balance as of the applicable cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the related trust fund.

SIMULTANEOUS SECOND LIEN RISK

         The originator or other lender may have originated a second lien mortgage loan which is not included in the trust fund to the borrower on a first lien mortgage loan that is included in the trust fund. In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans. With respect to mortgage loans that have second lien mortgage loans encumbering the same mortgaged property, foreclosure frequency may be increased relative to mortgage loans that do not have subordinate financing behind them since mortgagors have less equity in the mortgaged property. In addition, the servicer may declare a default on the second lien loan, even though the first lien loan is current, which would constitute a default on the first lien loan.

         In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust fund. Borrowers may be more likely to refinance the first lien when any secondary mortgage financing becomes due in full, and consequently you should be aware that the rate of prepayment of the first lien mortgage loans in a trust fund may be affected by any second lien on the related mortgage properties.

GEOGRAPHIC CONCENTRATION OF LOANS COULD ADVERSELY AFFECT YOUR INVESTMENT

         The yield to maturity on your securities may be affected by the geographic concentration of the mortgaged properties securing the loans in the related trust fund. Any significant concentration of the mortgaged properties in particular geographic regions subject to adverse economic conditions or special hazards, such as earthquakes, hurricanes, windstorms, wildfires, mudslides, hurricanes or tornadoes, might increase the rate of delinquencies, defaults and losses on the related loans. Consequently, the geographic concentration of the loans in a trust fund could result in shortfalls in distributions due on your securities or losses on your securities greater than would be the case if the mortgaged properties were more geographically diversified.

MILITARY ACTION AND TERRORIST ATTACKS MAY IMPACT THE RETURN ON YOUR SECURITY

         The effects that military action by U.S. forces in Iraq or other regions and terrorist attacks in the United States or other incidents and related military action, may have on the performance of the loans or on the values of mortgaged properties cannot be determined at this time. You should consider the possible effects on delinquency, default,loss and prepayment experience of the loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of a Relief Act and any comparable state law, and neither a master servicer nor any other servicers will be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Relief Act or comparable state law. Interest payable to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of a Relief Act or comparable state law in the manner specified in the prospectus supplement.

BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

         Transactions in the classes of book-entry securities of any series generally can be effected only through The Depository Trust Company and its participating members, securities intermediaries and certain banks.
         Therefore:

            o the liquidity of book-entry securities in the secondary trading market that may develop may be limited because investors may be unwilling to purchase securities for which they cannot obtain physical securities;

            o your ability to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the securities, may be limited due to lack of a physical security representing the securities; and

            o you may experience some delay in receiving distributions of interest and principal on your securities because the trustee will make distributions to DTC or its participating members. DTC will then be required to credit the distributions to the accounts of the participating organizations. Only then will the distributions be credited to your account either directly or indirectly through Securities Intermediaries.

         See "Description of the Securities--Book-Entry Registration of Securities" in this prospectus.

BANKRUPTCY AND INSOLVENCY RISKS

         Each transfer of a loan from a seller to the depositor and from the depositor to the trust fund will be intended to be an absolute and unconditional sale of that loan rather than a secured financing for purposes of federal and state law. However, in the event of the bankruptcy or insolvency of a prior owner of a loan, a bankruptcy trustee or receiver or one of the creditors of the insolvent party might challenge this conclusion and argue that the transfer of the loans should be characterized as a pledge of assets in a secured borrowing rather than as a sale. Such an attempt, even if unsuccessful, might result in delays in distributions on the securities. If such an attempt were successful, it is possible that the affected loans could be sold in order to liquidate the assets of the insolvent entity. There can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

BORROWER MAY BE UNABLE TO MAKE BALLOON PAYMENT

         If specified in the related prospectus supplement, certain loans in a trust fund may not fully amortize over their terms to maturity and, thus, may require principal payments, i.e., balloon payments, at their stated maturity. Loans with balloon payments involve greater risk because a borrower's ability to make a balloon payment typically will depend on the borrower's ability to:

            o  timely refinance the loan; or

            o  timely sell the related mortgaged property.

         A number of factors will affect a borrower's ability to accomplish either of these goals, including:

            o the level of available mortgage rates at the time of sale or refinancing;

            o  the borrower's equity in the related residential property;

            o  the financial condition of the borrower; and

            o  the tax laws.

         A borrower's failure to make a balloon payment would increase the risk that you might not receive all payments to which you are entitled.

HIGH LOAN-TO-VALUE RATIOS INCREASE RISK OF LOSS

         If specified in the related prospectus supplement, certain of the loans included in a trust fund may have loan-to-value ratios greater than 80%. Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80% or below. Even if the related loans have primary mortgage insurance, we cannot assure you that the primary mortgage insurance coverage will be adequate to cover any losses that might be experienced by those loans.

         The determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the loans for the purpose of determining whether primary mortgage insurance is required may differ from the appraised value of such mortgaged properties for loans obtained for the purpose of acquiring the related mortgaged property. Loan-to-value ratios for loans are generally determined based upon the lesser of the selling price of the mortgaged property or its appraised value at the time of sale, although this calculation may vary depending on the state in which the mortgaged property is located.

MORTGAGE LOANS ORIGINATED ACCORDING TO NON-AGENCY UNDERWRITING GUIDELINES MAY HAVE HIGHER EXPECTED DELINQUENCIES

         If specified in the related prospectus supplement, the loans may have been originated according to underwriting guidelines that do not comply with Fannie Mae or Freddie Mac guidelines. These types of loans are sometimes referred to as "subprime," "non-prime" or "non-conforming" mortgage loans. Whereas "prime" loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower's credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristics, such as loan-to-value ratio, or attributes of the property that may cause the loan to carry elevated credit risk.

         Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during refinancing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often, and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. Loans in the trust fund may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

         Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other loans of relatively low credit quality than on loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related loans.

         If specified in the related prospectus supplement, the trust fund may include mortgage loans originated according to "Alternative-A" or "Alt-A" underwriting guidelines. Although Alt-A loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, Alt-A mortgage loans may have some of the characteristics and risks of subprime mortgage loans described above. In particular, Alt-A mortgage loans (1) are often originated under underwriting guidelines with more limited and reduced documentation requirements, (2) are likely to have higher loan-to-value ratios than prime loans, (3) are more likely to be secured by properties not primarily occupied by the related borrower than prime loans and (4) often have prepayment penalties. You should consider the risks discussed above if the trust fund contains Alt-A mortgage loans.

         Consequently, loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher than those experienced by loans underwritten in accordance with Fannie Mae or Freddie Mac guidelines.

A TRANSFER OF SERVICING MAY RESULT IN INCREASED LOSSES AND DELINQUENCIES ON THE LOANS

         If specified in the related prospectus supplement, the servicing responsibilities with respect to certain of the loans will be transferred to a new servicer shortly after the related closing date. In addition, servicing of the loans may be transferred in the future to other servicers in accordance with provisions of the trust agreement or pooling and servicing agreement, as applicable. Investors should note that when the servicing of loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the related securities.

THE RECORDING OF THE MORTGAGES IN THE NAME OF MERS MAY AFFECT THE YIELD ON THE SECURITIES

         The mortgages or assignments of mortgage for some of the loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc. or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. However, if MERS discontinues the MERS system and it becomes necessary to record an assignment of mortgage to the related trustee, then any related expenses will be paid by the related trust and will reduce the amount available to pay principal of and interest on the securities.

         The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to securityholders and increase the amount of losses on the loans.

RISKS RELATED TO THE RESIDUAL INTEREST SECURITIES

         The holders of the Residual Interest Securities must include the taxable income or loss of the related REMIC in determining their federal taxable income. Prospective investors are cautioned that the residual interest securityholders' REMIC taxable income and the tax liability associated therewith may be substantial during certain periods, in which event the holders thereof must have sufficient sources of funds to pay such tax liability. It is not anticipated that the residual interest securityholders will receive distributions from the trust. Furthermore, prospective investors in the Residual Interest Securities should expect that all of the related REMIC's income includible by the holders of the Residual Interest Securities will be treated as "excess inclusion" income, resulting in (i) the inability of such holders to use net operating losses to offset such income, (ii) the treatment of such income as "unrelated business taxable income" to certain holders who are otherwise tax exempt, and (iii) the treatment of such income as subject to 30% withholding tax to certain non-U.S. investors, with no exemption or treaty reduction. Under the provisions of the Internal Revenue Code of 1986 relating to REMICs, it is likely that the Residual Interest Securities will be considered to be "non-economic residual interests," with the result that transfers thereof would be disregarded for federal income tax purposes if any significant purpose of the transferor was to impede the assessment or collection of tax. See "Material Federal Income Tax Consequences--Taxation of Owners of Residual Interest Securities".

                                 THE TRUST FUND

GENERAL

         The certificates of each series will represent interests in the assets of a trust fund established by the depositor, and the notes of each series will be secured by the pledge of the assets of the related trust fund. The trust fund for each series will be held by the trustee for the benefit of the related securityholders. For each series, a separate trust fund in the form of a common law trust or a Delaware business trust will be formed under the related pooling and servicing agreement or trust agreement. The assets of each trust fund will consist primarily of a pool comprised of, as specified in the related prospectus supplement, any one or more of the following (referred to herein as the "Assets"):

         (a) residential mortgage loans, including

         o mortgage loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

         o closed-end and/or revolving home equity loans secured by first, second and/or more subordinate liens on one- to four-family residential properties,

         o home improvement installment sale contracts and installment loan agreements that are either unsecured or secured by first, second and/or more subordinate liens on one to four-family residential properties, or by purchase money security interests in the financed home improvements, including loans insured under the FHA Title I Credit Insurance program administered pursuant to the National Housing Act of 1934, and

         o manufactured housing installment sales contracts and installment loan agreements secured by first, second and/or more subordinate liens on manufactured homes or by mortgages on real estate on which the related manufactured homes are located;

         (b) commercial mortgage loans, including mortgage loans secured by traditional commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes, but as of the creation date of the related pool, no more than 5% of the assets of the trust fund may be comprised of commercial mortgage loans;

         (c) mortgaged-backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac;

         (d) privately issued mortgaged-backed securities representing interests in any of the above asset types; and

         (e) all monies due under each of the loans or securities held in the trust fund, net, if and as provided in the related prospectus supplement, of required amounts payable to the servicer of the loans, agency securities or private mortgaged-backed securities, together with payments in respect of, and other accounts, obligations or agreements, in each case, as specified in the related prospectus supplement.

         The pool will be created on the first day of the month of the issuance of the related series of securities or any other date specified in the related prospectus supplement, which date is the cut-off date. The securities will be entitled to payment from the assets of the related trust fund or funds or other assets pledged for the benefit of the securityholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

         The Assets will be acquired by the depositor, either directly or through affiliates, from the sponsor. The sponsor may be an affiliate of the depositor. Loans acquired by the depositor will have been originated in accordance with the underwriting criteria described in this prospectus under "The Loans--Underwriting Standards" or otherwise in accordance with the standards set forth in the prospectus supplement. The depositor will cause the Assets to be assigned without recourse to the trustee named in the related prospectus supplement for the benefit of the holders of the securities of the related series. The master servicer named in the related prospectus supplement will service the Assets, either directly or through other servicing institutions as subservicers, under a pooling and servicing agreement among the depositor, the master servicer and the trustee with respect to a series consisting of certificates, or a master servicing agreement or a sale and servicing agreement between the trustee and the master servicer with respect to a series consisting of notes or of certificates and notes, and will receive a fee for its services. See "The Agreements." With respect to loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related agreement as if the master servicer alone were servicing those loans.

         Any mortgage backed securities issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac will be securities that are exempt from registration under the Securities Act of 1933.

         As used in this prospectus, "agreement" means, with respect to a series consisting of certificates, the pooling and servicing agreement, and with respect to a series consisting of notes or of certificates and notes, the trust agreement, the indenture and the master servicing agreement, as the context requires.

         If so specified in the related prospectus supplement, a trust fund relating to a series of securities may be a business trust formed under the laws of the State of Delaware pursuant to a trust agreement between the depositor and the trustee of the related trust fund.

         With respect to each trust fund, prior to the initial offering of the related series of securities, the trust fund will have no assets or liabilities. No trust fund is expected to engage in any activities other than acquiring, managing and holding the related trust fund assets and other assets contemplated in this prospectus and in the related prospectus supplement, issuing securities and making payments and distributions on the securities and related activities. No trust fund is expected to have any source of capital other than its assets and any related credit enhancement.

         The obligations of the master servicer with respect to the loans included in a trust fund will consist principally of its contractual servicing obligations under the related agreement, including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described in this prospectus under "The Trust Fund--Representations by Sellers or Originators; Repurchases" and "The Agreements--Servicing" and "--Assignment of the Trust Fund Assets", and its obligation, if any, to make cash advances in the event of recoverable delinquencies in payments on or with respect to the loans. Any obligation of the master servicer to make advances will be limited in the manner described in this prospectus under "Description of the Securities--Advances."

         The following is a brief description of the assets expected to be included in the trust funds. If specific information respecting the trust fund assets is not known at the time the related series of securities initially is offered, more general information of the nature described in this prospectus will be provided in the related prospectus supplement, and specific information will be set forth in a Current Report on Form 8-K to be filed with the SEC within fifteen days after the initial issuance of those securities. A copy of the agreement with respect to each series of securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans, agency securities and/or private mortgage-backed securities relating to a series will be attached to the agreement delivered to the trustee upon delivery of the securities. If so specified in the related prospectus supplement, the actual statistical characteristics of a pool as of the closing date may differ from those set forth in the prospectus supplement. However, in no event will more than five percent of the assets as a percentage of the cut-off date pool principal balance vary from the characteristics described in the related prospectus supplement.

THE LOANS

         General. Loans may consist of mortgage loans or deeds of trust secured by first or subordinated liens on one- to four-family residential properties, home equity loans, home improvement contracts or manufactured housing contracts. If so specified, the loans may include cooperative apartment loans secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the cooperatives' buildings. If so specified, the loans may also include, to a limited extent, mortgage loans or deeds of trust secured by liens on commercial properties, multifamily properties and mixed use properties that are primarily used for commercial purposes. As more fully described in the related prospectus supplement, the loans may be "conventional" loans or loans that are insured or guaranteed by a governmental agency like the FHA or VA. The loans will have been originated in accordance with the underwriting criteria specified in the related prospectus supplement.

         In general, the loans in a pool will have monthly payments due on the first day of each month. However, as described in the related prospectus supplement, the loans in a pool may have payments due more or less frequently than monthly. In addition, payments may be due on any day during a month. The payment terms of the loans to be included in a trust fund will be described in the related prospectus supplement and may include any of the following features, all as described in this prospectus or in the related prospectus supplement:

         o Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index specified in the related prospectus supplement, a rate that is fixed for a period of time or under limited circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of those limitations. As specified in the related prospectus supplement, the loans may provide for payments in level monthly installments, for balloon payments, or for payments that are allocated to principal and interest according to the "sum of the digits" or "Rule of 78s" methods. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the loan rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the property or another source.

         o Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the loan rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity--a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

         o Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

         o Prepayments of principal may be conditioned on payment of a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for particular lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfers of the related property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

         o The loans may provide for payments of interest at the related interest rate, but no payments of principal, for a specified period following origination. Following the applicable interest-only period, the monthly payment will be increased to an amount sufficient to amortize the principal balance of the loan over the remaining term and to pay interest at the applicable interest rate.

         A trust fund may contain buydown loans that include provisions for a third party to subsidize partially the monthly payments of the borrowers on those loans during the early years of those loans, the difference to be made up from a buydown fund contributed by that third party at the time of origination of the loan. A buydown fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and inflation, so that the borrower will be able to meet the full loan payments at the end of the buydown period. If assumption of increased income is not fulfilled, the possibility of defaults on buydown loans is increased. The related prospectus supplement will contain information with respect to any buydown loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

         The real property which secures repayment of the loans is referred to as the mortgaged properties. Home improvement contracts and manufactured housing contracts may, and the other loans will, be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a mortgaged property. In the case of home equity loans, the related liens may be subordinated to one or more senior liens on the related mortgaged properties as described in the related prospectus supplement. As specified in the related prospectus supplement, home improvement contracts and manufactured housing contracts may be unsecured or secured by purchase money security interests in the financed home improvements and the financed manufactured homes. The mortgaged properties, the home improvements and the manufactured homes are collectively referred to in this prospectus as the properties. The properties relating to loans will consist primarily of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other dwelling units--single-family properties--or mixed-use properties. Any mixed-use property will be predominantly one- to four-family residential in that its primary use will be for dwelling, with the remainder of its space for retail, professional or other commercial uses. Properties may include vacation and second homes, investment properties, leasehold interests and commercial properties. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the loan by a time period specified in the related prospectus supplement. The properties may be located in any one of the fifty states, the District of Columbia, Guam, Puerto Rico or any other territory of the United States.

         Loans with specified loan-to-value ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage provided by primary mortgage guaranty insurance policies will be described in the related prospectus supplement.

         The aggregate principal balance of loans secured by properties that are owner-occupied will be disclosed in the related prospectus supplement. Typically, the basis for a representation that a given percentage of the loans is secured by single family properties that are owner-occupied will be either
(1) the making of a representation by the borrower at the loan's origination either that the underlying property will be used by the borrower for a period of at least six months every year or that the borrower intends to use the property as a primary residence or (2) a finding that the address of the underlying property is the borrower's mailing address.

         Home Equity Loans. As more fully described in the related prospectus supplement, interest on each revolving credit line loan, excluding introduction rates offered from time to time during promotional periods, is computed and payable monthly on the average daily outstanding principal balance of that loan. Principal amounts on a revolving credit line loan may be drawn down, subject to a maximum amount as set forth in the related prospectus supplement, or repaid under each revolving credit line loan from time to time, but may be subject to a minimum periodic payment. The related prospectus supplement will indicate the extent, if any, to which the trust fund will include any amounts borrowed under a revolving credit line loan after the cut-off date.

         The full amount of a closed-end loan is advanced at the inception of the loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to amortize fully the loan at its stated maturity. Except to the extent provided in the related prospectus supplement, the original terms to stated maturity of closed-end loans generally will not exceed 360 months. If specified in the related prospectus supplement, the terms to stated maturity of closed-end loans may exceed 360 months.

         Home Improvement Contracts. The trust fund assets for a series of securities may consist, in whole or in part, of home improvement contracts originated by a commercial bank, a savings and loan association, a commercial mortgage banker or other financial institution in the ordinary course of business. The home improvements securing the home improvement contracts may include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels. As specified in the related prospectus supplement, the home improvement contracts will either be unsecured or secured by mortgages on properties which are generally subordinate to other mortgages on the same property, or secured by purchase money security interests in the financed home improvements. The home improvement contracts may be fully amortizing or provide for balloon payments and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as in this prospectus and in the related prospectus supplement. The initial loan-to-value ratio of a home improvement contract will be computed in the manner described in the related prospectus supplement.

         Manufactured Housing Contracts. The trust fund assets for a series may consist, in whole or part, of manufactured housing installment sales contracts and installment loan agreements, originated by a manufactured housing dealer in the ordinary course of business. As specified in the related prospectus supplement, the manufactured housing contracts will be secured by manufactured homes, located in any of the fifty states or the District of Columbia or by mortgages on the real estate on which the manufactured homes are located.

         The manufactured homes securing the manufactured housing contracts will consist of manufactured homes within the meaning of 42 United States Code,
Section 5402(6), or manufactured homes meeting those other standards as shall be described in the related prospectus supplement. Section 5402(6) defines a "manufactured home" as "a structure, transportable in one or more sections, which, in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

         Manufactured homes, and home improvements, unlike mortgaged properties, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of contracts with high loan-to-value ratios at origination, that the market value of a manufactured home or home improvement may be lower than the principal amount outstanding under the related contract.

         Commercial Loans. The trust fund assets for a series may include commercial loans, in an amount not to exceed, as of the related cut-off date, 5% by principal balance of the trust fund assets. The commercial mortgage loans may be secured by liens on, or security interests in, mortgaged properties consisting of (1) primarily residential properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space, (2) multifamily properties, (3) retail stores and establishments, (4) office buildings, or (5) hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, industrial properties, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, parking facilities, entertainment and/or recreation facilities, movie theaters, restaurants, golf courses, car washes, automobile dealerships, mobile home parks, mixed use properties, including mixed commercial uses and mixed commercial and residential uses, and/or unimproved land. The mortgage loans will be secured by first or junior mortgages or deeds of trust or other similar security instruments creating a first or junior lien on mortgaged property. Commercial loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the mortgage loan. It is anticipated that the mortgagors will be required to maintain hazard insurance on the mortgaged properties in accordance with the terms of the underlying mortgage loan documents.

         Multifamily properties are residential income-producing properties consisting of five or more rental or cooperatively owned dwelling units in high-rise, mid-rise or garden apartment buildings and which may include limited retail, office or other commercial space. Multifamily leases tend to be relatively short-term (i.e., one to five years). Multifamily properties face competition from other such properties within the same geographical area, and compete on the basis of rental rates, amenities, physical condition and proximity to retail centers and transportation. Certain states and municipalities may regulate the relationships between landlords and residential tenants and may impose restrictions on rental rates.

         Retail properties are income-producing properties leased by borrowers to tenants that sell various goods and services. Tenant leases may have a base rent component and an additional component tied to sales. Retail properties may include single- or multiple-tenant properties, in the latter case such as shopping malls or strip shopping centers. Some retail properties have anchor tenants or are located adjacent to an anchor store. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately larger in size and is vital in attracting customers to the retail property, whether or not such retail anchor is located on the related mortgaged property. Catalogue retailers, home shopping networks, the internet, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars spent on products and services sold in retail stores. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Pursuant to a lease assignment, the related mortgagor may assign its rights, title and interest as lessor under each lease and the income derived therefrom to the related mortgagee, while retaining a license to collect the rents for so long as there is no default. If the mortgagor defaults, the license terminates and the mortgagee or its agent is entitled to collect the rents from the related lessee or lessees for application to the monetary obligations of the mortgagor. State law may limit or restrict the enforcement of the lease assignments by a mortgagee until it takes possession of the related mortgaged property and/or a receiver is appointed.

         Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement or the related cut-off date and to the extent then specifically known to the depositor, with respect to the loans contained in the related pool, including:

         o the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable cut-off date,

         o the type of property securing the loan--e.g., single family residences, individual units in condominium apartment buildings, two- to four-family dwelling units, other real property, home improvements or manufactured homes,

         o  the original terms to maturity of the loans,

         o the largest principal balance and the smallest principal balance of any of the loans,

         o the earliest origination date and latest maturity date of any of the loans,

         o the loan-to-value ratios or combined loan-to-value ratios, as applicable, of the loans,

         o the loan interest rates or range of loan interest rates borne by the loans,

         o  the maximum and minimum per annum loan interest rates, and

         o  the geographical location of the loans.

If specific information about the loans is not known to the depositor at the time the related securities are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in the Current Report on Form 8-K filed within 15 days of the closing date.

         No assurance can be given that values of the properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the properties, as applicable, in a particular pool to become equal to or greater than the value of the properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors, which may or may not affect real property values, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any pool. To the extent that losses are not covered by subordination provisions or alternative arrangements, those losses will be borne, at least in part, by the holders of the securities of the related series.

         Underwriting Standards. The loans will be acquired by the depositor, either directly or through affiliates, from the sellers. The depositor does not originate loans and has not identified specific originators or sellers of loans from whom the depositor, either directly or through affiliates, will purchase the loans to be included in a trust fund. The underwriting standards for loans of a particular series will be described in the related prospectus supplement. Each seller or originator will represent and warrant that all loans originated and/or sold by it to the depositor or one of its affiliates will have been underwritten in accordance with standards consistent with those utilized by lenders generally during the period of origination for similar types of loans. As to any loan insured by the FHA or partially guaranteed by the VA, the seller or originator will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

         Underwriting standards are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property, home improvements or manufactured home, as applicable, as collateral.

         The maximum loan amount will vary depending upon a borrower's credit grade and loan program but will not generally exceed an amount specified in the related prospectus supplement. Variations in maximum loan amount limits will be permitted based on compensating factors. Compensating factors may generally include, but are not limited to, and to the extent specified in the related prospectus supplement, low loan-to-value ratio, low debt-to-income ratio, stable employment, favorable credit history and the nature of the underlying first mortgage loan, if applicable.

UNDERWRITING STANDARDS

         Underwriting standards are applied by or on behalf of a lender to evaluate a borrower's credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower's credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source (typically the borrower's employer), which verification reports, among other things, the length of employment with that organization, the current salary, and whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts. See "The Trust Fund--The Loans--Underwriting Standards" in this prospectus.

         A lender may also originate mortgage loans pursuant to alternative sets of underwriting criteria under reduced or limited documentation programs. These programs are designed to facilitate the loan approval process. Under these programs, certain documentation concerning income/employment and asset verification is reduced or excluded. Loans underwritten under these programs are generally limited to borrowers who have demonstrated an established ability and willingness to repay the mortgage loans in a timely fashion. Permitted maximum loan-to-value ratios under these programs are generally more restrictive than those under the lender's standard underwriting criteria.

         From time to time, exceptions to a lender's underwriting policies may be made. Such exceptions may be made on a loan-by-loan basis at the discretion of the lender's underwriter. Exceptions may be made after careful consideration of certain mitigating factors such as borrower liquidity, employment and residential stability and local economic conditions.

MODIFICATION OF LOANS

         The master servicer for the loans of a particular series will be authorized to modify, waive or amend any term of a loan in a manner that is consistent with the servicing standard and the specific limitations set forth in the servicing agreement and described in the related prospectus supplement. However, those agreements will require that the modification, waiver or amendment not affect the tax status of the trust fund or cause any tax to be imposed on the trust fund or materially impair the security for the related loan.

AGENCY SECURITIES

         Ginnie Mae. Ginnie Mae is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title II of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to, among other things, guarantee the timely payment of principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

         Section 306(g) of the National Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guarantee under this subsection." In order to meet its obligations under any guarantee under Section 306(g) of the National Housing Act, Ginnie Mae may, under Section 306(d) of the National Housing Act, borrow from the United States Treasury in an amount which is at any time sufficient to enable Ginnie Mae, with no limitations as to amount, to perform its obligations under its guarantee.

         Ginnie Mae Certificates. Each Ginnie Mae certificate held in a trust fund for a series of securities will be a "fully modified pass-through" mortgaged-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae or approved by Fannie Mae as a seller-servicer of FHA Loans and/or VA Loans. Each Ginnie Mae certificate may be a GNMA I certificate or a GNMA II certificate. The mortgage loans underlying the Ginnie Mae certificates will consist of FHA Loans and/or VA Loans. Each mortgage loan of this type is secured by a one- to four-family residential property or a manufactured home. Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the issuer and servicer of the Ginnie Mae certificate. Pursuant to its guaranty agreement, a Ginnie Mae servicer will be required to advance its own funds in order to make timely payments of all amounts due on each of the related Ginnie Mae certificates, even if the payments received by the Ginnie Mae servicer on the FHA Loans or VA Loans underlying each of those Ginnie Mae certificates are less than the amounts due on those Ginnie Mae certificates.

         The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States. Each Ginnie Mae certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each Ginnie Mae certificate will provide for the payment by or on behalf of the Ginnie Mae servicer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying the Ginnie Mae certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loans or VA Loans and the pass-through rate on the Ginnie Mae certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA Loans or VA Loans underlying the Ginnie Mae certificate and liquidation proceeds in the event of a foreclosure or other disposition of any the related FHA Loans or VA Loans.

         If a Ginnie Mae servicer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment. Upon notification and request, Ginnie Mae will make payments directly to the registered holder of a Ginnie Mae certificate. In the event no payment is made by a Ginnie Mae servicer and the Ginnie Mae servicer fails to notify and request Ginnie Mae to make the payment, the holder of the related Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment. The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust fund, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

         All mortgage loans underlying a particular Ginnie Mae certificate must have the same interest rate, except for pools of mortgage loans secured by manufactured homes, over the term of the loan. The interest rate on a GNMA I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

         Mortgage loans underlying a particular GNMA II certificate may have per annum interest rates that vary from each other by up to one percentage point. The interest rate on each GNMA II certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the GNMA II certificate (except for pools of mortgage loans secured by manufactured homes).

         Regular monthly installment payments on each Ginnie Mae certificate will be comprised of interest due as specified on a Ginnie Mae certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying a Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on a Ginnie Mae certificate is due. Regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee identified in the related prospectus supplement as registered holder by the 15th day of each month in the case of a GNMA I certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a Ginnie Mae certificate held in a trust fund or any other early recovery of principal on a loan will be passed through to the trustee identified in the related prospectus supplement as the registered holder of a Ginnie Mae certificate.

         Ginnie Mae certificates may be backed by graduated payment mortgage loans or by "buydown" mortgage loans for which funds will have been provided, and deposited into escrow accounts, for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan. Payments due the registered holders of Ginnie Mae certificates backed by pools containing "buydown" mortgage loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans. The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on that interest, will be paid in subsequent years. The obligations of Ginnie Mae and of a Ginnie Mae issuer/servicer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or "buydown" mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-buydown loans are available in inspect of graduated payment or buydown mortgages. Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

         Fannie Mae. Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

         Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders. Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages. In so doing, it expands the total amount of funds available for housing. Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

         Fannie Mae Certificates. Fannie Mae certificates are either guaranteed mortgage pass-through certificates or stripped mortgage-backed securities. The following discussion of Fannie Mae certificates applies equally to both types of Fannie Mae certificates, except as otherwise indicated. Each Fannie Mae certificate included in the trust fund for a series will represent a fractional undivided interest in a pool of mortgage loans formed by Fannie Mae. Each pool formed by Fannie Mae will consist of mortgage loans of one of the following types:

         o  fixed-rate level installment conventional mortgage loans;

         o fixed-rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA;

         o  adjustable rate conventional mortgage loans; or

         o adjustable rate mortgage loans that are insured by the FHA or partially guaranteed by the VA.

         Each mortgage loan must meet the applicable standards set forth under the Fannie Mae purchase program. Each of those mortgage loans will be secured by a first lien on a one- to four-family residential property.

         Each Fannie Mae certificate will be issued pursuant to a trust indenture. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

         Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a Fannie Mae guaranteed mortgage-backed certificate and the series pass-through rate payable with respect to a Fannie Mae stripped mortgage-backed securities is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee. Under a regular servicing option pursuant to which the mortgagee or other servicer assumes the entire risk of foreclosure losses, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security. Under a special servicing option (pursuant to which Fannie Mae assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual pass-through rate, in the case of a Fannie Mae guaranteed mortgage-backed certificate, or the series pass-through rate in the case of a Fannie Mae stripped mortgage-backed security.

         Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute on a timely basis amounts representing that holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not the principal amount is actually recovered. The obligations of Fannie Mae under its guarantees are obligations solely of Fannie Mae and are not backed by, nor entitled to, the full faith and credit of the United States. If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Fannie Mae stripped mortgage-backed securities are issued in series of two or more classes, with each class representing a specified undivided fractional interest in principal distributions and interest distributions, adjusted to the series pass-through rate, on the underlying pool of mortgage loans. The fractional interests of each class in principal and interest distributions are not identical, but the classes in the aggregate represent 100% of the principal distributions and interest distributions, adjusted to the series pass-through rate, on the respective pool. Because of the difference between the fractional interests in principal and interest of each class, the effective rate of interest on the principal of each class of Fannie Mae stripped mortgage-backed securities may be significantly higher or lower than the series pass-through rate and/or the weighted average interest rate of the underlying mortgage loans.

         Unless otherwise specified by Fannie Mae, Fannie Mae certificates evidencing interests in pools of mortgages formed on or after May 1, 1985 will be available in book-entry form only. Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks, or registered on the Fannie Mae certificate register in the case of fully registered Fannie Mae certificates as of the close of business on the last day of the preceding month. With respect to Fannie Mae certificates issued in book-entry form, distributions on the Fannie Mae certificates will be made by wire, and with respect to fully registered Fannie Mae certificates, distributions on the Fannie Mae certificates will be made by check.

         Freddie Mac. Freddie Mac is a publicly held United States government sponsored enterprise created pursuant to the Federal Home Loan Mortgage Corporation Act, Title III of the Emergency Home Finance Act of 1970, as amended. The common stock of Freddie Mac is owned by the Federal Home Loan Banks. Freddie Mac was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans FHA Loans, VA Loans or participation interests in those mortgage loans and the sale of the loans or participations so purchased in the form of mortgage securities, primarily Freddie Mac certificates. Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of the quality, type and class which meet generally the purchase standards imposed by private institutional mortgage investors.

         Freddie Mac Certificates. Each Freddie Mac certificate included in a trust fund for a series will represent an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans. Freddie Mac certificates are sold under the terms of a mortgage participation certificate agreement. A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program. Typically, mortgage loans underlying the Freddie Mac certificates held by a trust fund will consist of mortgage loans with original terms to maturity of between 10 and 40 years. Each of those mortgage loans must meet the applicable standards set forth in the law governing Freddie Mac. A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another Freddie Mac certificate group. Under the guarantor program, any Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

         Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by a Freddie Mac certificate, whether or not received. Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate ultimate receipt by a holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of that holder's pro rata share, but does not, except if and to the extent specified in the prospectus supplement for a series, guarantee the timely payment of scheduled principal. Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the related month of distribution. Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. Freddie Mac may remit the amount due on account of its guarantee of collection of principal at any time after default on an underlying mortgage loan, but not later than (1) 30 days following foreclosure sale, (2) 30 days following payment of the claim by any mortgage insurer, or (3) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans which it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and Freddie Mac has not adopted standards which require that the demand be made within any specified period.

         Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank. The obligations of Freddie Mac under its guarantee are obligations solely of Freddie Mac and are not backed by, nor entitled to, the full faith and credit of the United States. If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on those mortgage loans.

         Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or by the party that sold the related mortgage loans to Freddie Mac. Freddie Mac is required to remit each registered Freddie Mac certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums like prepayment fees, within 60 days of the date on which those payments are deemed to have been received by Freddie Mac.

         Under Freddie Mac's Cash Program, with respect to pools formed prior to June 1, 1987, there is no limitation on be amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate. With respect to Freddie Mac certificates issued on or after June 1, 1987, the maximum interest rate on the mortgage loans underlying those Freddie Mac certificates may exceed the pass-through rate of the Freddie Mac certificates by 50 to 100 basis points. Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased, results in the yield expressed as a percentage required by Freddie Mac. The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.

         Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac. For Freddie Mac certificate groups formed under the Guarantor Program with certificate numbers beginning with 18-012, the range between the lowest and the highest annual interest rates on the mortgage loans in a Freddie Mac certificate group may not exceed two percentage points.

         Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificates. Subsequent remittances will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders of Freddie Mac certificates in accordance with the holders' instructions.

         Stripped Mortgage-Backed Securities. Agency securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement. Each Agency security which consists of one or more stripped mortgage-backed securities will represent an undivided interest in all or part of either the principal distributions or the interest distributions, or in some specified portion of the principal and interest distributions, on particular Freddie Mac, Fannie Mae, Ginnie Mae or other government agency or government-sponsored agency certificates. The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency, each as trustee, or by another trustee named in the related prospectus supplement. Freddie Mac, Fannie Mae, Ginnie Mae or another government agency or government-sponsored agency will guarantee each stripped agency security to the same extent as the applicable entity guarantees the underlying securities backing the stripped agency security, unless otherwise specified in the related prospectus supplement.

         Other Agency Securities. If specified in the related prospectus supplement, a trust fund may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies. The characteristics of any other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies will be described in that prospectus supplement. If so specified, a combination of different types of agency securities may be held in a trust fund.

PRIVATE MORTGAGE-BACKED SECURITIES

         General. Private mortgage-backed securities may consist of mortgage pass-through certificates evidencing an undivided interest in an asset pool, or collateralized mortgage obligations secured by an asset pool. Each asset pool will consist either of loans or mortgage-backed securities that would otherwise qualify for inclusion as trust assets under this prospectus. Private mortgage-backed securities will have been issued pursuant to an agreement that will be described in the related prospectus supplement. That agreement will have appointed a trustee to act for the benefit of the PMBS holders. The PMBS trustee or its agent, or a custodian, will possess the loans underlying the private mortgage-backed security. Loans underlying a private mortgage-backed security will be serviced by the PMBS servicer directly or by one or more sub-servicers under the supervision of the PMBS servicer.

         The issuer of the private mortgage-backed security will be a financial institution or other entity engaged generally in the business of mortgage lending or the acquisition of mortgage loans, a public agency or instrumentality of a state, local or federal government, or a limited purpose or other corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to those trusts and selling beneficial interests in those trusts. If so specified in the prospectus supplement, the PMBS issuer may be an affiliate of the depositor. If the PMBS issuer is not an affiliate of the depositor, the related private mortgage-backed security:

         o will be acquired in the secondary market and not pursuant to an initial offering of the securities,

         o the related PMBS issuer will generally not be involved in the issuance of the securities other than as set forth in the next two succeeding sentences, and

         o will have previously been registered under the Securities Act of 1933 or will be freely transferable pursuant to Rule 144(k) promulgated under the Securities Act of 1933.

The obligations of the PMBS issuer will generally be limited to representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related prospectus supplement, the PMBS issuer will not have guaranteed any of the assets conveyed to the related trust or any of the PMBS. Additionally, although the mortgage loans underlying the private mortgage-backed securities may be guaranteed by an agency or instrumentality of the United States, the private mortgage-backed securities themselves will not be so guaranteed.

         Distributions of principal and interest will be made on the private mortgage-backed securities on the dates specified in the related prospectus supplement. The private mortgage-backed securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the private mortgage-backed securities by the PMBS trustee or the PMBS servicer. The PMBS issuer or the PMBS servicer may have the right to repurchase assets underlying the private mortgage-backed securities after a specified date or under other circumstances specified in the related prospectus supplement.

         Underlying Loans. The mortgage loans underlying the private mortgage-backed securities may consist of, but are not limited to, fixed rate, level payment, fully amortizing or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans, loans having balloon or other special payment features, home equity loans, including closed-end loans and revolving lines of credit, home improvement contracts, manufactured housing contracts and cooperative loans. As described in the prospectus supplement,

         o no mortgage loan underlying the private mortgage-backed securities will have had a combined loan-to-value ratio at origination in excess of the percentage set forth in the related prospectus supplement,

         o the underlying mortgage loan may have had an original term to stated maturity of not less than 5 years and not more than 40 years or any other term specified in the related prospectus supplement,

         o the underlying mortgage loan, other than cooperative loans, may be required to be covered by a standard hazard insurance policy, which may be a blanket policy, and

         o the underlying mortgage loan other than cooperative loans or contracts secured by a manufactured home, may be covered by a Title Insurance policy.

         Credit Support Relating to Private Mortgage-Backed Securities. Credit support in the form of subordination of other private mortgage certificates issued under the same issuance agreement, reserve funds, insurance policies, letters of credit, financial guaranty insurance policies, derivative agreements, guarantees or other types of credit support may be provided with respect to the mortgage loans underlying the PMBS or with respect to the PMBS themselves.

         Additional Information. The prospectus supplement for a series for which the related trust fund includes private mortgage-backed securities will specify:

         (1) the aggregate approximate principal amount and type of the private mortgage-backed securities to be included in the trust fund;

         (2) characteristics of the mortgage loans underlying the private mortgage-backed securities including (A) the payment features of the mortgage loans, (B) the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and (D) the minimum and maximum stated maturities of the underlying mortgage loans at origination;

         (3) the maximum original term-to-stated maturity of the private mortgage-backed securities;

         (4) the weighted average term-to-stated maturity of the private mortgage-backed securities;

         (5) the pass-through or certificate rate of the private mortgage-backed securities;

         (6) the weighted average pass-through or certificate rate of the private mortgage-backed securities;

         (7) the PMBS issuer, the PMBS servicer, and the PMBS trustee for the private mortgage-backed securities;

         (8) characteristics of credit support, if any, such as reserve funds, insurance policies, derivative agreements, letters of credit or guarantees relating to the mortgage loans underlying the private mortgage-backed securities or to the private mortgage-backed securities themselves;

         (9) the terms on which the underlying mortgage loans for the private mortgage-backed securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the private mortgage-backed securities; and

         (10) the terms on which other mortgage loans may be substituted for those originally underlying the private mortgage-backed securities.

REPRESENTATIONS BY SELLERS OR ORIGINATORS; REPURCHASES

         Each seller or originator of loans that are included in a trust fund for a series of securities will have made representations and warranties in respect of the loans sold by that seller or originated by that originator. Unless otherwise specified in the related prospectus supplement, the representations and warranties typically include the following:

         o The information set forth in the schedule relating to the loans attached to the applicable sale agreement is true and correct in all material respects;

         o Title Insurance, or in the case of properties located in areas where those policies are generally not available, an attorney's certificate of title, and any required hazard insurance policy were effective at origination of each loan, other than a cooperative loan, and that each policy, or certificate of title as applicable, remained in effect on the date of purchase of the loan from the originator by the seller or the depositor or from the seller by or on behalf of the depositor;

         o The seller or originator had good title to each loan and that loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

         o Each loan constituted a valid lien on, or a perfected security interest with respect to, the related property, subject only to permissible liens disclosed, if applicable, Title Insurance exceptions, if applicable, and other exceptions described in the related agreement, and that the property was free from damage and was in acceptable condition;

         o There were no delinquent tax or assessment liens against the property;

         o No required payment on a loan was delinquent more than the number of days specified in the related prospectus supplement;

         o Each loan was made in compliance with, and is enforceable under, all applicable local, state and federal laws and regulations in all material respects;

         o The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect, other than by a written instrument which has been recorded;

         o The related mortgaged property is undamaged by water, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to materially affect adversely the value of the mortgaged property;

         o The mortgage or mortgage note contains an enforceable provision, to the extent not prohibited by law, for the acceleration of the payment of the unpaid principal balance of the mortgage loan in the event that the related mortgaged property is sold or transferred without the prior written consent of the mortgagee;

         o All provisions of any primary mortgage insurance policies have been and are being complied with; and

         o The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the related mortgage property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

However, the prospectus supplement relating to a series of securities may contain additional or different representations and warranties for the loans in the related trust fund.

         If so specified in the related prospectus supplement, the representations and warranties of a seller or originator in respect of a loan will be made not as of the cut-off date but as of the closing date or the date on which the applicable originator sold the loan to the seller or the depositor or the applicable seller sold the loan to the depositor or one of its affiliates. Under those circumstances, a substantial period of time may have elapsed between the sale date and the date of initial issuance of the series of securities evidencing an interest in the loan. Since the representations and warranties of a seller or originator do not address events that may occur following the sale of a loan by that seller or originator, its repurchase obligation described in this prospectus will not arise if the relevant event that would otherwise have given rise to a repurchase obligation with respect to a loan occurs after the date of sale of the loan by the applicable originator or seller. However, the depositor will not include any loan in the trust fund for any series of securities if anything has come to the depositor's attention that would cause it to believe that the representations and warranties of a seller or originator will not be accurate and complete in all material respects in respect of the loan as of the date of initial issuance of the related series of securities. If the master servicer is also a seller or originator of loans with respect to a particular series of securities, the representations will be in addition to the representations and warranties made by the master servicer in its capacity as a master servicer.

         The master servicer or the trustee, if the master servicer is also the seller or originator, will promptly notify the relevant seller or originator of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of the securityholders in the loan. If the applicable seller or originator cannot cure a breach within the time period specified in the related prospectus supplement following notice from the master servicer or the trustee, as the case may be, then that seller or originator will be obligated either (1) to repurchase the loan from the trust fund at a price equal to 100% of its unpaid principal balance as of the date of the repurchase plus accrued interest on the unpaid principal balance to the first day of the month following the month of repurchase at the loan interest rate, less any advances or amount payable as related servicing compensation if the seller or originator is the master servicer, or (2) substitute for the loan a replacement loan that satisfies the criteria specified in the related prospectus supplement. If a REMIC election is to be made with respect to a trust fund, the master servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the trust fund to lose its status as a REMIC or otherwise subject the trust fund to a prohibited transaction tax. The master servicer may be entitled to reimbursement for any payment from the assets of the related trust fund or from any holder of the related residual certificate. See "Description of the Securities--General." Except in those cases in which the master servicer is the seller or originator, the master servicer will be required under the applicable agreement to enforce this obligation for the benefit of the trustee and the holders of the securities, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of securities or the trustee for a breach of representation by a seller or originator.

         Neither the depositor nor the master servicer, unless the master servicer is the seller or originator, will be obligated to purchase or substitute a loan if a seller or originator defaults on its obligation to do so, and no assurance can be given that sellers or originators will carry out their respective repurchase or substitution obligations with respect to loans. However, to the extent that a breach of a representation and warranty of a seller or originator may also constitute a breach of a representation made by the master servicer, the master servicer may have a repurchase or substitution obligation as described under "The Agreements--Assignment of Trust Fund Assets."

SUBSTITUTION OF TRUST FUND ASSETS

         Substitution of trust fund assets will be permitted in the event of breaches of representations and warranties with respect to any original trust fund asset or in the event the documentation with respect to any trust fund asset is determined by the trustee to be incomplete. The period during which the substitution will be permitted will be indicated in the related prospectus supplement. Substitution of trust fund assets will be permitted if, among other things, the credit criteria relating to the origination of the initial trust fund assets is substantially equivalent to the credit criteria relating to the origination of the substitute trust fund assets. The related prospectus supplement will describe any other conditions upon which trust fund assets may be substituted for trust fund assets initially included in the trust fund.

                                 USE OF PROCEEDS

         The depositor will apply all or substantially all of the net proceeds from the sale of each series of securities for one or more of the following purposes:

         o  to purchase the related trust fund assets;

         o to establish any pre-funding account, capitalized interest account or reserve account as described in the related prospectus supplement; and

         o to pay the costs of structuring and issuing the securities, consisting generally of legal, accounting and rating agency fees and the costs of obtaining any credit enhancement as described under "Credit Enhancement".

         The depositor expects to sell securities in series from time to time, but the timing and amount of offerings of securities will depend on a number of factors, including the volume of trust fund assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

                                  THE DEPOSITOR

         J.P. Morgan Acceptance Corporation I, a Delaware corporation incorporated on June 27, 1988, is a direct, wholly-owned subsidiary of JPMorgan Securities Holdings LLC and will act as the depositor for the trust with respect to each series of securities. The principal executive offices of the depositor are located at 270 Park Avenue, New York, New York 10017. As depositor it will establish the trust and will be the party that deposits, sells or otherwise conveys the trust fund assets to the trust. Its telephone number is (212) 270-8863.

         The depositor has been engaged in the securitization of loans, contracts and mortgage-backed securities since its incorporation. The depositor is generally engaged in the business of acting as depositor of one or more trusts that issues series of notes, bonds or other evidence or indebtedness and certificates that are secured by or represent interests in the assets of a trust fund. The depositor is also generally engaged in acquiring, owning, holding and pledging as collateral and otherwise dealing with loans and mortgaged-backed securities. The depositor acquires the loans and mortgaged-backed securities for inclusion in a securitization from the sponsor, or if specified in the prospectus supplement, from another seller, in each case in privately negotiated transactions.

         The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to issuing and selling one or more series of securities, acquiring and selling loans and mortgage-backed securities, serving as depositor of the trusts and engaging in activities incidental to the foregoing.

         The depositor will have limited obligations with respect to a series of securities. The depositor will obtain representations and warranties from the originators, sponsor or other sellers regarding the assets included in the related trust fund. The depositor will also assign to the trustee for the related series the depositor's rights with respect to those representations and warranties. See "The Agreements -Assignment of the Trust Fund Assets." In addition, after the issuance of a series of securities, the depositor may have limited obligations with respect to that series which may include making filings necessary to maintain the perfected status of a trustee's securities interest or lien on the related assets, appointing a successor master servicer, securities administrator, trustee or other transaction participant that resigns or is otherwise removed, preparation of any reports filed under the Exchange Act and providing notices and other information to certain parties under the operative agreements.

         The depositor does not have, nor is it expected in the future to have, any significant assets. Neither the depositor nor any of the depositor's affiliates will insure or guarantee distributions on the securities of any series.

                                   THE SPONSOR

GENERAL

         Unless otherwise specified in the prospectus supplement, J.P. Morgan Mortgage Acquisition Corp. will act as sponsor of the trust fund. Any other entity that acts as sponsor instead of J.P. Morgan Mortgage Acquisition Corp. will be described in the related prospectus supplement. A sponsor will organize and initiate a securitization by selling or otherwise transferring assets directly or indirectly, through an affiliate, to the depositor for sale or transfer to a trust.

         JPMAC, a Delaware corporation incorporated on July 12, 2002, is a direct, wholly-owned subsidiary of JPMorgan Chase Bank, N.A. The principal executive offices of the sponsor are located at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 270-8863.

SECURITIZATION ACTIVITIES OF THE SPONSOR

         JPMAC has been engaged in the securitization of assets since its incorporation. In connection with these activities, JPMAC uses special purpose entities, such as the depositor, primarily for (but not limited to) the securitization of commercial and residential mortgages and home equity loans.

         During fiscal years 2004 and 2003, JPMAC securitized approximately $275,299,016 and $ 4,510,234,249 of residential mortgages, respectively. During this period, no securitizations sponsored by JPMAC have defaulted or experienced an early amortization or trigger event.

         Through its affiliates, JPMAC services and master services loans. If specified in the prospectus supplement, a trust may include loans serviced and master serviced by one or more of these affiliates.

         In the normal course of its securitization program, JPMAC acquires loans from third party originators and through its affiliates. Employees of JPMAC or its affiliates structure securitization transactions in which the loans are sold to the depositor. In consideration for the Assets which JPMAC sells to the depositor, the depositor issues the securities supported by the cash flows generated by the Assets.

         Pursuant to the agreement conveying Assets from JPMAC to the depositor, JPMAC may make representations and warranties regarding the Assets. If it is later determined that the Assets fail to conform to the specified representations and warranties, JPMAC may have an obligation to repurchase such Assets from the depositor (or directly from the trustee) or it may have an obligation to indemnify the depositor (or the trustee) against any losses on the Assets. To the extent Assets being securitized have been originated by third parties, JPMAC will generally obtain appropriate representations and warranties from such third parties upon the acquisition of such Assets and will assign its rights under these representations and warranties for the benefit of the depositor (or the trustee). See The Trust Fund -- Representations by Seller or Originators; Repurchases".

                          DESCRIPTION OF THE SECURITIES

         Each series of certificates will be issued pursuant to separate pooling and servicing agreements or trust agreements among the depositor and the entities named in the related prospectus supplement as master servicer and trustee. A form of each of the pooling and servicing agreement and trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. Each series of notes will be issued pursuant to an indenture between the related trust fund and the entity named in the related prospectus supplement as indenture trustee, and the related loans will be serviced by the master servicer pursuant to a master servicing agreement or a sale and servicing agreement. A form of indenture and a form of master servicing agreement have been filed as exhibits to the registration statement of which this prospectus forms a part. A series of securities may consist of both notes and certificates. The provisions of each of the above agreements will vary depending upon the nature of the securities to be issued and the nature of the related trust fund. The following are descriptions of the material provisions which may appear in any of the above agreements. The prospectus supplement for a series of securities will describe more fully the provisions of the agreements for the related series. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the agreements for each series of securities and the applicable prospectus supplement.

GENERAL

         The securities of each series will be issued in book-entry or fully registered form, in the authorized denominations specified in the related prospectus supplement. If the securities are certificates, they will evidence specified beneficial ownership interests in the assets of the related trust fund. If the securities are notes, they will be debt obligations secured by the assets of the related trust fund. The securities generally will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. However, if so specified in the related prospectus supplement, the securities may be entitled to payments in respect of the assets of other trust funds established by the depositor. In general, the securities will not represent obligations of the depositor or any affiliate of the depositor. A trust fund may include loans that are guaranteed or insured as set forth in the related prospectus supplement. Each trust fund will consist of, to the extent provided in the related agreement:

         o the trust fund assets that are included from time to time in the related trust fund, exclusive of any retained interest described in the related prospectus supplement, including all payments of interest and principal received after the cut-off date with respect to the loans included in the trust fund assets to the extent not applied in computing the principal balance of the loans as of the cut-off date;

         o the assets that from time to time have been deposited in the related security account, as described in this prospectus under "The Agreements--Payments on Loans; Deposits to Security Account";

         o property which secured a loan and which is acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure; and

         o any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related agreement.

If so specified in the related prospectus supplement, a trust fund may also include one or more of the following: reinvestment income on payments received on the trust fund assets, a reserve account, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

         Each series of securities will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage or portion of future interest and principal payments on the related trust fund assets. A class of certificates may represent different specified percentages or portions of interest and principal payments on the related trust fund assets. In each case, that percentage or portion may be zero or may represent any other specified interest up to and including 100%, as specified in the related prospectus supplement. Each class of notes of a series will be secured by the related trust fund assets. A series of securities may include one or more classes that are senior in right to payment to one or more other classes of securities of the series. A series or classes of securities may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under "Credit Enhancement" and in the related prospectus supplement. One or more classes of securities of a series may be entitled to receive distributions of principal, interest or any combination of principal or interest. Distributions on one or more classes of a series of securities may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related trust fund assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

         Distributions of principal and interest or of principal only or interest only, as applicable, on the related securities will be made by the trustee on each distribution date, which may be monthly, quarterly, semi-annually or at other intervals and on the dates as are specified in the related prospectus supplement. Distributions of principal and interest or of principal only or interest only, as applicable, will be made in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the securities are registered at the close of business on the related record date specified in the related prospectus supplement. Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled to distributions at the address appearing in the security register; provided, however, that the final distribution in retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee or other person specified in the notice to securityholders of that final distribution.

         The securities will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of securities of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

         Under current law the purchase and holding of a class of securities by or on behalf of any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds in which those plans, accounts or arrangements are invested, subject to provisions of ERISA or the Internal Revenue Code, could result in prohibited transactions, within the meaning of ERISA and the Internal Revenue Code. See "ERISA Considerations." Each prospectus supplement may identify one or more classes of securities that are restricted from purchases by plans. The transfer of securities of a restricted class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any plan, account or arrangement or
(ii) provides an opinion of counsel satisfactory to the trustee and the depositor that the purchase of securities of that class by or on behalf of that plan, account or arrangement is permissible under applicable law and will not subject the trustee, the master servicer or the depositor to any obligation or liability in addition to those undertaken in the agreements. If the restricted class of securities is held in book-entry form, the conditions in the preceding sentence may be deemed satisfied by the transferee's acceptance of the security.

         As to each series, an election may be made to treat the related trust fund or designated portions of the trust fund as a REMIC as defined in the Internal Revenue Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the master servicer and may only be made if specified conditions are satisfied. As to any of those series, the terms and provisions applicable to the making of a REMIC election will be set forth in the related prospectus supplement. If a REMIC election is made with respect to a series, one of the classes will be designated as evidencing the sole class of "residual interests" in the related REMIC, as defined in the Internal Revenue Code. All other classes of securities in that series will constitute "regular interests" in the related REMIC, as defined in the Internal Revenue Code. As to each series with respect to which a REMIC election is to be made, the trustee, the master servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The trustee or the master servicer may be entitled to reimbursement for any payment in respect of prohibited transaction taxes from the assets of the trust fund or from any holder of the related residual certificate if so specified in the related prospectus supplement.

DISTRIBUTIONS ON SECURITIES

         General. In general, the method of determining the amount of distributions on a particular series of securities will depend on the type of credit support, if any, that is used with respect to the series. See "Credit Enhancement." Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the securities of a particular series. The prospectus supplement for each series of securities will describe the method to be used in determining the amount of distributions on the securities of that series.

         Distributions allocable to principal and interest on the securities will be made by the trustee out of, and only to the extent of, funds in the related security account, including any funds transferred from any reserve account. As between securities of different classes and as between distributions of principal, and, if applicable, between distributions of principal prepayments and scheduled payments of principal, and interest, distributions made on any distribution date will be applied as specified in the related prospectus supplement. The prospectus supplement will also describe the method for allocating the distributions among securities of a particular class.

         Available Funds. All distributions on the securities of each series on each distribution date will be made from the available funds, in accordance with the terms described in the related prospectus supplement and specified in the agreement. Available funds for each distribution date will generally equal the amount on deposit in the related security account allocable to the securities of that series on that distribution date, net of related fees and expenses payable by the related trust fund, other than amounts to be held in that security account for distribution on future distribution dates. Distributions on any class of securities in a series may also be made from amounts received in respect of any derivative agreement with respect to such class.

         Distributions of Interest. Interest will accrue on each class of securities entitled to interest at the interest rate specified in the related prospectus supplement. In any case, the rate will be a fixed rate per annum or a variable rate calculated in the method and for the periods described in the related prospectus supplement. To the extent funds are available, interest accrued during the specified period on each class of securities entitled to interest, other than a class of securities that provides for interest that accrues, but is not currently payable will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate class security balance of the securities of that class has been distributed in full or, in the case of securities entitled only to distributions allocable to interest, until the aggregate notional amount of those securities is reduced to zero or for the period of time designated in the related prospectus supplement. The original class security balance of each security will equal the aggregate distributions allocable to principal to which that security is entitled. Distributions allocable to interest on each security that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that security. The notional amount of a security will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

         Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to securityholders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding that distribution date, and the effective yield at par to securityholders will be less than the indicated coupon rate.

         Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the securities on each distribution date will be calculated and the manner in which that amount will be allocated among the classes of securities entitled to distributions of principal. The aggregate class security balance of any class of securities entitled to distributions of principal generally will be the aggregate original class security balance of that class of securities specified in the related prospectus supplement, reduced by all distributions reported to the holders of that securities as allocable to principal and, (1) in the case of accrual securities, unless otherwise specified in the related prospectus supplement, increased by all interest accrued but not then distributable on the accrual securities and (2) in the case of adjustable rate securities, reduced by the effect of negative amortization, if applicable.

         If so provided in the related prospectus supplement, one or more classes of securities will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers, including principal prepayments, which are received in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of those payments in the percentages and under the circumstances or for the periods specified in the prospectus supplement. Any allocation of those principal payments to a class or classes of securities will have the effect of accelerating the amortization of those securities while increasing the interests evidenced by one or more other classes of securities in the trust fund. Increasing the interests of the some classes of securities relative to that of other securities is intended to preserve the availability of the subordination provided by the other securities. See "Credit Enhancement--Subordination."

         Unscheduled Distributions. If specified in the related prospectus supplement, the securities may receive distributions before the next scheduled distribution date under the circumstances and in the manner described in this prospectus and in that prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal, including principal prepayments, on the trust fund assets, the trustee or the master servicer determines that the funds available or anticipated to be available from the security account and, if applicable, any reserve account, may be insufficient to make required distributions on the securities on the related distribution date. Typically, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the securities on the next distribution date; however, if so specified in the related prospectus supplement, it may. The unscheduled distributions may or may not include interest at the applicable pass-through rate, if any, or interest rate, if any, on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in that prospectus supplement.

ADVANCES

         If so specified in the related prospectus supplement, the master servicer will be required to advance on or before each distribution date from its own funds, funds advanced by sub-servicers or funds held in the security account for future distributions to the holders of securities of the related series, an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the date specified in the related prospectus supplement and were not advanced by any sub-servicer, net of the servicing fee. The master servicer will make advances if the master servicer determines that those advances may be recoverable out of late payments by borrowers, liquidation proceeds, insurance proceeds or otherwise. In the case of cooperative loans, the master servicer also may be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related prospectus supplement. In addition, to the extent provided in the related prospectus supplement, a cash account may be established to provide for advances to be made in the event of payment defaults or collection shortfalls on trust fund assets.

         In making advances, the master servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the securities, rather than to guarantee or insure against losses. If advances are made by the master servicer from cash being held for future distribution to securityholders, the master servicer will replace those funds on or before any future distribution date to the extent that funds in the applicable security account on that distribution date would be less than the amount required to be available for distributions to securityholders on that date. Any master servicer funds advanced will be reimbursable to the master servicer out of recoveries on the specific loans with respect to which the advances were made, e.g., late payments made by the related borrower, any related insurance proceeds, liquidation proceeds or proceeds of any loan purchased by the depositor, a sub-servicer or a seller pursuant to the related agreement. Advances by the master servicer, and any advances by a sub-servicer, also will be reimbursable to the master servicer, or sub-servicer, from cash otherwise distributable to securityholders, including the holders of senior securities, to the extent that the master servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the master servicer also will be obligated to make advances, to the extent recoverable out of insurance proceeds, liquidation proceeds or otherwise, in respect of taxes and insurance premiums not paid by borrowers on a timely basis. Funds so advanced are reimbursable to the master servicer to the extent permitted by the related agreement. The obligations of the master servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in the related prospectus supplement.

         If so specified in the related prospectus supplement, in the event the master servicer or a sub-servicer fails to make a required advance, the trustee will be obligated to make an advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for that advance to the same extent and degree as the master servicer or a sub-servicer is entitled to be reimbursed for advances. See "--Distributions on Securities" above.

REPORTS TO SECURITYHOLDERS

         Prior to or concurrently with each distribution on a distribution date, the master servicer or the trustee will furnish to each securityholder of record of the related series a statement setting forth, to the extent applicable to that series of securities, among other things:

         o the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included in that distribution;

         o the amount of the distribution allocable to interest and how it was calculated;

         o  the amount of any unpaid interest shortfall;

         o  the amount of any advance;

         o the aggregate amount (1) otherwise allocable to the subordinated securityholders on that distribution date, or (2) withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior securityholders;

         o the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

         o the outstanding principal balance for any pool and the principal balance of the loans in any pool at the end of the related prepayment period, and the applicable net mortgage rate of the loans in any pool at the beginning of the related due period;

         o the percentage of principal payments on the loans, excluding prepayments, if any, which each class will be entitled to receive on the following distribution date; o the percentage of principal prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

         o the related amount of the servicing compensation retained or withdrawn from the security account by the master servicer, and the amount of additional servicing compensation received by the master servicer attributable to penalties, fees, excess liquidation proceeds and other similar charges and items;

         o the number and aggregate principal balances of loans that are either delinquent, but not in foreclosure or are in foreclosure, (1) 1 to 30 days, (2) 31 to 60 days, (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding that distribution date;

         o with respect to any pool, the cumulative amount of realized losses incurred since the closing date;

         o the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

         o the pass-through rate or interest rate, as applicable, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

         o if applicable, the amount remaining in any reserve account at the close of business on the distribution date;

         o the pass-through rate or interest rate, as applicable, as of the day prior to the immediately preceding distribution date; and

         o any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

         Where applicable, any amount set forth above may be expressed as a dollar amount per single security of the relevant class having the percentage interest specified in the related prospectus supplement. The report to securityholders for any series of securities may include additional or other information of a similar nature to that specified above.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or the trustee will mail to each securityholder of record at any time during that calendar year a report (a) as to the aggregate of amounts reported pursuant to (1) and (2) above for that calendar year or, in the event that person was a securityholder of record during a portion of that calendar year, for the applicable portion of that year and (b) any other customary information as may be deemed necessary or desirable for securityholders to prepare their tax returns.

CATEGORIES OF CLASSES OF SECURITIES

         The securities of any series may be comprised of one or more classes. Classes of securities, in general, fall into different categories. The following chart identifies and generally describes the more typical categories. The prospectus supplement for a series of securities may identify the classes which comprise that series by reference to the following categories.

Categories of Classes

Principal Types

Accretion Directed...................................     A class that receives principal payments from the
                                                          accreted interest from specified accrual classes.  An
                                                          accretion directed class also may receive principal
                                                          payments from principal paid on the underlying trust
                                                          fund assets for the related series.

Component Securities.................................     A class consisting of components.  The components of a
                                                          class of component securities may have different
                                                          principal and/or interest payment characteristics but
                                                          together constitute a single class.  Each component of a
                                                          class of component securities may be identified as
                                                          falling into one or more of the categories in this chart.

Lockout/NAS Securities...............................     A class that will not be entitled to payments of
                                                          principal for a specified number of distribution dates
                                                          following the related closing date.

Notional Amount Securities...........................     A class having no principal balance and bearing interest
                                                          on a notional amount.  The notional amount is used for
                                                          purposes of the determination of interest distributions.

Planned Principal Class or PACs......................     A class that is designed to receive principal payments
                                                          using a predetermined principal balance schedule derived
                                                          by assuming two constant prepayment rates for the
                                                          underlying trust fund assets.  These two rates are the
                                                          endpoints for the "structuring range" for the planned
                                                          principal class.  The planned principal classes in any
                                                          series of securities may be subdivided into different
                                                          categories--e.g., primary planned principal classes,
                                                          secondary planned principal classes and so forth--having
                                                          different effective structuring ranges and different
                                                          principal payment priorities.  The structuring range for
                                                          the secondary planned principal class of a series of
                                                          securities will be narrower than that for the primary
                                                          planned principal class of that series.

Scheduled Principal Class............................     A class that is designed to receive principal payments
                                                          using a predetermined principal balance schedule but is
                                                          not designated as a planned principal class or targeted
                                                          principal class.  In many cases, the schedule is derived
                                                          by assuming two constant prepayment rates for the
                                                          underlying trust fund assets.  These two rates are the
                                                          endpoints for the "structuring range" for the scheduled
                                                          principal class.

Senior Support Class.................................     A class of senior securities that will be allocated any
                                                          realized losses that would otherwise be allocated to the
                                                          related Super Senior Class until the principal balance
                                                          of such Senior Support Class has been reduced to zero.

Sequential Pay Class.................................     Classes that receive principal payments in a prescribed
                                                          sequence, that do not have predetermined principal
                                                          balance schedules and that under all circumstances
                                                          receive payments of principal continuously from the
                                                          first distribution date on which they receive principal
                                                          until they are retired.  A single class that receives
                                                          principal payments before or after all other classes in
                                                          the same series of securities may be identified as a
                                                          sequential pay class.

Strip................................................     A class that receives a constant proportion, or "strip," of the principal payments on the underlying trust fund assets.

Super Senior Class...................................     A class of senior securities for which any realized
                                                          losses that would otherwise be allocated to such class
                                                          will instead be allocated to the related Senior Support
                                                          Class until the principal balance of such Senior Support
                                                          Class has been reduced to zero.

Support Class or Companion Class.....................     A class that receives principal payments on any
                                                          distribution date only if scheduled payments have been
                                                          made on specified planned principal classes, targeted
                                                          principal classes and/or scheduled principal classes on
                                                          that distribution date.

Targeted Principal Class or TACs.....................     A class that is designed to receive principal payments
                                                          using a predetermined principal balance schedule derived
                                                          by assuming a single constant prepayment rate for the
                                                          underlying trust fund assets.


Interest Types

Fixed Rate...........................................     A class with an interest rate that is fixed throughout
                                                          the life of that class.

Floating Rate........................................     A class with an interest rate that resets periodically
                                                          based upon a designated index and that varies directly
                                                          with changes in that index as specified in the related
                                                          prospectus supplement.  Interest payable to a floating
                                                          rate class on a distribution date may be subject to a
                                                          cap based on the amount of funds available to pay
                                                          interest on that distribution date.

Inverse Floating Rate................................     A class with an interest rate that resets periodically
                                                          based upon a designated index as specified in the
                                                          related prospectus supplement and that varies inversely
                                                          with changes in that index.

Variable Rate........................................     A class with an interest rate that resets periodically
                                                          and is calculated by reference to the rate or rates of
                                                          interest applicable to specified assets or
                                                          instruments--e.g., the loan rates borne by the underlying
                                                          loans.

Auction Rate.........................................     A class with an interest rate that resets periodically
                                                          to an auction rate that is calculated on the basis of auction procedures described in the related prospectus supplement.

Interest Only........................................     A class that receives some or all of the interest
                                                          payments made on the underlying trust fund assets or
                                                          other assets of the trust fund and little or no
                                                          principal.  Interest only classes have either a nominal
                                                          principal balance or a notional amount.  A nominal
                                                          principal balance represents actual principal that will
                                                          be paid on the class.  It is referred to as nominal
                                                          since it is extremely small compared to other classes.
                                                          A notional amount is the amount used as a reference to
                                                          calculate the amount of interest due on an interest only
                                                          class that is not entitled to any distributions in
                                                          respect of principal.

Principal Only.......................................     A class that does not bear interest and is entitled to
                                                          receive distributions in respect of principal only.

Partial Accrual......................................     A class that accretes a portion of the amount of accrued
                                                          interest with respect to that class.  The accreted
                                                          interest will not be distributed but will instead be
                                                          added to the principal balance of that class on each
                                                          applicable distribution date, with the remainder of the
                                                          accrued interest to be distributed currently as interest
                                                          on that class.  This partial accrual without
                                                          distribution may continue until a specified event has
                                                          occurred or until the partial accrual class is retired.

Accrual..............................................     A class that accretes the full amount of accrued interest
                                                          with respect to that class.

                                                          The accreted interest will not be distributed but will
                                                          instead be added as principal to the principal balance of
                                                          that class on each applicable distribution date. This
                                                          accrual without distribution may continue until some
                                                          specified event has occurred or until the accrual class is retired.

INDICES APPLICABLE TO FLOATING RATE AND INVERSE FLOATING RATE CLASSES

         The indices applicable to floating rate and inverse floating rate classes will be LIBOR, COFI, the Treasury Index, the Prime Rate, the Federal Funds Rate, the CMT Rate, in each case calculated as described in this prospectus or any other index on debt described in the related prospectus supplement; provided however, that no index will be a commodities or securities index.

LIBOR

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as LIBOR, the calculation agent designated in the prospectus supplement will determine LIBOR for the related interest accrual period. On that determination date, the calculation agent will determine the quotations, as of 11:00 a.m., London time, offered by the principal London office of each of the designated reference banks meeting the criteria set forth below, for making one-month, six-month or one-year, as applicable, United States dollar deposits in the London Interbank market. The calculation agent will determine those quotations by reference to the Reuters Screen LIBOR Page, as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition, or to the Telerate Screen Page 3750. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBOR Page or on the Telerate Screen Page 3750, the calculation agent may request each of the reference banks to provide offered quotations at that time.

         LIBOR will be established as follows:

         (a) If on any LIBOR determination date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

         (b) If on any LIBOR determination date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of (1) LIBOR as determined on the previous LIBOR determination date or (2) the reserve interest rate, which is the rate per annum which the calculation agent determines to be either (a) the arithmetic mean, rounded upwards if necessary to the nearest whole multiple of 1/32%, of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR determination date, to the principal London offices of at least two of the reference banks to which quotations are, in the opinion of the calculation agent, being so made, or (b) in the event that the calculation agent can determine no arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on the LIBOR determination date to leading European banks.

         (c) If on any LIBOR determination date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided in paragraph (b) above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR determination date, or, in the case of the first LIBOR determination date, LIBOR shall be deemed to be the per annum rate specified as such in the related prospectus supplement.

         Each reference bank (1) shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market; (2) shall not control, be controlled by, or be under common control with the calculation agent; and (3) shall have an established place of business in London. If any reference bank should be unwilling or unable to act or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

         The establishment of LIBOR on each LIBOR determination date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

COFI

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index designated as COFI, the calculation agent designated in the prospectus supplement will ascertain the Eleventh District Cost of Funds Index for the related interest accrual period. The Eleventh District Cost of Funds Index is designed to represent the monthly weighted average cost of funds for savings institutions in Arizona, California and Nevada that are member institutions of the Eleventh Federal Home Loan Bank District. The Eleventh District Cost of Funds Index for a particular month reflects the interest costs paid on all types of funds held by Eleventh District member institutions and is calculated by dividing the cost of funds by the average of the total amount of those funds outstanding at the end of that month and of the prior month and annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the component figures are adjusted by the Federal Home Loan Bank of San Francisco, or FHLBSF, to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. The Eleventh District Cost of Funds Index is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. The major components of funds of Eleventh District member institutions are:

                  o  savings deposits,

                  o  time deposits,

                  o  FHLBSF advances,

                  o  repurchase agreements, and

                  o  all other borrowings.

         Because the component funds represent a variety of maturities whose costs may react in different ways to changing conditions, the Eleventh District Cost of Funds Index does not necessarily reflect current market rates.

         A number of factors affect the performance of the Eleventh District Cost of Funds Index, which may cause it to move in a manner different from indices tied to specific interest rates, such as United States Treasury bills or LIBOR. Because the liabilities upon which the Eleventh District Cost of Funds Index is based were issued at various times under various market conditions and with various maturities, the Eleventh District Cost of Funds Index may not necessarily reflect the prevailing market interest rates on new liabilities with similar maturities. Moreover, as stated above, the Eleventh District Cost of Funds Index is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which it is due to be published. Additionally, the Eleventh District Cost of Funds Index may not necessarily move in the same direction as market interest rates at all times, since, as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, the Eleventh District Cost of Funds Index is influenced by the differential between the prior and the new rates on those deposits or borrowings. In addition, movements of the Eleventh District Cost of Funds Index, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLBSF in the method used to calculate the Eleventh District Cost of Funds Index.

         The FHLBSF publishes the Eleventh District Cost of Funds Index in its monthly Information Bulletin. Any individual may request regular receipt by mail of Information Bulletins by writing the Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120, or by calling (415) 616-1000. In addition, the Eleventh District Cost of Funds Index may also be obtained by calling the FHLBSF at (415) 616-2600.

         The FHLBSF has stated in its Information Bulletin that the Eleventh District Cost of Funds Index for a month "will be announced on or near the last working day" of the following month and also has stated that it "cannot guarantee the announcement" of the index on an exact date. On the tenth day, or any other day of the month specified in the related prospectus supplement, COFI for each class of COFI securities for the interest accrual period commencing in that month shall be the most recently published Eleventh District Cost of Funds Index, unless the most recently published index relates to a month prior to the third preceding month. If the most recently published Eleventh District Cost of Funds Index relates to a month prior to the third preceding month, COFI for the current interest accrual period and for each succeeding interest accrual period will, except as described in the next to last sentence of this paragraph, be based on the National Cost of Funds Index published by the OTS. Information on the National Cost of Funds Index may be obtained by writing the OTS at 1700 G Street, N.W., Washington, D.C. 20552 or calling (202) 906-6677, and the current National Cost of Funds Index may be obtained by calling (202) 906-6988. If COFI is based on the National Cost of Funds Index it will be based on the most recently published index, unless the most recently published index, as of the tenth or other designated day of the month in which an interest accrual period commences, relates to a month prior to the fourth preceding month. In that case, the index applicable to each class of COFI securities, for that interest accrual period and each succeeding interest accrual period will be based on LIBOR, as determined by the calculation agent in accordance with the agreement relating to the related series of securities. A change of index from the Eleventh District Cost of Funds Index to an alternative index will result in a change in the index level, and, particularly if LIBOR is the alternative index, could increase its volatility.

         The establishment of COFI by the calculation agent and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall, in the absence of manifest error, be final and binding.

Treasury Index

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as a Treasury Index, the calculation agent designated in the prospectus supplement will ascertain the Treasury Index for Treasury securities of the maturity and for the period, or, if applicable, date, specified in the prospectus supplement. As described in the related prospectus supplement, the Treasury Index for any period means the average of the yield for each business day during the period specified in the related prospectus supplement, and for any date means the yield for that date, expressed as a per annum percentage rate, on (1) U.S. Treasury securities adjusted to the "constant maturity" specified in that prospectus supplement or (2) if no "constant maturity" is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in that prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15(519). Statistical Release No. H.15(519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551, (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15(519) for that week, then it will use the Statistical Release from the immediately preceding week.

         Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period, shall, in the absence of manifest error, be final and binding.

Prime Rate

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Prime Rate, the calculation agent designated in the prospectus supplement will ascertain the Prime Rate for the related interest accrual period. As described in the related prospectus supplement, the Prime Rate for an interest accrual period will be the "Prime Rate" as published in the "Money Rates" section of The Wall Street Journal, or if not so published, the "Prime Rate" as published in a newspaper of general circulation selected by the calculation agent in its sole discretion, on the related determination date. If a prime rate range is given, then the average of the range will be used. In the event that the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the agreement relating to the particular series of securities. The calculation agent's determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

Federal Funds Rate

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the Federal Funds Rate, the calculation agent designated in the prospectus supplement will ascertain the Federal Funds Rate for the related interest accrual period. The Federal Funds Rate for an interest accrual period will be the rate for U.S. Dollar Federal funds, as published in H.15(519) for that day opposite the caption "Federal Funds (Effective)" as that rate is displayed on that date on Moneyline Telerate Page 120 under the heading "Federal Funds Rate". The calculation agent will observe the following procedures if the Federal Funds Rate cannot be determined as described above:

         o If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519) by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate was available from that source at that time, then the Federal Funds Rate for the relevant interest accrual period will be the rate described above in H.15 Daily Update, or any other recognized electronic source used for the purpose of displaying such rate, opposite the heading "Federal Funds (Effective)".

         o If the rate described above does not appear on Moneyline Telerate Page 120 or is not yet published in H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, the Federal Funds Rate for that interest accrual period will be the arithmetic mean of the rates for the last transaction in overnight U.S. Dollar Federal funds arranged by three leading brokers of Federal Funds transactions in New York City, selected by the administrator, on that interest determination date.

         o If fewer than three brokers selected by the calculation agent are quoting as described above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on the date specified in the related prospectus supplement. The calculation agent's determination of the Federal Funds Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

U.S. Treasury Constant Maturity Rate

         On the date specified in the related prospectus supplement for any class of securities the interest rate of which is determined by reference to an index denominated as the U.S. Treasury constant maturity rate (which is referred to as the "CMT Rate"), the calculation agent designated in the prospectus supplement will ascertain the CMT Rate for the related interest accrual period. The CMT Rate for an interest accrual period will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement under the caption ". . . Treasury Constant Maturities . . . Federal Reserve Board Release H.15 . . . Mondays Approximately 3:45 p.m.," under the column for:

         o if the Designated CMT Moneyline Telerate Page is 7051, the rate on the date specified in the related prospectus supplement, or

         o if the Designated CMT Moneyline Telerate Page is 7052, the average for the week, or the month, as specified in the related prospectus supplement, ended immediately before the week or month, as applicable, of the date specified in the related prospectus supplement occurs.

The following procedures will apply if the CMT Rate cannot be determined as described above:

         o If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate is available from that source at that time on that date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

         o If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the date specified in the related prospectus supplement, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

         o If the rate described in the prior paragraph cannot be determined, then the calculation agent will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the date specified in the related prospectus supplement, reported, according to their written records, by leading primary United States government securities dealers in New York City. The calculation agent will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury (which we refer to as Treasury Notes) with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

         o If the calculation agent cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the calculation agent will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the date specified in the related prospectus supplement, of leading primary United States government securities dealers in New York City. In selecting these offered rates, the calculation agent will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation (or if there is equality, one of the lowest). If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the calculation agent will obtain quotations for the Treasury Note with the shorter remaining term to maturity.

         o If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the date specified in the related prospectus supplement will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated.

         If fewer than three leading primary United States government securities dealers selected by the calculation agent are quoting as described above, the CMT Rate will remain the CMT Rate then in effect on the date specified in the related prospectus supplement.

         The calculation agent's determination of the CMT Rate and its calculation of the rates of interest for the related interest accrual period shall in the absence of manifest error, be final and binding.

BOOK-ENTRY REGISTRATION OF SECURITIES

         As described in the related prospectus supplement, if not issued in fully registered form, each class of securities will be registered as book-entry securities. Persons acquiring beneficial ownership interests in the securities--the security owners--will hold their securities through The Depository Trust Company in the United States, or Clearstream Banking (formerly Cedelbank) or Euroclear in Europe if they are participants of the systems, or indirectly through organizations that are participants in those systems. The book-entry securities will be issued in one or more certificates which equal the aggregate principal balance of the securities and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream Banking and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Banking's and Euroclear's names on the books of their respective depositaries which in turn will hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A., will act as depositary for Clearstream Banking and The Chase Manhattan Bank will act as depositary for Euroclear. Except as described in this prospectus, no person acquiring a book-entry security will be entitled to receive a physical certificate representing that security. Unless and until definitive securities are issued, it is anticipated that the only securityholders of the securities will be Cede & Co., as nominee of DTC. Security owners are only permitted to exercise their rights indirectly through participants and DTC.

         The beneficial owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant, and on the records of Clearstream Banking or Euroclear, as appropriate.

         Security owners will receive all distributions of principal of, and interest on, the securities from the trustee through DTC and DTC participants. While the securities are outstanding, except under the circumstances described in this prospectus, under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the securities and is required to receive and transmit distributions of principal of, and interest on, the securities. Participants and indirect participants with whom security owners have accounts with respect to securities are similarly required to make book-entry transfers and receive and transmit the distributions on behalf of their respective security owners. Accordingly, although security owners will not possess certificates, the DTC rules provide a mechanism by which security owners will receive distributions and will be able to transfer their interest.

         Security owners will not receive or be entitled to receive certificates representing their respective interests in the securities, except under the limited circumstances described in this prospectus. Unless and until definitive securities are issued, security owners who are not participants may transfer ownership of securities only through participants and indirect participants by instructing the participants and indirect participants to transfer securities, by book-entry transfer, through DTC for the account of the purchasers of those securities, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing security owners.

         Because of time zone differences, credits of securities received in Clearstream Banking or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Credits or any transactions in securities settled during the processing will be reported to the relevant Euroclear or Clearstream Banking participants on that business day. Cash received in Clearstream Banking or Euroclear as a result of sales of securities by or through a Clearstream Banking participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream Banking or Euroclear cash account only as of the business day following settlement in DTC.

         Transfers between participants will occur in accordance with the DTC rules. Transfers between Clearstream Banking participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

         Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Banking participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream Banking participants and Euroclear participants may not deliver instructions directly to the European depositaries.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

         Clearstream Banking is a duly licensed bank organized as a "societe anonyme", limited company, under the laws of Luxembourg. Clearstream Banking holds securities for its participants, or participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream Banking participants through electronic book-entry changes in accounts of Clearstream Banking participants, eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream Banking in any of 37 currencies, including United States dollars. Clearstream Banking provides to As Clearstream Banking participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream Banking interfaces with domestic markets in several countries. As a licensed bank, Clearstream Banking is regulated by the Luxembourg Monetary Institute. Clearstream Banking participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Indirect access to Clearstream Banking is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Banking participant, either directly or indirectly.

         Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Euroclear Bank, as Euroclear operator, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by Euroclear Bank, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Belgian cooperative. The Belgian cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         Securities clearance accounts and cash accounts for Euroclear participants with Euroclear Bank are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

         Under a book-entry format, beneficial owners of the book-entry securities may experience some delay in their receipt of payments, since payments will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to securities held through Clearstream Banking or Euroclear will be credited to the cash accounts of Clearstream Banking participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. Distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material Federal Income Tax Consequences--Tax Treatment of Foreign Investors" and "--Tax Consequences to Holders of the Notes--Backup Withholding." Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry securities to persons or entities that do not participate in the depository system, may be limited due to the lack of physical certificates for book-entry securities.

         Monthly and annual reports on the trust fund will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of those beneficial owners are credited.

         DTC has advised the depositor that, unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the applicable agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include those book-entry securities. Clearstream Banking or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a securityholder under the agreement on behalf of a Clearstream Banking participant or Euroclear participant only in accordance with its and DTC's relevant rules and procedures. DTC may take actions, at the direction of the related participants, with respect to some securities which conflict with actions taken with respect to other securities.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of that event and the availability through DTC of definitive securities. Upon surrender by DTC of the global certificate or certificates representing the book-entry securities and instructions for re-registration, the issuer will issue and the trustee will authenticate definitive securities and then will recognize the holders of the definitive securities as securityholders under the applicable agreement.

         Although DTC, Clearstream Banking and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream Banking and Euroclear, they are under no obligation to perform or continue to perform those procedures and those procedures may be discontinued at any time.

         None of the master servicer, the servicers, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

EXCHANGEABLE SECURITIES

         General

         If specified in the related prospectus supplement, a series of securities may include one or more classes that are exchangeable securities. In any of these series, the holders of one or more of the classes of exchangeable securities will be entitled, after notice and payment to the trustee of an administrative fee, to exchange all or a portion of those classes for proportionate interests in one or more of the other classes of exchangeable securities.

         If a series includes exchangeable securities as described in the related prospectus supplement, all of these classes of exchangeable securities will be listed in the prospectus supplement. The classes of securities that are exchangeable for one another will be referred to in the related prospectus supplement as "related" to each other, and each related grouping of exchangeable securities will be referred to as a "combination." Each combination of exchangeable securities will be issued by the related trust fund and, in the aggregate, will represent a distinct combination of uncertificated interests in the trust fund. At any time after their initial issuance, any class of exchangeable securities may be exchanged for the related class or classes of exchangeable securities. In some cases, multiple classes of exchangeable securities may be exchanged for one or more classes of related exchangeable securities.

         The descriptions in the related prospectus supplement of the securities of a series that includes exchangeable securities, including descriptions of principal and interest distributions, registration and denomination of securities, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, also will apply to each class of exchangeable securities. The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable securities in a combination. For example, separate decrement tables and yield tables, if applicable, will be included for each class of a combination of exchangeable securities.

         Exchanges

If a holder elects to exchange its exchangeable securities for related exchangeable securities, the following three conditions must be satisfied:

         o the aggregate principal balance of the exchangeable securities received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the exchanged securities (for purposes of this condition, an interest-only class will have a principal balance of zero);

         o the aggregate amount of interest payable on any distribution date with respect to the exchangeable securities received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the exchanged securities; and

         o the class or classes of exchangeable securities must be exchanged in the applicable proportions, if any, described in the related prospectus supplement.

         There are different types of combinations that can exist. Any individual series of securities may have multiple types of combinations. Some examples of combinations of exchangeable securities that differ in their interest characteristics include:

         o A class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies indirectly with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. In this case, the classes with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the class with a fixed interest rate. In addition, the aggregate principal balance of the two classes with interest rates that vary with an index would equal the principal balance of the class with the fixed interest rate.

         o An interest-only class and a principal only class of exchangeable securities may be exchangeable, together, for a class that is entitled to both principal and interest payments. The principal balance of the principal and interest class would be equal to the principal balance of the exchangeable principal only class, and the interest rate on the principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the exchangeable interest-only class in distributions that have identical amounts and identical timing.

         o Two classes of principal and interest classes with different fixed interest rates may be exchangeable, together, for a class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two exchanged classes, and a fixed interest rate that, when applied to the principal balance of the exchanged for class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two exchanged classes.

         In some series, a securityholder may be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. Examples of these types of combinations include:

         o A class of exchangeable securities that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of exchangeable securities that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable securities that receives payments of interest continuously from the first distribution date on which it receives interest until it is retired.

         o A class of exchangeable securities that is a Planned Principal Class or Targeted Principal Class, and a class of exchangeable securities that only receives principal payments on a distribution date if scheduled payments have been made on the Planned Principal Class or Targeted Principal Class, as applicable, may be exchangeable, together, for a class of exchangeable securities that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

         A number of factors may limit the ability of an exchangeable securityholder to effect an exchange. For example, the securityholder must own, at the time of the proposed exchange, the class or classes necessary to make the exchange in the necessary proportions. If a securityholder does not own the necessary classes or does not own the necessary classes in the proper proportions, the securityholder may not be able to obtain the desired class of exchangeable securities. The securityholder desiring to make the exchange may not be able to purchase the necessary class from the then-current owner at a reasonable price, or the necessary proportion of the needed class may no longer be available due to principal payments or prepayments that have been applied to that class.

         Procedures

         The related prospectus supplement will describe the procedures that must be followed to make an exchange. A securityholder will be required to provide notice to the trustee in advance of the proposed exchange date. The notice must include the outstanding principal or notional amount of the securities to be exchanged and to be received, and the proposed exchange date. When the trustee receives this notice, it will provide instructions to the securityholder regarding delivery of the securities and payment of the administrative fee. A securityholder's notice to the trustee will become irrevocable on the second business day prior to the proposed exchange date. Any exchangeable securities in book-entry form will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable securities, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

         The first payment on an exchangeable security received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement. This payment will be made to the securityholder of record as of the applicable record date.

PURCHASE OBLIGATIONS

         If specified in the related prospectus supplement, some classes of securities of any series may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. Each purchase obligation may be a secured or unsecured obligation of the provider of that purchase obligation, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation will be payable solely to the trust fund. Each purchase obligation will be payable directly to the holders of the related securities. The purchase obligations will not be an asset of any trust fund. or a part of the securities. Rather, securities subject to a purchase obligation will be offered to the initial investors subject to an overriding purchase arrangement, under which the securities will at the same time be offered to the provider of the purchase obligation on a forward basis.

MANDATORY AUCTIONS

         If specified in the related prospectus supplement, some classes of securities of any series may be subject to a mandatory auction that would take place on a specified date, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. Such classes would be auctioned by an auction administrator, which may be the trustee or the securities administrator, to third-party investors. The terms and conditions of any such mandatory auction, including any minimum purchase price, the timing of the auction and the auction procedures, will be described in the accompanying prospectus supplement. If so specified in the accompanying prospectus supplement, with respect to classes of securities subject to a mandatory auction, the auction administrator may enter into a swap contract with a swap counterparty pursuant to which (i) the swap counterparty will be required to pay to the auction administrator, for the benefit of the holders of the auctioned securities, the excess, if any, of the sum of the outstanding principal balance of those securities on the auction date plus accrued interest over the price at which the securities are sold in the auction and (ii) the auction administrator will be required to pay to the swap counterparty the excess, if any, of the price at which the securities are sold in the auction over the sum of the outstanding principal balance of those securities on the auction date plus accrued interest. The obligation of the swap counterparty to make the payment described above may be a secured or unsecured obligation of the swap counterparty.

                               CREDIT ENHANCEMENT

GENERAL

         Credit enhancement may be provided with respect to one or more classes of a series of securities or with respect to the related trust fund assets. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related prospectus supplement, the subordination of one or more classes of the securities of that series, the establishment of one or more reserve accounts, the use of a cross-collateralization feature, use of a mortgage pool insurance policy, FHA insurance, VA guarantee, bankruptcy bond, special hazard insurance policy, surety bond, letter of credit, guaranteed investment contract, overcollateralization, interest rate swap agreement, interest rate cap agreement or another method of credit enhancement contemplated in this prospectus and described in the related prospectus supplement, or any combination of the foregoing. Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the securities and interest on those securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, securityholders will bear their allocable share of any deficiencies.

SUBORDINATION

         If so specified in the related prospectus supplement, protection afforded to holders of one or more classes of securities of a series by means of the subordination feature may be accomplished by the preferential right of holders of one or more other classes of that series to distributions of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to holders of one or more classes of subordinated securities under the circumstances and to the extent specified in the related prospectus supplement. Protection may also be afforded to the holders of senior securities of a series by:

         o reducing the ownership interest, if applicable, of the related subordinated securities;

         o  a combination of the immediately preceding sentence and the above;
            or

         o  another method described in the related prospectus supplement.

         If so specified in the related prospectus supplement, delays in receipt of scheduled payments on the loans held in a trust fund and losses on defaulted loans may be borne first by the various classes of subordinated securities and subsequently by the various classes of senior securities, in each case under the circumstances and in accordance with the limitations specified in that prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the securities or at any time, the aggregate losses in respect of defaulted loans which must be borne by the subordinated securities by virtue of subordination and the amount of the distributions otherwise distributable to the subordinated securityholders that will be distributable to senior securityholders on any distribution date may be limited as specified in the related prospectus supplement. If aggregate distributions in respect of delinquent payment on the loans or aggregate losses in respect of those loans were to exceed an amount specified in the related prospectus supplement, holders of senior securities would experience losses on the securities.

         In addition to or in lieu of the foregoing, if so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to holders of subordinated securities on any distribution date may instead be deposited into one or more reserve accounts established with the trustee or distributed to holders of senior securities. Deposits may be made on each distribution date, for specified periods, or until the balance in the reserve account has reached a specified amount, in each case as specified in the related prospectus supplement. Deposits may also be made following payments from the reserve account to holders of securities or otherwise to the extent necessary to restore the balance in the reserve account to required levels, in each case as also specified in the related prospectus supplement. Amounts on deposit in the reserve account may be released to the holders of classes of securities at the times and under the circumstances specified in that prospectus supplement.

         If specified in the related prospectus supplement, various classes of senior securities and subordinated securities may themselves be subordinate in their right to receive specified distributions to other classes of senior and subordinated securities, respectively, through a cross-collateralization mechanism or otherwise.

         As between classes of senior securities and as between classes of subordinated securities, distributions may be allocated among those classes:

         o  in the order of their scheduled final distribution dates;

         o  in accordance with a schedule or formula;

         o  in relation to the occurrence of events; or

         o  by another method as specified in the related prospectus supplement.

As between classes of subordinated securities, payments to holders of senior securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the related prospectus supplement.

LETTER OF CREDIT

         The letter of credit, if any, with respect to a series of securities will be issued by the bank or financial institution specified in the related prospectus supplement. Under the letter of credit, the entity providing the L/ C will be obligated to honor drawings under the L/C in an aggregate fixed dollar amount, net of unreimbursed payments, equal to the percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the related cut-off date or of one or more classes of securities. If so specified in the related prospectus supplement, the letter of credit may permit drawings in the event of losses not covered by insurance policies or other credit support, such as losses arising from damage not covered by standard hazard insurance policies, losses resulting from the bankruptcy of a borrower and the application of applicable provisions of the federal bankruptcy code, or losses resulting from denial of insurance coverage due to misrepresentations in connection with the origination of a loan. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit. The obligations of the entity providing the L/C under the letter of credit for each series of securities will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. See "The Agreements--Termination; Optional Termination." A copy of the letter of credit for a series, if any, will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the securities of the related series.

INSURANCE POLICIES, SURETY BONDS AND GUARANTIES

         If so provided in the prospectus supplement for a series of securities, deficiencies in amounts otherwise payable on the securities or on specified classes will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of securities of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. In addition, if specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance or guaranties for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the trust fund assets;

         o  paying administrative expenses; or

         o establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rate on those assets.

         Arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement. A copy of any arrangement instrument for a series will be filed with the SEC as an exhibit to a Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the securities of the related series.

OVER-COLLATERALIZATION

         If so provided in the prospectus supplement for a series of securities, a portion of the interest payment on each loan included in the trust fund may be applied as an additional distribution in respect of principal to reduce the principal balance of a class or classes of securities and, thus, accelerate the rate of payment of principal on that class or those classes of securities.

SPREAD ACCOUNT

         If so specified in the related prospectus supplement, support for a series or one or more classes of a series of securities may be provided by the periodic deposit of a portion of available excess cash flow from the trust fund assets into a spread account intended to assure the subsequent distribution of interest and principal on the securities of that series or class or classes of a series of securities in the manner specified in the related prospectus supplement.

RESERVE ACCOUNTS

         If specified in the related prospectus supplement, credit support with respect to a series of securities will be provided by the establishment and maintenance with the trustee for that series of securities, in trust, of one or more reserve accounts for that series. The prospectus supplement relating to a series will specify whether or not any reserve accounts will be included in the trust fund for that series.

         The reserve account for a series will be funded:

         o by the deposit in the reserve account of cash, United States Treasury securities, instruments evidencing ownership of principal or interest payments on those amounts or instruments, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related prospectus supplement;

         o by the deposit in the reserve account from time to time of amounts, as specified in the related prospectus supplement to which the subordinate securityholders, if any, would otherwise be entitled; or

         o in any other manner as may be specified in the related prospectus supplement.

         Any amounts on deposit in the reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in permitted investments which may include:

               (1) obligations of the United States or any of its agencies, provided those obligations are backed by the full faith and credit of the United States;

               (2) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency rating the related series of securities, or a lower rating as will not result in he downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

               (3) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each rating agency rating those securities, or a lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

               (4) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state and regulated by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of that depository institution or trust company, or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of the holding company, but only if Moody's is not a rating agency for such series, are then rated in one of the two highest long term and the highest short-term ratings of each rating agency for those securities, or any lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to those securities by any rating agency;

               (5) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC;

               (6) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of those agreements, the terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the related securities by any rating agency rating those securities;

               (7) repurchase obligations with respect to any security described in clauses (1) and (2) above, in either case entered into with a depository institution or trust company acting as principal described in clause (4) above;

               (8) securities, other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of face amount, bearing interest or sold at a discount and issued by any corporation incorporated under the laws of the United States or any state which, at the time of the investment, have one of the two highest ratings of each rating agency, except that if the rating agency is Moody's, the rating shall be the highest commercial paper rating of Moody's for any securities, or a lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the securities by any rating agency rating those securities;

               (9) interests in any money market fund which at the date of acquisition of the interests in that fund and throughout the time those interests are held in the fund has the highest applicable rating by each rating agency rating those securities or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency rating those securities; and

               (10) short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state which on the date of acquisition has been rated by each rating agency rating those securities in their respective highest applicable rating category or any lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to those securities by each rating agency rating those securities;

provided, that no instrument shall be a permitted investment if that instrument evidences the right to receive interest only payments with respect to the obligations underlying that instrument. If a letter of credit is deposited with the trustee, the letter of credit will be irrevocable. In general, any instrument deposited in the spread account will name the trustee, in its capacity as trustee for the holders of the securities, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the securities of the related series. If approved by each rating agency rating a series of securities, the instruments deposited in the spread account may be in the name of another entity. Additional information with respect to instruments deposited in the reserve accounts will be set forth in the related prospectus supplement.

         Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the reserve account for distribution to the holders of securities of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

POOL INSURANCE POLICIES

         If specified in the related prospectus supplement, a separate pool insurance policy will be obtained for the loans included in the trust fund. The insurer issuing the pool insurance policy will be named in that prospectus supplement.

         Each pool insurance policy will provide limited coverage of losses caused by payment defaults on loans in the related pool. Coverage will be in an amount equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the loans on the cut-off date which are not covered as to their entire outstanding principal balances by primary mortgage insurance policies. As more fully described in this prospectus, the master servicer will present claims to the pool insurer on behalf of itself, the trustee and the holders of the securities of the related series. The pool insurance policies, however, are not blanket policies against loss, since claims under the policies may only be made respecting particular defaulted loans and only upon satisfaction of the conditions precedent contained in each policy.

Typically, the pool insurance policies will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy; however, if so specified in the related prospectus supplement, the pool insurance policies may cover those claims.

         The pool insurance policy may provide that no claims may be validly presented unless:

         o any required primary mortgage insurance policy is in effect for the defaulted loan and a claim under that policy has been submitted and settled;

         o hazard insurance on the related property has been kept in force and real estate taxes and other protection and preservation expenses have been paid;

         o if there has been physical loss or damage to the property, it has been restored to its physical condition, reasonable wear and tear excepted, at the time of issuance of the policy; and

         o the insured has acquired good and merchantable title to the property free and clear of liens except limited, permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (a) to purchase the property securing the defaulted loan at a price equal to its principal balance plus accrued and unpaid interest at the loan interest rate to the date of the purchase and a portion of expenses incurred by the master servicer on behalf of the trustee and securityholders, or (b) to pay the amount by which the sum of the principal balance of the defaulted loan plus accrued and unpaid interest at the loan interest rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the property, in either case net of a portion of amounts paid or assumed to have been paid under the related primary mortgage insurance policy.

         If any property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the pool insurance policy, the master servicer will not be required to expend its own funds to restore the damaged property unless it determines that (1) the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) the expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related pool insurance policy or any related primary mortgage insurance policy.

         The pool insurance policy generally will not insure, and many primary mortgage insurance policies do not insure, against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a loan, including misrepresentation by the borrower, the originator or persons involved in the origination of the loan, or (2) failure to construct a property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related seller's or originator's representations described above, and, might give rise to an obligation on the part of the applicable seller or originator to repurchase the defaulted loan if the breach cannot be cured by that seller or originator. No pool insurance policy will cover, and many primary mortgage insurance policies do not cover, a claim in respect of a defaulted loan occurring when the servicer of that loan was not approved by the applicable insurer.

         The original amount of coverage under each pool insurance policy will be reduced over the life of the related securities by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid will include a portion of expenses incurred by the master servicer as well as, in most cases, accrued interest on delinquent loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any pool insurance policy reach the original policy limit, coverage under that pool insurance policy will be exhausted and any further losses will be borne by the related securityholders.

CROSS-COLLATERALIZATION

         If specified in the related prospectus supplement, the beneficial ownership of separate groups of assets included in a trust fund may be evidenced by separate classes of the related series of securities. In that case, credit support may be provided by a cross-collateralization feature which requires that distributions be made with respect to securities evidencing a beneficial ownership interest in, or secured by, one or more asset groups within the same trust fund prior to distributions to subordinated securities evidencing a beneficial ownership interest in, or secured by, one or more other asset groups within that trust fund. Cross-collateralization may be provided by (1) the allocation of a portion of excess amounts generated by one or more asset groups within the same trust fund to one or more other asset groups within the same trust fund or (2) the allocation of losses with respect to one or more asset groups to one or more other asset groups within the same trust fund. Excess amounts will be applied and/or losses will be allocated to the class or classes of subordinated securities of the related series then outstanding having the lowest rating assigned by any rating agency or the lowest payment priority, in each case to the extent and in the manner more specifically described in the related prospectus supplement. The prospectus supplement for a series which includes a cross-collateralization feature will describe the manner and conditions for applying the cross-collateralization feature.

         If specified in the related prospectus supplement, the coverage provided by one or more forms of credit support described in this prospectus may apply concurrently to two or more related trust funds. If applicable, the related prospectus supplement will identify the trust funds to which credit support relates and the manner of determining the amount of coverage the credit support provides to the identified trust funds.

OTHER INSURANCE, SURETY BONDS, GUARANTIES, AND LETTERS OF CREDIT

         If specified in the related prospectus supplement, a trust fund may also include bankruptcy bonds, special hazard insurance policies, other insurance, guaranties, or similar arrangements for the purpose of:

         o maintaining timely payments or providing additional protection against losses on the assets included in that trust fund;

         o  paying administrative expenses; or

         o establishing a minimum reinvestment rate on the payments made in respect of the assets or principal payment rate on the assets.

Those arrangements may include agreements under which securityholders are entitled to receive amounts deposited in various accounts held by the trustee upon the terms specified in the related prospectus supplement.

DERIVATIVE PRODUCTS

         If specified in the related prospectus supplement, a trust fund may also include a derivative arrangement with respect to the securities of any series or any class or classes of a series of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement or an interest rate or currency swap agreement, in each case as described in the related prospectus supplement.

                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yields to maturity and weighted average lives of the securities will be affected substantially by the amount and timing of principal payments received on or in respect of the assets included in the related trust fund. The original terms to maturity of the loans in a given pool will vary depending upon the type of loans included in that pool. Each prospectus supplement will contain information with respect to the type and maturities of the loans in the related pool. The related prospectus supplement will specify the circumstances, if any, under which the related loans will have prepayment penalties. The prepayment experience on the loans in a pool will affect the weighted average life of the related series of securities.

         The rate of prepayment on the loans cannot be predicted. Home equity loans and home improvement contracts have been originated in significant volume only during the past few years and the depositor is not aware of any publicly available studies or statistics on the rate of prepayment of those loans. Generally, home equity loans and home improvement contracts are not viewed by borrowers as permanent financing. Accordingly, the loans may experience a higher rate of prepayment than traditional first mortgage loans. On the other hand, because home equity loans such as the revolving credit line loans generally are not fully amortizing, the absence of voluntary borrower prepayments could cause rates of principal payments lower than, or similar to, those of traditional fully-amortizing first mortgage loans. The prepayment experience of the related trust fund may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility and the frequency and amount of any future draws on any revolving credit line loans. Other factors that might be expected to affect the prepayment rate of a pool of home equity mortgage loans or home improvement contracts include the amounts of, and interest rates on, the underlying senior mortgage loans, and the use of first mortgage loans as long-term financing for home purchase and subordinate mortgage loans as shorter-term financing for a variety of purposes, including home improvement, education expenses and purchases of consumer durables such as automobiles. Accordingly, the loans may experience a higher rate of prepayment than traditional fixed-rate mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on home equity loans for federal income tax purposes may further increase the rate of prepayments of the loans. The enforcement of a "due-on-sale" provision will have the same effect as a prepayment of the related loan. See "Material Legal Aspects of the Loans--Due-on-Sale Clauses." The yield to an investor who purchases securities in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different from the rate anticipated by that investor at the time those securities were purchased.

         Collections on revolving credit line loans may vary because, among other things, borrowers may (1) make payments during any month as low as the minimum monthly payment for the month or, during the interest-only period for a portion of revolving credit line loans and, in more limited circumstances, closed-end loans, with respect to which an interest-only payment option has been selected, the interest and the fees and charges for the month or (2) make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges on the revolving credit line loans. It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

         As specified in the related prospectus supplement, conventional loans may or may not contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or transfers by the borrower of the related property. FHA Loans and VA Loans are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on the loans may be lower than that of conventional loans bearing comparable interest rates. As described in the related prospectus supplement, the master servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the master servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. See "The Agreements-- Collection Procedures" and "Material Legal Aspects of the Loans" for a description of the applicable provisions of each agreement and legal developments that may affect the prepayment experience on the loans.

         The rate of prepayments with respect to mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the loan rates borne by the loans, those loans are more likely to experience higher prepayment rates than if prevailing interest rates remain at or above those loan rates. Conversely, if prevailing interest rates rise appreciably above the loan rates borne by the loans, those loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan rates. However, there can be no assurance that the preceding sentence will be the case.

         When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. In most cases, the effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of securities because interest on the principal amount of any loan so prepaid generally will be paid only to the date of prepayment. If so specified in the related prospectus supplement there may be a provision for the servicer or some other specific entity to cover the shortfall resulting from prepayment in full. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. In most cases, neither full nor partial prepayments will be passed through or paid until the month following receipt.

         Even assuming that the properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by securityholders could occur. An action to foreclose on a property securing a loan is regulated by state statutes and rules and, like many lawsuits, can be characterized by significant delays and expenses if defenses or counterclaims are interposed. Foreclosure actions may require several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the master servicer to foreclose on or sell the property or to obtain liquidation proceeds sufficient to repay all amounts due on the related loan. In addition, the master servicer will be entitled to deduct from related liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

         Liquidation expenses with respect to defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

         Applicable state laws generally regulate interest rates and other charges, require disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the master servicer to collect all or part of the principal of or may entitle the borrower to a refund of amounts previously paid and, in addition, could interest on the loans, subject the master servicer to damages and administrative sanctions.

         If the rate at which interest is passed through or paid to the holders of securities of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different loan rates will affect the yield on those securities. In most cases, the effective yield to securityholders will be lower than the yield otherwise produced by the applicable pass-through rate or interest rate and purchase price, because while interest will accrue on each loan from the first day of the month, the distribution of that interest will not be made earlier than the month following the month of accrual.

         Under some circumstances, the master servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of a trust fund, and, in so doing, cause earlier retirement of the related series of securities. See "The Agreements--Termination; Optional Termination."

         The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the trust fund assets at any time or over the lives of the securities.

         The prospectus supplement relating to a series of securities will discuss in greater detail the effect of the rate and timing of principal payments, including prepayments, delinquencies and losses on the yield, weighted average lives and maturities of those securities.

                                 THE AGREEMENTS

         Set forth below is a description of the material provisions of the indentures, pooling and servicing agreements and trust agreements which, as applicable, will govern the terms of each series of securities and which are not described elsewhere in this prospectus. The description of these agreements is subject to, and qualified in its entirety by reference to, the provisions of each agreement. Where particular provisions or terms used in the agreements are referred to, the provisions or terms are as specified in the agreements.

SERVICING

         Customary servicing functions with respect to loans constituting the Assets in the trust fund will be provided, as specified in the prospectus supplement, either by the master servicer directly or through one or more servicers subject to supervision by the master servicer, or by a single servicer that is a party to the applicable agreement for a series and services the loans directly or through one or more subservicers. In general, descriptions of the rights and obligations of a master servicer in this prospectus will also be applicable to any servicer.

         If the master servicer services the loans through servicers, the master servicer may or may not, as specified in the prospectus supplement, be ultimately responsible for the performance of all servicing activities, including those performed by the servicers, notwithstanding its delegation of certain responsibilities to the servicers.

         Each seller of a loan to the depositor in connection with a series or any other servicing entity may act as the sub-servicer for a loan in connection with that series pursuant to a sub-servicer agreement, which will not contain any terms inconsistent with the related agreement. While each sub-servicing agreement will be a contract solely between the master servicer and the sub-servicer, the agreement pursuant to which a series of securities is issued will provide that, if for any reason the master servicer for that series of securities is no longer the master servicer of the related loans, the trustee or any successor master servicer may assume the master servicer's rights and obligations under the sub-servicing agreement. Notwithstanding any subservicing arrangement, unless otherwise provided in the related prospectus supplement, the master servicer will remain liable for its servicing duties and obligations under the master servicing agreement as if the master servicer alone were servicing the loans.

ASSIGNMENT OF THE TRUST FUND ASSETS

         Assignment of the Loans. At the time of issuance of the securities of a series, and except as otherwise specified in the related prospectus supplement, the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse, together with all principal and interest received by or on behalf of the depositor on or with respect to those loans after the cut-off date, other than principal and interest due on or before the cut-off date and other than any retained interest specified in the related prospectus supplement. The trustee will, concurrently with the assignment, deliver the securities to the depositor in exchange for the loans. Each loan will be identified in a schedule appearing as an exhibit to the related agreement. The schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the loan interest rate, the maturity of the loan, the loan-to-value ratios or combined loan-to-value ratios, as applicable, at origination and other information.

         Unless otherwise specified in the related prospectus supplement, within the time period specified in the related poololing and servicing agreement, the depositor, or the seller of the related loans to the depositor, will be required to deliver or cause to be delivered to the trustee or to the trustee's custodian as to each mortgage loan or home equity loan, among other things:

               (1) the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

               (2) the mortgage, deed of trust or similar instrument with evidence of recording indicated on the mortgage, deed of trust or similar instrument, except for any mortgage not returned from the public recording office, in which case the depositor or seller will deliver or cause to be delivered a copy of the mortgage together with a certificate that the original of the mortgage was delivered to the applicable recording office;

               (3) an assignment of the mortgage to the trustee, which assignment will be in recordable form in the case of a mortgage assignment; and

               (4) the other security documents, including those relating to any senior interests in the property, as may be specified in the related prospectus supplement or the related agreement.

Notwithstanding the foregoing, if specified in the prospectus supplement, the depositor or the seller may maintain possession of the documents in clauses (1) through (4) above for the life of the transaction or until the occurrence of events described in that prospectus supplement.

         If specified in the related prospectus supplement, the depositor or the seller will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the trustee, the recording is not required to protect the trustee's interest in the loans against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originators of the loans. Alternatively, if specified in the related prospectus supplement, the depositor or the seller will not cause the assignments of the loans to be recorded or will cause the recordation only upon the occurrence of events specified in that prospective supplement.

         If so specified, in lieu of the delivery requirement set forth above, with respect to any mortgage which has been recorded in the name of the Mortgage Electronic Registration Systems, Inc., or MERS(R), or its designee, no mortgage assignment in favor of the trustee will be required to be prepared or delivered. Instead, the master servicer will be required to take all actions as are necessary to cause the applicable trust fund to be shown as the owner of the related mortgage loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

         With respect to any loans that are cooperative loans, the depositor or the seller will cause to be delivered to the trustee the related original cooperative note endorsed without recourse in blank or to the order of the trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related prospectus supplement. If so specified in the related prospectus supplement, the depositor or the seller will cause to be filed in the appropriate office an assignment and a financing statement evidencing the trustee's security interest in each cooperative loan.

         If specified in the related prospectus supplement, the depositor or the seller will as to each manufactured housing contract or home improvement contract, deliver or cause to be delivered to the trustee the original contract and copies of documents and instruments related to each contract and, other than in the case of unsecured contracts, the security interest in the property securing that contract. In order to give notice of the right, title and interest of securityholders to the contracts, if specified in the related prospectus supplement, the depositor or the seller will cause a UCC-1 financing statement to be executed by the depositor or the seller identifying the trustee as the secured party and identifying all contracts as collateral. If so specified in the related prospectus supplement, the contracts will not be stamped or otherwise marked to reflect their assignment to the trustee. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the interest of securityholders in the contracts could be defeated. See "Material Legal Aspects of the Loans--The Contracts."

         Unless otherwise specified in the related prospectus supplement, the trustee or its custodian will review the loan documents delivered to it within the time period specified in the related pooling and servicing agreement or custodial agreement, and the trustee will hold those documents in trust for the benefit of the related securityholders. If any document is found to be missing or defective in any material respect, the trustee or its custodian will notify the master servicer and the depositor, and the master servicer will notify the related seller or originator.

         If the applicable seller or originator cannot cure the omission or defect within the time period specified in the related prospectus supplement after receipt of notice, that seller or originator will be obligated to either
(1) purchase the related loan from the trust fund at the purchase price or (2) if so specified in the related prospectus supplement, remove that loan from the trust fund and substitute in its place one or more other loans that meets requirements set forth in the prospectus supplement; provided, however, that such substitution is permitted only within two years after the related closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution would not disqualify the REMIC elections or result in a prohibited transaction tax under the Code. Unless otherwise specified in the related prospectus supplement, any replacement loan generally will, on the date of substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution, not in excess of the principal balance of the loan being replaced (the amount of any shortfall to be deposited in the distribution account in the month of substitution), (ii) have a maximum mortgage rate not less than (and not more than two percentage points greater than) the maximum mortgage rate of the loan being replaced, (iii) have a gross margin not less than that of the loan being replaced, (iv) have a loan-to-value ratio equal to or less than that of the loan being replaced, (v) have a remaining term to maturity not greater than (and not more than one year less than) that of the loan being replaced, (vi) have the same adjustment date as that of the related loan being replaced, (vii) have a minimum rate not less than that of the loan being replaced n, (viii) have the same index as that of the loan being replaced and (ix) comply with all of the applicable representations and warranties.

         There can be no assurance that a seller or originator will fulfill this purchase or substitution obligation. Although the master servicer may be obligated to enforce the obligation to the extent described above under "The Trust Fund--Representations by Sellers or Originators; Repurchases," neither the master servicer nor the depositor will be obligated to purchase or replace the loan if the seller or originator defaults on its obligation, unless the breach also constitutes a breach of the representations or warranties of the master servicer or the depositor, as the case may be. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for omission of, or a material defect in, a constituent document.

         The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

         The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the agreement. Upon a breach of any representation of the master servicer regarding its authority or its ability which materially and adversely affects the interests of the securityholders in a loan, the master servicer will be obligated either to cure the breach in all material respects or to purchase at the purchase price or if so specified in the related prospectus supplement, replace the loan. This obligation to cure, purchase or substitute constitutes the sole remedy available to the securityholders or the trustee for that breach of representation by the master servicer.

         Notwithstanding the foregoing provisions, with respect to a trust fund for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Internal Revenue Code.

NO RECOURSE TO SELLERS, ORIGINATORS, DEPOSITOR OR MASTER SERVICER

         As described above under "--Assignment of the Trust Fund Assets," the depositor will cause the loans comprising the related trust fund to be assigned to the trustee, without recourse. However, each seller of the loans to the depositor or the originator of the loans will be obligated to repurchase or substitute for any loan as to which representations and warranties are breached or for failure to deliver the required documents relating to the loans as described above under "--Assignment of the Trust Fund Assets" and under "The Trust Fund--Representations by Sellers or Originators; Repurchases." These obligations to purchase or substitute constitute the sole remedy available to the securityholders or the trustee for a breach of any representation or failure to deliver a constituent document.

PAYMENTS ON LOANS; DEPOSITS TO SECURITY ACCOUNT

         The master servicer will establish and maintain or cause to be established and maintained with respect to the related trust fund a separate account or accounts for the collection of payments on the related trust fund assets in the trust fund which, unless otherwise specified in the related prospectus supplement, must be either:

         o maintained with a depository institution the debt obligations of which, or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which, are rated in one of the two highest rating categories by the rating agency or rating agencies that rated one or more classes of the related series of securities;

         o an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation);

         o an account or accounts the deposits in which are insured by the BIF or SAIF to the limits established by the FDIC, and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the securityholders have a claim with respect to the funds in the security account or a perfected first priority security interest against any collateral securing those funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the security account is maintained; or

         o  an account or accounts otherwise acceptable to each rating agency.

The collateral eligible to secure amounts in the security account is limited to permitted investments. A security account may be maintained as an interest bearing account or the funds held in the security account may be invested pending each succeeding distribution date in permitted investments. The related prospectus supplement will specify whether the master servicer or its designee will be entitled to receive any interest or other income earned on funds in the security account as additional compensation and the entity that will be obligated to deposit in the security account the amount of any loss immediately as realized. The security account may be maintained with the master servicer or with a depository institution that is an affiliate of the master servicer, provided it meets the standards set forth above.

         The master servicer will deposit or cause to be deposited in the security account for each trust fund, to the extent applicable and unless otherwise provided in the agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date, other than payments due on or before the cut-off date and exclusive of any amounts representing retained interest:

         o all payments on account of principal, including principal prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

         o all payments on account of interest on the loans, net of applicable servicing compensation;

         o all proceeds, net of unreimbursed payments of property taxes, insurance premiums and similar items incurred, and unreimbursed advances made, by the master servicer, if any, of the hazard insurance policies and any primary mortgage insurance policies, to the extent those proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts, net of unreimbursed expenses incurred in connection with liquidation or foreclosure and unreimbursed advances made, by the master servicer, if any, received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the securityholders by foreclosure or deed in lieu of foreclosure;

         o all proceeds of any loan or property purchased by the master servicer, the depositor or any seller or originators as described under "The Trust Funds--Representations by Sellers or Originators; Repurchases" or under "--Assignment of Trust Fund Assets" above and all proceeds of any loan repurchased as described under "--Termination; Optional Termination" below;

         o all payments required to be deposited in the security account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance" below;

         o any amount required to be deposited by the master servicer in connection with losses realized on investments for the benefit of the master servicer of funds held in the security account and, to the extent specified in the related prospectus supplement, any payments required to be made by the master servicer in connection with prepayment interest shortfalls; and

         o all other amounts required to be deposited in the security account pursuant to the agreement.

The master servicer or the depositor, as applicable, will from time to time direct the institution that maintains the security account to withdraw funds from the security account for specified purposes which may include the following:

         o to pay to the master servicer the servicing fees described in the related prospectus supplement, the master servicing fees and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the security account credited to the security account;

         o to reimburse the master servicer for advances, the right of reimbursement with respect to any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or insurance proceeds or liquidation proceeds with respect to that loan) with respect to which the advance was made;

         o to reimburse the master servicer for any advances previously made which the master servicer has determined to be nonrecoverable;

         o to reimburse the master servicer from insurance proceeds for expenses incurred by the master servicer and covered by the related insurance policies;

         o to reimburse the master servicer for unpaid master servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the master servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

         o to pay to the master servicer, with respect to each loan or property that has been purchased by the master servicer under the related agreement, all amounts received on the loan or property and not taken into account in determining the principal balance of the repurchased loan;

         o to reimburse the master servicer or the depositor for expenses incurred and reimbursable pursuant to the agreement;

         o to withdraw any amount deposited in the security account and not required to be deposited in the security account; and

         o to clear and terminate the security account upon termination of the agreement.

In addition, on or prior to the business day immediately preceding each distribution date or any other day specified in the related prospectus supplement, the master servicer shall withdraw from the security account the amount of available funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of securities.

PRE-FUNDING ACCOUNT

         If so provided in the related prospectus supplement, a funding period will be established for the related series of securities and the master servicer will establish and maintain a pre-funding account. Any pre-funding account for a trust fund will be maintained in the name of the related trustee, and will be the account into which the depositor or the seller will deposit cash from the proceeds of the issuance of the related securities in an amount equal to the pre-funded amount on the related closing date. The pre-funded amount will not exceed 25% of the initial aggregate principal amount of the certificates and/or notes of the related series. Any funding period for a trust fund will begin on the related closing date and will end on the earlier of (a) the date specified in the related prospectus supplement, which in no event will be later than the date that is one year after the related closing date and (b) the date on which the amount on deposit in the prefunding account is reduced to $10,000 or less.

         The pre-funding account will be designed solely to hold funds to be applied by the related trustee during the funding period to pay to the depositor or the seller the purchase price for loans deposited into the trust fund subsequent to the related closing date. The purchase of these subsequent loans will be the sole use for which amounts on deposit in the pre-funding account may be used during the funding period. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. Each subsequent loan that is purchased by the related trustee will be required to be underwritten in accordance with the eligibility criteria set forth in the related agreement and in the related prospectus supplement. The eligibility criteria will be determined in consultation with the applicable rating agency or rating agencies prior to the issuance of the related series of securities and are designed to ensure that if subsequent loans were included as part of the initial loans, the credit quality of the assets would be consistent with the initial rating or ratings of the securities of that series. The depositor or the seller will certify to the trustee that all conditions precedent to the transfer of the subsequent loans to the trust fund, including, among other things, the satisfaction of the related eligibility criteria, have been satisfied. It is a condition precedent to the transfer of any subsequent loans to the trust fund that the applicable rating agency or rating agencies, after receiving prior notice of the proposed transfer of the subsequent loans to the trust fund, will not have advised the depositor, the seller or the related trustee that the conveyance of the subsequent loans to the trust fund will result in a qualification, modification or withdrawal of their current rating of any securities of that series. Upon the purchase by the trustee of a subsequent loan, that subsequent loan will be included in the related trust fund assets. Following the purchase of subsequent loans by the Trust Fund, the loans, including the subsequent loans, will have the characteristics set forth in the related prospectus supplement. Monies on deposit in the pre-funding account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related security account or any other trust account as is specified in the related prospectus supplement or released to the depositor, the seller or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the pre-funding account will be charged against the funds on deposit in the pre-funding account unless otherwise specified in the related prospectus supplement. Any amounts remaining in the pre-funding account at the end of the funding period will be distributed to the related securityholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related securities. The depositor will include information regarding the additional subsequent loans in a Current Report on Form 8-K, to be filed after the end of the funding period, to the extent that the information, individually or in the aggregate, is material.

         In addition, if so provided in the related prospectus supplement, the master servicer will establish and maintain, in the name of the trustee on behalf of the related securityholders, a capitalized account into which the depositor will deposit cash from the proceeds of the issuance of the related securities in an amount necessary to cover shortfalls in interest on the related series of securities that may arise as a result of a portion of the assets of the trust fund not being invested in loans and the utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of securities and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. Amounts on deposit in the capitalized interest account will be distributed to securityholders on the distribution dates occurring in the funding period to cover any shortfalls in interest on the related series of securities as described in the related prospectus supplement. Monies on deposit in the capitalized interest account may be invested in permitted investments under the circumstances and in the manner described in the related agreement. Earnings on and investment of funds in the capitalized interest account will be deposited into the related security account or any other trust account as specified in the related prospectus supplement or released to the depositor or the master servicer or any other party and in the manner specified in the related prospectus supplement. Losses on the investment of funds in the capitalized interest account will be charged against the funds on deposit in the capitalized interest account unless otherwise specified in the related prospectus supplement. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of securities by the end of the funding period, any amounts remaining in the capitalized interest account will be paid to the depositor or the seller as specified in the related prospectus supplement.

HAZARD INSURANCE

         Except as otherwise specified in the related prospectus supplement, the master servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of property in the state in which the property is located. Coverage will be in an amount that is at least equal to the lesser of (1) the maximum insurable value of the improvements securing the loan or (2) the greater of (y) the outstanding principal balance of the loan and (z) an amount sufficient to prevent the mortgagor and/or the mortgagee from becoming a co-insurer. All amounts collected by the master servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the property or released to the mortgagor or obligor in accordance with the master servicer's normal servicing procedures will be deposited in the related security account. In the event that the master servicer maintains a blanket policy insuring against hazard losses on all the loans comprising part of a trust fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. A blanket policy may contain a deductible clause, in which case the master servicer will be required to deposit from its own funds into the related security account the amounts which would have been deposited in the security account but for that clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms of the policies are dictated by respective state laws, and most policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement including earthquakes, landslides and mud flows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of a subset of the kinds of uninsured risks and is not intended to be all inclusive. If the property securing a loan is located in a federally designated special flood area at the time of origination, the master servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

         The hazard insurance policies covering properties securing the loans typically contain a clause which in effect requires the insured at all time to carry insurance of a specified percentage of a specified percentage, generally 80% to 90%, of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (1) the actual cash value, generally defined as replacement cost at the time and place of loss, less physical depreciation, of the improvements damaged or destroyed or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements. Since the amount of hazard insurance the master servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing on the loans decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against a portion of the uninsured risks described above. See "Credit Enhancement."

         In general, the master servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan. Generally, the cooperative itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies. To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to the borrower's cooperative dwelling or the cooperative's building could significantly reduce the value of the collateral securing that cooperative loan to the extent not covered by other credit support.

         If the property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to securityholders on liquidation of the loan after reimbursement of the master servicer for its expenses and (2) that the related expenses will be recoverable by it from related insurance proceeds or liquidation proceeds.

         If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the master servicer will be obligated to follow or cause to be followed the normal practices and procedures it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the property securing the defaulted loan are less than the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the trust fund will realize a loss in the amount of that difference plus the aggregate of expenses incurred by the master servicer in connection with the proceedings and which are reimbursable under the agreement. In the unlikely event that any of those proceedings result in a total recovery which is, after reimbursement to the master servicer of its expenses, in excess of the principal balance of that loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

         If specified in the related prospectus supplement, if the master servicer or its designee recovers insurance proceeds which, when added to any related liquidation proceeds and after deduction of a portion of expenses reimbursable to the master servicer, exceed the principal balance of the related loan plus interest accrued on the loan that is payable to securityholders, the master servicer will be entitled to withdraw or retain from the security account amounts representing its normal servicing compensation with respect to that loan. In the event that the master servicer has expended its own funds to restore the damaged property and those funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the security account out of related liquidation proceeds or insurance proceeds an amount equal to the expenses incurred by it, in which event the trust fund may realize a loss up to the amount so charged. Since insurance proceeds cannot exceed deficiency claims and a portion of expenses incurred by the master servicer, no payment or recovery will result in a recovery to the trust fund which exceeds the principal balance of the defaulted loan together with accrued interest on the loan. See "Credit Enhancement."

         In general, the proceeds from any liquidation of a loan will be applied in the following order of priority:

         o first, to reimburse the master servicer for any unreimbursed expenses incurred by it to restore the related property and any unreimbursed servicing compensation payable to the master servicer with respect to that loan;

         o second, to reimburse the master servicer for any unreimbursed advances with respect to that loan;

         o third, to accrued and unpaid interest, to the extent no advance has been made for the amount, on that loan; and

         o  fourth, as a recovery of principal of that loan.

         The related prospectus supplement may specify an alternative priority of allocation of proceeds from the liquidation of a loan.

REALIZATION UPON DEFAULTED LOANS

         General. The master servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the properties securing the related loans as come into and continue in default and as to which no satisfactory arrangements can be made for the collection of delinquent payments. In connection with a foreclosure or other conversion, the master servicer will follow the practices and procedures as deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the master servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the property unless it determines that: (1) the restoration or foreclosure will increase the liquidation proceeds in respect of the related loan available to the securityholders after reimbursement to itself for the expenses and (2) the expenses will be recoverable by it either through liquidation proceeds or the proceeds of insurance. Notwithstanding anything to the contrary in this prospectus, in the case of a trust fund for which a REMIC election has been made, the master servicer shall liquidate any property acquired through foreclosure within three years after the acquisition of the beneficial ownership of that property. While the holder of a property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the trust fund, if applicable, will have no ability to do so and neither the master servicer nor the depositor will be required to do so.

         The master servicer may arrange with the obligor on a defaulted loan, a modification of that loan to the extent provided in the related prospectus supplement. Modifications may only be entered into if they meet the underwriting policies and procedures employed by the master servicer in servicing receivables for its own account and meet the other conditions described in the related prospectus supplement.

         Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the master servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse specified losses sustained by reason of defaults in payments by borrowers. Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted loan plus accrued and unpaid interest on that loan and approved expenses over a specified percentage of the value of the related mortgaged property. The master servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable agreement unless the replacement primary mortgage insurance policy for the cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of securities of that series that have been rated.

         FHA Insurance; VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA, see "Material Legal Aspects of the loans--The Title I Program," some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the related loan.

         Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended. The Serviceman's Readjustment Act of 1944, as amended, permits a veteran or a spouse, in some instances, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years' duration. However, no loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for that loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The master servicing fee is the principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for each series of securities and will be equal to the amount set forth in the related prospectus supplement. The master servicing fee may include a percentage per annum, if any, of the outstanding principal balance of each loan retained by it from collections of interest on the related loan in the related trust fund. In addition, the master servicer or Sub-Servicer may be entitled to retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and/or any benefit that may accrue as a result of the investment of funds in the applicable security account to the extent specified in the related prospectus supplement.

         The master servicer will pay or cause to be paid specified ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the related agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of sub-servicers and sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of sub-servicers and sellers under limited circumstances as described in the related prospectus supplement or the applicable agreement.

EVIDENCE AS TO COMPLIANCE

         The related agreement for each series will require the trustee, any securities administrator, any master servicer and any other party that is participating in the servicing function of the Assets to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the related agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party's assessment of compliance. In addition, the related agreement will require each of the trustee, any securities administrator, any master servicer and any other party that is participating in the servicing function of the assets to provide to the depositor and any other party specified in the related agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party's activities during the reporting period and of its performance under the related agreement has been made under such officer's supervision and (b) to the best of that officer's knowledge, based on such review, such party has fulfilled all of its obligations under the related agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to that officer and the nature and status thereof.

MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The master servicer under each pooling and servicing agreement or master servicing agreement, as applicable, will be named in the related prospectus supplement. Each servicing agreement will provide that the master servicer may not resign from its obligations and duties under that agreement except upon a determination that the performance by it of its duties is no longer permissible under applicable law. The master servicer may, however, be removed from its obligations and duties as set forth in the agreement. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's obligations and duties under the agreement.

         Each servicing agreement will further provide that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be under any liability to the related trust fund or securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to the agreement, or for errors in judgment; provided, however, that neither the master servicer, the depositor nor any director, officer, employee, or agent of the master servicer or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. Each servicing agreement will further provide that the master servicer, the depositor and any director, officer, employee or agent of the master servicer or the depositor will be entitled to indemnification by the related trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the agreement or the securities, other than any loss, liability or expense related to any specific loan or loans, except any loss, liability or expense otherwise reimbursable pursuant to the agreement, and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties. In addition, each agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the agreement and the rights and duties of the parties to the agreement and the interests of the securityholders. In that event, the legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled to be reimbursed for those amounts out of funds otherwise distributable to securityholders.

         Except as otherwise specified in the related prospectus supplement, any person into which the master servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer is a party, or any person succeeding to the business of the master servicer, will be the successor of the master servicer under each agreement and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of securities of that series that have been rated.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Events of default under each pooling and servicing agreement and master servicing agreement generally will consist of:

         o failure by the master servicer to distribute or cause to be distributed to securityholders of any class any required payment, other than an advance, which continues unremedied for five days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of that class evidencing not less than 25% of the voting interests constituting that class;

         o any failure by the master servicer to make an advance as required under the agreement, unless cured as specified in that agreement;

         o any failure by the master servicer duly to observe or perform in any material respect any of its other covenants or agreements in the agreement which continues unremedied for thirty days after the giving of written notice of the failure to the master servicer by the trustee or the depositor, or to the master servicer, the depositor and the trustee by the holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting that class; or

         o events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and actions by or on behalf of the master servicer indicating its insolvency, reorganization or inability to pay its obligations.

The prospectus supplement for a series of securities may describe additional or alternative events of default for the pooling and servicing agreement or the master servicing agreement.

         If specified in the related prospectus supplement, the agreement will permit the trustee to sell the trust fund assets and the other assets of the trust fund described under "Credit Enhancement" in this prospectus in the event that payments in respect to the trust fund assets are insufficient to make payments required in the agreement. The assets of the trust fund will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

         So long as an event of default under an agreement remains unremedied, the depositor or the trustee may, and at the direction of holders of securities of any class evidencing not less than 25% of the aggregate voting interests constituting a class and under the other circumstances specified in the related agreement, the trustee shall terminate all of the rights and obligations of the master servicer under the agreement relating to that trust fund and in and to the related trust fund assets. Upon termination, the trustee or another entity in the related prospectus supplement will succeed to all of the responsibilities, duties and liabilities of the master servicer under the agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution meeting the qualifications set forth in the related agreement to act as successor to the master servicer under the agreement. Pending the appointment, the trustee is obligated to act in that capacity. The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer under the agreement.

         No securityholder, solely by virtue of that holder's status as a securityholder, will have any right under any agreement to institute any proceeding with respect to the related agreement, unless that holder previously has given to the trustee written notice of default and unless the holders of securities of any class of that series evidencing not less than 25% of the aggregate voting interests constituting that class have made written request upon the trustee to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute any proceeding.

         Indenture. Except as otherwise specified in the related prospectus supplement, events of default under the indenture for each series of notes include:

         o a default in the payment of any principal of or interest on any note of that series which continues unremedied for five days after the giving of written notice of the default is given as specified in the related prospectus supplement;

         o failure to perform in any material respect any other covenant of the depositor or the trust fund in the indenture which continues for a period of thirty (30) days after notice of the failure is given in accordance with the procedures described in the related prospectus supplement;

         o events of bankruptcy, insolvency, receivership or liquidation of the depositor or the trust fund; or

         o any other event of default provided with respect to notes of that series including but not limited to defaults on the part of the issuer, if any, of a credit enhancement instrument supporting the notes.

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, either the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of that series may declare the principal amount, of all the notes of the series to be due and payable immediately. That declaration may, under limited circumstances, be rescinded and annulled by the holders of more than 50% of the voting interests of the notes of that series.

         If, following an event of default with respect to any series of notes, the notes of that series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of that series and to continue to apply distributions on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of that series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, other than a default in the payment of any principal or interest on any note of that series for five days or more, unless:

         (a) the holders of 100% of the voting interests of the notes of that series consent to the sale;

         (b) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of that series at the date of the sale; or

         (c) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on those notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the voting interests of the notes of that series.

         In the event that the trustee liquidates the collateral in connection with an event of default involving a default for five days or more in the payment of principal of or interest on the notes of a series, the indenture provides that the trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for distribution to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         Except as otherwise specified in the related prospectus supplement, in the event the principal of the notes of a series is declared due and payable, as described above, the holders of any notes declared due and payable which was issued at a discount from par may be entitled to receive no more than an amount equal to its unpaid principal amount less the amount of the discount which is unamortized.

         In case an event of default shall occur and be continuing with respect to a series of notes, the trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of notes of that series, unless those holders offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with that request or direction. So long as they are acting in accordance with the provisions for indemnification and the limitations contained in the indenture, the holders of a majority of the then aggregate outstanding amount of the notes of that series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes of that series. The holders of a majority of the then aggregate outstanding amount of the notes of that series may, in some cases, waive any default with respect to a series, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the affected noteholders. Each indenture will provide that, notwithstanding any other provision of the indenture, the right of any noteholder to receive payments of principal and interest on its notes when due, or to institute suit for any payments not made when due, shall not be impaired or affected without the holder's consent.

                  AMENDMENT

         Except as otherwise specified in the related prospectus supplement, each agreement may be amended by the depositor, the master servicer and the trustee, without the consent of any of the securityholders, and any other party specified in the related prospectus supplement:

         o  to cure any ambiguity;

         o to correct or supplement any provision in that agreement which may be defective or inconsistent with any other provision in that agreement; or

         o to make any other revisions with respect to matters or questions arising under the Agreement, provided that the amendment will not adversely affect in any material respect the interests of any securityholder.

An amendment will be deemed not to adversely affect in any material respect the interests of the securityholders if the person requesting that amendment obtains a letter from each rating agency requested to rate the class or classes of securities of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to the related securities. In addition, to the extent provided in the related agreement, an agreement may be amended without the consent of any of the securityholders, to change the manner in which the security account is maintained, provided that any change does not adversely affect the then current rating on the class or classes of securities of that series that have been rated. In addition, if a REMIC election is made with respect to a trust fund, the related agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related trust fund as a REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain that qualification.

         Except as otherwise specified in the related prospectus supplement, each agreement may also be amended by the depositor, the master servicer and the trustee with consent of holders of securities of the related series evidencing not less than 66 2/3% of the aggregate voting interests of each affected class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the agreement or of modifying in any manner the rights of the holders of the related securities; provided, however, that no amendment of this type may (1) reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any security without the consent of the holder of that security, or (2) reduce the aforesaid percentage of securities of any class the holders of which are required to consent to that amendment without the consent of the holders of all securities of the class covered by the related agreement then outstanding. If a REMIC election is made with respect to a trust fund, the trustee will not be entitled to consent to an amendment to the related agreement without having first received an opinion of counsel to the effect that the amendment will not cause the related trust fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

         Pooling and Servicing Agreement; Trust Agreement. In addition, to the circumstances specified in the related agreement, the obligations created by each pooling and servicing agreement and trust agreement for each series of securities will terminate upon the payment to the related securityholders of all amounts held in the security account or by the master servicer and required to be paid to them pursuant to that agreement following the later of (1) the final payment of or other liquidation of the last of the trust fund assets or the disposition of all property acquired upon foreclosure of any trust fund assets remaining in the trust fund and (2) the purchase by the master servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related trust fund of all of the remaining trust fund assets and all property acquired in respect of those trust fund assets.

         Any purchase of trust fund assets and property acquired in respect of trust fund assets evidenced by a series of securities will be made at the option of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of that option will effect early retirement of the securities of that series, but the right of the master servicer, any other person or, if applicable, the holder of the REMIC residual interest, to so purchase is conditioned on the principal balance of the related trust fund assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the trust fund assets at the cut-off date for the series. Upon that requirement being satisfied, the parties specified in the related prospectus supplement may purchase all trust fund assets, causing the retirement of the related series of securities. In that event, the applicable purchase price will be sufficient to pay the aggregate outstanding principal balance of that series of securities and any undistributed shortfall in interest of that series of securities as will be described in the related prospectus supplement. However, if a REMIC election has been made with respect to a trust fund, the purchase will be made only in connection with a "qualified liquidation" of the REMIC within the meaning of Section 860F(g)(4) of the Internal Revenue Code.

         Indenture. The indenture will be discharged with respect to a series of notes, other than continuing rights specified in the indenture, upon the delivery to the trustee for cancellation of all the notes of that series or, with specified limitations, upon deposit with the trustee of funds sufficient for the payment in full of all of the notes of that series.

         In addition to that discharge with limitations, the indenture will provide that, if so specified with respect to the notes of any series, the related trust fund will be discharged from any and all obligations in respect of the notes of that series, except for specified obligations relating to temporary notes and exchange of notes, to register the transfer of or exchange notes of that series, to replace stolen, lost or mutilated notes of that series, to maintain paying agencies and to hold monies for payment in trust, upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the notes of that series on the last scheduled distribution date for the notes and any installment of interest on those notes in accordance with the terms of the Indenture and the notes of that series. In the event of that defeasance and discharge of notes of a series, holders of notes of that series would be able to look only to money and/or direct obligations for payment of principal and interest, if any, on their notes until maturity.

THE TRUSTEE

         The trustee under each applicable agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the master servicer and any of their respective affiliates.

THE SECURITIES ADMINISTRATOR

         If specified in the related prospectus supplement, a securities administrator may be appointed which will be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a commercial bank, savings and loan association or trust company. The entity serving as securities administrator may have normal banking relationships with the depositor and the master servicer or their affiliates. The securities administrator may also act as a master servicer or a servicer for a series of securities.

                       MATERIAL LEGAL ASPECTS OF THE LOANS

         The following discussion contains summaries, which are general in nature, of the material legal matters relating to the loans. Because legal aspects are governed primarily by applicable state law, which laws may differ substantially, the descriptions do not, except as expressly provided below, reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the loans is situated.

GENERAL

         The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property securing the loan is located. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor, similar to a mortgagor, a lender, similar to a mortgagee, called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the time at which the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

         Cooperatives. A portion of the loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative and/or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of cooperative shares or, in the case of a trust fund including cooperative loans, the collateral securing the cooperative loans.

         The cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing that tenant-stockholder's pro rata share of the cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its collateral. Subject to the limitations discussed under "--Foreclosure/ Repossession" below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.

FORECLOSURE/REPOSSESSION

         Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, that foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In addition to any notice requirements contained in a deed of trust, in some states, like California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to other specified persons. In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property. In California, the entire process from recording a notice of default to a non-judicial sale usually takes four to five months.

         Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the related mortgage.

         Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus, the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where that judgment is available. If it does purchase the property, except as limited by the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making those repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

         Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents.

         Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable, or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

         When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. See "--Junior Mortgages; Rights of Senior Mortgagees" below.

         Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to transfer restrictions under the cooperative's certificate of incorporation and bylaws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by that tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by that tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate that lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants under the lease or agreement. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds form the sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under that proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest on that loan.

         Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

         In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is limited by the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

         In the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to some tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

ENVIRONMENTAL RISKS

         Real property pledged as security to a lender may subject the lender to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states a lien to assure the payment of the costs of clean-up has priority over the lien of an existing mortgage against that property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, or CERCLA, the EPA may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

         Under the laws of some states, and under CERCLA, there are circumstances under which a secured lender may be held liable as an "owner" or "operator" for the costs of addressing releases or threatened releases of hazardous substances at a property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for those costs on any and all "responsible parties," including owners or operators. However, CERCLA excludes from the definition of "owner or operator" a secured creditor who holds indicia of ownership primarily to protect its security interest--the "secured creditor exclusion"--but without "participating in the management" of the property. Thus, if a lender's activities begin to encroach on the actual management of a contaminated facility or property, the lender may incur liability as an "owner or operator" under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, including leasing the facility or property to a third party, or fails to dispose of the property in a commercially reasonable time frame.

         The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended CERCLA to clarify when actions taken by a lender constitute participation in the management of a mortgaged property or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender. It provides that, in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation also provides that participation in the management of the property does not include "merely having the capacity to influence, or unexercised right to control" operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

         If a lender is or becomes liable, it can bring an action for contribution against any other "responsible parties," including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above could result in a loss to securityholders.

         A secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, except with respect to underground petroleum storage tanks regulated under the federal Resource Conservation and Recovery Act, or RCRA. The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 amended RCRA so that the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground petroleum storage tanks. It also endorsed EPA's lender liability rule for underground petroleum storage tanks under Subtitle I of RCRA. Under this rule, a holder of a security interest in an underground petroleum storage tank or real property containing an underground petroleum storage tank is not considered an operator of the underground petroleum storage tank as long as petroleum is not added to, stored in or dispensed from the tank. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors.

         It is anticipated that, at the time the loans to be included in the trust fund are originated, no environmental assessment or a very limited environmental assessment of the mortgaged properties will be conducted.

RIGHTS OF REDEMPTION

         In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the prior borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Some states have imposed statutory and judicial restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes and case law limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these limitations, it is anticipated that in most instances the master servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

         Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however, in some of these states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in specific instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the prior borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

         Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

         In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal bankruptcy code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor's principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under that mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of those proceedings under the federal bankruptcy code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of securities and possible reductions in the aggregate amount of those payments.

         The federal tax laws provide priority of some tax liens over the lien of a mortgage or secured party.

DUE-ON-SALE CLAUSES

         The loans to be included in a trust fund may or may not contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce those clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Act, subject to exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of those clauses with respect to mortgage loans that were (1) originated or assumed during the "window period" under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and (2) originated by lenders other than national banks, federal savings institutions and federal credit unions. Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven "window period states," five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to particular categories of window period loans. Also, the Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

         Further, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under limited circumstances, be eliminated in any modified mortgage resulting from that bankruptcy proceeding.

ENFORCEABILITY OF PREPAYMENT AND LATE PAYMENT FEES

         Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since, for each series, many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the loans. The absence of that type of a restraint on prepayment, particularly with respect to fixed rate loans having higher loan interest rates, may increase the likelihood of refinancing or other early retirement of those loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by particular lenders after March 31, 1980. The OTS, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

THE CONTRACTS

         General. The manufactured housing contracts and home improvement contracts, other than those that are unsecured or are secured by mortgages on real estate generally, are "chattel paper" or constitute "purchase money security interests" each as defined in the UCC. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related agreement, the depositor or the seller will transfer physical possession of the contracts to the trustee or a designated custodian or may retain possession of the contracts as custodian for the trustee. In addition, the depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to, among other things, give notice of the trust fund's ownership of the contracts. The contracts will not be stamped or otherwise marked to reflect their assignment from the depositor to the trustee unless the related prospectus supplement states that they will be so stamped. With respect to each transaction, a decision will be made as to whether or not the contracts will be stamped or otherwise marked to reflect their assignment from the depositor to the trustee, based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. Therefore, if the contracts are not stamped or otherwise marked to reflect their assignment from the depositor to the trustee and through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of the assignment, the trust fund's interest in the contracts could be defeated.

         Security Interests in Home Improvements. The contracts that are secured by home improvements grant to the originator of those contracts a purchase money security interest in the home improvements to secure all or part of the purchase price of the home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. The purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of that collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in that home improvement must generally be perfected by a timely fixture filing. In general, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home improvement contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose that characterization upon incorporation of those materials into the related property, will not be secured by a purchase money security interest in the home improvement being financed.

         Enforcement of Security Interest in Home Improvements. So long as the home improvement is not governed by real estate law, a creditor can repossess a home improvement securing a contract by voluntary surrender, by "self-help" repossession that is "peaceful"--i.e., without breach of the peace--or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem at or before the resale.

         Under the laws of most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

         Other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

         Security Interests in the Manufactured Homes. The manufactured homes securing the manufactured housing contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. The security interests of the related trustee in the manufactured homes will not be noted on the certificates of title or by delivery of the required documents and payment of fees to the applicable state motor vehicle authorities unless the related prospectus supplement so states. With respect to each transaction, a decision will be made as to whether or not the security interests of the related trustee in the manufactured homes will be noted on the certificates of title and the required documents and fees will be delivered to the applicable state motor vehicle authorities based upon, among other things, the practices and procedures of the related originator and master servicer and after consultation with the applicable rating agency or rating agencies. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become large and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under particular circumstances, may become governed by real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related prospectus supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the manufactured home to its site. So long as the borrower does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the manufactured home. If, however, a manufactured home is permanently attached to its site, the related lender may be required to perfect a security interest in the manufactured home under applicable real estate laws.

         In the event that the owner of a manufactured home moves it to a state other than the state in which the manufactured home initially is registered, under the laws of most states the perfected security interest in the manufactured home would continue for four months after that relocation and, after expiration of the four months, only if and after the owner re-registers the manufactured home in that state. If the owner were to relocate a manufactured home to another state and not re-register a security interest in that state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home; accordingly, the secured party must surrender possession if it holds the certificate of title to that manufactured home or, in the case of manufactured homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

         Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home.

         Consumer Protection Laws. The so-called "Holder-in-Due Course" rule of the FTC is intended to defeat the ability of the transferor of a consumer credit contract who is the seller of goods which gave rise to the transaction, and particular, related lenders and assignees, to transfer that contract free of notice of claims by the contract debtor. The effect of this rule is to subject the assignee of a contract of this type to all claims and defenses that the debtor under the contract could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against that obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

         Applicability of Usury Laws. Title V provides that state usury limitations shall not apply to any contract which is secured by a first lien on particular kinds of consumer goods, unless it is covered by any of the following conditions. The contracts would be covered if they satisfy conditions governing, among other things, the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

         Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted a similar law prior to the April 1, 1983 deadline. In addition, even where Title V was not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT CONTRACTS

         The loans may also consist of installment contracts. Under an installment contract the property seller, as lender under the contract, retains legal title to the property and enters into an agreement with the purchaser, as borrower under the contract, for the payment of the purchase price, plus interest, over the term of that contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in that type of a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property that is encumbered by one or more liens.

SERVICEMEMBERS CIVIL RELIEF ACT

         Generally, under the terms of the Servicemembers Civil Relief Act, or the Relief Act, a borrower who enters military service after the origination of that borrower's loan including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty, may not be charged interest above an annual rate of 6% during the period of that borrower's active duty status, unless a court orders otherwise upon application of the lender that a servicemember's ability to pay a higher rate is not materially affected due to the servicemember's military service. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the master servicer to collect full amounts of interest on some of the loans. Any shortfall in interest collections resulting from the application of the Relief Act could result in losses to securityholders. The Relief Act also imposes limitations which would impair the ability of the master servicer to foreclose on an affected loan during the borrower's period of active duty status. Moreover, the Relief Act permits the extension of a loan's maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan of this type goes into default, there may be delays and losses occasioned by the inability to realize upon the property in a timely fashion.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGEES

         To the extent that the loans comprising the trust fund for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the trust fund, and therefore the securityholders, as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor. This action would in turn cause the junior mortgagee's lien to be extinguished unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

         The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage, in that order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have priority to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair and not commit or permit any waste upon the property, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under some mortgages to perform these obligations, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

         The form of credit line trust deed or mortgage generally used by most institutional lenders which make revolving credit line loans typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. Any amounts so advanced after the cut-off date with respect to any mortgage will not be included in the trust fund. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of the intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

COMMERCIAL LOANS

         The market value of any commercial property, including traditional commercial, multifamily and mixed use properties that are predominantly used for commercial purposes, obtained in foreclosure or by deed in lieu of foreclosure will be based substantially on the operating income obtained from renting the units. Because a default on a commercial loan is likely to have occurred because operating income, net of expenses, is insufficient to make debt service payments on such mortgage loan, it can be anticipated that the market value of such property will be less than was anticipated when such mortgage loan was originated. To the extent that the equity in the property does not absorb the loss in market value and such loss is not covered by other credit support, a loss may be experienced. With respect to multifamily property consisting of an apartment building owned by a cooperative, the cooperative's ability to meet debt service obligations on the mortgage loan, as well as all other operating expenses, will be dependent in large part on the receipt of maintenance payments from the tenant-stockholders. Unanticipated expenditures may in some cases have to be paid by special assessments of the tenant-stockholders. The cooperative's ability to pay the principal amount of the mortgage loan at maturity may depend on its ability to refinance the mortgage loan. The depositor, the seller and the master servicer will have no obligation to provide refinancing for any such mortgage loan.

         Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is not default. Under these assignments, the mortgagor typically assigns its right, title and interest as lessor under each lease and the income derived therefrom to the mortgagee, while retaining a license to collect the rents for so long as there is no default under the mortgage loan documentation. The manner of perfecting the mortgagee's interest in rents may depend on whether the mortgagor's assignment was absolute or one granted as security for the loan. Failure to properly perfect the mortgagee's interest in rents may result in the loss of substantial pool of funds, which could otherwise serve as a source of repayment of such loan. If the mortgagor defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most states, hotel and motel room rates are considered accounts receivable under the UCC; generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default.

         Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

         Commercial mortgage loans may present additional risk depending upon the type and use of the mortgaged property in question. For instance, mortgaged properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on mortgaged properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged properties which are hotels or motels may present additional risk in that: hotels, motels, golf courses, restaurants, movie theaters, car washes, and auto dealerships are typically operated in accordance with franchise, management and operating agreements which may be terminable by the operator. In addition, the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the variability of local law requirements. Mortgaged properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of these properties. Finally, mortgaged properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

         The ability of borrowers under commercial loans to make timely payment on their loans may be dependent upon such factors as location, market demographics, the presence of certain other retail outlets in the same shopping center, competition from catalog and internet retailers and insolvency of tenants. Furthermore, such factors as the management skill, experience and financial resources of the operator, who may or may not be the borrower, national and regional economic conditions and other factors may affect the ability of borrowers to make payments when due.

THE TITLE I PROGRAM

         General. Some of the loans contained in a trust fund may be loans insured under the FHA Title I Credit Insurance Program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934. Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of specified losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

         The types of loans which are eligible for FHA insurance under the Title I Program include property improvement loans. A property improvement loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

         There are two basic methods of lending or originating loans, which include a "direct loan" or a "dealer loan." With respect to a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. With respect to a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. With respect to a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

         Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower's irregular flow of income. The first or last payments or both may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate may be established by the lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated according to the actuarial method. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

         Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender's credit application and review must determine whether the borrower's income will be adequate to meet the periodic payments required by the loan, as well as the borrower's other housing and recurring expenses. This determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

         Under the Title I Program, the FHA does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution, as is typically the case with other federal loan programs. If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the FHA. In that case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatements of fact or misuse of loan proceeds was caused by, or was knowingly sanctioned by, the lender or its employees.

         Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000, or the then current applicable amount, for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans with respect to multiple properties, and a borrower may obtain more than one Title I Loan with respect to a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan having the highest permissible loan amount.

         Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease on the property for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property, and that the borrower have equity in the property being improved at least equal to the amount of the Title I Loan if the loan amount exceeds $15,000. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

         The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time, the Secretary of HUD may amend the list of items and activities. With respect to any dealer Title I Loan, before the lender may disburse funds, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. With respect to any direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

         FHA Insurance Coverage. Under the Title I Program, the FHA establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with FHA for Title I insurance, with adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the FHA and the insurance coverage attributable to those loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the FHA of a loan report on the prescribed form pursuant to the Title I regulations. The FHA charges a fee of 0.50% per annum of the net proceeds (the original balance) of any eligible loan so reported and acknowledged for insurance by the originating lender. The FHA bills the lender for the insurance premium on each insured loan annually, on approximately the anniversary date of the loan's origination. If an insured loan is prepaid during that year, FHA will not refund or abate the insurance premium.

         Under the Title I Program the FHA will reduce the insurance coverage available in the lender's FHA insurance coverage reserve account with respect to loans insured under the lender's contract of insurance by (1) the amount of the FHA insurance claims approved for payment relating to the insured loans and (2) the amount of insurance coverage attributable to insured loans sold by the lender, and the insurance coverage may be reduced for any FHA insurance claims rejected by the FHA. The balance of the lender's FHA insurance coverage reserve account will be further adjusted as required under Title I or by the FHA, and the insurance coverage in that reserve account may be earmarked with respect to each or any eligible insured loans if a determination is made by the Secretary of HUD that it is in its interest to do so. Origination and acquisitions of new eligible loans will continue to increase a lender's insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring the eligible loans registered with the FHA for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking with respect to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary's interest to do so.

         The lender may transfer, except as collateral in a bona fide transaction, insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance. Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the FHA, upon receipt of written notification of the transfer of that loan in accordance with the Title I regulations, will transfer from the transferor's insurance coverage reserve account to the transferee's insurance coverage reserve account an amount, if available, equal to the lesser of 10% of the actual purchase price and the net unpaid principal balance of that loan. However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender's insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

         Claims Procedures Under Title I. Under the Title I Program, the lender may accelerate an insured loan following a default on that loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

         Following acceleration of maturity upon a secured Title I Loan, the lender may either (a) proceed against the property under any security instrument, or (b) make a claim under the lender's contract of insurance. If the lender chooses to proceed against the property under a security instrument, or if it accepts a voluntary conveyance or surrender of the property, the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

         When a lender files an insurance claim with the FHA under the Title I Program, the FHA reviews the claim, the complete loan file and documentation of the lender's efforts to obtain recourse against any dealer who has agreed to provide recourse, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Title I Loan must be filed with the FHA no later than nine months after the date of default of that loan. Concurrently with filing the insurance claim, the lender shall assign to the United States of America the lender's entire interest in the loan note, or a judgment in lieu of the note, in any security held and in any claim filed in any legal proceedings. If, at the time the note is assigned to the United States, the Secretary has reason to believe that the note is not valid or enforceable against the borrower, the FHA may deny the claim and reassign the note to the lender. If either defect is discovered after the FHA has paid a claim, the FHA may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The FHA may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment, although that time limit does not apply in the event it is contesting on the grounds of fraud or misrepresentation on the part of the lender.

         Under the Title I Program the amount of an FHA insurance claim payment, when made, is equal to the claimable amount, up to the amount of insurance coverage in the lender's insurance coverage reserve account. The claimable amount is equal to 90% of the sum of:

         (a) the unpaid loan obligation, net unpaid principal and the uncollected interest earned to the date of default, with adjustments to the unpaid loan obligation if the lender has proceeded against property securing that loan;

         (b) the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim's initial submission for payment plus 15 calendar days, but not to exceed 9 months from the date of default, calculated at the rate of 7% per annum;

         (c)  the uncollected court costs;

         (d)  the attorney's fees not to exceed $500; and

         (e) the expenses for recording the assignment of the security to the United States.

CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of the loans that will be included in a trust fund. These laws include the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, Real Estate Settlement Procedures Act and Regulation B promulgated thereunder, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. In particular, Regulation Z requires disclosures to the borrowers regarding the terms of the loans; the Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

and the Fair Credit Reporting Act regulates the use and reporting of information related to the borrower's credit experience. Particular provisions of these laws impose specific statutory liabilities upon lenders who fail to comply with them. In addition, violations of those laws may limit the ability of the originators to collect all or part of the principal of or interest on the loans and could subject the originators and in some case their assignees to damages and administrative enforcement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the material federal income tax consequences of the purchase, ownership, and disposition of the securities and is based on advice of McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement. The summary is based upon the provisions of the Internal Revenue Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and that type of a change could apply retroactively.

         The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with particular types of investors who are the subject of special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold securities as "capital assets", generally, property held for investment, within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the securities.

         The federal income tax consequences to holders of securities will vary depending on whether:

         (1)  the securities of a series are classified as indebtedness;

         (2) an election is made to treat the trust fund relating to a particular series of securities as one or more REMICs under the Internal Revenue Code;

         (3) the securities represent a beneficial ownership interest in some or all of the assets included in the trust fund for a series; or

         (4) the trust fund relating to a particular series of certificates is treated as a partnership.

         McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, for federal income tax purposes:

         o    securities issued as notes will be treated as indebtedness;

         o securities issued as certificates will be treated as one of the following:

              -- indebtedness;

              -- beneficial ownership interests in the related trust fund or in its assets; or

              -- "REMIC regular interests" or "REMIC residual interests".

The last treatment would occur in the event that a REMIC election is made with respect to the trust fund, as described under "--Taxation of the REMIC and Its Holders". Each prospectus supplement will specify which of these treatments applies to the securities being issued. McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that REMIC "regular interests" will be treated as indebtedness issued by the REMIC.

         In all cases, each trust fund will be structured to not be subject to an entity level tax, and McKee Nelson LLP, or any other counsel identified in the prospectus supplement, is of the opinion that each trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation.

         The prospectus supplement for each series of securities will specify how the securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to that series. Prior to issuance of each series of securities, the depositor shall file with the SEC a Current Report on Form 8-K on behalf of the related trust fund containing an opinion of counsel to the depositor with respect to the validity of the information set forth under "Material Federal Income Tax Consequences" in this prospectus and in the related prospectus supplement.

TAXATION OF DEBT SECURITIES

         General. If securities of a series being issued as certificates or notes are structured as indebtedness secured by the assets of the trust fund, assuming compliance with all provisions of the related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the securities will be treated as debt for United States federal income tax purposes and the trust fund will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. At the time those securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect.

         Interest and Acquisition Discount. Securities representing regular interests in a REMIC are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the holder's normal accounting method. Interest, other than original issue discount, on securities, other than Regular Interest Securities, that are characterized as indebtedness for federal income tax purposes will be includible in income by holders in accordance with their usual methods of accounting.

         Debt Securities that are Compound Interest Securities--generally, securities all or a portion of the interest on which is not paid currently--will, and some of the other Debt Securities may, be issued with original issue discount. The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1275 of the Code and the Treasury (the "OID regulations") regulations issued thereunder on February 2, 1994. A holder of Debt Securities should be aware, however, that the OID regulations do not adequately address some issues relevant to prepayable securities, such as the Debt Securities.

         In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

         The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public, excluding bond houses, brokers, underwriters or wholesalers. If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the related closing date, the issue price for that class will be treated as the fair market value of that class on that closing date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if those distributions constitute "qualified stated interest."

         Under the OID regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate, as described in this prospectus, provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Some Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on those Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of those Debt Securities includes all distributions of interest as well as principal on those Debt Securities. Where the interval between the issue date and the first distribution date on a Debt Security is either longer or shorter than the interval between subsequent distribution dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described in this prospectus. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

         Under the de minimis rule OID on a Debt Security will be considered to be zero if the OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years--i.e., rounding down partial years--from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

         Debt Securities may provide for interest based on a qualified variable rate. Under the OID regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally:

         (1) the interest is unconditionally payable at least annually at a "current value" of the index;

         (2) the issue price of the debt instrument does not exceed the total noncontingent principal payments;

         (3) interest is based on a "qualified floating rate," an "objective rate," or a combination of "qualified floating rates" that do not operate in a manner that significantly accelerates or defers interest payments on that Debt Security; and

         (4)  the principal payments are not contingent.

         In the case of Compound Interest Securities, some Interest Weighted Securities, and other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

         In addition, the IRS has issued regulations the ("Contingent Regulations") governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments covered by Code Section 1272(a)(6), such as the

Debt Securities. Additionally, the OID regulations do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the Trustee intends to base its computation on Code
Section 1272(a)(6) and the OID regulations as described in this prospectus. However, because no regulatory guidance currently exists under Code Section 1272(a)(6), there can be no assurance that the methodology represents the correct manner of calculating OID.

         The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds the Debt Security, the sum of the "daily portions" of that OID. The daily portion of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the trust fund assets, the amount of OID for an accrual period, which is generally the period over which interest accrues on the debt instrument, will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security on the first day of that accrual period, reduced by any payments of qualified stated interest allocable to that accrual period. The adjusted issue price of a Debt Security on the first day of an accrual period is the sum of the issue price of the Debt Security plus prior accruals of OID, reduced by the total payments made with respect to that Debt Security on or before the first day of that accrual period, other than qualified stated interest payments.

         The amount of OID to be included in income by a holder of a Pay-Through Security, like some classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing those instruments, is computed by taking into account the rate of prepayments assumed in pricing the debt instrument. The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess, if any, of the sum of
(a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price at maturity of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (1) the original yield to maturity of the Pay-Through Security determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period, (2) events which have occurred before the end of the accrual period and (3) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that exceeds the Prepayment Assumption, and to decrease, but not below zero for any period, the portions of original issue discount required to be included in income by a holder of a Pay-Through Security to take into account prepayments with respect to the loans at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to holders of Pay-Through Securities that loans will be prepaid at that rate or at any other rate.

         The depositor may adjust the accrual of OID on a class of Regular Interest Securities, or other regular interests in a REMIC, in a manner that it believes to be appropriate, to take account of realized losses on the loans, although the OID regulations do not provide for those adjustments. If the IRS were to require that OID be accrued without those adjustments, the rate of accrual of OID for a class of Regular Interest Securities could increase.

         Some classes of Regular Interest Securities may represent more than one class of REMIC regular interests. The trustee intends, based on the OID regulations, to calculate OID on those securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument unless the related prospectus supplement specifies that the trustee will treat the separate regular interests separately.

         A subsequent holder of a Debt Security will also be required to include OID in gross income, but a subsequent holder who purchases that Debt Security for an amount that exceeds its adjusted issue price will be entitled, as will an initial holder who pays more than a Debt Security's issue price, to offset the OID by comparable economic accruals of portions of that excess.

         Effects of Defaults and Delinquencies. Holders of securities will be required to report income with respect to the related securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the trust fund assets, except possibly to the extent that it can be established that the amounts are uncollectible. As a result, the amount of income, including OID, reported by a holder of a security in any period could significantly exceed the amount of cash distributed to that holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the securities is reduced as a result of a trust fund asset default. However, the timing and character of losses or reductions in income are uncertain and, accordingly, holders of securities should consult their own tax advisors on this point.

         Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying Pass-Through Securities. The depositor intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of that OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities, the IRS could assert that income derived from an Interest Weighted Security should be calculated as if the security were a security purchased at a premium equal to the excess of the price paid by the holder for that security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize the premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by that holder, as described in this prospectus. Alternatively, the IRS could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. This treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described in this prospectus. See "--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities."

         Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (1) the yield to maturity of those Debt Securities and (2) in the case of Pay-Through Securities, the present value of all payments remaining to be made on those Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of those securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of those securities for federal income tax purposes.

         Market Discount. A purchaser of a security may be subject to the market discount rules of Sections 1276-1278 of the Code. A holder of a Debt Security that acquires a Debt Security with more than a prescribed de minimis amount of "market discount"--generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price--will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the securities are sold, the gain realized. The market discount would accrue in a manner to be provided in Treasury regulations but, until those regulations are issued, the market discount would in general accrue either (1) on the basis of a constant yield, in the case of a Pay-Through Security, taking into account a prepayment assumption, or (2) in the ratio of
(a) in the case of securities, or in the case of a Pass-Through Security, as set forth below, the loans underlying that security, not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of securities, or, in the case of a Pass-Through Security, as described in this prospectus, the loans underlying that security, originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

         Section 1277 of the Code provides that, regardless of the origination date of the Debt Security, or, in the case of a Pass-Through Security, the loans, the excess of interest paid or accrued to purchase or carry a security, or, in the case of a Pass-Through Security, as described in this prospectus, the underlying loans, with market discount over interest received on that security is allowed as a current deduction only to the extent the excess is greater than the market discount that accrued during the taxable year in which the interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when the market discount is included in income, including upon the sale, disposition, or repayment of the security, or in the case of a Pass-Through Security, an underlying loan. A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by the holder during and after the taxable year the election is made, in which case the interest deferral rule will not apply.

         Premium. A holder who purchases a Debt Security, other than an Interest Weighted Security to the extent described above, at a cost greater than its stated redemption price at maturity, generally will be considered to have purchased the security at a premium, which it may elect to amortize as an offset to interest income on the security, and not as a separate deduction item, on a constant yield method. Although no regulations addressing the computation of premium accrual on securities similar to the securities have been issued, the legislative history of the Tax Reform Act of 1986, or the 1986 Act, indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a class of Pay-Through Securities will be calculated using the prepayment assumption used in pricing that class. If a holder of a Debt Security makes an election to amortize premium on a Debt Security, that election will apply to all taxable debt instruments, including all REMIC regular interests and all pass-through certificates representing ownership interests in a trust holding debt obligations, held by the holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments subsequently acquired by the holder, and will be irrevocable without the consent of the IRS. Purchasers who pay a premium for the securities should consult their tax advisers regarding the election to amortize premium and the method to be employed.

         The IRS has issued Amortizable Bond Premium Regulations dealing with amortizable bond premium. These regulations specifically do not apply to prepayable debt instruments subject to Code Section 1272(a)(6) like the securities. Absent further guidance from the IRS, the trustee intends to account for amortizable bond premium in the manner described above. Prospective purchasers of the securities should consult their tax advisors regarding the possible application of the Amortizable Bond Premium Regulations.

         Election to Treat All Interest as Original Issue Discount. The OID regulations permit a holder of a Debt Security to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If that election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the holder of the Debt Security acquires during or after the year of the election. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.

         The Internal Revenue Service proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing OID on REMIC regular interests providing for a delay between record and payment dates, such that the period over which OID accrues coincides with the period over which the holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, taxpayers would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular interests with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular interest issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular interest to change its method of accounting for OID under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests issued before the date the final regulations are published in the Federal Register.

         The IRS issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the IRS and Treasury requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC ("REMIC IOs"), high-yield REMIC regular interests, and apparent negative-yield instruments. The IRS and Treasury also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of OID, the formulation of special guidelines for the application of Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

TAXATION OF THE REMIC AND ITS HOLDERS

         General. If a REMIC election is made with respect to a series of securities, then upon the issuance of those securities, assuming the election is properly made, the provisions of the applicable agreements are compiled with, and the statutory and regulatory requirements are satisfied, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the arrangement by which the securities of that series are issued will be treated as a REMIC. At the time the securities are issued McKee Nelson LLP, or any other counsel identified in the prospectus supplement, will deliver an opinion generally to that effect and to the effect that the securities designated as "regular interests" in the REMIC will be regular interests in a REMIC and will be treated as indebtedness issued by the REMIC, and that the securities designated as the sole class of "residual interests" in the REMIC will be treated as the "residual interest" in the REMIC for United States federal income tax purposes for as long as all of the provisions of the applicable agreement are complied with and the statutory and regulatory requirements are satisfied. As a REMIC, the trust fund is not generally subject to an entity-level tax and will not be characterized as an association, publicly traded partnership or taxable mortgage pool, taxable as a corporation. Securities will be designated as "Regular Interests" or "Residual Interests" in a REMIC, as specified in the related prospectus supplement.

         Except to the extent specified otherwise in a prospectus supplement, if a REMIC election is made with respect to a series of securities, (1) securities held by a domestic building and loan association will constitute "a regular or a residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), assuming that at least 95% of the REMIC's assets consist of cash, government securities, "loans secured by an interest in real property," and other types of assets described in Code Section 7701(a)(19)(C); and (2) securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and income with respect to the securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B), assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets. If less than 95% of the REMIC's assets consist of assets described in (1) or (2) above, then a security will qualify for the tax treatment described in (1) or (2) in the proportion that those REMIC assets are qualifying assets.

         Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of the REMIC.

         Under Section 25(e)(10), the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space, a minimum width in excess of 102 inches and which is a kind customarily used at a fixed location.

REMIC EXPENSES; SINGLE CLASS REMICS

         As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a "single class REMIC," however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each holder of a Residual Interest Security or Regular Interest Security on that day. In the case of a holder of a Regular Interest Security who is an individual or a "pass-through interest holder", including some pass-through entities but not including real estate investment trusts, the expenses will be deductible only to the extent that those expenses, plus other "miscellaneous itemized deductions" of the holder of a Regular Interest Security, exceed 2% of the holder's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation for taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount, or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act"). The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to a holder. In general terms, a single class REMIC is one that either (1) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC, treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes, or (2) is similar to a grantor trust and which is structured with the principal purpose of avoiding the single class REMIC rules. In general the expenses of the REMIC will be allocated to holders of the related Residual Interest Securities. The prospectus supplement, however, may specify another entity to whom the expenses of the REMIC may be allocated.

TAXATION OF THE REMIC

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests in the REMIC. As described above, the regular interests are generally taxable as debt of the REMIC.

         The American Jobs Creation Act of 2004 (the "Jobs Act") allows REMICs to hold reverse mortgages, home equity line of credit loans and sufficient assets to fund draws on the foregoing mortgage loans. Under the legislative history to the Jobs Act, a "reverse mortgage," is a loan that is secured by an interest in real property, and that (1) provides for advances that are secured by the same property, (2) requires the payment of an amount due at maturity that is no greater than the value of the securing property, (3) provides that all payments are due only on maturity of the loan, and (4) matures after a fixed term or at the time the obligor ceases to use the securing property as a personal residence. If reverse mortgages or home equity line of credit loans are contributed to a REMIC, any additional tax consequences will be discussed in the prospectus supplement offering interests in that REMIC.

         Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with adjustments. In general, the taxable income or net loss will be the difference between (1) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (2) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to loans, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a "pass-through interest holder", including some pass-through entities, but not including real estate investment trusts, will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that those expenses, when aggregated with that holder's other miscellaneous itemized deductions for that year, do not exceed two percent of that holder's adjusted gross income.

         For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the startup day, generally, the day that the interests are issued. That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

         The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on those loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount--i.e., under the constant yield method taking into account the Prepayment Assumption. The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include the discount in income, but without regard to the de minimis rules. See "Material Federal Income Tax Consequences--Taxation of Debt Securities" above. However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant interest basis.

         To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans, taking into account the Prepayment Assumption, on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before that date, it is possible that the premium may be recovered in proportion to payments of loan principal.

         Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a "prohibited transaction." For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include:

         (1) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC;

         (2) subject to a limited exception, the sale or other disposition of a cash flow investment;

         (3) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or

         (4) the receipt of any fees or other compensation for services rendered by the REMIC.

         It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the startup day. The holders of Residual Interest Securities will generally be responsible for the payment of any taxes for prohibited transactions imposed on the REMIC. To the extent not paid by those holders or otherwise, however, taxes that will be paid out of the trust fund and will be allocated pro rata to all outstanding classes of securities of that REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

         The holder of a Residual Interest Security will take into account the "daily portion" of the taxable income or net loss of the REMIC for each day during the taxable year on which that holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for that quarter, and by allocating that amount among the holders, on that day, of the Residual Interest Securities in proportion to their respective holdings on that day.

         The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to the income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in some REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount--if this occurs, it is likely that cash distributions will exceed taxable income in later years. Taxable income may also be greater in earlier years of some REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding securities are paid, while interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

         In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield.

         Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which that loss arises. A holder's basis in a Residual Interest Security will initially equal that holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased, but not below zero, by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which those holders should consult their tax advisers.

         Distributions. Distributions on a Residual Interest Security, whether at their scheduled times or as a result of prepayments, will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of a payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain, treated as gain from the sale of the Residual Interest Security, to the extent of the excess.

         Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and that holder's adjusted basis in the Residual Interest Security at the time of the sale or exchange. Except to the extent provided in regulations which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after disposition.

         Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of "excess inclusion" income may not be offset by other deductions or losses, including net operating losses, on that holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, that holder's excess inclusion income will be treated as unrelated business taxable income of that holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or some cooperatives were to own a Residual Interest Security, a portion of dividends, or other distributions, paid by the real estate investment trust, or other entity, would be treated as excess inclusion income. If a Residual Security is owned by a foreign person, excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as "portfolio interest" and is subject to additional limitations. See "--Tax Treatment of Foreign Investors." The Small Business Job Protection Act of 1996 eliminated the special rule permitting Section 593 institutions to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a
Section 593 institution since November 1, 1995.

         In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1995, unless a residual holder elects to have these rules apply only to tax years beginning after August 20, 1996.

         The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for a quarterly period of (1) 120% of the long term applicable Federal Rate on the startup day multiplied by (2) the adjusted issue price of the Residual Interest Security at the beginning of that quarterly period. The adjusted issue price of a Residual Interest Security at the beginning of each calendar quarter will equal its issue price, calculated in a manner analogous to the determination of the issue price of a Regular Interest Security, increased by the aggregate of the daily accruals for prior calendar quarters, and decreased, but not below zero, by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term Federal Rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

         Under the REMIC Regulations, in some circumstances, transfers of Residual Interest Securities may be disregarded. See "--Restrictions on Ownership and Transfer of Residual Interest Securities" and "--Tax Treatment of Foreign Investors" below.

         Restrictions on Ownership and Transfer of Residual Interest Securities. As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by a "Disqualified Organization." Disqualified Organizations include the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if that entity is not subject to tax on its unrelated business income. Accordingly, the applicable agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

         If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988, in violation of the restrictions set forth above, a substantial tax will be imposed on the transferor of that Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988, including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee, that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.

         Under the REMIC Regulations, if a Residual Interest Security is a "noneconomic residual interest," as described in this prospectus, a transfer of a Residual Interest Security to a United States person will be disregarded for all federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a "noneconomic residual interest" unless, at the time of the transfer (1) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest Security is disregarded, the transferor would be liable for any federal income tax imposed upon taxable income derived by the transferee from the REMIC. A similar type of limitation exists with respect to transfers of residual interests by foreign persons to United States persons. See "--Tax Treatment of Foreign Investors."

         Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer; and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

         A transfer to an "eligible corporation", generally a domestic corporation, will satisfy the asset test if: (i) at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, (ii) the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and (iii) a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

         A transfer of a noneconomic residual interest will not qualify under the "formula test" unless the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present value of the sum of (i) any consideration given to the transferee to acquire the interest, (ii) future distributions on the interest, and (iii) any anticipated tax savings associated withholding the interest as the REMIC generates losses. For purposes of this calculation, the present value is calculated using a discount rate equal to applicable federal rate for short term debt interest. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

         The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

         The Treasury Department has issued final regulations, effective May 11, 2004, which address the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss allocable to the holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to general taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the Residual Certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States. In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC interests may obtain automatic consent from the IRS to change the method of accounting for REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

         Mark to Market Rules. Under IRS regulations, a REMIC Residual Interest Security acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

         The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the IRS in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

         General. If the related prospectus supplement does not specify that an election will be made to treat the assets of the trust fund as one or more REMICs or to treat the trust fund as a partnership, then the depositor will have structured the trust fund, or the portion of its assets for which a REMIC election will not be made, to be classified for United States federal income tax purposes as a grantor trust under Subpart E, Part I of Subchapter J of the Code, in which case, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that, assuming compliance with the agreements and with applicable law, that arrangement will not be treated as an association taxable as a corporation for United States federal income tax purposes, and the securities will be treated as representing ownership interests in the related trust fund assets and at the time those Pass-Through Securities are issued, special counsel to the depositor will deliver an opinion generally to that effect. In some series there will be no separation of the principal and interest payments on the loans. In those circumstances, a holder of a Pass-Through Security will be considered to have purchased a pro rata undivided interest in each of the loans. With Stripped Securities, the sale of the securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the loans.

         Each holder of a Pass-Through Security must report on its federal income tax return its share of the gross income derived from the loans, not reduced by the amount payable as fees to the trustee and the servicer and similar fees, at the same time and in the same manner as those items would have been reported under the holder's tax accounting method had it held its interest in the loans directly, received directly its share of the amounts received with respect to the loans, and paid directly its share of fees. In the case of Pass-Through Securities other than Stripped Securities, that income will consist of a pro rata share of all of the income derived from all of the loans and, in the case of Stripped Securities, the income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the holder owns an interest. The holder of a security will generally be entitled to deduct fees under Section 162 or Section 212 of the Code to the extent that those fees represent "reasonable" compensation for the services rendered by the trustee and the servicer, or third parties that are compensated for the performance of services. In the case of a noncorporate holder, however, fees payable to the trustee and the servicer to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation, will be deductible in computing the holder's regular tax liability only to the extent that those fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing that holder's alternative minimum tax liability. In addition, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount, which amount will be adjusted for inflation in taxable years beginning after 1990, will be reduced by the lesser of (1) 3% of the excess of adjusted gross income over the applicable amount or (2) 80% of the amount of itemized deductions otherwise allowable for that taxable year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001 (the "2001 Act").

         Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the loans in proportion to their fair market values, determined as of the time of purchase of the securities. In the typical case, the trustee, to the extent necessary to fulfill its reporting obligations, will treat each loan as having a fair market value proportional to the share of the aggregate principal balances of all of the loans that it represents, since the securities, unless otherwise specified in the related prospectus supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a loan, other than to a right to receive any accrued interest on that Pass-Through Security and any undistributed principal payments, is less than or greater than the portion of the principal balance of the loan allocable to the security, the interest in the loan allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

         The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a loan with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a loan could arise, for example, by virtue of the financing of points by the originator of the loan, or by virtue of the charging of points by the originator of the loan in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a loan will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the loans underlying the security, rather than with respect to the security. A holder of a security that acquires an interest in a loan originated after July 18, 1984 with more than a de minimis amount of market discount, generally, the excess of the principal amount of the loan over the purchaser's allocable purchase price, will be required to include accrued market discount in income in the manner set forth above. See "--Taxation of Debt Securities; Market Discount" and "--Premium" above.

         In the case of market discount on a Pass-Through Security attributable to loans originated on or before July 18, 1984, the holder generally will be required to allocate the portion of that discount that is allocable to a loan among the principal payments on the loan and to include the discount allocable to each principal payment in ordinary income at the time the principal payment is made. That treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

         Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the loans, a right to receive only principal payments on the loans, or a right to receive payments of both interest and principal. Ratio Strip Securities may represent a right to receive differing percentages of both the interest and principal on each loan. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that the stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to that stripped interest.

         Servicing fees in excess of reasonable servicing fees, excess servicing, will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points--i.e., 1% interest on the loan principal balance, or the securities are initially sold with a de minimis discount, assuming no prepayment assumption is required, any non-de minimis discount arising from a subsequent transfer of the securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a loan by loan basis, which could result in some loans being treated as having more than 100 basis points of interest stripped off.

         The Code, OID regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the cash flow bond method described above for Pay-Through Securities, a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during that period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the underlying loans, rather than being debt instruments "secured by" those loans. Nevertheless, it is believed that the cash flow bond method is a reasonable method of reporting income for those securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related prospectus supplement. In applying the calculation to Pass-Through Securities, the trustee will treat all payments to be received by a holder with respect to the underlying loans as payments on a single installment obligation. The IRS could, however, assert that original issue discount must be calculated separately for each loan underlying a security.

         Under some circumstances, if the loans prepay at a rate faster than the Prepayment Assumption, the use of the cash flow bond method may accelerate a holder's recognition of income. If, however, the loans prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a holder's recognition of income.

         In the case of a Stripped Security that is an Interest Weighted Security, the trustee intends, absent contrary authority, to report income to holders of securities as OID, in the manner described above for Interest Weighted Securities.

         Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the IRS could contend that (1) in some series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped principal payments; (2) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Contingent Regulations; or (3) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in loans and an installment obligation consisting of stripped interest payments.

         Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the securities for federal income tax purposes.

         Character as Qualifying Loans. In the case of Stripped Securities, there is no specific legal authority existing regarding whether the character of the securities, for federal income tax purposes, will be the same as the loans. The IRS could take the position that the loans' character is not carried over to the securities in those circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be, considered to represent "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; interest income attributable to the securities should be considered to represent "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the securities may cause a proportionate reduction in the above-described qualifying status categories of securities.

SALE OR EXCHANGE

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder's tax basis in its security is the price a holder pays for a security, plus amounts of original issue or market discount included in income and reduced by any payments received, other than qualified stated interest payments, and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a security, measured by the difference between the amount realized and the security's basis as so adjusted, will generally be capital gain or loss, assuming that the security is held as a capital asset. The capital gain or loss will generally be long-term capital gain if a holder held the security for more than one year prior to the disposition of the security. In the case of a security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (1) the amount that would have been includible in the holder's income if the yield on a Regular Interest Security had equaled 110% of the applicable Federal Rate as of the beginning of the holder's holding period, over (2) the amount of ordinary income actually recognized by the holder with respect to the Regular Interest Security.

MISCELLANEOUS TAX ASPECTS

         Backup Withholding. Subject to the discussion below with respect to trust funds as to which a partnership election is made, a holder of a security, other than a holder of a REMIC Residual Security, may, under some circumstances, be subject to "backup withholding" with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the securities. This withholding generally applies if the holder of a security

         (1) fails to furnish the trustee with its taxpayer identification number;

         (2)  furnishes the trustee an incorrect taxpayer identification number;

         (3) fails to report properly interest, dividends or other "reportable payments" as defined in the Code; or

         (4) under some circumstances, fails to provide the trustee or the holder's securities broker with a certified statement, signed under penalty of perjury, that the taxpayer identification number provided is its correct number and that the holder is not subject to backup withholding.

         Backup withholding will not apply, however, with respect to some payments made to holders of securities, including payments to particular exempt recipients, like exempt organizations, and to some nonresident, alien individual, foreign partnership or foreign corporation. Holders of securities should consult their tax advisers as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.

         The trustee will report to the holders of securities and to the master servicer for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, with respect to payments on the securities.

TAX TREATMENT OF FOREIGN INVESTORS

         Subject to the discussion below with respect to trust funds as to which a partnership election is made, under the Code, unless interest, including OID, paid on a security other than a Residual Interest Security, is considered to be "effectively connected" with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation, the interest will normally qualify as portfolio interest, except where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person, and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless that rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresident alien individuals, foreign partnerships or foreign corporations. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the loans were originated on or before July 18, 1984.

         Interest and OID of holders of securities who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the holder. They will, however, generally be subject to the regular United States income tax.

         Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30%, or lower treaty rate, United States withholding tax. Holders of Residual Interest Securities should assume that that income does not qualify for exemption from United States withholding tax as "portfolio interest." It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%, or lower treaty rate, withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed, or when the Residual Interest Security is disposed of. The Treasury has statutory authority, however, to promulgate regulations which would require those amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Those regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a nonresident alien individual, foreign partnership or foreign corporation will be disregarded for all federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that those amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See "--Taxation of Holders of Residual Interest Securities--Excess Inclusions."

TAX CHARACTERIZATION OF THE TRUST FUND AS A PARTNERSHIP

         If the related prospectus supplement specifies that an election will be made to treat the trust fund as a partnership, pursuant to agreements upon which counsel shall conclude that (1) the trust fund will not have the characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the trust fund will exempt it from the rule that some publicly traded partnerships are taxable as corporations or the issuance of the securities has been structured as a private placement under an IRS safe harbor, so that the trust fund will not be characterized as a publicly traded partnership taxable as a corporation, then assuming compliance with the related agreement and related documents and applicable law, McKee Nelson LLP, special counsel to the depositor, or any other counsel identified in the prospectus supplement, are of the opinion that the trust fund will not be treated as an association, or as a publicly traded partnership, taxable as a corporation for United States federal income tax purposes, and upon the issuance of those securities, will deliver an opinion generally to that effect. If the securities are structured as indebtedness issued by the partnership, special counsel to the depositor also will opine that the securities should be treated as debt for United States federal income tax purposes, and, if the securities are structured as equity interests in the partnership, will opine that the securities should be treated as equity interest in the partnership for United States federal income tax purposes, in each case assuming compliance with the related agreements and applicable law.

         If the trust fund were taxable as a corporation for federal income tax purposes, the trust fund would be subject to corporate income tax on its taxable income. The trust fund's taxable income would include all its income, possibly reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates, and holders of certificates could be liable for any tax that is unpaid by the trust fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

         Treatment of the Notes as Indebtedness. In the case of a trust fund that issues notes intended to be debt for federal income tax purposes, the trust fund will agree, and the holders of notes will agree by their purchase of notes, to treat the notes as debt for federal income tax purposes. Special counsel to the depositor will, to the extent provided in the related prospectus supplement, opine that the notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the notes is correct.

         OID, etc. The discussion below assumes that all payments on the notes are denominated in U.S. dollars, and that the notes are not Stripped Securities. Moreover, the discussion assumes that the interest formula for the notes meets the requirements for "qualified stated interest" under the OID regulations, and that any OID on the notes--i.e.--any excess of the principal amount of the notes over their issue price--does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term, all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of notes, additional tax considerations with respect to those notes will be disclosed in the applicable prospectus supplement.

         Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the notes will not be considered issued with OID. The stated interest on a note will be taxable to a holder of a note as ordinary interest income when received or accrued in accordance with that holder's method of tax accounting. Under the OID regulations, a holder of a note issued with a de minimis amount of OID must include the OID in income, on a pro rata basis, as principal payments are made on the note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

         A holder of a short-term note--with a fixed maturity date of not more than one year from the issue date of that note--may be subject to special rules. An accrual basis holder of a short-term note, and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code, generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid, or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the short-term note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

         Sale or Other Disposition. If a holder of a note sells a note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the note. The adjusted tax basis of a note to a particular holder of a note will equal the holder's cost for the note, increased by any market discount, acquisition discount, OID and gain previously included by that holder in income with respect to the note and decreased by the amount of bond premium, if any, previously amortized and by the amount of principal payments previously received by that holder with respect to the note. Any gain or loss will be capital gain or loss if the note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

         Foreign Holders. Interest payments made, or accrued, to a holder of a note who is a nonresident alien, foreign corporation or other non-United States person, or a foreign person, generally will be considered "portfolio interest," and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (1) is not actually or constructively a "10 percent shareholder" of the trust fund or the seller, including a holder of 10% of the outstanding certificates, or a "controlled foreign corporation" with respect to which the trust fund or the seller is a "related person" within the meaning of the Code and (2) provides the depositor or other person who is otherwise required to withhold U.S. tax with respect to the notes with an appropriate statement on Form W-8 BEN or a similar form, signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing the foreign person's name and address. A holder of a note that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf may have substantially increased reporting requirements and should consult its tax advisor. If a note is held through a securities clearing organization or other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W 8 BEN or substitute form provided by the foreign person that owns the note. If the interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

         Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a foreign person will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (2) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

         Backup Withholding. Each holder of a note, other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident, will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a note fail to provide the required certification, the trust fund will be required to withhold a portion of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

         Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the depositor, the IRS successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust fund. If so treated, the trust fund might be taxable as a corporation with the adverse consequences described above, and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Alternatively, and most likely in the view of special counsel to the depositor, the trust fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet applicable qualifying income tests. Nonetheless, treatment of the notes as equity interests in that type of publicly traded partnership could have adverse tax consequences to some holders. For example, income to some tax-exempt entities, including pension funds, would be "unrelated business taxable income," income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to limitations on their ability to deduct their share of the trust fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

         Treatment of the Trust Fund as a Partnership. In the case of a trust fund that will elect to be treated as a partnership, the trust fund and the master servicer will agree, and the holders of certificates will agree by their purchase of certificates, to treat the trust fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust fund, the partners of the partnership being the holders of certificates, and the notes being debt of the partnership. However, the proper characterization of the arrangement involving the trust fund, the certificates, the notes, the trust fund and the master servicer is not clear because there is no authority on transactions closely comparable to that contemplated in this prospectus.

         A variety of alternative characterizations are possible. For example, because the certificates have some features characteristic of debt, the certificates might be considered debt of the trust fund. This characterization would not result in materially adverse tax consequences to holders of certificates as compared to the consequences from treatment of the certificates as equity in a partnership, described in this prospectus. The following discussion assumes that the certificates represent equity interests in a partnership.

         The following discussion assumes that all payments on the certificates are denominated in U.S. dollars, none of the certificates are Stripped Securities, and that a series of securities includes a single class of certificates. If these conditions are not satisfied with respect to any given series of certificates, additional tax considerations with respect to those certificates will be disclosed in the applicable prospectus supplement.

         Partnership Taxation. As a partnership, the trust fund will not be subject to federal income tax. Rather, each holder of a certificate will be required to separately take into account that holder's allocated share of income, gains, losses, deductions and credits of the trust fund. The trust fund's income will consist primarily of interest and finance charges earned on the loans, including appropriate adjustments for market discount, OID and bond premium, and any gain upon collection or disposition of loans. The trust fund's deductions will consist primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of loans.

         The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement--here, the trust agreement and related documents. The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust fund for each month equal to the sum of:

         (1) the interest that accrues on the certificates in accordance with their terms for that month, including interest accruing at the pass-through rate for that month and interest on amounts previously due on the certificates but not yet distributed;

         (2) any trust fund income attributable to discount on the loans that corresponds to any excess of the principal amount of the certificates over their initial issue price;

         (3) prepayment premium payable to the holders of certificates for that month; and

         (4) any other amounts of income payable to the holders of certificates for that month.

         The allocation will be reduced by any amortization by the trust fund of premium on loans that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust fund will be allocated to the depositor. Based on the economic arrangement of the parties, this approach for allocating trust fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to holders of certificates. Moreover, even under the foregoing method of allocation, holders of certificates may be allocated income equal to the entire pass-through rate plus the other items described above even though the trust fund might not have sufficient cash to make current cash distributions of that amount. Thus, cash basis holders will in effect be required to report income from the certificates on the accrual basis and holders of certificates may become liable for taxes on trust fund income even if they have not received cash from the trust fund to pay those taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all holders of certificates but holders of certificates may be purchasing certificates at different times and at different prices, holders of certificates may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust fund.

         All of the taxable income allocated to a holder of a certificate that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute "unrelated business taxable income" generally taxable to that holder under the Code.

         An individual taxpayer's share of expenses of the trust fund, including fees to the master servicer but not interest expense, would be miscellaneous itemized deductions. Those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the trust fund.

         The trust fund intends to make all tax calculations relating to income and allocations to holders of certificates on an aggregate basis. If the IRS were to require that those calculations be made separately for each loan, the trust fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on holders of certificates.

         Discount and Premium. It is believed that the loans were not issued with OID, and, therefore, the trust fund should not have OID income. However, the purchase price paid by the trust fund for the loans may be greater or less than the remaining principal balance of the loans at the time of purchase. If so, the loan will have been acquired at a premium or discount, as the case may be. As indicated above, the trust fund will make this calculation on an aggregate basis, but might be required to recompute it on a loan by loan basis.

         If the trust fund acquires the loans at a market discount or premium, the trust fund will elect to include the discount in income currently as it accrues over the life of the loans or to offset the premium against interest income on the loans. As indicated above, a portion of the market discount income or premium deduction may be allocated to holders of certificates.

         Section 708 Termination. Under Section 708 of the Code, the trust fund will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the trust fund are sold or exchanged within a 12-month period. If a termination occurs, the trust fund will be considered to contribute all of its assets and liabilities to a new partnership and, then to liquidate immediately by distributing interests in the new partnership to the certificateholders, with the trust fund, as the new partnership continuing the business of the partnership deemed liquidated. The trust fund will not comply with particular technical requirements that might apply when a constructive termination occurs. As a result, the trust fund may be subject to tax penalties and may incur additional expenses if it is required to comply with those requirements. Furthermore, the trust fund might not be able to comply due to lack of data.

         Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the certificates sold. A holder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust fund income, includible in income, and decreased by any distributions received with respect to that certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust fund. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in those certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of the aggregate tax basis to the certificates sold, rather than maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate.

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the loans would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust fund does not expect to have any other assets that would give rise to special reporting requirements. Thus, to avoid those special reporting requirements, the trust fund will elect to include market discount in income as it accrues.

         If a holder of a certificate is required to recognize an aggregate amount of income, not including income attributable to disallowed itemized deductions described above, over the life of the certificates that exceeds the aggregate cash distributions with respect to those certificates, that excess will generally give rise to a capital loss upon the retirement of the certificates.

         Allocations Between Transferors and Transferees. In general, the trust fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the holders of certificates in proportion to the principal amount of certificates owned by them as of the close of the last day of that month. As a result, a holder purchasing certificates may be allocated tax items, which will affect its tax liability and tax basis, attributable to periods before the actual transaction.

         The use of that monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed, or only applies to transfers of less than all of the partner's interest, taxable income or losses of the trust fund might be reallocated among the holders of certificates. The trust fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

         Section 754 Election. In the event that a holder of a certificate sells its certificates at a profit, loss, the purchasing holder of a certificate will have a higher, lower, basis in the certificates than the selling holder of a certificate had. The tax basis of the trust fund's assets will not be adjusted to reflect that higher, or lower, basis unless the trust fund were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust fund will not make the election. As a result, holders of certificates might be allocated a greater or lesser amount of trust fund income than would be appropriate based on their own purchase price for certificates.

         The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a "substantial built-in loss" immediately after a transfer of a partner's interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a "securitization partnership." The applicable prospectus supplement will address whether any partnership in which a certificate represents an interest will constitute a securitization partnership for this purpose.

         Administrative Matters. The trustee under a trust agreement is required to keep or have kept complete and accurate books of the trust fund. The books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust fund will be the calendar year. The trustee under a trust agreement will file a partnership information return (IRS Form
1065) with the IRS for each taxable year of the trust fund and will report each holder's allocable share of items of trust fund income and expense to holders and the IRS on Schedule K-1. The trust fund will provide the Schedule K-l information to nominees that fail to provide the trust fund with the information statement described in this prospectus and those nominees will be required to forward that information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust fund or be subject to penalties unless the holder notifies the IRS of all those inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust fund with a statement containing information on the nominee, the beneficial owners and the certificates so held. That information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (x) the name, address and identification number of that person, (y) whether that person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) some information on certificates that were held, bought or sold on behalf of that person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust fund information as to themselves and their ownership of certificates. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish the information statement to the trust fund. The information referred to above for any calendar year must be furnished to the trust fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust fund with the information described above may be subject to penalties.

         The depositor will be designated as the tax matters partner in the related agreement and, in that capacity will be responsible for representing the holders of certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust fund by the appropriate taxing authorities could result in an adjustment of the returns of the holders of certificates, and, under some circumstances, a holder of a certificate may be precluded from separately litigating a proposed adjustment to the items of the trust fund. An adjustment could also result in an audit of a holder's returns and adjustments of items not related to the income and losses of the trust fund.

         Tax Consequences to Foreign Holders of Certificates. It is not clear whether the trust fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described in this prospectus. Although it is not expected that the trust fund would be engaged in a trade or business in the United States for those purposes, the trust fund will withhold as if it were so engaged in order to protect the trust fund from possible adverse consequences of a failure to withhold. The trust fund expects to withhold on the portion of its taxable income that is allocable to foreign holders of certificates pursuant to Section 1446 of the Code, as if that income were effectively connected to a U.S. trade or business, at the highest rate of tax applicable to their domestic counterparts in the case of foreign holders that are taxable as corporations and all other foreign holders, respectively. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the trust fund to change its withholding procedures. In determining a holder's withholding status, the trust fund may rely on IRS Form W-8 BEN, IRS Form W 9 or the holder's certification of nonforeign status signed under penalties of perjury.

         The term U.S. Person means a citizen or resident of the United States, a corporation or partnership, including an entity treated as a corporation or partnership for U.S. federal income tax purposes, created in the United States or organized under the laws of the United States or any state or the District of Columbia, except, in the case of a partnership as otherwise provided by regulations, an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source or a trust whose administration is subject to the primary supervision of a United States court and has one or more United States persons who have authority to control all substantial decisions of the trust.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return, including, in the case of a corporation, the branch profits tax, on its share of the trust fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the trust fund on Form W 8 BEN in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the trust fund taking the position that no taxes were due because the trust fund was not engaged in a U.S. trade or business. However, interest payments made, or accrued, to a holder of a certificate who is a foreign person generally will be considered guaranteed payments to the extent that those payments are determined without regard to the income of the trust fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered "portfolio interest." As a result, holders of certificates will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In that case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

         Backup Withholding. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to "backup" withholding tax if, in general, the certificateholder fails to comply with the identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code.

                            STATE TAX CONSIDERATIONS

         In addition to the federal income tax consequences described in "Material Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

                              ERISA CONSIDERATIONS

GENERAL

         ERISA and Section 4975 of the Code impose requirements on employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as on collective investment funds and separate and general accounts in which the plans or arrangements are invested. Generally, ERISA applies to investments made by these Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of that Plan, subject to exceptions not here relevant.

         Any Plan fiduciary or other person which proposes to cause a Plan to acquire any of the securities should determine whether that investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. More generally, any Plan fiduciary which proposes to cause a Plan to acquire any of the securities or any other person proposing to use the assets of a Plan to acquire any of the securities should consult with its counsel with respect to the potential consequences under ERISA and Section 4975 of the Code, including under the prohibited transaction rules described in this prospectus, of the acquisition and ownership of those securities.

         Some employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the restrictions of ERISA, and assets of those plans may be invested in the securities without regard to the ERISA considerations described in this prospectus, within other applicable federal and state law. However, any governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

PROHIBITED TRANSACTIONS

         Sections 406 and 407 of ERISA and Section 4975 of the Code prohibit some transactions involving the assets of a Plan and "disqualified persons", within the meaning of the Code, and "parties in interest", within the meaning of ERISA, who have specified relationships to the Plan, unless an exemption applies. Therefore, a Plan fiduciary or any other person using the assets of a Plan and considering an investment in the securities should also consider whether that investment might constitute or give rise to a prohibited transaction under ERISA or Section 4975 of the Code, or whether there is an applicable exemption.

         Depending on the relevant facts and circumstances, certain prohibited transaction exemptions may apply to the purchase or holding of the securities--for example,

         o Prohibited Transaction Class Exemption ("PTCE") 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager";

         o PTCE 95-60, which exempts certain transactions by insurance company general accounts;

         o PTCE 91-38, which exempts certain transactions by bank collective investment funds;

         o PTCE 90-1, which exempts certain transactions by insurance company pooled separate accounts; or

         o PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager".

There can be no assurance that any of these exemptions will apply with respect to any Plan's investment in the securities, or that such an exemption, if it did apply, would apply to all prohibited transactions that may occur in connection with such investment. Furthermore, these exemptions would not apply to transactions involved in operation of a trust if, as described below, the assets of the trust were considered to include plan assets of investing Plans.

PLAN ASSET REGULATION

         The DOL has issued Plan Asset Regulations, which are final regulations defining the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code. (29 C.F.R. ss.2510.3-101.) The Plan Asset Regulations describe the circumstances under which the assets of an entity in which a Plan invests will be considered to be "plan assets" so that any person who exercises control over those assets would be subject to ERISA's fiduciary standards. Under the Plan Asset Regulations, generally when a Plan invests in another entity, the Plan's assets do not include, solely by reason of that investment, any of the underlying assets of the entity. However, the Plan Asset Regulations provide that, if a Plan acquires an "equity interest" in an entity that is neither a "publicly-offered security"--defined as a security which is widely held, freely transferable and registered under the Securities Exchange Act of 1934--nor a security issued by an investment company registered under the Investment Company Act of 1940, the assets of the entity will be treated as assets of the Plan unless an exception applies. If the securities were deemed to be equity interests and no statutory, regulatory or administrative exception applies, the trust fund could be considered to hold plan assets by reason of a Plan's investment in the securities. Those plan assets would include an undivided interest in any assets held by the trust fund. In that event, the trustee and other persons, in providing services with respect to the trust fund's assets, may be Parties in Interest with respect to those Plans, subject to the fiduciary responsibility provisions of ERISA, including the prohibited transaction provisions with respect to transactions involving the trust fund's assets.

         Under the Plan Asset Regulations, the term "equity interest" is defined as any interest in an entity other than an instrument that is treated as indebtedness under "applicable local law" and which has no "substantial equity features." Although the Plan Asset Regulation is silent with respect to the question of which law constitutes "applicable local law" for this purpose, the DOL has stated that these determinations should be made under the state law governing interpretation of the instrument in question. In the preamble to the Plan Asset Regulations, the DOL declined to provide a precise definition of what features are equity features or the circumstances under which those features would be considered "substantial," noting that the question of whether a plan's interest has substantial equity features is an inherently factual one, but that in making a determination it would be appropriate to take into account whether the equity features are such that a Plan's investment would be a practical vehicle for the indirect provision of investment management services. The prospectus supplement issued in connection with a particular series of securities will indicate the anticipated treatment of these securities under the Plan Asset Regulation.

PROHIBITED TRANSACTION CLASS EXEMPTION 83-1

         In Prohibited Transaction Class Exemption 83-1, the DOL exempted from ERISA's prohibited transaction rules specified transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of those certificates. PTCE 83-1 permits, subject to particular conditions, transactions which might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of mortgage pool pass-through certificates representing an interest in those mortgage pools by Plans. If the general conditions of PTCE 83-1 are satisfied, investments by a Plan in Single Family Securities will be exempt from the prohibitions of ERISA Sections 406(a) and 407, relating generally to transactions with Parties in Interest who are not fiduciaries, if the Plan purchases the Single Family Securities at no more than fair market value, and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2), relating generally to transactions with fiduciaries, if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Securities, and at least 50% of all Single Family Securities are purchased by persons independent of the pool sponsor or pool trustee. PTCE 83-1 does not provide an exemption for transactions involving subordinate securities. Accordingly, it is not anticipated that a transfer of a subordinate security or a security which is not a Single Family Security may be made to a Plan pursuant to this exemption.

         The discussion in this and the next succeeding paragraph applies only to Single Family Securities. The depositor believes that, for purposes of PTCE 83-1, the term "mortgage pool pass-through certificate" would include securities issued in a series consisting of only a single class of securities provided that the securities evidence the beneficial ownership of both a specified percentage of future interest payments, greater than 0%, and a specified percentage of future principal payments, greater than 0%, on the loans. It is not clear whether a class of securities that evidences the beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, would be a "mortgage pass-through certificate" for purposes of PTCE 83-1.

         PTCE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption:

         (1) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing those loans, and for indemnifying securityholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan;

         (2) the existence of a pool trustee who is not an affiliate of the pool sponsor; and

         (3) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the pool.

         The depositor believes that the first general condition referred to above will be satisfied with respect to the Single Family Securities in a series if any reserve account, subordination by shifting of interests, pool insurance or other form of credit enhancement described under "Credit Enhancement" in this prospectus with respect to those Single Family Securities is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the loans or the principal balance of the largest loan. See "Description of the Securities" in this prospectus. In the absence of a ruling that the system of insurance or other protection with respect to a series of Single Family Securities satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by the DOL. The trustee will not be affiliated with the depositor.

         Each Plan fiduciary or other person who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Securities must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraphs, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions.

THE UNDERWRITER'S EXEMPTION

         The DOL has granted to J.P. Morgan Securities Inc. an administrative exemption from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities, including securities, issued by entities, including trusts, holding investment pools that consist of receivables, loans, and other obligations that meet the conditions and requirements of the Exemption and for which J.P. Morgan Securities Inc. is the sole underwriter, the manager or co-manager of the underwriting syndicate, or a placement agent.

         Among the conditions that must be satisfied for the Exemption to apply are the following:

         (1) the acquisition of the securities by a Plan is on terms, including the price for those securities, that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

         (2) unless the investment pool contains only certain types of collateral, such as fully-secured mortgages on real property (a "Designated Transaction") the rights and interests evidenced by the securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust fund;

         (3) the securities acquired by the Plan have received a rating at the time of acquisition that is one of the three highest generic rating categories (four, in a Designated Transaction) from at least one Rating Agency;

         (4) the trustee must not be an affiliate of any other member of the Restricted Group, other than an underwriter;

         (5) the sum of all payments made to and retained by the underwriter in connection with the distribution of the securities represents not more than reasonable compensation for underwriting those securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets investment pool represents not more than the fair market value of those assets; the sum of all payments made to and retained by the master servicer and any other servicer represents not more than reasonable compensation for that person's services under the related agreement and reimbursements of that person's reasonable expenses in connection with providing those services; and

         (6) the Plan investing in the securities is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933.

         The trust fund must also meet the following requirements:

         (a) the investment pool must consist solely of assets of the type that have been included in other investment pools;

         (b) securities evidencing interests in other investment pools must have been rated in one of the three highest rating categories (four, in a Designated Transaction) of a Rating Agency for at least one year prior to the Plan's acquisition of the securities; and

         (c) securities evidencing interests in other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the securities.

         The Exemption extends exemptive relief to mortgage-backed and asset-backed securities transactions that use pre-funding accounts and meet the conditions of the Exemption. Generally, mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the securities being offered by the issuer, may be transferred to the trust within a 90-day or three-month period following the closing date instead of being required to be either identified or transferred on or before the closing date.

         The Exemption permits the Trust Fund to hold certain types of interest rate swap agreements, yield supplement agreements or cap agreements, subject to the conditions of the Exemption. In the event securityholders receive payments under such agreements, these conditions will be described in the related prospectus supplement.

         Moreover, the Exemption provides relief from some self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire mortgage-backed or asset-backed securities in a trust containing receivables on which that person, or its affiliate, is obligor, provided that, among other requirements:

         (1) neither that person nor its affiliate is an obligor with respect to more than five percent of the fair market value of the obligations or receivables contained in the investment pool;

         (2) the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" as defined in Section 3(16)(B) of ERISA;

         (3) in the case of an acquisition in connection with the initial issuance of securities, at least fifty percent of each class of securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the issuer are acquired by persons independent of the Restricted Group;

         (4) a Plan's investment in securities of any class does not exceed twenty-five percent of all of the securities of that class outstanding at the time of the acquisition; and

         (5) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan with respect to which that person has discretionary authority or renders investment advice are invested in securities representing an interest in one or more issuers containing assets sold or serviced by the same entity.

         The Exemption may apply to the acquisition, holding and transfer of the securities by Plans if all of the conditions of the Exemption are met, including those within the control of the investor.

INSURANCE COMPANY PURCHASERS

         Purchasers that are insurance companies should consult with their legal advisors with respect to the applicability of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts. In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of securities by an insurance company general account, the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL published final regulations on January 5, 2000. The 401(c) Regulations provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as plan assets. In addition, because
Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the securities should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemption or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all of the conditions specified in the Exemption or such other exemption were satisfied, that the Exemption or such other exemption would apply to all transactions involving a trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities.

         Any fiduciary or other investor of plan assets that proposes to acquire or hold securities on behalf of a Plan or with plan assets should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code to the proposed investment and the Exemption and the availability of exemptive relief under any class exemption.

                                LEGAL INVESTMENT

         The prospectus supplement for each series of securities will specify which, if any, of the classes of offered securities constitute "mortgage related securities" ("SMMEA Securities") for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered securities that will qualify as "mortgage related securities" will be those that (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in or secured by a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of those offered securities not qualifying as "mortgage related securities" for purposes of SMMEA ("Non-SMMEA Securities) under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those offered securities, may be subject to significant interpretive uncertainties. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Non-SMMEA Securities constitute legal investments for them.

         As "mortgage related securities", the SMMEA Securities will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities.

         Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered securities satisfying the rating and qualified originator requirements for "mortgage related securities", but evidencing interests in or secured by a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered securities. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in the SMMEA Securities only to the extent provided in that legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities: without limitation as to the percentage of their assets represented by their investment, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to those regulations as the applicable federal authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. ss 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. ss. 1.2(m) to include certain "residential mortgage-related securities" and "commercial mortgage-related securities." As so defined, "residential mortgage-related security" and "commercial mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any of the offered securities will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities," other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under 12 C.F.R. sec. 703.19 may be able to invest in those prohibited forms of securities. The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18,
2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered securities.

         All depository institutions considering an investment in the offered securities, whether or not the class of securities under consideration for purchase constitutes a "mortgage related security", should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

         Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered securities, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

         The foregoing does not take into consideration the applicability of statues, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying," and, with regard to any offered securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         Except as to the status of certain classes of the offered securities as "mortgage related securities," no representations are made as to the proper characterization of the offered securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered securities under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered securities) may adversely affect the liquidity of the offered securities.

         Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities constitute legal investments or are subject to investment, capital, or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                             METHOD OF DISTRIBUTION

         The securities offered by this prospectus and by the related prospectus supplement will be offered in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, the securities will be distributed in a firm commitment underwriting, under the terms and conditions of the underwriting agreement, by J.P. Morgan Securities Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in the underwriting agreement. In that event, the prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of securities, underwriters may receive compensation from the depositor or from purchasers of securities in the form of discounts, concessions or commissions. The prospectus supplement will describe any compensation paid by the depositor.

         Alternatively, the prospectus supplement may specify that securities will be distributed by J. P. Morgan Securities Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase. If JPMorgan acts as agent in the sale of securities, JPMorgan will receive a selling commission with respect to those securities, depending on market conditions, expressed as a percentage of the aggregate principal balance or notional amount of those securities as of the cut-off date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that JPMorgan elects to purchase securities as principal, JPMorgan may realize losses or profits based upon the difference between its purchase price and the sales price. The prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of that offering and any agreements to be entered into between the depositor and purchasers of securities of that series.

         If an underwriter for a series of securities is or may be viewed as an affiliate of the trust issuing the securities, that underwriter will be so identified in the related prospectus supplement. In that event, that underwriter may use the related prospectus supplement, as attached to this prospectus, in connection with offers and sales related to market making transactions in the related securities. That underwriter may act as principal or agent in those transactions. Those transactions will be at prices related to prevailing market prices at the time of sale.

         The depositor will indemnify JPMorgan and any other underwriters against civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments JPMorgan and any other underwriters may be required to make in respect of those civil liabilities.

         The securities will be sold primarily to institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to the reoffer or sale.

         As to each series of securities, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus and the related prospectus supplement. Any non-investment grade class may be initially retained by the depositor, and may be sold by the depositor at any time in private transactions.

                                  LEGAL MATTERS

         The validity of the securities of each series, and the material federal income tax consequences with respect to that series will be passed upon for the depositor by McKee Nelson LLP or any other counsel identified in the prospectus supplement.

                              FINANCIAL INFORMATION

         A new trust fund will be formed with respect to each series of securities and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of securities. Accordingly, except in the case where the trust fund is formed as a statutory business trust, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement. In the case where the trust fund is formed as a statutory business trust, the trust's financial statements will be included in the related prospectus supplement in reliance upon the report of the independent certified public accountants named in the prospectus supplement.

                                     RATING

         It is a condition to the issuance of the securities of each series offered by this prospectus that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

         Any rating would be based on, among other things, the adequacy of the value of the trust fund assets and any credit enhancement with respect to that class and will reflect that rating agency's assessment solely of the likelihood that holders of a class of securities of that class will receive payments to which those securityholders are entitled under the related agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of those prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of securities. The rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor. Each security rating should be evaluated independently of any other security rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause that investor to experience a lower than anticipated yield or that an investor purchasing a security at a significant premium might fail to recoup its initial investment under particular prepayment scenarios.

         There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the rating agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the trust fund assets or any credit enhancement with respect to a series, that rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of the credit enhancement provider's long term debt.

         The amount, type and nature of credit enhancement, if any, established with respect to a series of securities will be determined in accordance with criteria established by each rating agency rating classes of that series. The criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. The analysis is often the basis upon which each rating agency determines the amount of credit enhancement required with respect to each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. This could be particularly the case if loss levels were severe enough for the outstanding principal balances of the loans in a particular trust fund and any secondary financing on the related properties to become equal to or greater than the value of the properties. In additional, adverse economic conditions, which may or may not affect real property values, may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any trust fund. To the extent that losses are not covered by credit enhancement, those losses will be borne, at least in part, by the holders of one or more classes of the securities of the related series.

                       WHERE YOU CAN FIND MORE INFORMATION

         The depositor, as originator of each trust, has filed with the SEC a registration statement under the Securities Act of 1933, with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but the registration statement includes additional information. You may read and copy any reports or other information filed by or on behalf of the depositor or any of the trusts and obtain copies, at prescribed rates, of the registration statement at the SEC's public reference facility at 100 F Street, N.E., Washington, D.C. 20548. In addition, the SEC maintains a public access site on the internet through the world wide web at which reports and other information, including all electronic filings, may be viewed. The internet address of this site is http://www.sec.gov. You may obtain more information on the operation of the SEC's public reference facility by calling the SEC at 1-800-SEC-0330.

         Each offering of securities by a trust under this prospectus will create an obligation to file with the SEC periodic reports for that trust under the Securities Exchange Act of 1934. The depositor intends that those reports will be filed only for the duration of the required reporting period prescribed by the SEC. The depositor expects that for each offering the required reporting period will last only to the end of calendar year in which the related series of securities were issued. All reports filed with the SEC for each trust may be obtained through the SEC's public reference facilities, through its web site, or by contacting the depositor at the address and telephone number set forth under "The Depositor" in this prospectus.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         With respect to each series of securities offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the related series of securities, that relate specifically to the related series of securities.

                             STATIC POOL INFORMATION

         The depositor shall make available any of the sponsor's material static pool information as required under the SEC's rules and regulations. The static pool information for a particular series will be available online at an Internet website specified in the applicable prospectus supplement.

         The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

                                    GLOSSARY

         Whenever used in this prospectus, the following terms have the following meanings:

         "401(c) Regulations" means the published proposed regulations published by DOL on December 22, 1997 pursuant to Section 401(c) of ERISA.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Compound Interest Securities" means securities all or a portion of the interest on which is not paid currently, and includes any accrual classes or partial accrual classes as described in this prospectus under "Description of the Securities--Categories of Classes of Securities".

         "Contingent Regulations" means the regulations issued by the IRS governing the calculation of OID on instruments having contingent interest payments.

         "Debt Securities" means, collectively, those securities of a series that are characterized as debt for federal income tax purposes and those that are Regular Interest Securities.

         "DOL" means the Department of Labor.

         "Eligible Corporation" means a domestic C corporation that is fully subject to corporate income tax.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exemption" means the administrative exemption that the DOL has granted to J. P. Morgan Securities Inc.

         "FHA Loan" means a mortgage loan insured by the FHA under the National Housing Act or Title V of the National Housing Act of 1949.

         "Interest Weighted Security" means, for federal income tax purposes and any REMIC, securities the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on loans underlying the Pass-Through Securities.

         "JPMAC" means J.P. Morgan Mortgage Acquisition Corp.

         "JPMorgan" means J.P. Morgan Securities Inc.

         "OID" means with respect to any security, "original issue discount" under the Code with respect to the issuance of that security.

         "Parties in Interest" means, collectively, "disqualified persons" within the meaning of the Code and "parties in interest" under ERISA who have specified relationships with a Plan without an applicable exemption under ERISA or the Code.

         "Pass-Through Security" means securities of a series that are treated for federal income tax purposes as representing ownership interests in the related trust fund.

         "Pay-Through Security" means, for federal income tax purposes, a debt instrument, such as some classes of Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing that instrument.

         "Plan" means employee benefit plans and other retirement plans and arrangements, including, but not limited to, individual retirement accounts and annuities, as well as collective investment funds and separate general accounts in which the plans or arrangements are invested, which have requirements imposed upon them under ERISA and the Code.

         "Plan Asset Regulations" means the final regulations issued by DOL that define the "assets" of a Plan for purposes of ERISA and the prohibited transaction provisions of the Code (under 29 C.F.R. Sections 2510.3 101).

         "Prepayment Assumption" means, for federal income tax purposes and any security, the rate of prepayments assumed in pricing the security.

         "Property Improvement Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

         "Ratio Stripped Securities" means a Stripped Security that represents a right to receive differing percentages of both the interest and principal on each underlying loan.

         "Regular Interests" or "Regular Interest Securities" means securities that are designated as "regular interests" in a REMIC in accordance with the Code.

         "Relief Act" means the Servicemembers Civil Relief Act.

         "REMIC" means a "real estate mortgage investment conduit" under the Code.

         "Residual Interests" or "Residual Interest Securities" means securities that are designated as "residual interests" in a REMIC in accordance with the Code.

         "Restricted Group" means, for any series, the seller, the depositor, J.P. Morgan Securities Inc. and the other underwriters set forth in the related prospectus supplement, the trustee, the master servicer, any sub-servicer, any pool insurer, any obligor with respect to the trust fund asset included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, each counterparty in an eligible swap agreement or any affiliate of any of those parties.

         "Single Family Securities" are certificates that represent interests in a pool consisting of loans of the type that may back the securities to be offered under this prospectus.

         "Stripped Security" means a security that represents a right to receive only a portion of the interest payments on the underlying loans, a right to receive only principal payments on the underlying loans, or a right to receive payments of both interest and principal on the underlying loans.

         "Title I Loans" means types of loans that are eligible for FHA insurance under the Title I Program that are made to finance actions or items that substantially protect or improve the basic livability or utility of a property.

         "Title I Programs" means the FHA Title I Credit Insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934.

         "VA Loan" means a mortgage loan partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH ANY OTHER INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION. WE REPRESENT THE ACCURACY OF THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS ONLY AS OF THE DATES ON THEIR RESPECTIVE COVERS.

                                 $1,281,971,592
                                  (APPROXIMATE)

                       J.P. MORGAN MORTGAGE TRUST 2006-S2
                                 ISSUING ENTITY

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-S2

                     J.P. MORGAN MORTGAGE ACQUISITION CORP.
                               SPONSOR AND SELLER

                      J.P. MORGAN ACCEPTANCE CORPORATION I
                                    DEPOSITOR

                                   ----------

                              PROSPECTUS SUPPLEMENT

                                   ----------

                                  J.P. MORGAN

                                  June 27, 2006

     Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until ninety days after the date of this prospectus supplement.